SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

SYNQUEST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of the Registrant (the “Common Stock”).

(2)	Aggregate number of securities to which transaction applies:

16,146,867 shares of Common Stock, including 13,200,000 shares underlying up to 13,200,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Registrant.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

The filing fee of $7,193 was calculated by multiplying 1/50th of 1% (or .0002) by an amount equal to the sum of (x) the product of 2,946,867 shares of Common Stock to be issued by the Registrant as transaction consideration multiplied by $1.005, the average of the bid and ask prices for the Common Stock on the Nasdaq SmallCap Market on September 24, 2002 and (y) $33,000,000, representing the value of the aggregate consideration to be received by the Registrant for the issuance of up to 13,200,000 shares of Series A Preferred Stock to be issued by the Registrant as transaction consideration.

(4)	Proposed maximum aggregate value of transaction:

$35,961,602

(5)	Total fee paid:

$7,193

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

(SYNQUEST LOGO)

                    , 2002

Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of SynQuest, Inc. to be held on                     , 2002 at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092. The meeting will begin promptly at 9:00 a.m., local time.

      The items of business to be considered at the meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the proxy statement included with this letter. Several of the items you will be asked to approve at the annual meeting relate to our proposed merger with Viewlocity, Inc. and the proposed private placement of up to 13.2 million shares of our newly created series A convertible preferred stock. You will also be asked to vote for the election of directors and to approve proposed amendments to our articles of incorporation and our stock option plan.

      Our board of directors carefully considered the proposed merger and the private placement and recommends that you vote in favor of these transactions, as well as the other matters to be voted upon at the annual meeting. We are excited about the opportunities for the combined company. The accompanying proxy statement provides detailed information about the transactions and the other matters to be voted upon at the annual meeting.

      Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the annual meeting, even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

      On behalf of your board of directors, thank you for your continued support of and interest in SynQuest, Inc.

Sincerely,

-s- Joseph Trino

Joseph Trino
Chairman and Chief Executive Officer

(SYNQUEST LOGO)
SYNQUEST, INC.

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
To Be Held                       , 2002

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of SynQuest, Inc. will be held at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092, on                     , 2002 at 9:00 a.m., local time, for the following purposes:

(1) To approve a merger agreement between us and Viewlocity, Inc., the merger of Viewlocity with and into us and the issuance of shares of our common stock to Viewlocity’s series F preferred stockholders in the proposed merger;

(2) To approve a stock purchase agreement and the issuance of up to 13.2 million shares of series A convertible preferred stock in a private placement;

(3) To approve an amendment to our Third Amended and Restated Articles of Incorporation to increase our authorized shares of preferred stock from 1,650,279 shares to 14,850,279 shares, of which 13.2 million shares will be designated as “Series A Convertible Preferred Stock”;

(4) To approve an amendment to our articles of incorporation to effect a reverse stock split of our common stock, falling within a range of 1-for-2 through 1-for-4, depending upon a determination by our board of directors of a multiple within that range, and authorizing our board of directors to file the amendment;

(5) To elect six directors to our board of directors;

(6) To approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares eligible for grant under the plan by 2.43 million shares, from 620,000 to 3.05 million shares; and

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only the holders of record of common stock of SynQuest, Inc. at the close of business on                     , 2002, are entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of shareholders as of the close of business on                     , 2002 will be available at the annual meeting for examination by any shareholder, shareholder’s agent, or shareholder’s attorney.

      Your attention is directed to the proxy statement provided with this Notice.

By Order of the Board of Directors,

-s- John Bartels

John Bartels
Executive Vice President, Finance and
Administration, and Secretary

Norcross, Georgia

                    , 2002

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	vi
WHERE YOU CAN FIND MORE INFORMATION	vii
QUESTIONS ABOUT THE MERGER AND THE PRIVATE PLACEMENT	1
SUMMARY TERM SHEET	4
The Companies (page 22)	4
Overview of the Transactions (pages 24 through 31)	4
Recommendation of the Board of Directors (pages 31 through 32)	4
Opinion of Our Financial Advisor (pages 32 through 39)	4
The Merger (pages 41 through 51)	5
The Private Placement (pages 53 through 59)	6
Accounting Treatment (pages 52 through 53)	8
Interests of Certain Persons in the Transactions (pages 40 through 41)	8
Voting Agreements (pages 52 and 59)	8
Regulatory Approvals (page 39)	9
Dissenters’ Rights (page 21)	9
The Shareholders Agreement (pages 57 through 58)	9
Board of Directors and Management	10
The Registration Rights Agreement	10
Lock-up Agreements	10
RISK FACTORS	11
Risk Factors Relating to the Transactions	11
Risk Factors Relating to the Combined Company After the Transactions	12
Risks Related to Viewlocity’s Business	15
THE ANNUAL MEETING	18
General	18
Date, Time and Place	18
Matters to be Considered at the Annual Meeting	18
Record Date	18
Quorum, Abstentions and Broker Non-Votes	19
Voting Rights; Votes Required for Approval	19
Proxies	20
How to Vote	20
Dissenters’ Rights	21
THE COMPANIES	22
SynQuest	22
Viewlocity	22
THE MERGER AND THE PRIVATE PLACEMENT	24
Background of the Merger and the Private Placement	24
Reasons for the Merger and the Private Placement	29
Factors Relevant to the Merger and the Private Placement	31
Recommendation of Our Board of Directors	31
Opinion of Our Financial Advisor	32

Regulatory Approvals Relating to the Transactions	39
Interests of Certain Persons in the Transactions	40
PROPOSAL 1 — APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN THE MERGER	41
General	41
Effective Time of the Merger	42
Treatment of Stock Options	42
Surrender and Exchange of Share Certificates	42
Representations and Warranties	43
Conduct of Business Prior to the Merger	44
Access to Information and Confidentiality	46
Notification	46
Agreement Not to Solicit Other Offers	46
Commercially Reasonable Efforts/Further Assurances	46
Escrow	47
Board Recommendations	48
Public Announcements	48
Employee Benefits	48
Conditions Precedent	48
Termination	50
Amendments	51
Extension/Waivers	51
Fees and Expenses	51
Voting Agreement	51
Past Contacts, Transactions or Negotiations	52
Material Federal Income Tax Consequences of the Merger	52
Accounting Treatment of the Merger	52
Recommendation of our Board of Directors	53
PROPOSAL 2 — APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK IN THE PRIVATE PLACEMENT	53
The Stock Purchase Agreement	53
General	53
Conditions Precedent	54
Termination	55
Indemnification	56
Survival of Representations and Warranties	56
Terms of the Series A Preferred Stock	56
The Shareholders Agreement	57
The Registration Rights Agreement	58
Voting Agreement	59
Past Contacts, Transactions or Negotiations	59
Recommendation of our Board of Directors	60

PROPOSAL 3 — AMENDMENT TO OUR THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED PREFERRED STOCK AND TO DESIGNATE UP TO 13.2 MILLION SHARES AS SERIES A PREFERRED STOCK	60
Description of Amendment	60
Reasons for the Amendment; Effect of the Amendment	60
Recommendation of our Board of Directors	61
PROPOSAL 4 — AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	61
General	62
Purpose of the Reverse Stock Split	62
Effect of the Reverse Stock Split	64
Manner of Effecting the Reverse Stock Split	65
Exchange of Stock Certificates	65
Fractional Shares	65
Proposed Form of Amendment to Our Articles of Incorporation	65
Federal Income Tax Consequences of the Reverse Stock Split	66
Recommendation of the Board of Directors	67
PROPOSAL 5 — ELECTION OF DIRECTORS	67
Recommendation of our Board of Directors	69
Meetings of the Board of Directors	69
Compensation of Directors	69
Committees of the Board of Directors	70
Executive Compensation	73
Summary Compensation Table	73
Option Grants Table	74
Aggregated Option Exercises and Fiscal Year-End Option Value Table	75
Repricing of Options	75
Employment Agreements	76
Compensation Committee Interlocks and Insider Participation	77
Related Party Transactions	78
Warburg Credit Agreement	78
Future Transactions	78
Stock Performance Graph	78
Common Stock Ownership by Management and Principal Shareholders	80
PROPOSAL 6 — APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES ELIGIBLE FOR GRANT UNDER THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN	82
Administration of Plan	82
Stock Available for Issuance Under the Amended and Restated 1997 Stock Option Plan	83
Director Grants	83
Termination and Amendment	83
Eligibility	83
Exercise of Options	84

Terms of Options	84
Change of Control	84
Estimate of Benefits to Executive Officers	85
Federal Income Tax Consequences	85
Equity Compensation Plan Information	86
Recommendation of Board of Directors	86
SELECTED FINANCIAL DATA OF VIEWLOCITY	87
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF SYNQUEST, INC.	88
COMPARATIVE PER SHARE DATA AND DIVIDEND INFORMATION	95
DESCRIPTION OF VIEWLOCITY’S BUSINESS	98
Overview	98
Viewlocity’s Strategy	98
Viewlocity’s SCEM Products	99
Professional Services	100
Customers	101
Strategic Relationships	101
Competition	101
Viewlocity Customer Support	102
Sales and Marketing	102
Research and Development	103
Intellectual Property	104
Employees	104
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VIEWLOCITY	105
Overview of Business Operations	105
Discontinued Operations	108
Critical Accounting Policies and Use of Estimates	108
Results of Operations	111
Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001	112
Twelve Months Ended December 31, 2001 Compared to Twelve Months Ended December 31, 2000	114
Liquidity and Capital Resources	117
Recent Accounting Pronouncements	118
OTHER MATTERS	119
Section 16(a) Beneficial Ownership Reporting Compliance	119
Annual Report on Form 10-K	119
Shareholder Proposals	119
Independent Public Accountants	119
Other Matters	120
Expenses of Solicitation	120
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

v

      Except as otherwise specifically noted, “SynQuest,” “we,” “our,” “us” and similar words in this proxy statement refer to SynQuest, Inc., including, as the context requires, the combined company after giving effect to the proposed transactions.

FORWARD-LOOKING STATEMENTS

      The information in this proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions. The forward-looking statements regarding us and Viewlocity, including the combined company following our merger with Viewlocity, in this proxy statement relate to:

•	financial condition;

•	results of operations;

•	business plans, including growth plans;

•	our technology;

•	business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing services and products;

•	plans and objectives of management;

•	the market for our securities;

•	Nasdaq SmallCap Market listing status;

•	buying patterns of potential and existing customers;

•	use of third-party lead sources; and

•	the financial and regulatory environment in which we and Viewlocity operate.

      You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. These statements are based upon current expectations. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. All forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those projected. Important factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	the extent of our ability to integrate the operations of Viewlocity with ours;

•	the effects of vigorous competition with larger and better-established companies in the markets in which we and Viewlocity operate;

•	the impact of technological change on our business and that of Viewlocity, and new entrants and alternative technologies in our respective markets and businesses;

•	the effect of any unknown liabilities of Viewlocity that materialize after the transactions;

•	the impact of the change in our management following the closing of the transactions;

•	the effect of the transactions on our Nasdaq SmallCap Market listing status;

•	the factors discussed under “Risk Factors,” beginning on page ; and

•	other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for our fiscal year ended June 30, 2002, a copy of which accompanies this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 450 Fifth Street, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, at prescribed rates. Our public filings with the SEC are also available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

      We have supplied all information in this proxy statement relating to SynQuest. Viewlocity has supplied all information in this proxy statement relating to Viewlocity. Bear, Stearns & Co. Inc. has supplied the information regarding its fairness opinion.

SYNQUEST, INC.

3500 Parkway Lane, Suite 555
Norcross, Georgia 30092

PROXY STATEMENT

FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
To Be Held                       , 2002

      The 2002 Annual Meeting of Shareholders of SynQuest, Inc. will be held on                       , 2002, at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092, beginning promptly at 9:00 a.m., local time. The enclosed proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about                       , 2002.

QUESTIONS ABOUT THE MERGER AND THE PRIVATE PLACEMENT

Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card because you own shares of common stock of SynQuest, Inc. This proxy statement describes the issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

What am I voting on?

      You are being asked to vote on the following matters relating to our proposed merger with Viewlocity and the proposed private placement of up to 13.2 million shares of our series A convertible preferred stock:

Proposal 1 — To approve a merger agreement between us and Viewlocity, the merger of Viewlocity with and into us, and the issuance of shares of our common stock to Viewlocity’s series F preferred stockholders in the proposed merger;

Proposal 2 — To approve a stock purchase agreement and the issuance of up to 13.2 million shares of our series A convertible preferred stock in a private placement; and

Proposal 3 — To approve an amendment to our Third Amended and Restated Articles of Incorporation to increase our authorized shares of preferred stock from 1,650,279 shares to 14,850,279 shares, of which 13.2 million shares will be designated “series A preferred stock.”

      Each of the merger and the private placement is conditioned upon our receipt of shareholder approval of each of Proposals 1, 2 and 3. If we do not obtain shareholder approval of these proposals, we will not be able to consummate the merger or the private placement. We refer to the merger and the private placement collectively in this proxy statement as the “transactions.”

      In addition, you are being asked to vote on three additional proposals described in this proxy statement, which we refer to as the “corporate proposals”:

Proposal 4 — To approve an amendment to our articles of incorporation to effect a reverse stock split of our common stock, falling within a range of 1-for-2 through 1-for-4, depending upon a determination by our board of directors of a multiple within that range and authorizing our board of directors to file the amendment;

Proposal 5 — To elect six directors to our board of directors; and

Proposal 6 — To approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares eligible for grant under the plan by 2.43 million shares, from 620,000 to 3.05 million shares.

Although we are seeking shareholder approval for Proposals 3, 4 and 6, if for any reason the merger and the private placement are not consummated, these proposals will not be implemented.

What will happen in the merger?

      In the merger, Viewlocity will be merged with and into us. We will be the surviving corporation and will continue our corporate existence under the laws of the State of Georgia, and the separate existence of Viewlocity will cease. As consideration for the merger, we will issue a total of 2,946,867 shares of our common stock to Viewlocity’s series F preferred stockholders. Holders of other classes and series of Viewlocity capital stock will receive nominal cash consideration in the merger.

What will happen in the private placement?

      In the private placement, we will issue up to 13.2 million shares of our newly created series A preferred stock pursuant to a stock purchase agreement between us, our majority shareholder, Warburg, Pincus Investors, L.P., certain stockholders of Viewlocity and several new investors. These shares will be issued at a price of $2.50 per share, for total consideration between $27.5 million and $33 million consisting of cash or the conversion of outstanding loans by the purchasers to us and Viewlocity.

      Each share of the series A preferred stock can be converted by the holder at any time into one share of our common stock, subject to adjustment. The other terms of the series A preferred stock are set forth in the articles of amendment to our Third Amended and Restated Articles of Incorporation, a copy of which is included in this proxy statement as Annex A.

When do you expect the transactions to be completed?

      We plan to complete the transactions as soon as possible after the annual meeting, subject to the satisfaction or waiver of certain conditions to the transactions, which are described in this proxy statement. We cannot predict when, or if, these conditions will be satisfied or waived.

What risks should I consider in evaluating the transactions?

      You should consider the risks described under the heading “Risk Factors” beginning on page 11.

What are the U.S. federal income tax consequences of the merger and the private placement?

      For federal income tax purposes, neither we nor our shareholders will recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. If the merger does qualify as a reorganization, we will succeed to Viewlocity’s net operating loss carry forwards and other tax attributes, but our use of these tax attributes (as well as our use of our own tax attributes) after the merger will be limited under Section 382 of the Internal Revenue Code, as described under “Proposal 1 — Approval of Issuance of Shares of our Common Stock in the Merger-Material Federal Income Tax Consequences of the Merger” beginning on page 52. Neither we nor our shareholders will recognize any gain or loss for federal income tax purposes as a result of the private placement.

How many votes are required to approve the transactions and the other proposals to be considered at the annual meeting?

      The votes required to approve each proposal are set forth below:

•	Proposals 1 and 2 require the affirmative vote of a majority of the total votes cast at the meeting;

•	Proposals 3 and 4 require the affirmative vote of a majority of our outstanding shares of common stock;

•	Proposal 5 requires a plurality of votes cast (i.e., the six nominees receiving the highest number of affirmative votes); and

•	Proposal 6 requires that more votes be cast in favor of the proposal than votes cast opposing this proposal.

Who will be our management following completion of the transactions?

      Upon completion of the transactions, our board of directors will consist of seven members who will be designated as follows: (1) one director designated by Battery Ventures IV LLC, one of the purchasers in the private placement, (2) one director designated by North Bridge Venture Partners IV, L.P., a stockholder of one of the purchasers in the private placement, (3) our chief executive officer, who will be Jeffrey Simpson following completion of the transactions and (4) four directors to be designated annually by the full board of directors then in office, at least three of whom will be independent directors. In addition, upon completion of the transactions, our board of directors will take all corporate action necessary to cause Jeffrey Simpson, currently Viewlocity’s president and chief executive officer, to be appointed our chief executive officer, and Allen Plunk, currently Viewlocity’s chief financial officer, to be appointed our chief financial officer.

Does the board of directors recommend approval of the transactions and the other proposals to be considered at the annual meeting?

      Yes. After careful consideration, our board of directors recommends that our shareholders vote FOR each of the matters presented in Proposals 1 through 6.

Who can help answer my questions about the transactions?

      If you have additional questions about these transactions, you should contact John Bartels, our executive vice president, finance and administration, at (770) 325-2000.

SUMMARY TERM SHEET

      The following summary, together with the previous question and answer section, provides an overview of the transactions discussed in this proxy statement and presented in the attached annexes. The summary also contains cross-references to the more detailed discussions elsewhere in the proxy statement. You should carefully read this entire proxy statement and the attached annexes in their entirety.

The Companies (Page 22)

     SynQuest

      We are a software company that specializes in providing supply chain planning solutions that enable companies with complex supply chains to improve their profit and customer service. Our software is designed to optimize the financial and operational performance of the supply chains by using mathematically based technology that maximizes profit while meeting customer demand and respecting supply chain restrictions.

     Viewlocity

      Viewlocity is a global provider of supply chain event management software targeting the retail, high-tech, transportation, consumer packaged goods, automotive and life sciences industries. Viewlocity’s software provides near real-time monitoring of complex supply chain operations among different companies, including companies that operate using differing types of information technology systems.

Overview of the Transactions (pages 24 through 31)

      We have entered into a definitive merger agreement with Viewlocity to combine the companies. Under the agreement, Viewlocity will merge with and into us, and we will remain as the surviving legal entity. Also, we have entered into a stock purchase agreement pursuant to which we agreed to issue up to 13.2 million shares of our newly created series A preferred stock, at a price of $2.50 per share, in a private placement.

Recommendation of the Board of Directors (pages 31 through 32)

      Our board of directors has determined that the merger, the private placement and the issuance of shares of our capital stock as consideration in the transactions, are fair to, and in the best interests of, us and our shareholders, and recommends that our shareholders vote FOR the transactions and the issuance of shares of our capital stock in each of the transactions.

      Our board of directors has also determined that the corporate proposals are in the best interests of us and our shareholders, and recommends that our shareholders vote FOR each of the corporate proposals.

      To review the background and reasons for the transactions in detail, see “The Merger and the Private Placement — Reasons for the Merger and the Private Placement” beginning on page 24.

Opinion of Our Financial Advisor (pages 32 through 39)

      In connection with the transactions, our board of directors received a written opinion from Bear, Stearns & Co. Inc. as to the fairness, from a financial point of view and as of the date of the opinion, of the transactions taken together and not separately. The full text of Bear Stearns’ written opinion is attached to this proxy statement as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

The Merger (pages 41 through 51)

           Terms of the Merger Agreement

      The merger agreement is attached to this proxy statement as Annex C. You should read the merger agreement carefully. Our board of directors has approved the merger agreement, and it is the binding legal agreement that governs the terms of the merger.

     General

      Following the merger, the separate existence of Viewlocity will cease and we will continue as the surviving corporation. When the merger occurs:

•	the issued and outstanding shares of Viewlocity’s common stock will be converted into the right to receive an aggregate of $1,000;

•	the issued and outstanding shares of Viewlocity’s series E convertible preferred stock will be converted into the right to receive an aggregate of $1,000;

•	the issued and outstanding shares of Viewlocity’s series F convertible preferred stock will be converted into the right to receive an aggregate of 2,946,867 shares of our common stock; and

•	the issued and outstanding shares of Viewlocity’s series F-1 convertible preferred stock will be converted into the right to receive an aggregate of $1,000.

     Agreement Not to Solicit Other Offers

      Our board of directors has agreed that we, our subsidiaries and our representatives will not do any of the following:

•	solicit, initiate or encourage any alternative business combination proposal or

•	participate in or encourage any discussions or negotiations regarding, or furnish any person with any non-public information with respect to, or knowingly facilitate any inquiries or the making of any alternative business combination proposal.

     Conditions Precedent

      The completion of the merger depends on the satisfaction of a number of conditions, including conditions relating to:

•	approval by our shareholders of Proposals 1, 2 and 3;

•	approval of the merger by Viewlocity’s stockholders;

•	absence of legal prohibitions to the completion of the merger and receipt of required consents;

•	accuracy of our and Viewlocity’s representations and warranties and compliance by both parties with their covenants;

•	receipt of certificates of the chief executive officer and chief financial officer of Viewlocity and SynQuest relating to their respective financial statements; and

•	consummation of the private placement.

     Termination

      In addition to terminating upon mutual consent, a party may terminate the merger agreement under the following circumstances:

•	if a breach of any provision of the merger agreement has been committed by the other party that would have a material adverse effect on the breaching party, and the breach could not reasonably be expected to be cured prior to January 31, 2003;

•	if any of the conditions to the obligations of that party contained in the merger agreement has not been satisfied as of the agreed closing date; or

•	the merger has not been completed on or before January 31, 2003 (or by a later date mutually agreed upon by the parties).

     Survival of Representations and Warranties

      None of our or Viewlocity’s representations, warranties and indemnities made in the merger agreement survive the closing of the merger except for Viewlocity’s representation and warranty relating to its capitalization, which survives for 180 days following the closing of the merger.

     Escrow

      The merger agreement provides that the holders of Viewlocity’s series F preferred stock, whom we refer to as the “Viewlocity indemnifying stockholders”, will indemnify us against any loss resulting from or arising out of any breach of Viewlocity’s representations and warranties regarding its capitalization.

      Of the shares of our common stock to be issued at closing, we will deposit a portion, 147,343 shares, with an escrow agent to secure the Viewlocity indemnifying stockholders’ indemnification obligation. However, the Viewlocity indemnifying stockholders’ indemnification obligation will be limited to claims made within 180 days after the closing of the merger. If no claims for indemnity are made within the 180 day period, the shares of common stock held in escrow will be distributed on a pro rata basis to the Viewlocity indemnifying stockholders.

The Private Placement (pages 53 through 59)

     Terms of the Stock Purchase Agreement

      The stock purchase agreement, as amended and restated, is attached to this proxy statement as Annex D. You should read the stock purchase agreement carefully. Our board of directors has approved the stock purchase agreement, and it is the binding legal agreement that governs the private placement.

     General

      The stock purchase agreement provides that we will issue up to 13.2 million shares of our newly created series A preferred stock to the purchasers at a price of $2.50 per share, for total consideration between $27.5 million and $33 million consisting of cash or the conversion of outstanding loans by the purchasers to us and Viewlocity. Purchasers have subscribed for 11 million shares, for total consideration of $27.5 million, under the stock purchase agreement. Up to an additional 1 million shares, for total consideration of $2.5 million, may be issued under the stock purchase agreement to existing purchasers or other persons if agreed by us and a majority-in-interest of the purchasers. If purchasers extend additional bridge loans prior to closing, up to an additional 1.2 million shares could be issued under the stock purchase agreement upon conversion of up to $3 million of such additional loans.

     Conditions Precedent

      The completion of the private placement depends on the satisfaction of a number of conditions, including conditions relating to:

•	absence of legal prohibitions to the completion of the private placement and receipt of required approvals;

•	accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants;

•	approval and filing of the amendment to our Third Amended and Restated Articles of Incorporation;

•	the conditions precedent to the closing of the merger having been satisfied, including approval of Proposals 1, 2 and 3;

•	delivery of a legal opinion of our counsel;

•	the purchasers’ receipt of evidence of our compliance with the certification requirements relating to our financial statements imposed by Section 906 of the Sarbanes-Oxley Act of 2002, and comparable certificates by senior officers of Viewlocity;

•	our “Liabilities” (as defined in the stock purchase agreement), as of September 30, 2002, not exceeding $9,000,000; and

•	satisfaction of at least one of the following:

(a)	the total “Revenue” (as defined in the stock purchase agreement) of SynQuest and Viewlocity, on a combined basis, must equal or exceed $5,000,000 for the three-month period ending September 30, 2002, or

(b)	(i) the total Revenue of SynQuest and Viewlocity, on a combined basis, for the three-month period ending September 30, 2002, must equal or exceed $3,800,000, and (ii) as of September 30, 2002, SynQuest and Viewlocity must either have signed license agreements with, or still be in active negotiations with, certain “Qualifying Pipeline Customers” (as defined in the stock purchase agreement).

•	the obligation of Tilion, Inc. to invest $13 million in the private placement is contingent on the receipt by us of at least $10 million from other investors under the stock purchase agreement.

     Termination

      In addition to terminating upon consent of us and each purchaser, in general either we or any purchaser, as to such purchaser, may terminate the stock purchase agreement if the private placement has not been completed on or before January 31, 2003 (or by a later date mutually agreed upon by the parties).

      In addition, each purchaser, may terminate that purchaser’s obligation under the stock purchase agreement in the following circumstances:

•	if we have not satisfied either of the two conditions concerning liabilities and total revenue specified in the two bullets set forth above under “The Private Placement — Conditions Precedent,” provided that the right to terminate is exercised within five days following notice of our failure to meet the condition; or

•	if we have breached any provision of the stock purchase agreement that would have a material adverse effect on us, which breach could not reasonably be expected to be cured by us prior to January 31, 2003.

     Indemnification

      We have agreed to indemnify each purchaser and its affiliates to the fullest extent permitted by law from and against all “losses” (as defined in the stock purchase agreement) incurred by them resulting from or arising out of our breach of any representation or warranty, covenant or agreement contained in the stock purchase agreement or certain related agreements.

     Survival of Representations and Warranties

      All of our representations, warranties and indemnities made in the stock purchase agreement will survive until the date that is 90 days from the completion of the private placement.

Accounting Treatment (pages 52 through 53)

      The merger will be treated as a “reverse acquisition” for accounting purposes. Upon closing of the merger and the private placement, Viewlocity will be treated as the continuing reporting entity, and Viewlocity’s historical results of operations will become those of the continuing combined company.

Interests of Certain Persons in the Transactions (pages 40 through 41)

      Some members of our board of directors and certain of our executive officers have interests in the transactions that may differ from your interests as a holder of our common stock, and that may present, or appear to present, a conflict of interest. For example, certain of our executive officers will receive lump-sum severance payments and “stay bonuses” upon completion of the transactions.

Voting Agreements (pages 52 and 59)

      Warburg, Pincus Investors, L.P., our majority shareholder, and Timothy Harvey, our president, are each a party to a voting agreement, dated August 30, 2002, pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of the merger, the issuance of shares of our common stock in the merger and any other matter necessary to effect the merger. A copy of the voting agreement is included in this proxy statement as Annex E. In addition, Warburg and Timothy Harvey are each a party to an amended and restated voting agreement, dated as of September 20, 2002, pursuant to which they have agreed, subject to the terms and conditions of the amended and restated voting agreement, to vote all of their shares of common stock in favor of the stock purchase agreement, the private placement, the issuance of shares of our series A preferred stock in the private placement and any other matter necessary to effect the private placement. The shares subject to the voting agreements represent in the aggregate slightly more than 50% of the outstanding voting power of common stock entitled to vote at the annual meeting. A copy of the amended and restated voting agreement is included in this proxy statement as Annex F.

Regulatory Approvals (page 39)

      We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the transactions, other than filing of (1) certificates of merger with the Secretary of State of the State of Georgia and the State of Delaware and (2) articles of amendment to our Third Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia reflecting the increase in the number of authorized shares of preferred stock and the creation of the series A preferred stock and (3) this proxy statement with the SEC. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

Dissenters’ Rights (page 21)

      None of our shareholders is entitled to exercise dissenters’ rights in connection with the merger, the private placement or any other proposal to be considered at the annual meeting.

The Shareholders Agreement (pages 57 through 58)

      We have entered into a shareholders agreement with the parties to the stock purchase agreement and other persons who will be SynQuest shareholders upon consummation of the transactions. We refer to these parties as the “investors.” The shareholders agreement is attached to this proxy statement as Annex G. You should read the shareholders agreement carefully.

      The shareholders agreement provides that:

•	each investor has agreed to vote for the election of seven directors to our board of directors, who will be designated as set forth in the shareholders agreement, as described elsewhere in this proxy statement;

•	the two directors designated by Battery and North Bridge will also be on the compensation committee and, subject to applicable regulations, the audit committee of our board of directors;

•	for a period of two years following the date of the shareholders agreement, each investor has agreed that if, upon the recommendation of our board of directors, we make a tender offer for outstanding shares of our common stock using our then-existing funds or additional funds invested by the investors in other of our equity securities, the investor will not tender any shares of our common stock, including any shares of our common stock issuable upon conversion of any series A preferred stock held by the investor; and

•	each investor holding shares of series A preferred stock or shares of common stock received pursuant to the merger will have rights of first refusal to subscribe for any additional equity securities that we issue.

      The shareholders agreement will terminate on the earlier of:

•	the date on which no shares of series A preferred stock remain outstanding or

•	the sale of all or substantially all of our assets or business by merger, sale of assets or otherwise.

Board of Directors and Management

      Immediately prior to the completion of the transactions, our board of directors will take all corporate action necessary to cause our full board of directors, at and immediately following the completion of the transactions, to consist of seven directors who will be designated as set forth in the shareholders agreement. This will involve the resignation of each member of our board of directors and the designation of replacement directors by the last director to resign.

      In addition, upon completion of the transactions, our board of directors will take all corporate action necessary to cause Jeffrey Simpson to be appointed our president and chief executive officer and Allen Plunk to be appointed our chief financial officer. Currently, Mr. Simpson is the president and chief executive officer of Viewlocity, and Mr. Plunk is the chief financial officer of Viewlocity.

The Registration Rights Agreement

      We have agreed to file a registration statement within 180 days after the completion of the transactions registering the resale of the shares of our common stock (1) issued to Viewlocity’s series F preferred stockholders in the merger, (2) issuable upon conversion of the series A preferred stock received by the purchasers in the private placement and (3) currently held by Warburg, our majority shareholder. In addition, we have granted some of these parties “piggyback” rights generally entitling them to register their shares of common stock issuable upon conversion of series A preferred stock held by them when we are registering our equity securities, either for our own account or the account of others.

Lock-up Agreements

      Each purchaser under the stock purchase agreement has executed a lock-up agreement providing that it will not sell shares of our capital stock until one year after the transactions are completed. We anticipate that each Viewlocity Series F preferred stockholder who will receive our common stock in the merger will, prior to completion of the merger, also executed lock-up agreements providing that it will not sell shares of our capital stock until one year after the transactions are completed. Lastly, we anticipate that some of our directors and executive officers will, prior to completion of the transactions, also execute lock-up agreements providing that they will not sell shares of our capital stock until 90 days following completion of the transactions.

RISK FACTORS

      In addition to the other information included and incorporated by reference in this proxy statement, SynQuest shareholders should carefully consider the matters described below in voting on the issuance of shares of capital stock in the merger and the private placement and the other proposals hereunder.

Risk Factors Relating to the Transactions

      If we are unable to complete the merger and the private placement, our business will be adversely affected.

      If the merger and the private placement are not completed, our business and, likely, our stock price will be adversely affected. We currently anticipate that our available cash balances, available borrowings and cash generated from operations will be sufficient to fund our operations only through December 31, 2002. If we are unable to complete the transactions, we may be unable to continue to operate our business. Costs related to the transactions, such as legal, accounting and financial advisor fees, must be paid even if the transactions are not completed. In addition, even if we have sufficient funds to continue to operate our business but the transactions are not completed, the current market price of our common stock may decline.

      The transactions will result in substantial dilution to our current shareholders.

      The issuance of shares of our capital stock in the merger and the private placement will significantly dilute the voting power and ownership percentage of our existing shareholders.

      We will issue a total of 2,946,867 shares of our common stock in the merger. We will issue up to 13.2 million shares of series A preferred stock, which are convertible into shares of our common stock on a one-for-one basis, subject to adjustment, in the private placement. Immediately following completion of the transactions, our existing shareholders (other than Warburg) are expected to represent approximately 9% of the equity of the combined company, assuming that we issue 11 million shares of series A preferred stock in the private placement and assuming full conversion of the series A preferred stock. If we issued 13.2 million shares of series A preferred stock, these shareholders would own approximately 7% of the equity of the combined company, assuming full conversion of the series A preferred stock.

      The terms of the merger agreement prohibit us from considering alternative transactions.

      Under the terms of the merger agreement, we, our board of directors, and our representatives are prohibited from (1) soliciting, initiating or encouraging any alternative business combination proposal or (2) participating in, encouraging any discussions or negotiating with, or furnishing information with respect to, any inquiries or the making of any alternative business combination proposals. This prohibition may prevent us from considering or entering into an alternative arrangement that may provide more value to our shareholders than the merger.

      The liquidation preference of the series A preferred stock is structured in a manner that may prevent the holders of our common stock from realizing any significant proceeds upon a merger, acquisition, liquidation or dissolution of our company.

      The holders of our series A preferred stock will have priority over the holders of our common stock in any merger, acquisition, liquidation, dissolution or winding up of our company. If any these event occurs, the holders of the series A preferred stock will be entitled to receive $2.50 per share plus an additional amount such that the holders will receive a total internal rate of return equal to 15% per annum. Holders of our common stock are only entitled to receive 8% of the proceeds of any liquidation until the series A preferred stock liquidation preference is satisfied. Accordingly, holders of our common stock may receive no more than this amount in the event of a merger, acquisition, liquidation, dissolution or winding up of our company.

      The exchange ratios in the merger and the price per share in the private placement will not be adjusted, even if there is an increase or decrease in the price of our common stock.

      The price of our common stock at the time the merger and the private placement occur may vary from its price at the date of this proxy statement and at the date of the annual meeting. Therefore, in the transactions, the shares that we issue may have a greater value than the value of the same number of shares on the date of this proxy statement or the date of the annual meeting. Variations in the price of our common stock before the completion of the transactions may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the annual meeting, you will not know the exact value of the shares that we will issue in the transactions.

      In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material effect on the market price of our common stock before the transactions are completed, and therefore could materially increase the value that we will transfer to the purchasers in the private placement and the stockholders of Viewlocity in the merger.

Risk Factors Relating to the Combined Company After the Transactions

      If we are unable to successfully integrate the business operations of Viewlocity after the merger, we will not realize the anticipated potential benefits from the merger and our business could be adversely affected.

      The merger involves the integration of companies that have previously operated independently. Successful integration of Viewlocity’s operations with ours will depend on our ability to consolidate operations, systems and procedures, eliminate redundancies and to reduce costs. If we are unable to do so, we will not realize the anticipated potential benefits of the merger with Viewlocity, and our business and results of operations could be adversely affected. Difficulties could include the loss of key employees and customers, the disruption of our and Viewlocity’s ongoing businesses and possible inconsistencies in standards, controls, procedures and policies. Our integration of Viewlocity will be complex and time-consuming. Additionally, the realization of expected efficiencies and cost savings could be adversely affected by a number of factors beyond our control, and may not materialize after the merger.

      The combined company will face significant competition that could harm its business.

      The market for business applications software is highly competitive. A number of products compete directly with the supply chain software solutions offered by both us and Viewlocity, and due to the intensity of competition, we may not be able to effectively compete in this market after the transactions are completed. The combined company will compete primarily with other providers of supply chain management software; enterprise resource planning software; and other traditional enterprise software vendors and web-based solutions.

      Many of our competitors have greater name recognition, significantly greater financial, marketing, technical and other resources, a broader range of products, and a larger established base of customers than we do. These factors may enable them to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products. In addition, other companies could develop new products or incorporate additional functionality into their existing products, directly competing with our products or making them obsolete. Furthermore, cooperative relationships among our competitors could increase the ability of their products to address the supply chain planning needs of our prospective customers and could enable them to rapidly acquire significant market share. We may not compete successfully against existing or new competitors which may result in loss of market share.

      If the combined company continues to experience losses after the transactions are completed, we could experience difficulty meeting our business plan, and our stock price could be negatively affected.

      After the transactions, the combined company expects to experience operating losses and negative cash flow from operations. Any failure to achieve or maintain profitability could negatively impact the market price of our common stock. Neither we nor Viewlocity has been profitable on a quarterly or annual basis, and we anticipate that the combined company will incur net losses for the foreseeable future. We expect that the combined company will incur significant product development, sales and marketing and administrative expenses. As a result, the combined company will need to generate significant quarterly revenues if it is to achieve and maintain profitability. A substantial failure to achieve profitability could make it difficult or impossible for us to grow our business. The combined company’s business strategy may not be successful, and the combined company may not generate significant revenues or achieve profitability. Any failure to significantly increase revenues would also harm our ability to achieve and maintain profitability. If we do achieve profitability in the future, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      Future sales of substantial amounts of our common stock could cause the market price for our common stock to significantly decline.

      After the transactions, sales of substantial amounts of our common stock in the public market could cause the market price of our common stock to fall, and could make it more difficult for us to raise capital through public offerings or other sales of our capital stock. In addition, the public perception that these sales might occur could have the same undesirable effects. The investors have executed lockup agreements with us providing that they will not sell their SynQuest shares until one year after the transactions are completed. We anticipate that the Viewlocity stockholders who will receive our common stock in the merger will, prior to the completion of the transactions, also execute lockup agreements with us providing that they will not sell their SynQuest shares until one year after the transactions are completed. However, we are required to file a registration statement for the resale of all shares that we issue in the proposed transactions, in addition to shares already issued to Warburg no later than 180 days after the transactions are completed. Sales under the registration statements could include very substantial numbers of shares and percentages of our common stock. The holders who acquire shares of series A preferred stock in the transactions will have these registration rights as to any shares of common stock that we issue to them upon conversion of their shares of series A preferred stock. Holders of approximately 83% of the outstanding shares of our common stock, assuming issuance of 11 million shares of series A preferred stock, conversion of all shares of series A preferred stock issued in the transactions, no further issuances of common stock and that the Viewlocity stockholders receiving our common stock execute lock-up agreements will have the right to sell their shares pursuant to these registration rights after this one year period has passed. In addition, beginning one year after the completion of the transactions, the holders who have executed lockup agreements and are not affiliates of us will also be permitted to sell their shares of our common stock in market transactions pursuant to Rule 144 under the Securities Act.

      The results of operations and financial condition of the combined company may be adversely affected by integration of a new management team.

      Upon completion of the transactions, most or all of our current executive officers will resign or be terminated. The new president and chief executive officer of our company will be Jeffrey Simpson, the current president and chief executive officer of Viewlocity, and Viewlocity’s current chief financial officer, Allen Plunk, will become our chief financial officer. Integration of the new executive officers may result in changes in the business plans, strategies and product development cycles of the combined company, which may adversely affect the results of operations and financial condition of the combined company. The loss of any of the executive officers may have an adverse effect on the combined company’s business and results of operations.

      If Nasdaq determines that the proposed transactions constitute a “reverse merger” under Nasdaq rules, then we may not be able to maintain the listing of our common stock on the Nasdaq SmallCap Market.

      We received a letter from Nasdaq dated September 14, 2002, in which Nasdaq indicated its belief that the merger and the private placement together constitute a “reverse merger” as set forth in Nasdaq Marketplace Rule 4330(f). Nasdaq also stated that we do not comply with the net tangible assets/ shareholders’ equity/ market value requirements under Nasdaq Marketplace Rule 4310(c)(2)(B). A hearing on these matters is scheduled before a Nasdaq Listing Qualifications Hearing Panel on October 17, 2002. If Nasdaq determines that the proposed transactions constitute a “reverse merger” under Nasdaq rules, we will be required to meet the initial listing requirements for inclusion on the Nasdaq SmallCap Market rather than the continued listing requirements in order to remain listed. The initial listing requirements are more stringent than the continued listing requirements. If we are not successful in maintaining our listing on the Nasdaq SmallCap Market, our common stock will be quoted on the Nasdaq-sponsored OTC Bulletin Board Service. There can be no assurances that our appeal will be successful, and even if our appeal is successful there can be no assurances that we will regain compliance with the requirements for initial inclusion or continued inclusion, as applicable, or that our stock will continue to be listed on the Nasdaq SmallCap Market.

Risks Related to Viewlocity’s Business

      Because Viewlocity recently divested its enterprise application integration business and implemented a new business strategy, it may be difficult to evaluate its business and prospects.

      Prior to early 2000, Viewlocity’s business was focused on traditional enterprise application integration, or EAI, software and services. In early 2000, Viewlocity began to develop supply chain event management (“SCEM”) applications and began to derive revenue from these applications in the third quarter of 2000. As the SCEM product line began to mature, Viewlocity changed its focus from the EAI business to the evolving SCEM business, and in the first half of 2002, Viewlocity divested the EAI business. These changes to Viewlocity’s business focus have required that it implement a new strategy for the SCEM market. As a result, its past performance and operations may not be relied upon to evaluate its future business and prospects.

      Viewlocity has not achieved profitability to date, it expects losses in the future, and it may never achieve or maintain profitability.

      Viewlocity incurred operating losses from continuing operations of approximately $12.5 million in the six months ended June 30, 2002, and approximately $35.1 million and $31.6 million in the years ended 2001 and 2000, respectively. As of June 30, 2002, Viewlocity had an accumulated deficit of approximately $175.6 million. Since its formation as an independent company in February 1999, it has invested significantly in building its management team and attracting product designers, software architects and supply chain and logistics experts. Viewlocity also has invested significantly in the development of its software, incurring research and development expenses of $3.1 million in the six months ended June 30, 2002, and $7.6 million in the year ended December 31, 2001. Although Viewlocity has reduced unnecessary costs and expenses, it expects to continue to devote substantial financial and other resources to developing enhancements to its existing products, introducing new products and expanding its professional services, sales and marketing activities. As a result, we cannot assure you that Viewlocity will be able to achieve profitability in its operations.

      The market acceptance of Viewlocity’s products and its continued growth will depend on Viewlocity’s ability to enhance its existing products, to develop new products and to promote its professional services.

      To be competitive, Viewlocity must successfully introduce product enhancements, develop new products and promote its professional services. Although Viewlocity continues to leverage its experience developed in its earlier EAI business, Viewlocity’s SCEM software is in its early stages and continues to evolve. The emerging nature of the market for SCEM software and evolving customer needs requires that Viewlocity continually improve the performance, features and reliability of its products, as well as introduce new products. Any delays or failure to develop and introduce new products and enhancements to existing products and promote professional services may have an adverse effect on Viewlocity’s business and operating results, including an adverse effect on its revenue growth, loss of market share, injury to its reputation or damage to its efforts to build brand awareness.

      Viewlocity’s international operations are subject to heightened risks and uncertainties, which may negatively affect Viewlocity’s business.

      Viewlocity currently conducts business in a number of foreign countries. Although Viewlocity has significant experience with international operations, these operations require management attention and financial resources and are subject to a number of risks and uncertainties. Viewlocity’s continuing operations derived 21% of its license revenues from outside the United States during the six months ended June 30, 2002, 34% during fiscal 2001 and 34% during fiscal 2000. A decrease in the value of foreign currencies relative to the U.S. dollar could result in losses from foreign currency translations. In international markets where Viewlocity sets prices in U.S. dollars, currency fluctuations could make Viewlocity’s products and services less price competitive. In addition, Viewlocity’s international sales and operations could be adversely affected by the imposition of government controls, changes in financial currencies, political and economic instability, difficulties in staffing and managing international operations, costs and complexities of localizing products for foreign markets, and general economic and currency exchange rate conditions in foreign countries.

      Viewlocity’s sales cycle is lengthy, which makes it difficult to plan its revenue and expenses, and may cause its operating results to fluctuate.

      Viewlocity’s products are complex and often involve significant investment decisions by prospective customers. Accordingly, the license of Viewlocity products requires it to engage in a lengthy sales cycle and to provide a significant level of education to prospective customers regarding the use and benefits of Viewlocity’s products. A lengthy sales cycle may result in fluctuations in revenue and expenses and may make it difficult to accurately predict the quarter in which a particular sale will occur. This could aversely affect the timing of Viewlocity’s revenue and corresponding expenditures, which could harm its ability to meet its financial forecasts and market expectations for a particular quarter.

      The purchase of Viewlocity’s products by its customers for deployment within their organizations typically involves a significant commitment of customers’ capital and resources, and is therefore subject to delays that are beyond its control, such as customers’ internal procedures to approve large capital expenditures, budgetary constraints and the testing and acceptance of new technologies that affect key operations, among other factors. The decision-making process also can be impacted by the sales practices of, and product introductions by, Viewlocity’s competitors. We cannot assure you that Viewlocity will be able to shorten its sales cycle or prevent its sales cycle from lengthening.

      Increased security risks related to the secure transmission of and access to confidential information in public and private computer networks may deter future use of Viewlocity’s software and services.

      A fundamental requirement of conducting supply chain management is the secure transmission of and access to confidential information in public and private computer networks. Failure of Viewlocity’s customers to prevent security breaches, or well publicized security breaches affecting the Internet in general, may harm Viewlocity’s business and operating results, including through costly litigation, diversion of technical and management personnel, damage to its reputation, loss of market share, failure to achieve market acceptance, and increased product development costs. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the security features used by Viewlocity’s customers and their business partners to protect content and transactions on the Internet or networks or proprietary information in customers’ and their business partners’ databases. Anyone who is able to circumvent security measures may misappropriate confidential information or cause interruptions in customers’ and their business partners’ operations. Viewlocity’s customers and their business partners may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches, reducing their demand for Viewlocity’s software.

THE ANNUAL MEETING

General

      This proxy statement is furnished in connection with the solicitation of proxies from the holders of our common stock by the board of directors for use at the 2002 annual meeting of our shareholders and any adjournment or postponement of that meeting.

      This proxy statement is first being mailed to our shareholders on or about                            , 2002.

Date, Time and Place

      Our annual meeting will be held at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092, on                            , 2002 at 9:00 a.m., local time.

Matters to be Considered at the Annual Meeting

      At the annual meeting, our shareholders will be asked:

(1) To approve a merger agreement between us and Viewlocity, the merger of Viewlocity with and into us, and the issuance of shares of our common stock to Viewlocity’s series F preferred stockholders in the merger;

(2) To approve a stock purchase agreement and the issuance of up to 13.2 million shares of our series A preferred stock in a private placement;

(3) To approve an amendment to our Third Amended and Restated Articles of Incorporation to increase our authorized shares of preferred stock from 1,650,279 shares to 14,850,279 shares, of which 13.2 million will be designated as “series A convertible preferred stock”;

(4) To approve an amendment to our articles of incorporation to effect a reverse stock split of our common stock, falling within a range of 1-for-2 through 1-for-4, depending upon a determination by our board of directors of a multiple within that range, and authorizing our board of directors to file one such amendment;

(5) To elect six directors to our board of directors;

(6) To approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares eligible for grant under the plan by 2.43 million shares, from 620,000 to 3.05 million shares; and

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Although we are seeking shareholder approval for Proposals 3, 4 and 6, if for any reason the merger and private placement are not consummated, these proposals will not be implemented.

Record Date

      Our board of directors has fixed the close of business on                                  , 2002, as the record date for the annual meeting. Only persons who are shareholders as of the record date are entitled to

vote. As of the record date,                                   shares of common stock were issued, outstanding, and entitled to vote at the annual meeting.

Quorum, Abstentions and Broker Non-Votes

      A majority of our outstanding shares as of the record date, equal to                                   shares as of the date of this proxy statement, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal) are also considered part of the quorum. Abstentions and broker non-votes will have the following effects on the outcome of each of the proposals to be considered at the annual meeting:

•	With respect to Proposals 1, 2, 5 and 6, abstentions and broker non-votes will have no impact on the outcome of the vote.

•	With respect to Proposals 3 and 4, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

Voting Rights; Votes Required for Approval

      Each share of our common stock is entitled to one vote on each matter considered at the meeting. The following votes are required for the approval of each proposal:

•	Proposal 1 (to consider and vote on the merger, the related merger agreement and the issuance of shares of our common stock in the merger) and Proposal 2 (to approve the stock purchase agreement and the issuance of shares of series A preferred stock in the private placement) require the affirmative vote of a majority of the total votes cast at the annual meeting.

•	Proposals 3 and 4 (to approve amendments to our articles of incorporation) require the affirmative vote of a majority of our outstanding shares of common stock.

•	Proposal 5 (election of six directors) requires a plurality of the votes for each director to be elected (meaning, the six nominees receiving the highest number of affirmative votes will be elected as directors).

•	Proposal 6 (to approve the amendment to our amended and restated stock option plan) requires that more votes be cast in favor of the proposal than votes cast against this proposal.

      Warburg, Pincus Investors, L.P., our majority shareholder, and Timothy Harvey, our president, are each a party to a voting agreement, dated August 30, 2002, pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of the merger, the merger agreement, the issuance of shares of our common stock in the merger and any other matter necessary to effect the merger. A copy of the voting agreement is included in this proxy statement as Annex E. In addition, these two shareholders are each a party to an amended and restated voting agreement, dated September 20, 2002, pursuant to which they have agreed, subject to the terms and conditions of the amended and restated

agreement, to vote all of their shares of our common stock in favor of the private placement, the stock purchase agreement, the issuance of shares of our series A preferred stock in the private placement and any other matter necessary to effect the private placement. The shares subject to the voting agreements represent in the aggregate slightly more than 50% of the outstanding voting power of our common stock entitled to vote at the annual meeting. A copy of the amended and restated voting agreement is included in this proxy statement as Annex F.

Proxies

      We request that our shareholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

      If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors, but do not include other matters, including approval of the merger, the private placement and the proposed amendments to our articles of incorporation. Brokers will provide instructions to beneficial owners on how to direct the broker to vote the shares. Broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal) are counted for purposes of establishing a quorum.

      All properly executed proxies that we receive prior to the vote at the annual meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated (other than broker non-votes), your proxy will be voted FOR each of the proposals described in this proxy statement. Our board of directors does not currently intend to bring any other business before the annual meeting and our board of directors is not aware of any other matters to be brought before the annual meeting. If other business properly comes before the annual meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

      You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending written notice to our Corporate Secretary at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092;

•	signing another proxy with a later date; or

•	voting again at the annual meeting.

How to Vote

      You may vote your proxy by mail, or by attending the annual meeting in person.

•	You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. You may vote “FOR,” “AGAINST” or “ABSTAIN” for Proposals 1, 2, 3, 4 and 6. You may vote “FOR,” or you may

“WITHHOLD AUTHORITY” on voting for each nominee under Proposal 5. A properly executed proxy marked “ABSTAIN” or “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” all of the proposals.

•	You may vote in person at the meeting. Written ballots will be passed out to shareholders who wish to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Dissenters’ Rights

      None of our shareholders are entitled to exercise dissenters’ rights in connection with any of the proposals to be considered at the annual meeting.

THE COMPANIES

SynQuest

      We are a software company that specializes in providing supply chain planning solutions that enable companies with complex supply chains to improve their profit and customer service. We believe that our approach to supply chain planning is unique because our solutions address supply chain planning problems as business process problems that are optimally solved only when all the relevant financial and operational implications of the problems are adequately considered across the business process. Other products simply define supply chain problems as operational flow problems, or as financial problems for specific functional areas within a company, such as inventory or transportation. Our software is designed to optimize the financial and operational performance of the supply chain by using mathematically based technology that maximizes profit while meeting customer demand and respecting supply chain restrictions. Unlike other products, our solutions define supply chain problems as financial problems and derive the operational flow as a result of the best financial solution for the entire business process.

      To produce the best results across strategic, tactical and operational supply chain planning problems, our solutions use our unique financial optimization technology to:

•	model the total business process which consists of the operational constraints (such as manufacturing capacity, shipping calendars and dock door restrictions) and the financial drivers (such as purchase price, material handling costs, inventory carrying costs and revenue) and

•	evaluate all the relevant operational and financial trade-offs across the supply chain and determine which combination of activities represents the greatest profit or lowest total cost while meeting customer requirements.

      Our solutions readily interface with a broad range of our customers’ existing enterprise applications, as well as the web-based platforms of their trading partners. As of June 30, 2002, we had implemented our solutions for over 100 customers. Our clients include Whirlpool Corporation, Honda Express Co., Penske Logistics LLC, ABB Vetco Gray, Inc., Nissan North America, Goodrich Corporation, Ford Motor Company, HON Industries, Inc., Alcoa, Inc., STMicroelectronics N.V., The Simmons Manufacturing Co., LLC and Titleist and Footjoy Worldwide.

      We were incorporated as Factory Automation & Computer Technologies, Inc. in New York in May 1986. In January 1997, we were reincorporated in Georgia under the name of “SynQuest, Inc.”

Viewlocity

      Viewlocity is a global provider of supply chain event management, or SCEM, software targeting the retail, high-tech, transportation, consumer packaged goods, automotive and life sciences industries. This SCEM software provides near real-time monitoring of complex supply chain operations among different companies, including companies that operate using differing types of information technology systems. When unanticipated events occur, or when anticipated events do not occur, Viewlocity’s software alerts parties impacted by the event so that it can be resolved while minimizing the impact to the business. In addition, Viewlocity’s products use data integration and

SCEM capabilities to enable its customers to decrease buffer inventories, increase customer service levels, and more efficiently utilize manufacturing and distribution capacity across the supply chain.

      Viewlocity’s products focus largely on supply chain and logistics problems for companies that move materials from location to location, such as from suppliers to manufacturing facilities, or internally, from one facility to another. Viewlocity’s management believes that global manufacturers, retailers, and logistics providers represent its greatest customer opportunities. In addition, Viewlocity has initially targeted manufacturing companies in the following industries: automotive original equipment manufacturers including their tier-one suppliers; high-technology manufacturers such as computer and electronics producers; third party logistics providers that handle distribution for major manufacturers; and retail, apparel, and consumer packaged goods companies. As of August 31, 2002, Viewlocity’s customers included companies such as Exel plc, DHL Worldwide Express, Dell Products, L.P., DSC Logistics, Inc., K&S Corporation Limited, TDG Logistics, Wallenius Products, L.P., and Wilhelmsen Lines AS.

      Viewlocity was incorporated in Delaware in February 1999.

THE MERGER AND THE PRIVATE PLACEMENT

Background of the Merger and the Private Placement

      In April 2000, Viewlocity contacted us regarding a possible strategic merger of the two companies. At that time, the parties were focused on synergies created by Viewlocity’s then-existing integration technology and our then-existing technology. The parties held two meetings in that month, one of which was attended by the companies’ senior management and the other of which was attended by additional members of the two companies’ management teams. The parties concluded that, instead of pursuing a strategic merger at such time, each of the companies should continue to focus its efforts on pursuing an initial public offering. We completed our initial public offering in August 2000. Viewlocity withdrew its registration statement for its initial public offering on January 9, 2001.

      Beginning in the fall of 2001, faced with significant cash requirements and lack of profitability from operations, we began to seek new equity investments. In connection with such financing efforts, we retained Bear, Stearns & Co. Inc. on October 25, 2001, to seek stand-alone equity financing for us. In addition to Bear Stearns’ efforts, our management independently contacted numerous potential investors.

      During the fall and winter of 2001 and early 2002, our management held advanced discussions with six parties relating to equity financing. In addition, our management held preliminary discussions with four other potential investors. Approximately 32 other potential investors were contacted by us and/or Bear Stearns and either did not respond or expressed no interest in making an equity investment in us.

      In January 2002, our management, with the assistance of Bear Stearns, began to explore potential strategic business combinations in addition to, or in place of, one or more equity financing transactions. During the first four months of 2002, we had advanced discussions regarding strategic business combinations with three parties, one of which was Viewlocity. In addition, our management held preliminary discussions with four other potential strategic merger partners. Bear Stearns or our management approached approximately 13 other potential strategic merger partners who either did not respond or had no interest in a strategic merger.

      On March 27, 2002, an unaffiliated third party, referred to as the “Third Party,” contacted as a potential investor by Bear Stearns, delivered a term sheet to us outlining the terms of a proposed equity investment by the Third Party in us.

      In April 2002, Viewlocity engaged CIBC World Markets Corp. to assist it in structuring a potential transaction with us.

      On April 3, 2002, Jeffrey Simpson, Viewlocity’s chief executive officer, contacted Joseph Trino, our chief executive officer, by telephone. The parties had a brief conversation regarding a potential strategic merger between the companies. The parties agreed that, although both companies had changed their product focus since the companies had initial conversations in April and May 2000, a strategic merger between the two companies was an attractive option for both companies given current technologies. Messrs. Simpson and Trino agreed to continue their discussions regarding a strategic merger.

      On April 5, 2002, Mr. Trino and Timothy Harvey, our president, met with Mr. Simpson and Allen Plunk, Viewlocity’s chief financial officer. At the meeting, the parties discussed the possibility of a combination of the two companies, as well as the potential synergies and strategic opportunities that would be available to the combined company.

      On April 8, 2002, Messrs. Simpson and Plunk met with our management at our executive offices. The parties continued their preliminary discussions regarding the possibility of a strategic merger between us and Viewlocity. The discussions focused primarily on issues such as transaction structure and post-transaction capitalization of the combined company. Certain of our and Viewlocity’s investors were invited to participate in these discussions.

      During April and May 2002, the parties continued their discussions on a number of important aspects of a possible merger of Viewlocity and us, including potential synergies, revenue growth potential, marketing position, potential product offerings and the management structure of the combined company. In light of the liquidity issues facing both companies at the time, the parties also discussed the necessity for additional equity investment in the combined company.

      In connection with the parties’ discussions regarding a potential strategic merger, CIBC began to explore different financing options available to the combined company. Investors in each of us and Viewlocity were contacted and several of these investors indicated a willingness to pursue making an equity investment in the combined company.

      Both our and Viewlocity’s management believed that a portion of the equity investment should be made by new investors. Accordingly, in late April 2002, our management and CIBC contacted the Third Party and proposed that the Third Party explore an equity investment in the combined company, rather than continue to pursue its proposal to make an investment in us on a stand-alone basis. At such time, the Third Party indicated a willingness, subject to its receipt of certain legal and financial information regarding each of us and Viewlocity, to make an equity investment in the combined company.

      In addition to the potential funding to be provided by the Third Party, two current investors in Viewlocity — Battery Ventures IV LLC and Liberty Mutual Insurance Company; our majority shareholder — Warburg, Pincus Investors, L.P.; two new investors — Ticonderoga E-Services II, L.P. and Mr. Simpson, who is Viewlocity’s chief executive officer, each indicated an interest in making an equity investment in the combined company, immediately following its merger with Viewlocity. These investors are collectively referred to herein as the purchasers.

      On April 24, 2002, the Viewlocity board of directors met telephonically and created an executive committee to oversee the negotiation and execution of definitive agreements relating to a proposed business combination with us and any associated transactions.

      On May 28, 2002, Viewlocity delivered the first draft of the merger agreement to us and our counsel. During May, June and July 2002, additional meetings and conference calls were held to discuss open issues and to conduct further legal, business, accounting and financial due diligence. During this time, our management team and legal and financial advisors continued to analyze the business, legal and regulatory issues arising from a potential merger of us and Viewlocity. In addition, our management team and advisors met with Viewlocity’s management team and advisors to analyze in detail the potential synergies and the near- and long-term value creation that would result from a strategic merger of the two companies.

      On June 14, 2002, our legal counsel delivered the first drafts of private placement documents to the Third Party and its legal counsel. Additional meetings were held between the Third Party, us and Viewlocity to discuss open issues and to conduct further legal, business, accounting and financial due diligence. At the beginning of July, the Third Party indicated its hesitation to proceed with the potential investment due to operational results of the combined company for the quarter ended June 30, 2002. At the end of July 2002, the Third Party indicated that it had determined not to pursue an investment in the combined company.

      Following the Third Party’s hesitation in the beginning of July, CIBC, along with us and Viewlocity, began to pursue other potential investors. One of such other potential financing sources identified by CIBC was Tilion, Inc. Tilion had been a venture-backed supply chain management company based in Massachusetts. Tilion’s board determined in June 2002 that Tilion did not have a sustainable independent business and that Tilion should seek a merger with a third party. Tilion had approximately $16 million in cash on its balance sheet and believed it could best be leveraged by seeking a merger with a public supply chain management or other software company.

      Tilion’s management and members of Tilion’s board of directors met with members of Viewlocity’s management, our management and the potential investors and determined to proceed with discussions regarding a transaction with us.

      In addition to the potential funding to be provided by Tilion, the purchasers indicated their continued willingness to pursue an investment with us.

      During early August 2002, representatives of, and legal counsel to, us, Viewlocity, Tilion and the purchasers discussed the terms of a potential merger of each of Viewlocity and Tilion with and into us followed immediately by a private placement financing by the purchasers of up to $17 million.

      On August 12, 2002, legal counsel to Tilion and the purchasers presented us with an initial term sheet.

      From August 12, 2002 to August 15, 2002, our management, along with our legal counsel, continued to negotiate with representatives of the purchasers and Tilion’s management regarding the terms of the Tilion merger and the private placement.

      On the evening of August 15, 2002, our board of directors met telephonically to discuss the draft term sheet. The members of our board agreed that certain terms, including the liquidation preference for the series A preferred stock to be issued by us as consideration in the Tilion merger and the private placement, were not acceptable. Our board instructed management to continue to negotiate terms with representatives of Tilion and the purchasers.

      From the evening of August 15, 2002 to August 16, 2002, our management, along with our legal counsel, continued to negotiate with representatives of the purchasers and Tilion’s management regarding the terms of the Tilion merger and the private placement.

      On August 16, 2002, legal counsel to Tilion and the purchasers presented us with a final proposed term sheet for a transaction involving mergers with both Viewlocity and Tilion and private placement financing.

      On the evening of August 16, 2002, our board of directors met telephonically to discuss the final term sheet. Our senior management, together with its legal and financial advisors, updated our board on the status of discussions among senior management of us and representatives of Viewlocity, Tilion and the purchasers. Members of our management reviewed the principal terms and conditions outlined in the final term sheet with the board. After an extensive search by us and Bear Stearns for financing investors, and later business combination partners, our board of directors concluded that Viewlocity was the only party that had made a firm proposal to combine with us. Our legal counsel explained to the board that representatives of Tilion and the purchasers had requested that we execute a “no-shop” agreement that would require that we not solicit, provide any non-public information to, or enter into or continue discussions with any third party concerning a possible investment, merger, sale of assets or other business combination regarding us without the prior written consent of Tilion and the purchasers, for a period through August 30, 2002 (the “no-shop”). Our board determined to authorize the no-shop, then authorized and directed our management to enter into good faith negotiations with Viewlocity, Tilion and the purchasers regarding the terms and conditions of binding definitive agreements, on terms consistent with those outlined in the final term sheet.

      On August 19, 2002, Tilion’s legal counsel delivered the first draft of the Tilion merger agreement and certain related documents to us and our legal counsel. Also, on August 19, 2002, we delivered the first drafts of the private placement documents to the purchasers and their legal counsel.

      From August 19, 2002 to August 30, 2002, representatives of us, Viewlocity, Tilion and the purchasers and their legal and financial advisors met to negotiate the terms of the two merger agreements and the private placement documents and various other legal, financial and regulatory issues.

      On August 23, 2002, the executive committee of Viewlocity’s board of directors met and approved the term sheet for the transaction documents and made a recommendation to the full Viewlocity board of directors to approve the transaction subject to negotiation of acceptable definitive documents.

      On August 28, 2002, an unsolicited third party (the “Unsolicited Party”) delivered to our senior management a written proposal to acquire all of the outstanding shares of our common stock for cash consideration (the “Alternative Transaction”). A substantial portion of such cash consideration would be contingent upon our future satisfaction of certain financial hurdles. The Unsolicited Party was informed by our management that we had previously entered into the no-shop which prohibited us from addressing the proposal or providing the Unsolicited Party with any additional information.

      In the early afternoon of August 30, 2002, our board of directors met telephonically. At the request of our management, our legal counsel reviewed for our board the terms of the proposed final drafts of the merger agreement, the Tilion merger agreement and the stock purchase agreement. Members of our board then discussed with legal counsel and management the terms of the transaction documents and the changes to the transaction documents that had been negotiated with Viewlocity, Tilion and the purchasers, respectively, since the draft term sheet had been presented to, and approved by, our board on August 16, 2002.

      Following these discussions, our management explained to our board that we had received the proposal for the Alternative Transaction. Mr. Trino and other members of our management then discussed the Alternative Transaction. Our legal counsel explained that the proposal for the Alternative Transaction contained several earn-out provisions which would be very complicated for us to negotiate and to satisfy and that earn-outs are rarely used in acquisitions of public companies because of such structural complexities. Bear Stearns indicated that it believed the proposed Alternative Transaction was more in the nature of an indication of interest and was lacking in detail and that they could not more fully evaluate the Alternative Transaction due to the no-shop. The members of our board then discussed whether to pursue the Alternative Transaction following the expiration of the no-shop. Members of our management expressed a concern that, if Viewlocity, Tilion and the purchasers were requested to postpone the signing of the transaction documents in order to permit the Unsolicited Party to perform its due diligence investigations and to negotiate more detailed terms for the Alternative Transaction, some or all of Viewlocity, Tilion and the purchasers would likely be unwilling to pursue the transactions further at a later date. The board determined, based on the advice of its advisors, that pursuing the Alternative Transaction would likely jeopardize completion of the transactions, that there was a risk that the Unsolicited Party might not be capable of moving sufficiently quickly to pursue the Alternative Transaction with us due in part to the lack of sufficient detail in their proposal, and that any delay in completing the Alternative Transaction would likely have an adverse effect on our ability to retain our customers and employees. Our board determined that, given our current financial circumstances and the status of the transactions, we should not place the transactions at risk to pursue the Alternative Transaction.

      Bear Stearns then made a financial presentation regarding the transactions. Following this presentation, our board of directors approved and adopted the merger agreement, the Tilion merger agreement and the stock purchase agreement and the related documents and recommended that our shareholders adopt the merger agreements and approve the authorization and issuance of newly-created series A preferred stock to be issued to the purchasers in the private placement financing. In these proceedings, two directors, Mr. Landy and Mr. Kressel, each of whom is an affiliate of Warburg, disclosed to the board of directors the fact that Warburg intended to participate in the private placement, and abstained from the board actions with respect to the transactions.

      On August 29, 2002, the Tilion board of directors met telephonically. Tilion’s legal counsel reviewed with the board the terms of the proposed final drafts of the transaction documents and the corporate governance steps required to approve the merger of Tilion into a subsidiary of ours in exchange for shares of our series A preferred stock. The Tilion board then unanimously approved and adopted the Tilion merger agreement and agreed to recommend to the stockholders of Tilion the adoption of the Tilion merger agreement and the subsequent merger of Tilion into us.

      On August 30, 2002, the Viewlocity board of directors met telephonically. At the request of Viewlocity management, Viewlocity’s legal counsel reviewed for the Viewlocity board the terms of the proposed final drafts of the transaction documents. Members of the Viewlocity board then discussed with legal counsel and management the terms of the transaction documents. With one Viewlocity director, Mr. Tobin, abstaining, the Viewlocity board then approved and adopted the merger agreement and the documents related thereto and recommended that the Viewlocity shareholders adopt the merger agreement.

      The merger agreement, the stock purchase agreement and related documents were signed by us, Viewlocity, Tilion and the purchasers on August 30, 2002. On the morning of September 3, 2002, we, Viewlocity and Tilion issued a joint press release announcing the transactions.

      In the second week of September 2002, Tilion proposed to us that we restructure the form of Tilion’s investment in us from a merger between our subsidiary and Tilion to a direct purchase by Tilion of shares of our series A preferred stock by Tilion, followed by a liquidation of Tilion and distribution of our shares of Series A preferred stock to Tilion’s preferred stockholders. Our board of directors considered this proposal and determined that this restructuring did not change the substantive and economic effect of the transactions. On September 17, 2002, we exchanged draft agreements with counsel for Tilion and Viewlocity that provided for a termination of the Tilion merger agreement, and included Tilion as an investor under the Stock Purchase Agreement. The draft agreements also included restatements of the registration rights and shareholders agreements to include technical, non-substantive changes reflecting the termination of the Tilion merger agreement. In addition, we prepared a draft consent and waiver whereby Viewlocity consented to the Tilion merger termination, the restated stock purchase, registration rights and shareholders agreements and waived certain covenants in the merger agreement, and we and Viewlocity waived certain conditions to closing related to the Tilion merger agreement set forth in the merger agreement. Over the next several business days the parties negotiated these agreements, and on September 19, 2002, our board of directors met to discuss the revised agreements. At the meeting, management presented the revisions to the agreements. Based upon discussions with Bear Stearns confirming that their opinion with respect to the fairness of the consideration that we will pay and receive in the transactions is not affected by the changes to the transactions resulting from the restructuring, our board of directors then approved the amended and restated stock purchase agreement, the termination of the Tilion merger agreement, and the restatements of the registration rights and shareholders agreements and the Viewlocity consent and waiver. Following approval by Tilion and execution of the consent and waiver by us and Viewlocity, the revised agreements were executed by the parties. Tilion intends to liquidate its operations promptly following completion of the transactions and the holders of Tilion preferred stock will receive and hold shares of our series A preferred stock. The Tilion preferred stock investors will be a party to the same agreements (including the shareholders agreement, the one year lock-up agreement and the registration rights agreement) as the other purchasers.

Reasons for the Merger and the Private Placement

      In reaching its decision to approve the merger and the private placement and to recommend approval of the issuance of shares of our capital stock in connection with the merger and the private placement by our shareholders, our board of directors consulted with our management team and advisors and independently considered the proposed merger agreement and the stock purchase agreement and the transactions contemplated by such agreements.

      Our board of directors considered the following factors as reasons that the merger and the private placement will be beneficial to us and our shareholders.

     The Merger

1.	We believe the combination of our planning solutions with Viewlocity’s SCEM solutions meets a significant customer need.

•	We believe that the combined company will be the first to deliver such a solution.

•	Integrating our products with Viewlocity’s will increase their respective functionality.

•	Minimal customer overlap creates an expanded combined customer base.

•	Industry focus will now span the automotive, third party logistics providers, printing and packaging and high-tech/electronics industries.

•	We believe that because of increased size and economies of scale, the combined company will have greater financial flexibility to fill product and infrastructure gaps and to respond to competitive pressures.

2.	We believe the capitalization of the combined company will likely reduce concerns of our customers and potential customers regarding our viability.

•	As market conditions for our products and services have worsened, customers have increasingly made vendor viability a requirement in purchasing decisions.

•	Our deteriorating liquidity position would have caused us to become unable to fund continuing obligations past December 31, 2002, without new funding or profitable operations.

3.	After an extensive search by us and Bear Stearns for financing investors, and later business combination partners, Viewlocity is the only party that has made a firm proposal to combine with us.

     The Private Placement

      Prior to approving the private placement, our board of directors considered various alternatives to the private placement, including public equity offerings, high yield debt issuances and other private placements of equity securities. In approving the private placement, our board of directors concluded that the sale of series A preferred stock to the purchasers, in connection with the issuance of shares of common stock to Viewlocity’s series F preferred stockholders in the merger, presented the best course of action for us at this time.

      The material factors considered by our board of directors in making its determination to pursue the private placement include the following:

1.	the price to be paid for the series A preferred stock by the purchasers in the private placement and

2.	our need, following the completion of the merger, for additional capital.

Factors Relevant to the Merger and the Private Placement

      In the course of its deliberations, our board of directors reviewed with our management a number of other factors relevant to the transactions. In particular, our board of directors considered, among other things:

1.	information relating to the business, assets, management, competitive position and operating performance of Viewlocity, including the prospects of Viewlocity if it were to continue as an independent company and

2.	the financial presentation of Bear Stearns, including its opinion described under “Opinion of Our Financial Advisor” on page 32, to the effect that, as of the date of the opinion, the transactions considered together and not separately are fair to our shareholders, excluding Warburg, from a financial point of view.

Recommendation of Our Board of Directors

      At its meeting held on August 30, 2002, our board of directors, with two directors, Mr. Landy and Mr. Kressel, each an affiliate of Warburg, abstaining due to Warburg’s financial interest in the transactions, (1) determined that the merger, the private placement, the merger agreement and the stock purchase agreement are fair to and in the best interests of us and our shareholders and (2) determined to recommend that our shareholders approve the proposals related to the transactions. Accordingly, our board of directors recommends that our shareholders vote FOR the merger, the merger agreement, the stock purchase agreement and the issuance of shares of our capital stock to Viewlocity’s series F preferred stockholders in connection with the merger and to the purchasers in the private placement.

      In connection with the foregoing actions, our board of directors consulted with our management team, as well as our financial advisor and legal counsel, and considered the following material factors:

1.	all the reasons described above under “Reasons for the Merger and the Private Placement”;

2.	the judgment, advice and analyses of our senior management, including their favorable recommendation of the merger and the private placement and their analysis of conditions in the supply chain software industry;

3.	alternatives to the merger and the private placement, including a possible transaction with the Unsolicited Party;

4.	the lack of other suitable strategic merger partners for us;

5.	the presentations by and discussions with our senior management and representatives of our counsel and Bear Stearns regarding the terms and conditions of the merger agreement and the stock purchase agreement, which include restrictions on the conduct of our business pending closing that permit us generally to conduct our business in the ordinary course during that period;

6.	that while the merger and the private placement are likely to be completed, there are risks associated with completing the transactions and, as a result of conditions to the completion of the transactions, it is possible that the transactions may not be completed even if approved by our shareholders and Viewlocity’s stockholders;

7.	that although our relationships with customers, partners and employees may be affected negatively because of uncertainty surrounding our future status and direction, the belief of our board of directors that any negative effect would cease once the transactions are completed;

8.	the risk that the synergies and benefits sought in the transactions might not be fully achieved; and

9.	the interests that our executive officers and directors may have with respect to the transactions in addition to their interests as our shareholders generally. See “Interests of Our Directors and Executive Officers in the Transactions.”

      Our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Our board of directors relied on the analysis, experience, expertise and recommendation of our management team and relied on Bear Stearns, our financial advisor, for analyses of the financial terms of the transactions. See “Opinion of Our Financial Advisor.”

      In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with our management team and legal, financial and accounting advisors. In considering the factors described above, individual members of our board of directors may have given different weight to different factors.

      Our board of directors considered all these factors as a whole, and overall considered the factors to be favorable and to support its determination. However, the general view of our board of directors was that factors 6, 7, and 8, described above were uncertainties, risks or drawbacks relating to the transactions, but that the other reasons and factors described above were generally considered favorable.

Opinion of Our Financial Advisor

      The full text of the written opinion, which sets forth the assumptions made, procedures followed and matters considered by Bear Stearns, is set forth as Annex B to this proxy statement. Our shareholders are urged to read carefully Bear Stearns’ written opinion in its entirety.

     Overview

      Our board of directors retained Bear Stearns to act as its financial advisor in connection with the acquisition of Viewlocity and the private placement. At the August 30, 2002 meeting of our board of directors, Bear Stearns delivered its oral opinion, subsequently confirmed in writing, that as of August 30, 2002, and based on and subject to the assumptions made in its opinion, the consideration to be paid by us to the Viewlocity stockholders and the proceeds to be received by us from our private placement, when taken together and not separately, are fair, from a financial point of view, to the public holders of our common stock, excluding Warburg. In the second week of September, we and Tilion decided to restructure the form of Tilion’s investment in us from a merger of Tilion with our subsidiary to a direct purchase of our series A preferred stock by Tilion (followed by a liquidation of Tilion and distribution of our shares of series A preferred stock to Tilion’s preferred stockholders). Bear Stearns reviewed the relevant amended and restated documents and concluded in a letter to our board dated September 19, 2002, included as part of Annex B, that their opinion with respect to the fairness of the consideration that we will pay and receive in the transactions was not affected by the changes to the transactions resulting from the restructuring.

      In reading the discussion of the fairness opinion presented below, our shareholders should be aware that Bear Stearns’ opinion:

•	was provided to our board of directors for its benefit and use in connection with its consideration of the acquisition of Viewlocity and the private placement and addresses only the fairness, from a financial point of view, of these transactions, when taken together and not separately, to our public shareholders, excluding Warburg;

•	does not constitute a recommendation to our board of directors in connection with the transactions;

•	does not constitute a recommendation to any of our shareholders as to how to vote with respect to the transactions;

•	does not express any opinion as to our underlying business decision to pursue the transactions, the relative merits of the transactions as compared to any alternative business and/or financing strategies that might exist for us or the effects of any other transaction in which we might engage; and

•	does not express any opinion as to the price or range of prices at which the shares of our common stock may trade subsequent to the announcement or completion of the transactions.

      The merger consideration, the form of the consideration and the terms of the merger and the private placement were determined by arm’s-length negotiations between us, on the one hand, and Viewlocity or the purchasers, as the case may be, on the other hand, and were not based on any recommendation by Bear Stearns. We did not provide specific instructions or impose any limitations on Bear Stearns with respect to the investigation made or the procedures followed by Bear Stearns in rendering its opinion.

      In connection with rendering its opinion, Bear Stearns, among other things:

•	reviewed the merger agreement and the stock purchase agreement;

•	reviewed selected publicly available information concerning us;

•	reviewed selected financial information concerning Viewlocity;

•	reviewed certain operating and financial information relating to our and Viewlocity’s business and prospects on a stand-alone basis, including budgets and projections, that we and Viewlocity provided to Bear Stearns;

•	reviewed certain estimates of cost savings and other combination benefits expected to result from the acquisition of Viewlocity provided to Bear Stearns by Viewlocity;

•	met with certain members of our and Viewlocity’s senior management to discuss each company’s respective business, operations and future prospects, as well as other matters Bear Stearns believed to be relevant to its inquiry;

•	reviewed an analysis of the hypothetical liquidation value of our operations that we provided to Bear Stearns;

•	reviewed the historical prices, trading multiples and trading volumes of our common stock;

•	reviewed publicly available financial data, stock market performance and trading multiples of companies that Bear Stearns deemed generally comparable to us and Viewlocity;

•	reviewed our pro forma financial results, financial condition and capitalization after giving effect to the transactions that we provided to Bear Stearns; and

•	conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

      Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including, without limitation, the budget, projections and estimated cost savings and other combination benefits provided to it by us and Viewlocity. With respect to the projected financial results and the estimated cost savings and other combination benefits provided by us and Viewlocity, Bear Stearns relied on representations from us and Viewlocity that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our and Viewlocity’s senior management as to the expected future performance of us and Viewlocity, in each case both on a stand-alone basis and giving effect to the merger and private placement. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the budget and projections and estimated cost savings and other combination benefits provided to it, and Bear Stearns further relied upon the assurances of our and Viewlocity’s senior management that they are unaware of any facts that would make the information, budget and projections and estimated cost savings and other combination benefits incomplete or misleading.

      In connection with its opinion, Bear Stearns considered market conditions, generally and for technology companies in particular, and discussed with our senior management the current rate at which cash is being used in our operating and financing activities, our capital needs and whether we could meet such needs on a stand-alone basis in light of our recent operating performance and financial condition and our access to capital given current market conditions and the absence of potential equity investors or strategic acquirers. Bear Stearns also considered the potential negative impact on the price of our common stock in the absence of the merger and the private placement. In addition, Bear Stearns relied upon a representation from our senior management that absent an acquisition or financing transaction, we would likely seek to cease our operations no later than December 31, 2002.

      In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of our or Viewlocity’s assets or liabilities (contingent or otherwise), nor was Bear Stearns furnished with any such appraisals. During the course of its engagement, Bear Stearns was asked by our board of directors to solicit indications of interest from various third parties regarding a transaction with us, and Bear Stearns considered the results of this solicitation in rendering its opinion. Bear

Stearns assumed that the transactions will be completed in a timely manner and in accordance with the terms of the merger agreement and stock purchase agreement without any limitations, restrictions, conditions, amendments, waivers or modifications that collectively would have a material effect on us or Viewlocity.

     Summary of Analysis

      The following is a summary of the material financial and other analyses that Bear Stearns presented to our board of directors on August 30, 2002. In order to fully understand the financial and valuation analyses used by Bear Stearns, any information presented below in tabular format must be read together with the text of each summary. The tables alone do not present a complete description of the financial and valuation analyses.

      Liquidation Value Analysis. Bear Stearns, based on information provided by us, analyzed our liquidation value assuming a liquidation on September 30, 2002, based on our July 31, 2002 balance sheet, adjusted for cash expenditures until September 30, 2002. Bear Stearns calculated a range of liquidation values for us based on a range of possible cash values for our intellectual property. Bear Stearns, based on information from us, applied a recovery percentage to the assets and a payout percentage to the liabilities. Bear Stearns determined that the total asset value (based on our estimated recovery percentage) prior to the sale of our intellectual property is $5.7 million, the value of the liabilities (based on our estimated payout percentage) before the sale of our intellectual property is $2.9 million and the additional liabilities related to liquidation are $13.4 million, resulting in a net asset value before sale of our intellectual property of $(7.7) million. Additional liabilities related to liquidation include payout of non-capitalized leases, termination pay for employees, legal fees and operating cash usage for August and September 2002. Bear Stearns looked at estimated cash values for the intellectual property in increments of $5.0 million ranging from $0 to $15.0 million. Bear Stearns also took into account a liability associated with the intellectual property of $3.4 million previously collected by us for future maintenance periods. Given this liability and the net asset value $(7.7) million, Bear Stearns observed that we would likely have a negative value at liquidation unless the cash value of our intellectual property exceeds $10.0 million.

      Comparable Company Analysis. Bear Stearns analyzed selected historical financial information for us and Viewlocity and compared that data to that of certain publicly traded companies deemed by Bear Stearns to be comparable to us. Bear Stearns calculated enterprise values based on closing stock prices as of August 28, 2002 for the supply chain planning companies comparable to us and for the supply chain execution companies comparable to Viewlocity. These comparable companies and their respective enterprise values and ratios of enterprise value to their calendar year 2003 estimated revenue (“CY 2003E Revenue”) are set forth in the tables below:

Comparable Enterprise Values — Supply Chain Execution Companies

		Enterprise Value/
	Enterprise Value	CY 2003E Revenue

	(In millions)
Descartes Systems Group Inc.	$76.1	0.82	x
EXE Technologies, Inc.	10.3	0.12
JDA Software Group, Inc.	267.3	1.04
Manhattan Associates, Inc.	551.0	2.63
Retek Inc.	162.7	0.67
Vastera, Inc.	37.0	0.44

Comparable Enterprise Values — Supply Chain Planning Companies

		Enterprise Value/
	Enterprise Value	CY 2003E Revenue

	(In millions)
Aspen Technology, Inc.	$192.0	0.43	x
FreeMarkets, Inc.	180.3	0.90
i2 Technologies, Inc.	301.5	0.64
Manugistics Group, Inc.	298.0	0.89

      No company utilized in the peer group is identical to us or Viewlocity, and accordingly, Bear Stearns’ analysis of comparable companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics. Bear Stearns observed that the comparable companies had greater cash resources than we and Viewlocity.

      Dilution of Warburg and Our Common Shareholders. Bear Stearns calculated the ownership dilution to Warburg and other holders of our common stock based upon the issuance by us of common stock and series A preferred stock in connection with the merger and the private placement, respectively. The ownership of Warburg was approximately 51.0% of basic shares outstanding prior to the transactions and will decline to approximately 14.5% of basic shares outstanding after the transactions assuming a $1.5 million investment in series A preferred stock by Warburg. The ownership of holders of our common stock, excluding Warburg, was approximately 49.0% of basic shares outstanding prior to the transactions and will be approximately 8.3% of basic shares outstanding after the transactions.

      Analysis of Value in a Liquidity Event. Bear Stearns performed an analysis of the value to be received by the holders of our common stock, assuming completion of the merger and the private placement, in the instance of a liquidity event (including a sale or liquidation). For illustrative purposes, Bear Stearns assumed such an event would occur on July 1, 2003. Bear Stearns based this analysis upon projected financial information furnished by us and Viewlocity and upon the terms of the private placement. Bear Stearns assumed a range of combined company values from $10 million to $60 million. Bear Stearns determined the initial equity value of the combined company at July 1, 2003, taking into account an assumed negative cash position of $1.6 million at July 1, 2003, calculated based on the proceeds from the private placement adjusted for transaction costs, restructuring charges, debt obligations and cash burn from operations through July 1, 2003. Bear Stearns then allocated this initial equity value between our common and series A preferred shareholders based on the terms of the private placement. Bear Stearns further assumed, based on the terms of the private placement, that the holders of our series A preferred stock would be entitled to receive, in preference to the holders of all other classes of our capital stock, the original issue price of the series A preferred stock plus any amount necessary to provide the purchasers of the series A preferred stock with an overall internal rate of return of 15% per annum. Further, based on the terms of the financing, Bear Stearns assumed that if the series A preferred shareholders elected to receive their liquidation preference, rather than convert, proceeds from a liquidation event would be distributed such that the holders of common stock would receive 8% of such proceeds and the holders of series A preferred stock would receive 92% of such proceeds until such time as the holders of the series A preferred stock have received their total liquidation preference; thereafter all additional proceeds from such liquidation event would be distributed to the common shareholders.

      Bear Stearns also analyzed the combined company values at which the series A preferred shareholders will be assumed to elect to convert their series A preferred stock voluntarily into common stock, on a one-to-one basis. The analysis assumes that the series A preferred shareholders will voluntarily elect to convert their series A preferred stock if, at the liquidity event, the combined company has a value between $45 and $50 million (i.e., at such time as the series A preferred shareholders’ 65.9% equity interest in us will provide an amount to the series A preferred shareholders greater than the maximum liquidation preference of $30.6 million).

Analysis of Equity Value to Common Shareholders in a Liquidity Event

($ in millions, except per share data)

Combined Company Value	$10.0	$20.0	$30.0	$40.0	$50.0	$60.0
Initial Equity Value	8.4	18.4	28.4	38.4	48.4	58.4
Liquidation Preference(1)	30.6	30.6	30.6	30.6	—	—
Consideration to:
Common Stock	0.7	1.5	2.3	7.8	16.5	19.9
Preferred Stock(2)	7.7	16.9	26.1	30.6	31.9	38.5
Equity value per common share	0.11	0.25	0.39	1.32	2.80	3.38

(1)	Assumes holders of our series A preferred stock voluntarily elect to convert their series A preferred stock into our common stock at such time as the series A preferred shareholders’ 65.9% equity interest in us will provide an amount to the series A preferred shareholders greater than the maximum liquidation preference of $30.6 million.

(2)	Represents the liquidation preference payable to holders of series A preferred stock until such time as they are assumed to voluntarily elect to convert their series A preferred stock into our common stock, and thereafter represents participation as holders of common stock.

      Implied Valuation Analysis. Bear Stearns reviewed the enterprise value/ estimated calendar year 2003 revenue multiples of comparable supply chain planning and supply chain execution companies. Bear Stearns applied a market enterprise value/ revenue multiple based on the median and harmonic mean of the comparable companies, excluding EXE Technologies. “Harmonic Mean” is calculated using the reciprocals of the multiples and gives equal weight to equal dollar investments in the securities whose ratios are being averaged. Bear Stearns derived (based on combined revenue projections for 2003 calendar year estimated by Viewlocity’s management) for the combined company implied enterprise value, implied equity value and implied stock price assuming a liquidation or sale of the combined company on July 1, 2003. In calculating these values, Bear Stearns prepared two scenarios based upon either a 0% or 10% discount to the market multiple of enterprise value divided by estimated 2003 calendar year revenue for comparable companies. In calculating the implied equity value, Bear Stearns made an adjustment assuming a cash balance for the combined company of $11 million and a debt balance of $6.5 million at the time of transaction close on December 31, 2002. Bear Stearns’ analyses took into account the provision of the series A preferred stock liquidation preference that 8% of the proceeds from a liquidity event plus any incremental amount over the liquidation preference of the series A preferred shareholders will be distributed to common shareholders. Bear Stearns also took into account the assumption that series A preferred shareholders would elect to convert their shares of series A preferred stock into SynQuest common stock when their 65.9% equity interest in SynQuest will provide an amount to the series A preferred shareholders greater than the maximum liquidation preference of $30.6 million.

      Based upon these analyses, Bear Stearns derived a range of implied enterprise values of $28.2 million to $35.0 million, implied equity values of $32.4 million to $39.5 million, and implied stock prices of $0.44 per share to $1.50 per share.

Implied Valuation Analysis (0% discount to market multiple)

($ in millions, except per share data)

			Implied Enterprise	Implied Equity
	Market Multiple		Value	Value	Implied Stock Price

Harmonic Mean Case	0.72	x	$31.0	$35.5	$0.83
Median Mean Case	0.82		35.0	39.5	1.50

Implied Valuation Analysis (10% discount to market multiple)

($ in millions, except per share data)

			Implied Enterprise	Implied Equity
	Market Multiple		Value	Value	Implied Stock Price

Harmonic Mean Case	0.66	x	$28.2	$32.4	$0.44
Median Mean Case	0.74		31.8	36.0	0.91

Other Considerations

      The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as the significance of each analysis and factor. In performing its analyses, Bear Stearns, at our direction and with our consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of us, Viewlocity or Bear Stearns. Any assumed estimates implicitly contained in Bear Stearns’ opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of a business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold.

      Our board of directors retained Bear Stearns based upon Bear Stearns’ qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bear Stearns has previously rendered investment banking and financial advisory services to us and Warburg and its affiliates (with respect to matters unrelated to us) and has received customary fees for rendering those services. In the ordinary course of its business, Bear Stearns may actively trade our equity securities for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

      Pursuant to an engagement letter, we agreed to pay to Bear Stearns a total advisory fee of $1.0 million upon completion of the merger and the private placement. Of this amount, $500,000 was payable upon Bear Stearns’ rendering its fairness opinion to our board of directors, and $500,000 is payable upon completion of the transactions. In addition, we agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the transactions, including the reasonable fees of and disbursements to its legal counsel. We also agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including liabilities under the federal securities laws.

Regulatory Approvals Relating to the Transactions

      We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the transactions, other than (1) filing of certificates of merger with the Secretary of State of the State of Georgia and the State of Delaware, in connection with the merger, (2) filing of articles of amendment to our Third Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia increasing our authorized preferred stock and designating the terms of the series A preferred stock and (3) filing of this proxy statement with the SEC. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

Interests of Certain Persons in the Transactions

      In considering the recommendations of our board of directors with respect to the transactions, our shareholders should be aware that certain members of our board of directors and management may have interests in the transactions that are in addition to the interests of our shareholders generally. These interests include the following:

•	Directors’ and Officers’ Insurance. For not less than six years from the closing of the transactions, we are required to maintain in effect directors’ and officers’ liability insurance policies for the current and former directors, officers, employees and agents of us or any of our subsidiaries. These policies must provide at least the same coverage, and contain terms and conditions which are no less advantageous to the directors, officers, employees and agents who are covered by them, as our policies in effect on August 30, 2002 (the date of the signing of the transaction documents) with respect to our directors, officers, employees and agents.

•	Employment Agreements; Changes in Control. Each of our named executive officers has entered into an employment agreement with us. Each employment agreement provides, among other things, that upon constructive termination or termination for any reason other than cause, the officer will be entitled to a lump sum severance payment. On May 20, 2002, the employment agreement of each of the named executive officers was amended to clarify that the officer could terminate his employment within 30 days after a change of control of SynQuest occurs and that such action would be considered termination without cause under the employment agreement if there also occurred a change in the title, role or responsibilities of either our current chairman and chief executive officer or president and chief operating officer within the six month period prior to or the four month period following the change in control.

The completion of the transactions will constitute a change in control, and neither our current chairman and chief executive officer nor our president and chief operating officer will be retained by us in their current capacities following the transactions. Accordingly, pursuant to such provisions, upon the completion of the transactions, Mr. Trino will be entitled to a lump sum severance payment equal to 100% of his current base salary of $275,000; Mr. Bartels will be entitled to a lump sum severance payment equal to the greater of $220,000 or 100% of his current base salary of $250,000; Mr. Harvey will be entitled to a lump sum severance payment equal to the greater of $260,000 or 100% of his current base salary of $260,000; and Mr. Nall will be entitled to a lump sum severance payment equal to 50% of his current base salary of $205,000, but in no event less than $92,500.

•	Stay Bonuses. On June 6, 2002, each of the named executive officers received a letter agreement providing that if we should complete a merger, a sale of all or substantially all of our assets or a business combination before March 31, 2003 (each such event, a “Triggering Event”), then the officer will be entitled to receive a “stay bonus” if (1) his employment is actually or constructively terminated in connection with the Triggering Event and he continues with us for the time as he is asked by us to do so not to exceed four months or (2) he accepts a position, or continues in his position, with the surviving entity following the completion of the Triggering Event and is terminated within six months after the Triggering Event. In addition, the named executive officer is entitled to receive the stay bonus if he is terminated for any reason other than cause prior to March 31, 2003 if no Triggering Event has occurred as of his termination. The amount of the stay bonus is equal to one-third of such officer’s then-current base salary. The transactions, if completed, will constitute a Triggering Event and each officer will be entitled to receive a stay bonus equal to four months of such officer’s then current base salary if terminated as described above (in addition to the lump sum severance payments described above).

PROPOSAL 1 —

APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND
THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN THE MERGER

General

      The merger agreement provides that, subject to satisfaction of certain conditions, Viewlocity will be merged with and into us, and that following the merger, the separate existence of Viewlocity will cease and we will continue as the surviving corporation. When the merger occurs:

•	the issued and outstanding shares of Viewlocity’s common stock will be converted into the right to receive an aggregate of $1,000;

•	the issued and outstanding shares of Viewlocity’s series E convertible preferred stock will be converted into the right to receive an aggregate of $1,000;

•	the issued and outstanding shares of Viewlocity’s series F convertible preferred stock will be converted into the right to receive an aggregate of 2,946,867 shares of our common stock; meaning that each issued and outstanding share of Viewlocity’s series F preferred stock will be converted into the right to receive a number of shares of our common stock to be determined by dividing 2,946,867 shares by the total number of shares of Viewlocity’s series F preferred stock outstanding immediately prior to the effective time of the merger; and

•	the issued and outstanding share of Viewlocity’s series F-1 convertible preferred stock will be converted into the right to receive an aggregate of $1,000.

      None of our shareholders are entitled to exercise dissenter’s rights in connection with the merger.

      We have entered into the merger agreement, dated as of August 30, 2002, with Viewlocity. The merger agreement is attached to this proxy statement as Annex C. You should read the merger agreement carefully. It is the agreement that governs the terms of the merger. The following summarizes the terms of the merger agreement.

      In the merger, Viewlocity will be merged with and into us. We will be the surviving corporation and will continue our corporate existence under the laws of the State of Georgia, and the separate existence of Viewlocity will cease. As consideration for the merger, we will issue a total of 2,946,867 shares of our common stock to Viewlocity’s series F preferred stockholders. As described above, holders of other classes and series of Viewlocity capital stock will receive nominal cash consideration in the merger.

Effective Time of the Merger

      The merger agreement provides that the closing of the merger will take place as soon as practicable and contemporaneously with the closing of the private placement, or at such other time as the parties agree. Concurrently with the closing, we and Viewlocity will file certificates of merger and all other necessary documents with the Secretary of State of the State of Georgia and the Secretary of State of the State of Delaware, respectively, to complete the merger. The merger will become effective at the time the certificates of merger have been accepted by the respective Secretaries of State, or at another time as the parties may agree, which will be specified in the certificates.

      Completion of the merger could be delayed if there is a delay in satisfying other conditions to the merger. There can be no assurances as to whether, and on what date, the conditions will be satisfied or that the parties will complete the merger. If the merger is not completed on or before January 31, 2002, either we or Viewlocity may terminate the merger agreement, except that a party may not terminate the merger agreement if that party’s failure to fulfill any of its obligations under the merger agreement has been the cause of the merger not being completed by that date.

Treatment of Stock Options

      All warrants and options to purchase Viewlocity capital stock outstanding as of the effective time of the merger will be terminated and have no further force and effect. On or before the effective time of the merger, all Viewlocity employee stock option plans will terminate and be of no further force and effect. All warrants and options to purchase our capital stock outstanding as of the effective time of the merger will continue in accordance with their terms, but all options to purchase our capital stock will become immediately exercisable in full as of the effective time of the merger.

Surrender and Exchange of Share Certificates

      At the closing, we will supply certificates evidencing our common stock issuable in exchange for outstanding shares of Viewlocity’s series F preferred stock, and cash in an amount sufficient for payment of the consideration payable upon surrender of Viewlocity’s common stock, Viewlocity’s series E preferred stock and Viewlocity’s series F-1 preferred stock.

      As soon as reasonably practicable after the effective time of the merger, we or our agent will send to persons who held Viewlocity capital stock immediately before the merger became effective transmittal materials containing instructions for use in effecting the exchange of their stock certificates for the merger consideration payable to them. Holders of Viewlocity capital stock immediately prior to the effective time of the merger, upon surrender to us or our agent of their stock certificate or certificates and the acceptance of such certificate or certificates by us or our agent in accordance with the instructions to be provided by us or our agent, will receive the merger consideration owed to such holder pursuant to the merger agreement. Until so surrendered, each certificate evidencing Viewlocity capital stock that, prior to the effective time of the merger, represented shares of Viewlocity capital stock will be deemed from and after the effective time of the merger, for all corporate purposes to represent the right to receive upon surrender of the certificate, the applicable merger consideration. No interest will be paid or will accrue on any cash payable to holders of certificates of Viewlocity capital stock for cash in lieu of fractional shares or nominal cash received as discussed above.

      If we change the number of shares of our common stock issued and outstanding as a result of a stock split, stock dividend, reverse stock split or similar recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction and the record date or the effective date for such an event is prior to the effective time of the merger, the number of shares of our common stock to be delivered in the merger will be adjusted appropriately to reflect such an event.

Representations and Warranties

      Both we and Viewlocity made customary representations and warranties in the merger agreement relating to various aspects of our respective businesses and financial statements and other matters, including, among other things:

•	each party and their respective subsidiaries’ organization, qualification and good standing;

•	capital structure;

•	authority to enter into, and carry out the obligations under, the merger agreement and the enforceability of the merger agreement;

•	the accuracy of financial statements;

•	the accuracy of the information supplied for inclusion in any document to be filed, or incorporated by reference, by us with the SEC;

•	the absence of conflicts, violations or defaults under our organizational documents, applicable laws and agreements;

•	the absence of material litigation matters;

•	compliance with tax laws and other tax matters;

•	pension, benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974;

•	compliance with applicable laws and agreements;

•	rights and obligations under certain contracts;

•	title, condition, operation and insurance status of properties and assets;

•	compliance with environmental laws and other environmental, health and safety matters;

•	ownership and licensing of intellectual property and software;

•	ownership and preservation of rights in proprietary information;

•	absence of certain agreements and/or other relationships with officers, directors and other related parties;

•	a listing of major vendors and customers;

•	collectibility of accounts receivable;

•	solvency;

•	legality and effectiveness of all previous merger or other business combinations and other corporate actions;

•	compliance with all applicable labor laws;

•	absence of convictions or pending prosecution of officers and directors, and subsidiaries’ officers and directors, for criminal fraud, embezzlement or any similar crime;

•	approval and recommendation of the merger by the respective board of directors of Viewlocity and us in accordance with applicable law;

•	vote required to approve the merger by shareholders;

•	execution of a voting agreement with specific shareholders concerning the merger;

•	execution of the registration rights agreement;

•	absence of a stockholder rights agreement and other similar takeover defenses that would affect the merger;

•	accuracy of disclosure of information relating to the merger;

•	the availability of our credit agreement with Warburg, Pincus Investors, L.P.; and

•	the status of our listing on the Nasdaq SmallCap Market.

      The representations and warranties of each party will expire at the effective time of the merger or upon termination of the merger agreement in accordance with its terms except for Viewlocity’s representation and warranty as to its capitalization, which will survive for 180 days following the completion of the merger.

Conduct of Business Prior to the Merger

      Both we and Viewlocity have agreed, that during the period from the date of the merger agreement through the effective time of the merger:

•	to carry on our respective businesses in the ordinary course of business consistent with prior practice and to use all commercially reasonable efforts to preserve intact current business organizations and

•	to keep available the services of current officers and employees and to preserve the current relationships with customers, suppliers, licensors and licensees and other persons with whom we have business dealings.

      In addition, the merger agreement places specific restrictions on both our and Viewlocity’s ability to, among other things and with some exceptions:

•	declare or pay any dividends or make other distributions;

•	split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock;

•	repurchase or otherwise acquire any shares of capital stock;

•	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of our capital stock or authorize or propose the issuance, delivery or sale of, any shares of capital stock, any securities convertible into capital stock or any options, warrants or other similar rights to acquire any capital sock, except for the issuance of warrants for Viewlocity series F preferred stock in connection with bridge financing efforts prior to the closing of the merger;

•	amend or modify any organizational documents;

•	except for the Viewlocity subsidiary merger, merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $5,000 or greater;

•	except for any transaction by Viewlocity involving its Viewlocity Japan subsidiary, sell, lease, license, mortgage, or otherwise encumber or dispose of any of our properties or assets in a single transaction or a series of transactions in which the aggregate consideration is $5,000 or greater, other than in the ordinary course of business consistent with past practice;

•	incur any indebtedness for borrowed money or guarantee any indebtedness for another or enter into any transaction having a similar economic effect, provided that the line of credit with Warburg, Pincus Investors, L.P. may be amended and that the private placement may be completed;

•	pay, loan or advance (other than in the ordinary course of business or as may be required by any applicable agreement) an amount in excess of $5,000 to, or sell, transfer or lease any properties or assets to or enter into any material contract with, any of our officers or directors or any affiliate or “associate” of our officers and directors;

•	make or agree to make any new capital expenditure or expenditures in excess of $75,000;

•	make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability or tax attributes or settle or compromise any material tax liability;

•	pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation, other than in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in our respective financial statements or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement;

•	adopt or amend any benefit plans or stock option plans or enter into any employment contract or collective bargaining agreement (other than as described in this proxy statement and other than in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus, increase the salaries or fringe benefits of any director, officer, employee or consultant other than in the ordinary course of business, consistent with past practice;

•	amend or terminate any existing employment, severance, consulting, or other compensation agreement or arrangement or enter into any new employment, severance, consulting or other compensation agreement or arrangement or increase in any manner the base compensation of, or enter into any new bonus or incentive agreement with any directors or officers;

•	make any significant change in the accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or U.S. GAAP;

•	take any action or fail to take any action that would cause the representations and warranties by either us or Viewlocity, as the case may be, to no longer be true and correct; or

•	authorize, commit or agree to take, any of the foregoing actions.

Access to Information and Confidentiality

      The merger agreement provides that we and Viewlocity will, and will cause our respective officers, directors, employees, representatives and advisors to:

•	afford the other party reasonable access to personnel, properties, customers, contracts, books and records, and other documents and data;

•	furnish the other party with copies of all contracts, books and records, and other existing documents and data as it may reasonably request; and

•	furnish the other party with such additional financial, operating, and other data and information as it may reasonably request.

Notification

      The merger agreement provides that we and Viewlocity shall promptly advise each other of:

•	any representation or warranty made by the notifying party in the merger agreement becoming untrue or inaccurate in any material respect;

•	the failure of the notifying party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; and

•	any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the covenants set forth in the merger agreement to be satisfied.

Agreement Not to Solicit Other Offers

      Except for the private placement, both parties have agreed not to solicit, initiate, encourage or facilitate any inquiries or proposals with respect to any recapitalization, merger, consolidation, or other business combination. Furthermore, both parties have agreed not to engage in the acquisition or sale of any capital stock or any material portion of assets (except as contemplated by the merger agreement).

Commercially Reasonable Efforts/Further Assurances

      We and Viewlocity agree to use commercially reasonable efforts to take, or cause to be taken, all actions to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to accomplish the following:

•	the taking of all reasonable acts necessary to cause the conditions to closing to be satisfied (including commercially reasonable efforts to satisfy all conditions to closing and perform or comply with all covenants and obligations of the stock purchase agreement in accordance with its terms);

•	the obtaining of all necessary consents and approvals from governmental authorities, the making of all necessary registrations and filings, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental authority;

•	the obtaining of all necessary consents, approvals or waivers from third parties;

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

      In addition, subject to certain limited exceptions, the respective board of directors of us and Viewlocity each shall (1) use commercially reasonable efforts to take all action necessary to ensure that no state takeover statute or similar statute is applicable to the merger agreement, or any of the other transactions contemplated by the merger agreement and (2) if any state takeover statute or similar statute becomes applicable to the merger agreement or any other transactions contemplated by the merger agreement, use commercially reasonable efforts to take all action necessary to ensure that the merger and the other transactions contemplated by the merger agreement may be consummated.

Escrow

      The merger agreement provides that the holders of Viewlocity’s series F preferred stock, whom we refer to as the “Viewlocity indemnifying stockholders”, will indemnify us against any loss resulting from or arising out of any breach of Viewlocity’s representations and warranties regarding its capitalization.

      Of the shares of our common stock to be issued at closing, we will deposit a portion, 147,343 shares, with an escrow agent to secure the Viewlocity indemnifying stockholders’ indemnification obligation. However, the Viewlocity indemnifying stockholders’ indemnification obligation will be limited to claims made within 180 days after the closing of the merger. If no claims for indemnity are made within the 180 day period, the shares of common stock held in escrow will be distributed on a pro rata basis to the Viewlocity indemnifying stockholders.

Board Recommendations

      Under the terms of the merger agreement, we and Viewlocity have each represented and warranted that our respective board of directors has:

•	determined that the merger agreement and the merger are advisable and in the best interest of its shareholders and

•	resolved to recommend the approval of the merger, the merger agreement and the issuance of shares of our common stock to Viewlocity’s series F preferred stockholders in the merger.

Public Announcements

      We and Viewlocity will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by the merger agreement, except as we may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or trading system or as either party may determine is required by court order.

Employee Benefits

      We currently anticipate that Viewlocity will terminate all Viewlocity employee benefit plans at or prior to the effective time of the merger.

Conditions Precedent

Conditions to the Obligations of Each Party

      Our obligation and the obligation of Viewlocity to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	all consents and approvals from any governmental authority shall have been obtained and all filings or other registrations with any governmental authority shall have been made except for those that individually or in the aggregate would not have a material adverse effect on Viewlocity or us, as applicable;

•	all necessary consents, approvals and waivers from third parties shall have been obtained, except where the failure to obtain such consents, approvals and waivers would not have a material adverse effect;

•	no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental authority shall be in effect enjoining or otherwise prohibiting the merger or which is reasonably likely to have a material adverse effect on Viewlocity or us; and

•	all conditions precedent to the closing of the private placement, except for the completion of the merger, must have been satisfied or waived, and the private placement will close contemporaneously with the closing of the merger.

     Additional Conditions to Our Obligations

      Our obligation to effect the merger is also subject to the following conditions:

•	Viewlocity’s representations and warranties qualified as to material adverse effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a material adverse effect on Viewlocity, in each case as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the covenants and obligations that Viewlocity is required to perform or to comply with pursuant to the merger agreement at or prior to the closing must have been duly performed or complied with (as applicable) in all material respects or waived in writing by us;

•	the merger agreement and the merger must have been approved by our shareholders in accordance with our articles of incorporation and the Georgia Business Corporation Code;

•	Viewlocity must have obtained all approvals required by the merger agreement and such approvals must be in full force and effect; and

•	each of the following documents must have been received by us: (1) the certificate of merger duly executed by an officer of Viewlocity; (2) an opinion from Bear Stearns that the merger and the private placement are fair to us and our shareholders from a financial point of view, in a form reasonably satisfactory to us; (3) a certificate executed by an executive officer of Viewlocity to the effect that certain of the conditions precedent to our obligations to close have been satisfied in all material respects; and (4) a certificate executed by each of the chief executive officer and the chief financial officer of Viewlocity that the Viewlocity financial statements fairly represent in all material respects the consolidated financial position of Viewlocity and its subsidiaries and the consolidated results of operations and cash flows as of and for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount or effect.

     Additional Conditions to Viewlocity’s Obligations

      Viewlocity’s obligation to effect the merger is also subject to the following conditions:

•	our representations and warranties qualified as to material adverse effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a material adverse effect on us, in each case as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the covenants and obligations that we are required to perform or to comply with pursuant to the merger agreement at or prior to the closing must have been duly performed or complied with (as applicable) in all material respects or waived in writing by Viewlocity;

•	the merger agreement and the merger shall have been approved by the Viewlocity stockholders in accordance with Viewlocity’s certificate of incorporation and the Delaware General Corporation Law;

•	we must have obtained all approvals required by the merger agreement and such approvals must be in full force and effect; and

•	each of the following documents shall have been delivered to Viewlocity: (i) the certificate of merger duly executed by one of our officers, (ii) a certificate executed by an executive officer of us to the effect that certain of the conditions precedent to Viewlocity’s obligation to close have been satisfied in all material respects, and (iii) evidence that we have complied with the applicable provisions of Section 906 of the Sarbanes-Oxley Act of 2002 through the closing date.

Material Adverse Effect

      “Material adverse effect” is defined in the merger agreement to mean any circumstance, change in, or effect on the assets, liabilities, results of operation, business or affairs of a party or of any of its subsidiaries that would, individually or in the aggregate with any other circumstances, (i) materially impair its ability to conduct its business as presently being conducted or (ii) would prevent or materially delay the party from consummating the merger and fulfilling its other obligations under the merger agreement. The following are specifically excluded from the definition of a material adverse effect with respect to Viewlocity or us: (1) changes or effects caused by the announcement of the merger and (2) changes or effects resulting from actions or omissions of Viewlocity or us, as the case may be, taken with the prior written consent of the other party or consistent with the provisions of the stock purchase agreement, the registration rights agreement or the shareholders agreement. Lastly, the “Viewlocity Japan transaction” (as defined in the merger agreement) is not deemed to have a material adverse effect on Viewlocity.

Termination

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger:

•	by Viewlocity or us if a breach of any provision of the merger agreement has been committed by the other party that would have a material adverse effect on the breaching party, which breach could not reasonably be expected to be cured prior to January 31, 2003;

•	(1) by either party if any of the conditions precedent to both our and Viewlocity’s obligation to close have not been satisfied as of the closing date or if satisfaction of a condition precedent is or becomes impossible; (2) by us if any of the conditions precedent to our obligation to close has not been satisfied as of the closing date or if satisfaction of a condition precedent is or becomes impossible (other than through our failure to comply with our obligations under the merger agreement) and we have not waived the condition precedent; or (3) by Viewlocity, if any of the conditions precedent to Viewlocity’s obligation to close have not been satisfied as of the closing date or if satisfaction of a condition precedent is or becomes impossible (other than through the failure of Viewlocity to comply with its obligations under the merger agreement) and Viewlocity has not waived the condition precedent;

•	by mutual consent of Viewlocity and us; and

•	by either Viewlocity or us if the closing has not occurred on or before January 31, 2003, or a later date as the parties may agree (unless the failure to close is the result of the party seeking termination).

Amendments

      The merger agreement may be amended by the parties by action taken by their respective board of directors at any time prior to the effective time of the merger; provided, however, that after the approval by our shareholders or the Viewlocity stockholders, no amendment may be made, except amendments that have received the requisite shareholder approval or amendments that are permitted to be made without shareholder approval under the Georgia Business Corporation Code and/or the Delaware General Corporate Law, as applicable. The merger agreement may only be amended by written instrument signed by each of the parties and any amendment is subject to the written approval of the purchasers under the stock purchase agreement.

Extension/Waivers

      At any time prior to the effective time of the merger, a party may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	subject to certain limited exceptions, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement and the stock purchase agreement.

      To be effective, any waiver must be in writing and signed by each of the parties.

      In connection with the Tilion merger termination and the amendment and restatement of the stock purchase, shareholders and registration rights agreements, Viewlocity and us executed a consent and waiver consenting to those agreements and waiving certain of our covenants and certain of Viewlocity’s and our conditions to closing related to the Tilion merger contained in the merger agreement.

Fees and Expenses

      Each of Viewlocity and us will pay our respective expenses incurred in connection with the preparation, execution and performance of the merger, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of the merger agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of the merger agreement by another party.

Voting Agreement

      Warburg, our current majority shareholder, and Timothy Harvey, our president, are each a party to a voting agreement, dated August 30, 2002, pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of the merger agreement, the merger and the issuance of shares of our common stock in the merger. The shares subject to the voting agreement represent in the aggregate slightly more than 50% of the outstanding voting power of the common stock entitled to vote at the annual meeting.

Past Contacts, Transactions or Negotiations

      Other than as described in the “Background of the Merger and the Private Placement,” we and Viewlocity have not had any past contacts, transactions or negotiations.

Material Federal Income Tax Consequences of the Merger

      For federal income tax purposes, neither we nor our shareholders will recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. If the merger does qualify as a reorganization, we will succeed to Viewlocity’s net operating loss carryforwards and other tax attributes, but our use of these tax attributes (as well as our use of our own tax attributes) after the merger will be limited under Section 382 of the Internal Revenue Code, as described below.

      Under Section 382 of the Internal Revenue Code, net operating loss carryforwards and certain other tax attributes of a corporation that experiences an “ownership change” (generally, a 50% or greater shift in stock ownership over a three-year period) are subject to an annual limitation, which is determined by multiplying the fair market value of the corporation’s stock (as determined immediately before the ownership change) by a specified rate of interest referred to as the “long-term tax-exempt rate.” For ownership changes occurring in October 2002, the “long-term tax-exempt rate” is 4.78%. The rate may be higher or lower in the month in which the merger closes. The merger, together with the issuance of shares of our series A preferred stock to the investors in the private placement, is expected to result in an “ownership change” of both us and Viewlocity. Therefore, our use of our own net operating loss carryforwards and other tax attributes, as well as our use of Viewlocity’s net operating loss carryforwards and other tax attributes that are acquired in the merger, will be limited under Section 382 of the Internal Revenue Code.

Accounting Treatment of the Merger

      The merger will be treated as a “reverse acquisition” for accounting purposes. Generally accepted accounting principles require that in a business combination effected through the issuance of shares or other equity interests, a determination be made as to which entity is the accounting acquiror. This determination is essentially based on the relative voting rights in the combined entity held by existing shareholders of each of the combining companies, the composition of the board of directors of the combined entity, and the expected composition of executive management of the combined entity. Based on an assessment of the relevant facts and circumstances existing with respect to the merger, it has been determined that Viewlocity will be the accounting acquiror.

      Accordingly, the merger will be treated as a reverse acquisition, meaning that the purchase price, comprised of the fair value of the shares exchanged plus applicable transaction costs, will be allocated to the fair value of our tangible and intangible assets and liabilities, with any excess being considered goodwill. Upon closing of the merger, Viewlocity will be treated as the continuing reporting entity, and thus Viewlocity’s historical results will become those of the continuing combined company. The combined company’s results will include the results of both us and

Viewlocity commencing on the date of closing of the merger. For more information, see the Unaudited Pro Forma Financial Statements included elsewhere in this proxy statement.

Recommendation of our Board of Directors

      Our board of directors recommends that our shareholders vote FOR the merger, the merger agreement and the issuance of shares of our common stock to Viewlocity’s series F preferred stockholders in the merger.

PROPOSAL 2 — APPROVAL OF THE STOCK PURCHASE AGREEMENT

AND THE ISSUANCE OF SHARES OF SERIES A
PREFERRED STOCK IN THE PRIVATE PLACEMENT

The Stock Purchase Agreement

      We have entered into the stock purchase agreement, as amended and restated as of September 20, 2002, with Tilion, Inc., Battery Ventures IV LLC, Liberty Mutual Insurance Company, Warburg, Pincus Investors, L.P., Ticonderoga E-Services Fund II, L.P. and Jeffrey Simpson, who will be our chief executive officer following the completion of the transactions. Together, these investors are referred to as the purchasers. The stock purchase agreement is attached to this proxy statement as Annex D. You should read the stock purchase agreement carefully. It is the agreement that governs the terms of the private placement. The following summarizes the terms of the stock purchase agreement.

General

      The stock purchase agreement provides that, at the closing, we will issue up to 13.2 million shares of our newly created series A preferred stock for a purchase price of $2.50 per share, or an aggregate investment of up to $33 million.

      Under the stock purchase agreement, purchasers have subscribed for 11 million shares of series A preferred stock for total consideration of $27.5 million. Up to an additional 1 million shares, for total consideration of $2.5 million, may be issued under the stock purchase agreement to existing purchasers or other persons if agreed by us and a majority-in-interest of the purchasers. Up to $5.5 million of the total consideration could be paid through cancellation of bridge loans extended to us or Viewlocity as described below.

      The amount that a purchaser pays for its series A preferred stock in the private placement at the closing may be offset by the amount that the purchaser loans to us or Viewlocity prior to the completion of the private placement under authorized bridge loan arrangements. A bridge loan from a purchaser will be converted into one share of series A preferred stock for each $2.50 of the bridge loan, and the cash amount payable by the purchaser at the closing under the stock purchase agreement will be reduced by the amount loaned to us or Viewlocity. If a purchaser loans Viewlocity an amount greater than the purchaser’s investment commitment, then that purchaser’s investment commitment will be increased by such amount and we will issue and sell additional shares of series A preferred stock to that purchaser.

      We have a credit agreement with Warburg, our majority shareholder and a purchaser in the private placement, that currently permits us to borrow up to $3 million. Warburg has loaned us $1.5 million under the credit agreement to date, and that amount will be converted into 600,000 shares of series A preferred stock at closing. Accordingly, Warburg’s investment commitment under the stock purchase agreement will be satisfied. If Warburg loans us more than $1.5 million under the credit agreement, we will repay the first $500,000 in excess of $1.5 million following the closing of the private placement and the remainder (up to the full $3 million available to us under the credit agreement) will be converted into one share of series A preferred stock for each $2.50 in loans and Warburg’s investment amount will be increased by the amount of the loan over $2 million. In addition, if requested by us, Warburg may, in its sole discretion, loan us up to an additional $2 million (for an aggregate of $5 million) prior to the completion of the private placement. If Warburg loans us any of this additional amount, that amount may, at Warburg’s option, also be converted by Warburg into one share of series A preferred stock for each $2.50 in loans and Warburg’s investment commitment will be increased by the amount of the additional loan.

      While we would be authorized to issue up to 13.2 million shares of series A preferred stock, for total consideration of up to $33 million, we do not currently expect the number of shares of series A preferred stock issued in the private placement to exceed 11 million, with total consideration to us of $27.5 million.

Conditions Precedent

      The closing of the private placement is conditioned upon the satisfaction of a number of conditions, including the following:

•	there must be no legal restraints against any party to the stock purchase agreement which would prohibit the consummation of the private placement, and any required governmental or third-party approvals must have been obtained;

•	our representations and warranties in the stock purchase agreement must be true and correct in all material respects and we must have performed our obligations under that agreement in all material respects;

•	the amendment to our Third Amended and Restated Articles of Incorporation and the certificate of designations of the series A preferred stock must have been filed with the Secretary of State of the State of Georgia;

•	all conditions precedent to the closing of the merger, with the exception of the closing of the private placement, must have been satisfied;

•	our counsel must deliver its executed legal opinion to each purchaser;

•	each purchaser must receive:

•	evidence from us that we have complied with the applicable provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and

•	a certificate executed by each of the chief executive officer and chief financial officer of Viewlocity, to the effect that the Viewlocity financial statements fairly present in all material respects the consolidated financial position of Viewlocity and its subsidiaries and the consolidated results of operations and cash flows as of and for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount or effect.

•	our “Liabilities,” as defined in the stock purchase agreement, as of September 30, 2002, must not exceed $9,000,000. On or before October 15, 2002, we must deliver to each purchaser, a certificate executed by our chief financial officer (or another appropriate officer), confirming that we have (or have not) satisfied the conditions set forth in this bullet; and

•	at least one of the following two conditions must be satisfied:

•	our total “Revenue” (as defined in the stock purchase agreement), together with Viewlocity’s on a combined basis, must equal or exceed $5,000,000 for the three-month period ending September 30, 2002, or

•	our total Revenue, together with Viewlocity’s on a combined basis, for the three-month period ending September 30, 2002, must equal or exceed $3,800,000, and as of September 30, 2002, we and Viewlocity must either have signed license agreements with, or still be in active negotiations with certain “Qualifying Pipeline Customers” (as defined in the stock purchase agreement).

On or before October 15, 2002, we must deliver to each purchaser a certificate executed by our chief financial officer (or other appropriate officer) confirming that we have (or have not) satisfied the conditions set forth in this item.

•	the obligation of Tilion to invest $13 million in the private placement is contingent on the receipt by us of at least $10 million from other purchasers under the stock purchase agreement.

Termination

      In addition to terminating upon consent of us and each purchaser, either we or any purchaser, as to that purchaser, may terminate the stock purchase agreement if the private placement has not been completed on or before January 31, 2003. This right to terminate the stock purchase agreement will not be available to any party whose failure to fulfill any obligation under the stock purchase agreement has been the cause of or resulted in the failure to complete the private placement by that date.

      In addition, each purchaser, as to such purchaser, may terminate the stock purchase agreement under the following circumstances:

•	if we have not satisfied the two conditions concerning Liabilities and Revenue specified in the two bullets set forth above under “Conditions Precedent,” by providing written notice of its exercise of such termination rights to us within five days following receipt of the certificates described in the bullets. If we have not received written notice of the exercise of the termination rights within the time period specified in the preceding sentence, then the conditions set forth in such bullets will be deemed satisfied and the terms of the conditions fulfilled or

•	if we have breached any provision of the stock purchase agreement that would have a material adverse effect on us, which breach could not reasonably be expected to be cured by us prior to January 31, 2003.

Indemnification

      We have agreed to indemnify each purchaser and its affiliates to the fullest extent permitted by law from and against all “losses” (as defined in the stock purchase agreement) incurred by them resulting from or arising out of our breach of any representation or warranty, covenant or agreement contained in the stock purchase agreement.

Survival of Representations and Warranties

      All of our representations, warranties and indemnities made in the stock purchase agreement will survive until the date that is 90 days from the completion of the private placement.

Terms of the Series A Preferred Stock

      The terms of the series A preferred stock are set forth in the articles of amendment to our Third Amended and Restated Articles of Incorporation, a copy of which is included as Annex A to this proxy statement. The following is a summary of the terms of the series A preferred stock:

•	The series A preferred stock is convertible into common stock at any time at a ratio of one share of common stock for each share of series A preferred stock converted, subject to adjustments for stock splits and other customary events.

•	Dividends on the series A preferred stock will accrue at a rate of 7% per year and are cumulative.

•	We will not declare or pay out any cash dividends during the two-year period following the completion of the transactions.

•	Except as described below, the series A preferred stock has priority over our common stock in any liquidation, dissolution or winding up of us, and in connection with allocation of proceeds in any merger, acquisition, sales of all or substantially all of our assets, or similar major corporate transactions (other than the merger and certain qualified public offerings) (collectively referred to as a “liquidation event”). In the event of a liquidation event, holders of the series A preferred stock will be entitled to receive $2.50 per share and an additional amount such that the holders will receive a total return equal to a 15% internal rate of return (including dividends) per year compounded annually. Notwithstanding the series A preferred stock priority, in connection with any such liquidation event, the holders of our common stock will be entitled to receive 8% of the proceeds available to our shareholders (pro rata, in accordance with share ownership) until the series A preferred stock liquidation preference is satisfied. After the series A preferred stock liquidation preference is satisfied, the remaining proceeds will be distributed to the holders of our common stock.

•	Generally, shares of series A preferred stock vote as one class with our common stock on an as-converted to common basis.

•	Shares of series A preferred stock are convertible to our common stock at any time at the option of the holder. The initial conversion rate of series A preferred stock to common stock is one to one, subject to adjustment in specific circumstances. Shares of series A preferred stock will be automatically converted to our common stock upon (1) a public offering of our common stock meeting certain thresholds, (2) the vote of two-thirds of the then outstanding shares of series A preferred stock, or (3) our common stock attaining a $10.00 closing price for at least 100 of 120 consecutive trading days.

•	The series A preferred stock is not redeemable by us.

The Shareholders Agreement

      We have entered into an amended and restated shareholders agreement, dated as of September 20, 2002, with some of the parties to the stock purchase agreement and other persons who will be our shareholders upon consummation of the transactions. These parties are collectively referred to as the investors. The investors as a group will own an aggregate of approximately 83% of our voting stock after the transactions assuming consideration in the private placement of $27.5 million. The shareholders agreement is attached to this proxy statement as Annex G. You should read the shareholders agreement carefully.

      At each meeting of shareholders held for the purpose of electing directors, the shareholders agreement provides that the investors will vote the securities owned by them to cause our board of directors to consist of seven members constituted as follows:

•	one member designated by Battery, a purchaser under the stock purchase agreement, except that if Battery at any time holds less than 25% of the number of shares of series A preferred stock held by it at the completion of the transactions, then this member of the board will be designated by a majority-in-interest of the holders of series A preferred stock;

•	one member designated by North Bridge, which is a stockholder of Tilion and a party to the shareholders agreement except that if North Bridge, at any time holds less than 25% of the number of shares of series A preferred stock held by it at the completion of the transactions, then this member of the board will be designated by a majority-in-interest of the holders of series A preferred stock;

•	our chief executive officer, who as of the completion of the transactions will be Jeffrey Simpson; and

•	four members to be designated annually by a majority of the full board of directors then in office, each for a term of one year, and at least three of whom will be independent directors, as defined by applicable federal law and by the rules issued by any national securities exchange or automated quotation system on which our securities are then listed.

      The shareholders agreement provides that directors designated by North Bridge and Battery will also be represented on the compensation committee and, subject to compliance with applicable federal law and the rules issued by any national securities exchange or automated quotation system on which our securities are then listed, the audit committee of our board of directors.

      For a period of two years following the date of the shareholders agreement, each investor has agreed that if, upon the recommendation of our board of directors, we make a tender offer for our outstanding shares of common stock using our then-existing funds or additional funds invested by the investors in our other equity securities, the investor will not tender any shares of our common stock, including any shares of our common stock issuable upon conversion of any series A preferred stock, held by the investor.

      Each investor holding shares of series A preferred stock or shares of common stock received pursuant to the merger will have rights of first refusal to subscribe for any additional equity securities we issue (including any securities convertible into equity securities), excluding management stock options, securities issued in connection with acquisitions and strategic alliances, securities issued in connection with debt financings and securities issued in a “qualified offering” (as defined in the shareholders agreement). These rights are intended to enable the investors to maintain their pro rata interest in us according to their then-current ownership interest at the time of the applicable issuances.

      The shareholders agreement will terminate on the earlier of the date on which no shares of series A preferred stock remain outstanding, or the sale of all or substantially all of our assets or our business, by merger, sale of assets or otherwise.

The Registration Rights Agreement

      We have entered into the amended and restated registration rights agreement, dated as of September 20, 2002, with the purchasers in the private placement, the stockholders of Viewlocity who will receive shares of our common stock in the merger, Warburg, our majority shareholder, and certain of Tilion’s preferred stockholders. We refer to this group of stockholders as the “registration rights holders.” The registration rights agreement is the agreement that governs the terms under which we have agreed to register the sale of the common stock to be issued to these holders. Holders of our series A preferred stock will have registration rights only as to the shares of common stock underlying their shares of series A preferred stock. The following summarizes the terms of the registration rights agreement.

     General

      We have agreed to file a “shelf” registration statement with the SEC within 180 days after the closing of the transactions registering resales of our common stock from time to time by the registration rights holders, and to use all commercially reasonable efforts to cause the registration statement to become effective as soon as practicable. Once effective, the shelf registration statement will permit the registration rights holders to sell their shares of common stock into the open market from time to time using the methods of distribution to be described in the shelf registration statement. However, the registration rights holders have signed lockup agreements providing that no sales will be made until one year after the closing date of the transactions.

      The registration rights agreement grants additional registration rights, known as “piggyback” registration rights, to the purchasers. These holders are referred to as the “piggyback investors.” The piggyback investors are the investors who will receive our series A preferred stock in the transactions. The piggyback registration rights require us to give these investors notice of our intention to file registration statements covering our equity securities with the SEC. If the piggyback investors indicate that they wish to have some or all of the shares of common stock underlying their shares of series A preferred stock included in the registration, we have agreed to include these shares of common stock. The piggyback registration rights include the following specific terms:

•	If the registration relates to an underwritten public offering and the managing underwriter, or underwriters, imposes a limit on the number of shares that may be included, we are required to include only the number of shares of the piggyback investors’ common stock as is permitted to be included by the managing underwriter.

•	If we originally commenced the registration in order to effect a sale of our shares, then the shares registered for the piggyback investors shall be excluded from the registration on a pro rata basis among the piggyback investors, up to the full number of shares that were requested to be included, before any shares proposed to be included by us are excluded.

•	If we originally commenced the registration in order to effect a sale of our shares by a shareholder who had the right to demand that we file a registration statement, then the shares registered for the piggyback investors shall be excluded from the registration together with any shares to be offered by us, pro rata, based on the number of shares sought to be included by us and each of the piggyback investors.

      We have the right to delay the filing of any registration statement under the registration rights agreement, and the right to require the registration rights holders to refrain from selling shares of common stock pursuant to an effective registration statement, from time to time for up to an aggregate of 90 days in any 12-month period, if a material activity exists. A material activity means that:

•	there is an event, or state of facts, relating to us,

•	such event, or state of facts, is material to us, and

•	such event, or state of facts, would require disclosure in order for the registration rights holders to sell shares of common stock pursuant to a registration statement.

      The registration rights agreement contains customary obligations and indemnity provisions on the part of us and the registration rights holders relating to the registration process, and provides that we will pay the expenses incurred by us in any registration pursuant to the agreement.

Voting Agreement

      Warburg and Timothy Harvey are each a party to an amended and restated voting agreement, dated September 20, 2002, pursuant to which they have agreed, subject to the terms and conditions of the amended and restated voting agreement, to vote all of their shares of common stock in favor of the stock purchase agreement, the private placement and the issuance of shares of our series A preferred stock in the private placement and any other matter necessary to effect the private placement. The shares subject to the voting agreement represent in the aggregate slightly more than 50% of the outstanding voting power of the common stock entitled to vote at the annual meeting.

Past Contacts, Transactions or Negotiations

      Other than as described in the “Background of the Merger and the Private Placement,” we have not had any past contacts, transactions or negotiations with any of the purchasers.

Recommendation of our Board of Directors

      Our board of directors recommends that our shareholders vote FOR the stock purchase agreement and the issuance of up to 13.2 million shares of our series A preferred stock to the purchasers in the private placement.

PROPOSAL 3 — AMENDMENT TO OUR THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR
AUTHORIZED PREFERRED STOCK AND TO DESIGNATE UP TO 13.2 MILLION SHARES AS SERIES A PREFERRED STOCK

      Our board of directors has approved, subject to shareholder approval, an amendment to our Third Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock to 14,850,279 shares, of which 13,200,000 shares will be designated as “Series A Convertible Preferred Stock”.

      Approval of this proposal, in addition to the approval of Proposal 2 (the stock purchase agreement and the issuance of shares of our series A preferred stock in the private placement) is required to consummate the transactions. Although we are asking for shareholder approval of this proposal, if for any reason the merger and the private placement are not consummated, this proposal will not be implemented.

Description of Amendment

      The proposed amendment provides that we will be authorized to issue up to 14,850,279 shares of our preferred stock. Pursuant to the terms of the stock purchase agreement, 13,200,000 shares of our preferred stock will be designated as series A preferred stock. The terms of the series A preferred stock are described in this proxy statement under the caption “The Private Placement — Terms of Series A Preferred Stock.” The text of the proposed amendment to increase the number of authorized shares of our preferred stock and to designate 13,200,000 shares as series A preferred stock is set forth in Annex A to this proxy statement.

      We are currently authorized to issue 1,650,279 shares of preferred stock, none of which is designated as a particular series. As of the date of this proxy statement, no shares of our preferred stock were issued and outstanding. This amendment will not change the authorized number of shares of our common stock or undesignated preferred stock.

      The proposed amendment will authorize us to issue up to an additional 13.2 million shares of preferred stock, all of which shall be designated as “series A preferred stock.” The liquidation preference of the series A preferred stock is structured in a manner that may prevent the holders of our common stock from realizing any significant proceeds upon a merger, acquisition, liquidation or dissolution of our company. The proposed amendment will not otherwise alter the rights, voting powers, preferences and privileges of our common stock.

Reasons for the Amendment; Effect of the Amendment

      The amendment to increase the number of authorized shares of our preferred stock is required to consummate the private placement. In the opinion of our board of directors, the amendment is advisable and in the best interests of our shareholders. If the amendment is not approved, we will not be able to complete the private placement or the merger, which will materially adversely effect our business and ability to operate going forward.

      In addition, after consummation of the private placement, the amendment will provide us with an additional 1.0 million shares of series A preferred stock that could be issued in accordance with terms of the stock purchase agreement and 1,650,279 shares of undesignated preferred stock which may be issued in the future without additional shareholder approval, except as may be required by the rules of the Nasdaq SmallCap Market. This will increase our flexibility and enable us to respond promptly and appropriately to future acquisitions, additional future financing needs, possible stock dividends or stock splits or other business opportunities. Other than as authorized under the stock purchase agreement, as of the date of this proxy statement, no plans are pending to issue any additional shares of preferred stock. If the amendment is approved, our board of directors will be able to authorize additional shares of preferred stock without the necessity, and related costs and delays, of either calling a special shareholders’ meeting or waiting for the next regularly scheduled meeting of shareholders in order to increase the number of authorized shares of our preferred stock.

      The issuance of additional shares of preferred stock, including shares of series A preferred stock, could have the effect of diluting earnings per share and book value per share, which may adversely affect our existing shareholders. Issuing additional shares of preferred stock may also have the effect of delaying or preventing a change of control of our company. Shares of authorized but unissued preferred stock could be issued in one or more transactions that would make a takeover of our company more difficult or costly, and less likely. The proposed amendment is not being recommended in response to any specific effort to obtain control of our company, and our board of directors has no present intention to use any undesignated shares of our preferred stock in order to impede a takeover attempt.

Recommendation of our Board of Directors

      Our board of directors recommends a vote FOR the approval of the amendment of the Third Amended and Restated Articles of Incorporation to increase the number of shares of authorized preferred stock to 14,850,279 shares of which 13.2 million will be designated as series A preferred stock.

PROPOSAL 4 — AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

      Our board of directors has approved, subject to shareholder approval, an amendment to our articles of incorporation to authorize our board of directors to effect a reverse stock split of our common stock. If we do not effect a reverse stock split by March 31, 2003, we will seek additional shareholder approval prior to effecting any reverse split.

      Although we are seeking shareholder approval of this proposal, if for any reason the merger and the private placement are not consummated, this proposal will not be implemented.

General

      Our board of directors has approved a proposal to amend our Third Amended and Restated Articles of Incorporation to authorize our board of directors to effect a reverse stock split of our common stock, as outlined below.

      By voting to approve the reverse stock split proposal, shareholders will approve a reverse stock split pursuant to which multiple shares of common stock will be combined into one share of common stock. The multiple number of shares to be combined is referred to as the “multiple.” The multiple will be determined by our board of directors, and will be two, three, or four, or any number between two and four that has no more than one decimal place.

      Our board of directors will select the multiple based on:

•	its best judgment as to which number would result in the greatest chance of satisfying the Nasdaq SmallCap Market listing and maintenance requirements and

•	other relevant factors.

The preceding factors will be considered in light of the reasons for the reverse stock split set forth below.

      The reverse stock split will not alter the number of shares of common stock authorized for issuance but will reduce the number of shares of common stock issued and outstanding.

      If our shareholders approve the amendment and the reverse stock split, our board of directors will have the authority, in its sole discretion, to determine (1) whether or not to proceed with the reverse stock split, (2) when the reverse stock split will be effective and (3) the multiple, which is the number of pre-split shares that will be combined into one share. The reverse stock split will become effective upon the filing of articles of amendment to our articles of incorporation, and our board reserves the right not to make this filing if it deems it appropriate not to do so. The form of the articles of amendment to effect the reverse stock split is set forth under “Proposed Form of Amendment to Articles of Incorporation.”

      By approving the reverse stock split amendment, shareholders will approve amendments to our articles of incorporation reflecting each possible multiple and authorize our board of directors to select the actual multiple. The board will file only one amendment to our articles of incorporation, if any, and it will abandon any amendment that it does not select. If we do not effect a reverse stock split by March 31, 2003, we will seek additional shareholder approval prior to effecting any reverse split.

Purpose of the Reverse Stock Split

      Our board of directors believes that authorization and approval of the reverse stock split is necessary and in the best interest of our shareholders because it will assist our company in continuing to meet the requirements for listing on the Nasdaq SmallCap Market. We received a letter from Nasdaq dated September 14, 2002, in which Nasdaq indicated its belief that the merger and the private placement together constitute a “reverse merger” as set forth in Nasdaq Marketplace Rule 4330(f). Nasdaq also stated that we do not comply with the net tangible assets/ shareholders’ equity/ market value requirements under Nasdaq Marketplace Rule 4310(c)(2)(B). A hearing on these matters is scheduled before a Nasdaq Listing Qualifications Hearing Panel on

October 17, 2002. If Nasdaq determines that the proposed transactions constitute a “reverse merger” under Nasdaq rules, then we will be required to meet the initial listing requirements for inclusion on the The Nasdaq SmallCap Market rather than the continued listing requirements in order to remain listed. The initial requirements are more stringent than the continued listing requirements. For example, one of these requirements is a minimum $4.00 per share stock price requirement. If we are not successful in maintaining our listing on The Nasdaq SmallCap Market, our common stock will be quoted on the Nasdaq-sponsored OTC Bulletin Board Service. There can be no assurances that our appeal will be approved and even if our appeal is approved there can be no assurances that we will regain compliance with the requirements for initial inclusion or continued inclusion, as applicable, or that our stock will continue to be listed on The Nasdaq SmallCap Market.

      In addition, we cannot predict what effect the merger and the private placement described in this proxy statement will have on the market price of our common stock. Even if we prevail in our October 2002 hearing before Nasdaq, following the transactions our stock price may nonetheless fail to satisfy the applicable listing requirements for inclusion on The Nasdaq SmallCap Market. We believe that approval of the amendment and the reverse stock split is necessary to enable us to use all possible efforts to maintain the inclusion of our common stock on The Nasdaq SmallCap Market.

      If our stock is delisted from Nasdaq, trading of our stock, if any, would have to be conducted in the non-Nasdaq over-the-counter market (also known as the “Pink Sheets” market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. In addition, if our common stock were to become delisted from trading on the Nasdaq market and the trading price were to remain below $5.00 per share, trading in our common stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Many brokerage firms are reluctant to recommend low-priced stocks to their clients. Moreover, various regulations and policies restrict the ability of shareholders to borrow against or “margin” low-priced stocks and declines in the stock price below certain levels may trigger unexpected margin calls. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our common stock. Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock. We believe that, although we make no assurances, if the reverse stock split is approved, there is a greater likelihood that the minimum bid price of our common stock will achieve the minimum requirement price per share.

      For the above reasons, we believe the reverse stock split is in our best interests and in the best interests of our shareholders.

      There can be no assurance that any of the intended effects of the reverse stock split will occur.

Effect of the Reverse Stock Split

      The effect of the reverse stock split upon the market price for our common stock cannot be predicted. Even though a reverse stock split, by itself, does not impact a company’s assets or prospects because we cannot predict the market’s reaction, a reverse stock split could result in the decrease in our aggregate market capitalization. We cannot assure you, however, that approval of the reverse stock split will succeed in helping us achieve the required minimum bid price, or that even if the Nasdaq’s minimum bid price requirements were satisfied, our common stock would not be delisted by Nasdaq for other reasons, including for example the market value of our public float.

      The reverse stock split will not affect the number of authorized shares of our capital stock. Presently, we are authorized to issue 100,000,000 shares of common stock. Also, the amendment to effect the reverse stock split will not affect the $0.01 par value per share of our common stock.

      As of September 16, 2002, we had 2,946,797 shares of common stock outstanding and an additional 486,722 shares of common stock were reserved for issuance upon exercise of options issued and outstanding as well as warrants outstanding to purchase our common stock. The reverse stock split will have the following effects on the number of shares of our common stock outstanding and reserved for issuance:

			Fully Diluted
	Common Stock	Reserved	Shares of Common
Reverse Stock Split Multiple	Outstanding	Shares	Stock Outstanding

Two	1,473,398	243,361	1,716,759
Three	982,265	162,240	1,144,506
Four	736,699	121,680	858,379

      Except for those changes resulting from the receipt of cash in lieu of fractional shares as described below, the reverse stock split will not change the equity interest of our shareholders and will not affect the relative rights of any shareholder or result in a dilution or diminution of any shareholder’s proportional interest in us. The reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other transaction costs in odd-lots are generally somewhat higher than the cost of transactions in “round-lots” of even multiples of 100 shares.

      In addition, if the proposed amendment becomes effective, each option and warrant to purchase common stock and any other convertible security outstanding on the effective date of the reverse stock split will be adjusted so that the number of shares of common stock issuable upon their exercise will be divided by the multiple (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by the multiple. The number of shares of common stock reserved under our stock option plans and for issuance pursuant to warrants to purchase our common stock and the number of shares of common stock subject to those options and warrants will be similarly adjusted. If the reverse stock split and the amendments described above result in any fractional share of common stock or right to acquire a fractional share of common stock, such fractional share shall be disregarded and the number of shares of common stock subject to any such options and warrants will be the next lower number of shares of common stock, rounding all fractions downward.

Manner of Effecting the Reverse Stock Split

      If the amendment and the reverse stock split are approved by our shareholders, and following the determination by our board of directors of the appropriate ratio for the reverse stock split, the reverse stock split will be effected by the filing with the Secretary of State of the State of Georgia the articles of amendment. See “Proposed Form of Amendment to our Articles of Incorporation.”

Exchange of Stock Certificates

      If our shareholders approve the amendment and the reverse stock split, we will instruct our transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to the transfer agent in exchange for certificates representing post-reverse split common stock. Beginning on the effective date of the amendment to effect the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of as many shares of post-reverse split common stock after applying the multiple and otherwise making adjustments for fractional shares described below.

      You will not be required to pay a transfer or other fee in connection with the exchange of your certificates. If the amendment and the reverse stock split are approved and the reverse stock split is effected, we will promptly send a letter of transmittal including instructions for the exchange of your certificates. You should not submit your share certificates for exchange until instructed to do so.

Fractional Shares

      No fractional shares of common stock will be issued as a result of the reverse stock split, if implemented. In lieu of receiving fractional shares, you will be entitled to receive from us a cash payment in U.S. dollars equal to shares on a pre-split basis representing such fraction (on a pre-split basis) multiplied by the closing price of the common stock on The Nasdaq SmallCap Market on the date immediately prior to the effective date of the amendment to effect the reverse stock split.

Proposed Form of Amendment to Our Articles of Incorporation

      If our shareholders approve the reverse stock split and our board of directors decides to effect the reverse stock split, we will amend our Third Amended and Restated Articles of Incorporation. The form of the articles of amendment is set forth below:

“Effective at 5:00 p.m. on the date of filing of these Articles of Amendment with the Secretary of State of the State of Georgia setting forth this amendment (the ‘Effective Date’), each [number to be determined based upon multiple] shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Date shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share (a ‘New Share’). Each holder of record of shares of Common Stock so reclassified and changed shall on the Effective Date automatically become the record owner of the number of the New Shares as shall result from such reclassified and changed shares of Common Stock. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Section 2 of these Articles of Amendment. The Corporation shall not issue fractional New Shares. Shareholders entitled to receive fractional New Shares shall receive cash in lieu of any fractional New Shares at a price per share equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Date which have not been classified into a whole New Share, multiplied by (b) the closing price of the Common Stock as reported on The Nasdaq SmallCap Market on the Effective Date. All references elsewhere in the articles of incorporation to the ‘Common Stock’ shall, after the Effective Date, refer to the ‘New Common Stock.’ ”

      If our shareholders approve the reverse stock split, the above articles of amendment, as completed to account for the multiple and the split effective date, would become effective upon our board of directors’ decision to implement the reverse stock split and the filing of the articles of amendment with the Secretary of State of the State of Georgia.

Federal Income Tax Consequences of the Reverse Stock Split

      The following is a summary of the material federal income tax consequences of the reverse stock split to you.

      The reverse stock split will not be taxable to you, except for any cash you receive in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of your shares of post-reverse split common stock will include your holding period for the shares of common stock exchanged, assuming that you held these shares as a capital asset at the effective time. In addition, your aggregate basis of the shares of post-reverse split common stock (including any fractional share interest deemed to have been received, as described below) will be the same as your aggregate basis of the shares of common stock exchanged.

      Cash that you receive in lieu of a fractional share will be treated as if the fractional share had been issued to you and then redeemed for the cash. Accordingly, if you receive cash you generally will recognize taxable gain or loss equal to any difference between the amount of cash received and your basis in the fractional share. That basis will be an allocable portion of the aggregate basis of the post-reverse split common stock described above.

      YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

Recommendation of the Board of Directors

      Our board of directors recommends a vote FOR the approval of the amendment of the Third Amended and Restated Articles of Incorporation to authorize the proposed reverse stock split.

PROPOSAL 5 — ELECTION OF DIRECTORS

      Under our Third Amended and Restated Articles of Incorporation and bylaws, our board of directors determines the number of directors. The size of our board of directors is set at seven. Currently, the board of directors has six members and one vacancy. The directors listed below have been nominated to stand for re-election as directors at the annual meeting to serve until the 2003 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.

      If the merger and the private placement described in this proxy statement are completed, we anticipate that our board of directors will take all requisite corporate action necessary to cause our full board of directors, at and immediately following the completion of the transactions, to consist of seven directors who will be designated as set forth in the shareholders agreement. This will involve the resignation of each member of our board of directors and the designation of replacement directors by the last director to resign.

      Except as otherwise provided herein, your proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this proxy statement. The board of directors has no reason to believe that the nominees for director will be unavailable for election as directors. However, if at the time of the annual meeting any nominee should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors. In no event, however, can a proxy be voted to elect more than six directors at the annual meeting.

      The following list sets forth the names of the six nominees for re-election to the board of directors to serve until the 2003 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. This list also contains certain information that has been furnished by the respective individuals.

      Joseph Trino, age 53, has been our Chairman of the Board since September 2000 and our chief executive officer since July 1996. He has been a director since May 1994. Mr. Trino was our president from May 1994 to December 1999. From April 1992 to December 1993, Mr. Trino was president of Kaseworks, Inc., an Atlanta-based provider of application development tools. From January 1980 to April 1992, he was employed at Dun & Bradstreet Software Inc. From December 1988 to April 1992, Mr. Trino was president of Dun & Bradstreet Software’s Manufacturing Systems Business Unit. Mr. Trino received a B.S. in Business Administration from Syracuse University.

      Henry Kressel, age 68, has served on our board of directors since May 1994. Dr. Kressel has been employed by Warburg Pincus LLC, an investment firm, since 1983 and has been a managing director of Warburg Pincus since 1985. Prior to 1983, Dr. Kressel was staff vice president for research and development in solid state technology at RCA Corporation. Dr. Kressel also serves as a director of Dice, Inc. and several privately-held companies. Dr. Kressel received a B.A. from Yeshiva University, an M.S. in Applied Physics from Harvard University, a Ph.D. in Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

      Joseph P. Landy, age 41, has served on our board of directors since August 1994. Mr. Landy has been employed by Warburg Pincus LLC, an investment firm, since 1985 and was named co-president in April 2002. From January 1994 to April 2002, Mr. Landy was a managing director of Warburg Pincus focusing on investments ranging from information technology to internet applications and infrastructure to communications application. He also serves as a director of Indus International, Inc. Mr. Landy received a B.S. in Economics from The Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Stern School of Business of New York University.

      Peter J. Tarrant, age 56, has served on our board of directors since October 2000. From January 1999 until his retirement in June 2001, Mr. Tarrant was the vice president, e-business marketing, for IBM Corporation. In this position, he was responsible for the strategy and marketing direction of IBM initiatives for the e-business market. From January 1996 to December 1998, he was general manager, e-business Solutions for the Americas geography where he was responsible for sales of IBM services, servers and software in the emerging e-business marketplace. From January 1993 to December 1995, he was vice president, Client/ Server Marketing, for IBM United States. From September 1988 to December 1991, he was director, Enterprise Systems Marketing in the Enterprise Systems line of business and, from December 1991 to December 1992, he was director, Open Systems Marketing, in the Programming Systems line of business. From July 1969 to September 1988, Mr. Tarrant served in various other positions at IBM. Mr. Tarrant earned a B.A. in mathematics from St. Michael’s College and an M.B.A. from the University of Rochester.

      James J. Tietjen, age 69, has served on our board of directors since November 2000. Since August 1994, Dr. Tietjen has been dean emeritus of Stevens Institute of Technology. From December 1990 to August 1994, he was president and CEO of SRI International. From September 1987 to December 1990, he held executive positions at the David Sarnoff Research Center. From September 1985 to September 1987, he held executive positions at RCA Laboratories. Dr. Tietjen holds a B.S. in Chemistry from Iona College, and an M.S. and a Ph.D. in Physical Chemistry from Penn State University.

      Thomas R. Madison, Jr., age 57, has served on our board of directors since June 2001. Since July 2002, Mr. Madison has been chief executive officer of Indus International, Inc. and has served as chairman of the board of Indus International since December 2001. Mr. Madison also serves as a director of other privately-held companies. From May 1999 to January 2001, Mr. Madison was the president and chief executive officer of Talus Solutions, Inc., which was acquired by Manugistics, Inc. in December 2000. From May 1997 to May 1999, Mr. Madison was corporate vice president and president of the Financial Services Group at Computer Sciences Corporation. From March 1994 to May 1997, Mr. Madison served as president of CSC’s Commercial Outsourcing Division. From February 1989 to March 1994, he was managing director for Gemini Consulting, a subsidiary of Cap Gemini Sogeti, Paris, France which acquired United Research in February 1989 where Mr. Madison had been a partner since February 1986. From September 1972 to February 1986, he held various positions with IBM Corporation, including director for Large Systems and Telecommunication Products, industry director for Financial Services, and director for

Workstation Products. Mr. Madison served four years as an officer in the United States Navy. He received a B.S. in Mathematics and an M.B.A. from the University of Kentucky.

Recommendation of our Board of Directors

      The board of directors unanimously recommends a vote FOR each of Messrs. Trino, Kressel, Landy, Tarrant, Tietjen and Madison to hold office until the 2003 Annual Meeting of Shareholders or until his successor is elected and qualified.

Meetings of the Board of Directors

      During fiscal 2002, the board of directors held 15 meetings. Messrs. Trino, Tarrant and Tietjen attended all of the board meetings in fiscal 2002. Dr. Kressel attended approximately 93% of the board meetings in fiscal 2002, Mr. Madison attended approximately 80%, and Mr. Landy attended approximately 73%.

      During fiscal 2002, the Compensation Committee held 12 meetings. Messrs. Tarrant and Tietjen attended all of the Compensation Committee meetings in fiscal 2002. Mr. Madison attended approximately 83% of the Compensation Committee meetings in fiscal 2002. The Audit Committee held four meetings during fiscal 2002. Messrs. Tarrant and Tietjen attended all of the Audit Committee meetings in fiscal 2002. Mr. Madison attended approximately 75% of the Audit Committee meetings in fiscal 2002.

Compensation of Directors

      Members of the board receive cash compensation for their services as directors and are reimbursed for their reasonable and necessary business expenses for attending board and committee meetings. Our employee directors that are members of the board do not receive any compensation. In fiscal 2002, members of the board received a $1,000 fee for each meeting of the board (telephonic or in person) plus reasonable and necessary expenses. Members of the board also received a $300 fee plus reasonable and necessary expenses for each committee meeting (telephonic or in person) that did not take place on the same day as a full board meeting.

      Members of the board who are not an employee of us, a subsidiary or a corporation possessing 51% or more of the total combined voting power of all classes of our stock, are eligible to participate in our stock option plan. On the later of the day that a non-employee director is elected to the board or the effective date of the plan, he or she will be granted options to purchase 4,000 shares of common stock which vest in four equal increments commencing one year from the date of grant. Also, every four years such director will be granted options to purchase an additional 4,000 shares of common stock which vest in four equal increments commencing one year from the date of grant. Vesting of all such options is contingent on the director still serving as such on the vesting date. The exercise price of the options will be the fair market value of our common stock on the date of grant.

      In addition, on November 7, 2001, the majority of the board of directors not participating in the grant approved special grants of options to purchase 2,000 shares each to Messrs. Kressel, Landy, Tarrant and Tietjen.

Committees of the Board of Directors

      The board of directors has established an Audit Committee and a Compensation Committee of the board. We do not have a Nominating Committee.

     Audit Committee

      The board of directors established an Audit Committee in October 2000 that consists solely of independent directors. Currently, the Audit Committee consists of Messrs. Madison, Tarrant and Tietjen. The Audit Committee is responsible for:

•	recommending to the board the firm to be employed as our independent public accountants;

•	meeting with our independent public accountants at least annually to review with the independent auditor our financial statements and internal accounting controls and review the plans and results of the audit engagement;

•	approving the professional services provided by the independent auditor;

•	reviewing the independence of the independent auditor;

•	considering the range of audit and non-audit fees; and

•	reviewing the adequacy of our internal accounting controls.

The Audit Committee’s report is set forth below.

Report of the Audit Committee

      Our Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2002 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements which are included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

•	reviewed and discussed with management our financial statements in our Quarterly Reports on Form 10-Q for the fiscal year ended June 30, 2002;

•	discussed with Ernst & Young LLP, our independent auditors, the matters required by Statement of Accounting Standards No. 61; and

•	received from Ernst & Young LLP, the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 regarding their independence.

      Based on our review and the discussions described above, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the SEC.

      The members of the Audit Committee have been determined to be independent in accordance with the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards.

AUDIT COMMITTEE

Tom Madison
Peter Tarrant
James Tietjen

September 25, 2002

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

      Audit Fees. The aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2002 and for reviews of the financial statements included in the Quarterly Reports on Form 10-Q for the same fiscal year were approximately $176,000.

      All Other Fees. The aggregate fees billed to us by Ernst & Young LLP for services rendered to us, other than the services described above under “Audit Fees,” for the fiscal year ended June 30, 2002 were approximately $60,000. These fees were primarily for the preparation of federal and state income tax returns and for professional services rendered in connection with the transactions as well as general accounting matters.

      The Audit Committee considers the provision of these non-audit services by Ernst & Young LLP to be compatible with maintaining the independent auditor’s independence.

     Compensation Committee

      The board of directors established a Compensation Committee, consisting solely of independent directors, which is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management during fiscal 2002. Currently, the Compensation Committee consists of Messrs. Madison, Tarrant and Tietjen. The Compensation Committee is responsible for:

•	reviewing, approving, recommending and reporting to the chief executive officer and the board of directors matters regarding the compensation of our chief executive officer and other key executives and compensation levels or plans affecting the compensation of our other employees and

•	granting options under the Amended and Restated 1997 Stock Option Plan.

The Compensation Committee’s report is set forth below.

Report on Executive Compensation

      Since October 2000, each executive officer’s compensation was determined by the Compensation Committee. Senior management made recommendations to the Compensation Committee regarding each executive officer’s compensation (except the chief executive officer’s compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards. The salary of the chief executive officer is determined by our Compensation Committee. The Compensation Committee was also responsible for granting options to purchase common stock to executive employees since October 2000.

      Our compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance. Our goal is to be competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives:

•	Base Salary. Each executive officer’s base salary is based upon the competitive market for the executive officer’s services, including the executive’s specific responsibilities, experience and overall performance. In keeping with our pay for performance approach, it is our objective to set the base salary at the market base salary level of our peers in the industry. Base salaries are adjusted annually. Changes in responsibilities are also taken into account in the review process.

•	Annual Incentive Compensation. We award discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as our performance as a whole. Ranges of potential bonuses and performance measures are established annually for each position.

The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Compensation Committee include obtaining certain profitability goals as well as each individual meeting personal objectives relative to operational enhancements.

•	Long-Term Incentive Compensation. We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management’s interests with that of the shareholders. The Compensation Committee believes that stock-based awards are most appropriate for long-term incentive compensation.

      Joseph Trino has been our chief executive officer since July 1996. He owned less than 1% of our common stock as of September 16, 2002. Mr. Trino’s base salary of $275,000 and bonus of $25,000 in fiscal 2002 were reviewed and approved by the Compensation Committee. In fiscal 2002, Mr. Trino was awarded options to purchase 10,000 shares of our common stock, restated to give effect to the one-for-ten reverse stock split. His compensation was based on the value of his services to us, including his specific responsibilities, experience and overall performance in a competitive market.

COMPENSATION COMMITTEE

Tom Madison
Peter Tarrant
James Tietjen

September 19, 2002

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation

     Summary Compensation Table

      The following table sets forth, for the last three fiscal years, compensation information for our chief executive officer and each of our four most highly compensated executive officers for our 2002 fiscal year (collectively, the “Named Executive Officers”) whose salary and bonus compensation for the fiscal year ended June 30, 2002 (“fiscal 2002”) exceeded $100,000. Options granted to our Named Executive Officers have been restated to give effect to the one-for-ten reverse stock split effected July 29, 2002.

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying
Name and Principal Position	Year	Salary	Bonus	Options/SARs

Joseph Trino	2002	$275,000	$25,000	10,000
Chief Executive Officer and Chairman of	2001	262,500	24,600	—
the Board	2000	235,000	80,000	4,000
Timothy Harvey	2002	$260,000	$30,000	10,000
President and Chief Operating Officer	2001	247,000	35,000	—
	2000	192,500	70,000	10,000
John Bartels	2002	$250,000	$30,000	7,500
Executive Vice President, Finance and	2001	225,000	25,000	—
Administration	2000	200,000	70,000	4,900
Ronald Nall	2002	$195,000	$45,000	13,000
Executive Vice President, Product Delivery &	2001	185,000	45,000	20,000 (1)
Field Services	2000	—	—	—

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying
Name and Principal Position	Year	Salary	Bonus	Options/SARs

Joseph C. Leary, III(2)	2002	$250,000	$25,000	15,500
Senior Vice President, Sales	2001	97,600	10,400	32,500 (3)
	2000	—	—	—

(1)	Options granted in fiscal 2001 to purchase 15,000 shares of our common stock were cancelled on November 15, 2001. Two new option grants were made on May 20, 2002 to purchase a total of 13,000 shares of our common stock.

(2)	As of August 19, 2002, Joseph Leary is no longer an employee of SynQuest.

(3)	Options granted in fiscal 2001 to purchase 22,500 shares of our common stock were cancelled on November 15, 2001. Two new option grants were made on May 20, 2002 to purchase a total of 15,500 shares of our common stock.

Option Grants Table

      The following table sets forth information regarding option grants during fiscal 2002 to each of the Named Executive Officers. All common share and per share data has been restated to give effect to the one-for-ten reverse stock split effected on July 29, 2002.

						Potential Realizable
		Individual Grants				Value at Assumed
						Annual Rates of
	Number of	% of Total		Market		Stock Price
	Securities	Options		Price Per		Appreciation for
	Underlying	Granted to	Exercise	Share on		Option Term
	Options	Employees in	Price Per	Date of	Expiration
Name	Granted(1)	Fiscal 2002	Share	Grant	Date	5%(2)	10%(2)

Joseph Trino	10,000	6.6%	$5.70	$5.70	11/07/2011	$35,847	$90,843
Timothy Harvey	10,000	6.6%	$5.70	$5.70	11/07/2011	$35,847	$90,843
John Bartels	7,500	5.0%	$5.70	$5.70	11/07/2011	$26,885	$68,132
Ronald Nall(3)	10,000	6.6%	$5.10	$5.10	05/20/2012	$32,074	$81,281
Ronald Nall(4)	3,000	2.0%	$5.10	$5.10	05/20/2012	$9,622	$24,384
Joseph Leary(5)	3,000	2.0%	$5.10	$5.10	05/20/2012	$9,622	$24,384
Joseph Leary(5)	12,500	8.3%	$5.10	$5.10	05/20/2012	$40,092	$101,601

(1)	Options granted in fiscal 2002 were made under the Amended and Restated 1997 Stock Option Plan. These options:

•	were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;

•	expire ten years from the date of the grant, unless otherwise earlier terminated in certain events related to termination of employment; and

•	vest in one-third increments on the anniversary date of the grant, subject to the terms and conditions of the Plan, unless otherwise noted.

(2)	We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future common stock price.

(3)	One-third of the options vested on May 20, 2002, one-third vest on December 31, 2002, and one-third vest on December 31, 2003.

(4)	One-third of the options vested on November 30, 2002, one-third vest on September 30, 2003, and one-third vest on July 30, 2004.

(5)	The 3,000 options, as originally granted, would have vested in one-third increments on November 30, 2002, September 30, 2003, and July 30, 2004. One-third of the 12,500 options, as originally granted, vested on May 20, 2002, one-third would have vested on August 31, 2003, and one-third would have vested on August 31, 2004. As of August 19, 2002, Joseph Leary is no longer an employee of SynQuest.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth certain information concerning stock option values as of June 30, 2002, for each of the Named Executive Officers, restated to give effect to the one-for-ten reverse stock split effected on July 29, 2002. The value realized is calculated by multiplying the number of shares of common stock underlying options exercised during fiscal 2002 by the dollar value per share realized upon exercise of such options. No options were exercised by a Named Executive Officer during fiscal 2002. The value of unexercised in-the-money options is calculated by subtracting the option exercise price from the closing price of the common stock on June 30, 2002, to get the “value per option,” and multiplying the value per option by the number of shares underlying the exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers. The exercise price of all exercisable and unexercisable options exceeded the closing price of our common stock at June 30, 2002.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at Fiscal		In-the-Money Options
	on	Value	Year-End (#)		at Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph Trino	—	—	108,311	11,334	—	—
Timothy Harvey	—	—	35,038	13,334	—	—
John Bartels	—	—	3,833	9,134	—	—
Ronald Nall	—	—	5,000	13,000	—	—
Joseph Leary	—	—	7,499	18,001	—	—

Repricing of Options

      As a result of the slowdown in the economy, and based on discussions with senior management regarding the need to retain key personnel, the Compensation Committee authorized our management to approach two of the Named Executive Officers regarding restructuring of such Named Executive Officers’ equity incentive compensation in a manner that would induce such persons to remain as employees of our company. Following these negotiations, the Compensation

Committee recommended to the board of directors that existing options to purchase shares of our common stock held by these Named Executive Officers be cancelled, and that new option grants be approved. The Compensation Committee’s recommendation was approved on November 15, 2001. The Compensation Committee subsequently approved two new option grants to each of the Named Executive Officers on May 20, 2002.

      The following table sets forth certain information concerning the cancellation of options during fiscal 2002 that were previously awarded to Named Executive Officers listed in the table below, restated to give effect to the one-for-ten reverse stock split effected on July 29, 2002.

Length of
		Number of	Market			Original
		Securities	Price of	Exercise		Option
		Underlying	Stock at	Price at		Term
		Options	Time of	Time of	New	Remaining
		Repriced or	Repricing or	Repricing or	Exercise	at Date of
		Amended	Amendment	Amendment	Price	Repricing or
Name	Date	(#)	($)	($)	($)	Amendment

Ronald Nall	5/20/2002	15,000(1)	$5.10	$70.00	$5.10	8 yrs. 3 mos.
Executive Vice President, Product Delivery & Field Services
Joseph C. Leary, III	5/20/2002	22,500(2)	$5.10	$99.40	$5.10	8 yrs. 9 mos.
Senior Vice President, Sales

(1)	Options granted in fiscal 2001 to purchase 15,000 shares of our common stock at a purchase price of $70.00, restated to give effect to the one-for-ten reverse stock split, were cancelled on November 15, 2001. Two new option grants were made on May 20, 2002 to purchase a total of 13,000 shares of our common stock at $5.10, the fair market value on the grant date, restated to give effect to the one-for-ten reverse stock split.

(2)	Options granted in fiscal 2001 to purchase 22,500 shares of our common stock at a purchase price of $99.40, restated to give effect to the one-for-ten reverse stock split, were cancelled on November 15, 2001. Two new option grants were made on May 20, 2002 to purchase a total of 15,500 shares of our common stock at $5.10, the fair market value on the grant date, restated to give effect to the one-for-ten reverse stock split.

Employment Agreements

      On November 1, 1997, we entered into employment agreements with Messrs. Trino and Bartels. The agreements are terminable at will by either party and contain two-year confidentiality provisions, a one-year non-competition provision and a one-year non-solicitation provision. In the event of Mr. Trino’s termination without cause, he is entitled to a lump-sum severance payment equal to 100% of his then-current base salary. In the event of Mr. Bartels’ termination without cause, he is entitled to a lump-sum severance payment equal to the greater of $220,000 or 100% of his then-current base salary.

      On November 1, 2001, we entered into an employment agreement with Mr. Harvey that replaced his original employment agreement dated August 15, 1996. The agreement is terminable at will by either party and contains a two-year confidentiality provision, a one-year non-competition provision and a one-year non-solicitation provision. In the event of Mr. Harvey’s termination without cause, he is entitled to a lump-sum severance payment equal to the greater of $260,000 or 100% of his then-current base salary.

      On July 5, 2000, we entered into an employment agreement with Mr. Nall. The agreement is terminable at will by either party and contains a two-year confidentiality provision, a one-year non-interference provision, a one-year non-competition provision, and a one-year non-solicitation provision. In the event of Mr. Nall’s termination without cause, he is entitled to a lump-sum severance payment equal to 50% of his then-current base salary, but in no event less than $92,500.

      On February 12, 2001, we entered into an employment agreement with Mr. Leary. The agreement is terminable at will by either party and contains a two-year confidentiality provision, a one-year non-interference provision, a one-year non-competition provision, and a one-year non-solicitation provision. In the event of Mr. Leary’s termination without cause, he is entitled to a lump-sum severance payment equal to 50% of his then-current base salary. Mr. Leary’s employment with us terminated on August 19, 2002, and he received a lump-sum severance payment of $208,333 in accordance with his employment agreement and any amendments thereto.

      In addition, on May 20, 2002, we amended the employment agreements with Messrs. Trino, Harvey, Bartels, Nall and Leary to provide that each officer could terminate his employment within 30 days after a change of control of us occurs (prior to June 30, 2003) and that action would be considered termination without cause under the employment agreement if there also occurred a change in the title, role or responsibilities of either our current chairman and chief executive officer or president and chief operating officer within the six month period prior to the four month period following the change of control.

      On June 6, 2002, Messrs. Trino, Harvey, Bartels, Nall and Leary received a letter agreement providing that if we should complete a merger, a sale of all or substantially all of our assets or a business combination before March 31, 2003 (each event, a “Triggering Event”), then the officer will be entitled to receive a “stay bonus” if (1) his employment is actually or constructively terminated in connection with the Triggering Event and he continues with us for such time as he is asked to by us to do so not to exceed four months or (2) he accepts a position, or continues in his position, with the surviving entity following the completion of the Triggering Event and is terminated within six months after the Triggering Event. In addition, the Named Executive Officer is entitled to receive the stay bonus if he is terminated for any reason other than cause prior to March 31, 2003, if no Triggering Event has occurred as of his termination. The amount of the stay bonus is equal to four months of the officer’s then-current base salary.

Compensation Committee Interlocks and Insider Participation

      The board of directors established a Compensation Committee in October 2000 that consists solely of independent directors. No interlocking relationship exists between our board of directors and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Related Party Transactions

      Other than employment agreements, which are described above in this proxy statement, and the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeded or will exceed $60,000 and

•	in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Warburg Credit Agreement

      In February 2002, we entered into a credit agreement with Warburg which allows for periodic borrowings up to a maximum of $3 million. Our borrowing capacity under the credit agreement will be reduced by any amounts which have been borrowed and repaid. Interest on outstanding borrowings accrues at the prime rate plus 2% per annum, adjusted biannually from the date of issuance. Borrowings under the credit agreement will be senior to any of our other debt and substantially all of our assets have been pledged as collateral under the credit agreement. As of September 26, 2002, there was a balance of $1.5 million outstanding under the credit agreement.

Future Transactions

      Any future transactions between us and our officers, directors or principal shareholders will be approved by a majority of the disinterested members of the board of directors.

Stock Performance Graph

      The following stock performance graph compares the cumulative total shareholder return on our common stock between August 15, 2000 (the date our common stock commenced public trading) and June 30, 2002, with the cumulative total return of The Nasdaq Stock Market (U.S.) index and the Standard & Poor’s Application Software index over the same period. The graph assumes an investment of $100 in our common stock and in the two indexes on August 15, 2000, and further assumes the reinvestment of all dividends.

      The comparisons shown in the graph below are based upon historical data. The stock performance for the period from August 15, 2000 through June 30, 2002, shown in the graph below, is not necessarily indicative of, nor intended to forecast, the potential future performance of our common stock.

	2000	2001	2002

SynQuest, Inc.	100.00	50.00	7.13
The Nasdaq Stock Market (U.S.)	100.00	57.32	39.06
S&P Application Software (1)	100.00	102.73	43.04

(1)	Due to a reconfiguration of Standard & Poor’s (S&P) indexes, the performance of our stock is compared to the new S&P Application Software index for the period from August 15, 2000 through June 30, 2002. The stock price performance graph in our 2001 Proxy Statement reflected a comparison to the S&P Computers (Software & Services) index which no longer exists.

      The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Act.

Common Stock Ownership by Management and Principal Shareholders

      The following table sets forth the beneficial ownership of shares of our common stock as of September 16, 2002 for:

•	members of our board of directors;

•	the Named Executive Officers;

•	our directors and executive officers as a group; and

•	each person who is a shareholder holding more than a 5% interest in our common stock.

      The number of shares used in calculating the percentage of shares beneficially owned by each person is based on an aggregate of 2,946,797 shares of common stock issued and outstanding as of September 16, 2002. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the business address of each person listed is: c/o SynQuest, Inc., 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092.

		Options		Percentage
		Exercisable		of
	Common	Within		Outstanding
Name	Stock	60 Days	Total	Shares

Directors and Executive Officers:
Joseph Trino(1)	2,500	111,644	114,144	3.7%
Timothy Harvey	624	38,371	38,995	1.3%
John Bartels	40,027	6,333	46,360	1.6%
Ronald Nall	—	5,000	5,000	*
Joseph C. Leary, III(2)	—	7,499	7,499	*
Henry Kressel(3)(4)(5)	1,504,210	2,667	1,506,877	51.1%
Joseph P. Landy(3)(4)(5)	1,504,210	2,667	1,506,877	51.1%
Thomas Madison	—	1,000	1,000	*
Peter Tarrant	600	2,667	3,267	*
James Tietjen	100	1,667	1,767	*
All executive officers and directors as a group (13 persons)	1,548,081	214,148	1,762,229	55.7%
Other Five Percent Shareholders:
Warburg, Pincus Investors, L.P. Ltd.(3)(4)	1,504,210	—	1,504,210	51.0%

*	Less than 1.0%.

(1)	Mr. Trino has pledged the shares issuable upon the exercise of the first 30,000 of his options, restated to give effect to the one-for-ten reverse stock split, to Warburg, Pincus Investors pursuant to a stock pledge agreement dated June 19, 1998 as collateral for a promissory note dated June 19, 1998 in the amount of $138,750 held by Warburg, Pincus Investors.

(2)	As of August 19, 2002, Joseph Leary is no longer an employee of SynQuest.

(3)	The stockholder is Warburg, Pincus Investors, L.P. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Investors. Warburg, Pincus Investors is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, New York 10017.

(4)	Messrs. Kressel and Landy are general partners of Warburg, Pincus & Co. Mr. Kressel is a managing director and member of Warburg Pincus LLC and Mr. Landy is Co-President and member of Warburg Pincus LLC. All shares indicated as owned by Messrs. Kressel and Landy are included because of their affiliation with the Warburg, Pincus entities. Messrs. Kressel and Landy disclaim beneficial ownership of all shares owned by the Warburg, Pincus entities.

(5)	Messrs. Kressel and Landy claim the beneficial ownership of the options exercisable within 60 days granted to them for their service on the board of directors.

PROPOSAL 6 — APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES

ELIGIBLE FOR GRANT UNDER THE AMENDED AND RESTATED
1997 STOCK OPTION PLAN

      Our board of directors has approved a proposed amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares eligible for grant under the plan by 2.43 million shares, from 620,000 to 3.05 million.

      We adopted the Amended and Restated 1997 Stock Option Plan to attract and provide incentives to key employees and directors. Key employees are defined as our employees or the employees of any parent or subsidiary of us, or non-employee consultants retained by us or any parent or subsidiary of us, who, in the judgment of the board of directors acting in its absolute discretion, are key to our success of a parent or subsidiary. The plan provides for the grant of options to purchase a specified number of shares of common stock. Options granted under the plan may be qualified as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options, provided that only key employees may be granted incentive stock options under the plan. Currently, the total number of shares that may be granted under the plan is equal to 620,000 shares of common stock. As of September 16, 2002, approximately 122 employees are eligible to participate in the plan and options to acquire 446,722 shares were issued and outstanding. We cannot predict the number of options that will be granted to our key employees, executive officers and directors.

      The increase in the number of shares eligible for grant under the Amended and Restated 1997 Stock Option Plan primarily would enable us to (a) continue to provide to our key employees and directors incentives and rewards for superior performance and increased shareholder value, (b) attract and retain key employees and directors and (c) ensure that there is a sufficient number of shares available for future grants. The board of directors believes that the availability of shares for future issuance under the Amended and Restated 1997 Stock Option Plan is important to our business prospects and operations. The material features of the Amended and Restated 1997 Stock Option Plan are outlined below.

      Although we are seeking shareholder approval of this proposal, we will only effect the increase in the number of shares eligible for grant under the Amended and Restated 1997 Stock Option Plan if we consummate the transactions.

Administration of Plan

      The plan is administered by the Compensation Committee. Management makes recommendations to the Compensation Committee and the Compensation Committee selects the recipients of options and restricted stock and determines (1) the amount of common stock subject to each option, (2) the vesting schedule of the option, (3) the exercise price of each option (which cannot be less than 100% of the fair market value at the date of grant if it is an incentive stock option under the applicable tax laws), and (4) the duration of the option (which cannot exceed 10 years from the date of grant). The Compensation Committee has authority to construe the plan and all options granted under it, to prescribe, amend and rescind rules and regulations relating to the plan, to determine the terms and provisions of the options granted under the plan (which need not be identical) and to make all other determinations necessary or advisable for administering the plan.

Stock Available for Issuance Under the Amended and Restated 1997 Stock Option Plan

      Under the Amended and Restated 1997 Stock Option Plan, the total number of shares that may be granted under the plan is 620,000 shares of common stock. As of September 16, 2002, (1) 173,278 shares of common stock were reserved for issuance pursuant to options not yet granted under the plan and (2) 446,722 shares of common stock were issuable upon the exercise of outstanding options under the plan. Therefore, giving effect to the increase in the number of shares eligible for grant under the Amended and Restated 1997 Stock Option Plan, there would be 2,603,278 shares of common stock available for future issuance. If any option granted under the plan for any reason expires or otherwise terminates without having been exercised in full, the stock not purchased under such option again becomes available for issuance under the plan. The stock subject to the plan may be unissued shares of common stock or shares of issued common stock held in our treasury, or both.

Director Grants

      Members of the board who are not our employee, a subsidiary or a corporation possessing 51% or more of the total combined voting power of all classes of our stock, are granted an initial option to purchase 4,000 shares of common stock as of the first day of service on the board of directors, which vest in four equal increments commencing one year from the date of grant. In addition, every four years such director will be granted non-qualifying options to purchase 4,000 shares of common stock, which vest in four equal increments commencing one year from the date of grant. Vesting of all such options is contingent on the director still serving as such on the vesting date. The exercise price of the options will be the fair market value of our common stock on the date of grant.

Termination and Amendment

      Unless sooner terminated by our board of directors, the plan will terminate on June 4, 2007. The board of directors under certain circumstances may amend any award theretofore granted. Furthermore, shareholder approval is required of any amendment to (1) increase the number of shares of common stock reserved for issuance under the plan, (2) change the class of employees eligible to participate in the plan or (3) comply with applicable rules that require shareholder approval.

Eligibility

      Participants in the plan, who may be key employees or directors of us, our parent or subsidiaries, are selected by the Compensation Committee. No key employee may be granted, in any calendar year, an option to purchase more than 300,000 shares of common stock unless the grant is made in connection with the initial employment of an individual or the Compensation Committee in its discretion determines that exceeding the grant cap is in our best interest. In the case of incentive stock options, if the aggregate fair market value (valued on the date of the grant of the option) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, any options which otherwise qualify as incentive stock options to the extent of the excess will be treated as non-qualified options.

Exercise of Options

      In granting an option, the Compensation Committee will designate whether the option is an incentive stock option or a non-qualified stock option and fix the number of shares of our common stock that the grantee may purchase on exercise of the option and the price at which the shares may be purchased. For incentive stock options, such price may not be less than 100% of the fair market value of our common stock on the date of grant of the option and, if the optionee owns 10% or more of the total combined voting power of all classes of stock of us (using the attribution of stock ownership rules of Section 424(b) of the Internal Revenue Code), the option price shall not be less than 110% of the fair market value of our common stock on the date of grant. For non-qualified stock options, such price may be less than fair market value but shall not be less than adequate consideration as determined by the Compensation Committee. An option also may include a right to purchase the option for cash or for cash and common stock subject to the terms and conditions set forth in the plan.

Terms of Options

      The Compensation Committee, in its discretion, may grant options under the plan subject to such terms and conditions as the committee deems consistent with the terms of the plan and not inconsistent with applicable provisions of the Internal Revenue Code. The Compensation Committee shall determine when each option shall expire (to the extent not fully exercised), which date shall be no later than the tenth anniversary of the date the non-qualified option is granted or no later than the fifth anniversary of the date the incentive stock option is granted if granted to an employee that is a 10% shareholder, and on what schedule such options may be exercised. Upon exercise of an option, the holder must make payment in full of the option price for the shares of our common stock purchased in cash or in the equivalent fair market value of shares of common stock, if the individual option grant allows such payment in lieu of cash.

      Non-qualified stock options and incentive stock options are exercisable during the lifetime of the optionee only by the optionee, except that (a) an option may be transferred by will or by the laws of descent and distribution and (b) for non-qualified options only, the option may be transferred to an entity if all of the beneficial interests of the transferee are held by the key employee, his or her spouse and/or his or her direct lineal descendants. However, the Compensation Committee, in its discretion, may determine that a particular non-qualified stock option may be transferred. No option is exercisable on or after the tenth anniversary of the grant of the option. We receive no consideration for the grant of the options to optionees other than the services of the optionees to us.

Change of Control

      If (a) we sell all or substantially all of our assets within a 12 month period, (b) our shareholders sell within a 12 month period more than 50% of our issued and outstanding voting stock to a single entity which is not a shareholder or is not controlled by a shareholder, (c) we agree to any merger, reorganization, exchange of stock or other business combination which results in our then existing shareholders owning less than 51% of the total issued and outstanding capital stock of the surviving entity or (d) we issue capital stock which causes our existing shareholders to own less than 51% of our total issued and outstanding capital stock, then all options previously granted, whether or not fully vested, shall be exercisable in full.

Estimate of Benefits to Executive Officers

      The number of stock options that will be awarded to our chief executive officer and our four other most highly compensated executive officers pursuant to the Amended and Restated 1997 Stock Option Plan is within the discretion of the Compensation Committee and is therefore not currently determinable. During fiscal 2002, our chief executive officer and our four other most highly compensated officers were granted stock options under our Amended and Restated 1997 Stock Option Plan. Joseph Trino, our chief executive officer, was granted 10,000 stock options and our four other most highly compensated officers were granted a total of 46,000 stock options.

Federal Income Tax Consequences

      The following is a brief general summary of federal income tax consequences applicable to options granted under the plan to individuals who are both citizens and residents of the United States, based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations thereof. The federal income tax law and regulations are frequently amended, and such amendments may or may not be retroactive. In addition, individual circumstances also may vary these results.

      Non-qualified Stock Options. An individual receiving a non-qualified stock option under the plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the non-qualified stock option in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. The amount of ordinary income recognized by an individual normally is deductible by us in the year that the income is recognized by the individual, provided applicable federal income tax reporting requirements are satisfied. Upon subsequent disposition of the common stock, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of common stock are held.

      Incentive Stock Options. An optionee who is granted an incentive stock option under the plan generally does not recognize taxable income either on the date of grant of the option or on the date of its exercise. However, the excess of the fair market value of the common stock received upon the exercise of the incentive stock option over the option exercise price is includable in the optionee’s alternative minimum taxable income, and an optionee’s federal income tax liability may be increased as a result under the alternative minimum tax rules of the Internal Revenue Code.

      Upon the disposition of the common stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price, provided that the optionee has not disposed of the common stock within two years after the date of grant of the option or within one year from the date of its exercise. If the optionee disposes of the common stock without satisfying both of such holding period requirements (a “disqualifying disposition”), the optionee generally will recognize ordinary income at the time of such disqualifying disposition to the extent of the lesser of (1) the excess of the fair market value of the common stock on the date the incentive stock option is exercised over the option exercise price or (2) the excess of the amount realized on such disqualifying disposition over the option exercise price. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the common stock is held. Unlike the case in which a non-qualified stock option is exercised, we are not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the common stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a disqualifying disposition (and applicable federal income tax reporting requirements are satisfied).

      Additional special rules not addressed above apply to an optionee who exercises an option by paying the option exercise price, in whole or in part, by the transfer of common stock to us.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2002, including the Factory Automation & Computer Technologies, Inc. Stock Incentive Plan (“1987 Stock Option Plan”) and the Amended and Restated 1997 Stock Option Plan. Our shareholders have approved all of our equity compensation plans.

	Number of securities
	to be issued upon	Weighted-average	Number of securities
	exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
	warrants and rights	warrants and rights	equity compensation plans
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1987 Stock Option Plan	71,557	$18.73	—
1997 Stock Option Plan	417,693	$32.16	130,750
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	489,250		130,750

Recommendation of Board of Directors

      The board of directors unanimously recommends a vote FOR the increase in the number of shares eligible for grant under the Amended and Restated 1997 Stock Option Plan by 2.43 million.

SELECTED FINANCIAL DATA OF VIEWLOCITY

      You should read the following selected financial data in conjunction with Viewlocity’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viewlocity” included elsewhere in this proxy. The selected financial data as of and for the years ended December 31, 2000 and 2001 are derived from Viewlocity’s audited financial statements. The selected financial data as of June 30, 2002 and for the six months ended June 30, 2001 and 2002 are derived from Viewlocity’s unaudited financial statements. The results of operations for the EAI business have been reclassified to discontinued operations in the consolidated statement of operations. All periods prior to the year ended December 31, 2000 only contain the results of discontinued operations and therefore have not been presented.

	Year Ended		Six Months Ended

	Dec. 31,	Dec. 31,	Jun. 30,	Jun. 30,
	2000	2001	2001	2002

	(In thousands)
Revenue:
Licenses	$721	$3,090	$1,433	$1,713
Support	—	139	32	323
Services	—	492	—	808

Total revenue	721	3,721	1,465	2,844
Cost of revenue
Licenses	31	61	—	75
Support and services	159	1,415	427	1,055

Total cost of revenue	190	1,476	427	1,130
Gross profit	531	2,245	1,038	1,714
Operating expenses:
Sales and marketing	8,442	14,101	6,993	7,138
Research and development	12,194	7,617	4,323	3,059
General and administrative	3,128	4,486	2,046	1,847
Purchased research and development	5,200	—	—	—
Asset impairment and restructuring expense	494	7,397	51	614
Depreciation and amortization	2,625	3,782	2,188	1,570

Total operating expenses	32,083	37,383	15,601	14,228

Operating loss	(31,552)	(35,138)	(14,563)	(12,514)
Minority interest	—	(549)	—	(233)
Other expense/(income), net
Other, net	(172)	382	71	(3)
Interest, net	(130)	3,191	1,461	1,020

Other expense/(income), net	(302)	3,573	1,532	1,017

Loss from continuing operations before income taxes	(31,250)	(38,162)	(16,095)	(13,298)
Income tax benefit	(363)	(1,002)	(608)	—

Loss from continuing operations	(30,887)	(37,160)	(15,487)	(13,298)
Discontinued operations
Loss from operations on integration business	(30,083)	(20,648)	(8,848)	(1,045)
Gain from sale of discontinued operations	—	—	—	14,517
Provision (benefit) for income taxes	17	(293)	(293)	(9)

Income (loss) on discontinued operations	(30,100)	(20,355)	(8,555)	13,481

Net income (loss)	$(60,987)	$(57,515)	$(24,042)	$183
Accretion to preferred stock redemption value	(2,787)	4,757	4,757	(239)

Net loss applicable to common shareholders	$(63,774)	$(52,758)	$(19,285)	$(56)

	As of

	Dec. 31,	Dec. 31,	June 30,
	2000	2001	2002

	(In thousands)
Balance Sheet Data:
Cash and marketable securities	$7,689	$7,345	$5,176
Working capital (deficit)	(6,702)	(6,373)	(436)
Total assets	42,942	25,811	20,945
Long-term debt, less current portion	10,244	8,340	8,679
Redeemable, convertible preferred stock	68,412	52,377	57,373
Shareholders’ equity (deficit)	(65,349)	(58,263)	(59,132)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL

STATEMENTS OF SYNQUEST, INC.

      The following unaudited pro forma statements of operations for the year ended December 31, 2001 and the for six months ended June 30, 2002 give effect to (1) the merger of Viewlocity with and into SynQuest, with Viewlocity being treated as the acquiror for accounting purposes and (2) the issuance of 11.0 million shares of series A preferred stock in a private placement for aggregate cash proceeds of $27.5 million, as if these transactions had all occurred on January 1, 2001 and January 1, 2002, respectively. The following unaudited pro forma balance sheet as of June 30, 2002 gives effect to these transactions as if they had occurred on June 30, 2002. Upon consummation of these transactions, the combined company intends to change its fiscal year end to December 31. These pro forma financial statements assume that the change in fiscal year end occurs concurrently with the closing of the transactions.

      The pro forma adjustments are based upon available information and certain assumptions that SynQuest’s management believes are reasonable under the circumstances. The pro forma financial information is not necessarily indicative of operating results or financial position that would have been achieved had the transactions been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The pro forma financial information should be read in conjunction with the Annual Report on Form 10-K of SynQuest for the fiscal year ended June 30, 2002, a copy of which accompanies this proxy statement, as well as, management’s discussion and analysis of financial condition and results of operations and selected financial data of Viewlocity included elsewhere in this proxy statement.

      The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the merger using the purchase method of accounting, with Viewlocity being treated as the acquirer for accounting purposes. Accordingly, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed of SynQuest based on their respective fair values. The allocation of the aggregate purchase price is preliminary. The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed of SynQuest will be based upon valuation studies that are not yet complete and management’s evaluation of such assets and liabilities. Accordingly, the pro forma financial information presented herein is subject to change pending the final purchase price determination and allocations. Management does not expect that differences between the preliminary and final purchase price allocations will have a material impact on the combined company’s pro forma financial position or results of operations. However there can be no assurances until completion of the valuation studies.

SYNQUEST, INC.

UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2002

			Pro forma		Pro forma
			Adjustments		Adjustments
			to reflect		to reflect
			SynQuest		Private		Adjusted Pro
	Viewlocity	SynQuest	Acquisition		Placement		Forma

	(In thousands)
ASSETS

Cash	$2,406	$3,151			$21,350	A	$26,907
Restricted cash	2,770	—					2,770
Marketable securities	—	1,844					1,844
Accounts receivable, net	1,860	2,999					4,859
Other receivables	2,110	—					2,110
Assets held for sale	2,056	—					2,056
Prepaid expenses	773	443					1,216

Total current assets	11,975	8,437			21,350		41,762
Property and equipment, net	2,998	1,242					4,240
Capitalized software development, net	2,687	—					2,687
Goodwill and other intangibles, net	3,111	—	5,670	F			8,781
Other non current assets	174	92					266

Total assets	20,945	9,771	5,670		21,350		57,736

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Accounts payable	2,065	786					2,851
Accrued expenses	7,298	3,673	2,700	F			13,671
Deferred revenue	774	4,301					5,075
Liabilities held for sale	1,479	—					1,479
Current portion of capital lease obligations	795	130					925

Total current liabilities	12,411	8,890	2,700				24,001
Capital lease obligations, less current portion	870	49					919
Long-term debt, net of unamortized warrants	8,679	—			(3,945	)A	4,734
Other non-current liabilities	566	—					566

Total liabilities	22,526	8,939	2,700		(3,945)		30,220
Minority interest	178	—	—		—		178
Redeemable, convertible preferred stock	57,373	—	(57,373	)B	—		—
Shareholders’ Equity (Deficit):
Series A Preferred stock	—	—			26,350	A	26,350
Common stock (Viewlocity)	54		(54	)B			—
Common stock (SynQuest)		29	29	C			58
Additional paid in capital (Viewlocity)	115,318		61,171	D			176,489
Additional paid in capital (SynQuest)		127,675	(127,675	)E			—
Accumulated deficit (Viewlocity)	(175,637)				(1,055	)A,L	(176,692)
Accumulated deficit (SynQuest)		(126,495)	126,495	E			—
Accumulated other comprehensive income (loss)	1,133	(377)	377	E			1,133

Total shareholders’ equity (deficit)	(59,132)	832	60,343		25,295		27,338

Total liabilities and shareholders’ equity	$20,945	$9,771	$5,670		$21,350		$57,736

SYNQUEST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2002

				Pro forma		Adjusted
	Viewlocity		SynQuest	adjustments		Pro forma

	(In thousands, except share and per share data)
Revenue:	K		J, K
License fees	$1,713		$4,276			$5,989
Support and services	1,131		5,921			7,052

Total revenue	2,844		10,197			13,041
Cost of revenue:
Cost of license fees	75		416			491
Cost of support and services	1,055		2,772			3,827

Total cost of revenue	1,130		3,188			4,318

Gross profit	1,714		7,009			8,723
Operating expenses:
Sales and marketing	7,138		4,568			11,706
Research and development	3,059		3,158			6,217
General and administrative	3,417		2,340	945	G	6,702
Restructuring costs	614		669			1,283

Total operating expenses	14,228		10,735	945		25,908

Operating loss	(12,514)		(3,726)	(945)		(17,185)
Other income (expense), net	(784)		38	404	H	(342)

Loss before income taxes	(13,298)		(3,688)	(541)		(17,527)
Income taxes	—		—			—

Net loss	$(13,298	)M	$(3,688)	(541)		(17,527)

Preferred stock dividends				(963	)N	(963)

Net loss attributable to common shareholders				$(1,504)		$(18,490)

Basic and diluted net loss per share						$(3.14)

Weighted average number of shares used in computing basic and diluted net loss per share						5,893,734	I

SYNQUEST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2001

				Pro forma		Adjusted Pro
	Viewlocity		SynQuest	adjustments		forma

	(In thousands, except share and per share data)
Revenue:	K		J, K
License fees	$3,090		$8,518			$11,608
Support and services	631		15,041			15,672

Total Revenue	3,721		23,559			27,280
Cost of Revenue:
Cost of License fees	61		315			376
Cost of support and services	1,415		7,848			9,263

Total cost of revenue	1,476		8,163			9,639

Gross Profit	2,245		15,396			17,641
Operating expenses:
Sales and marketing	14,101		17,374			31,475
Research and development	7,617		9,504			17,121
General and administrative	8,268		6,682	1,890	G	16,840
Restructuring costs and asset impairments	7,397		882			8,279

Total operating expenses	37,383		34,442	1,890		73,715

Operating loss	(35,138)		(19,046)	(1,890)		(56,074)
Other income (expense), net	(3,024)		629	809	H	(1,586)

Loss before income taxes	(38,162)		(18,417)	(1,081)		(57,660)
Income tax benefit	1,002		—			1,002

Net loss	$(37,160	)M	$(18,417)	(1,081)		(56,658)

Preferred stock dividends				(1,925	)N	(1,925)

Net loss attributable to common shareholders				$(3,006)		$(58,583)

Basic and diluted net loss per share						$(9.95)

Weighted average number of shares used in computing basic and diluted net loss per share						5,888,362	I

SYNQUEST, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

As of June 30, 2002, for the Six Month Period then Ended,
And for the Year Ended December 31, 2001
(All dollar amounts in thousands unless otherwise indicated)

A.	In connection with the merger, the companies have received commitments for additional equity funding from several investors, referred to as the private placement. These commitments total between $27.5 million and $33 million for the issuance of series A preferred stock (7% cumulative dividend rate) at $2.50 per share, and are contingent upon closing the merger transaction. The merger is also contingent upon the closing from the private placement. The combined company plans to use the proceeds from the private placement to repay approximately $5.0 million of Viewlocity’s outstanding debt. In addition, certain of the investors in the private placement have the right to convert up to $3 million of any bridge financing they may provide to either of the companies prior to closing into shares of series A preferred stock upon closing. For purposes of these pro forma financial statements, it is assumed that the minimum committed funding of $27.5 million is received. These transactions are presented as follows in the accompanying pro forma balance sheet at June 30, 2002.

Proceeds from the private placement	$27,500
Less: estimated offering expenses	(1,150)

Net proceeds	26,350
Repayment of Viewlocity debt	(5,000)

Remaining cash for general corporate purposes	$21,350

In connection with the repayment of $5.0 million of Viewlocity debt, $1,055 of the related discount will be immediately charged to interest expense. (See Note L)

B.	In accordance with the provisions of SFAS No. 141 “Business Combinations”, the merger will be treated as a reverse acquisition whereby Viewlocity is treated as the accounting acquiror, and SynQuest is the accounting acquiree. Accordingly, the shareholders’ equity of Viewlocity will be recapitalized, and the historical financial statements of the combined company will be those of Viewlocity.

C.	Represents par value of 2,946,867 shares of common stock issued to Viewlocity shareholders.

D.	Represents increase in additional paid-in capital related to the merger as follows:

Paid-in-capital from issuance of SynQuest common stock	$3,773
Exchange of Viewlocity redeemable, convertible preferred stock	57,373
Par value adjustment	25

Total	$61,171

The value of the common stock was determined by computing the average closing price on the Nasdaq SmallCap Market for the three trading days preceding and following the public announcement of the terms of the transactions on September 3, 2002.

E.	Represents the elimination of SynQuest’s additional paid-in capital, accumulated deficit and accumulated other comprehensive loss in connection with the reverse acquisition recapitalization.

F.	Represents the preliminary purchase price allocation in Viewlocity’s acquisition of SynQuest for accounting purposes as follows:

Fair value of common stock issued (See Note D)	$3,802
Estimated Viewlocity transaction costs	1,850
Estimated fair value of SynQuest tangible net liabilities, including estimated transaction costs of $850	18

Allocation of purchase consideration to intangible assets	$5,670

Transaction costs to be incurred by Viewlocity are included in the total estimated purchase consideration as described above. Transaction costs to be incurred by SynQuest will be expensed as incurred, and have been considered in the estimated net assets/ liabilities to be acquired by Viewlocity. These costs, estimated to be $850, have not been reflected as recurring costs in the accompanying pro forma statements of operations. Total estimated transaction costs of $2,700 have been reflected as accrued liabilities in the pro forma balance sheet as of June 30, 2002.

G.	Represents amortization of estimated intangible assets as follows:

Intangible assets	$5,670
Assumed amortization period	3 years

Amortization per year	$1,890

The allocation of the aggregate purchase price is preliminary, and assumes that all of the excess of purchase price over tangible assets and liabilities of SynQuest will be allocated to intangible assets such as computer software, customer contracts and other intellectual property. The composite estimated useful life of these intangible assets is 3 years. The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed will be based upon valuation studies that are not yet complete and management’s evaluation of such assets and liabilities. Accordingly, the pro forma financial information presented herein is subject to change pending the final purchase price allocations. Management does not expect that differences between the preliminary and final purchase price allocations will have a material unfavorable impact on the combined company’s financial position or results of operations.

H.	Represents decrease in interest expense and discount accretion assuming $5.0 million of Viewlocity’s long-term debt was repaid at the beginning of the period.

I.	Represents the weighted average actual shares of common stock outstanding during the period, in addition to the 2,946,867 shares of common stock to be issued to Viewlocity’s shareholders, assuming all such shares were outstanding during the periods presented. All other potential common stock equivalents are anti-dilutive and have thus been excluded from the calculation of diluted earnings per share for the periods presented.

J.	In order to conform to the anticipated change in fiscal year to December 31 upon consummation of these transactions, SynQuest’s statements of operations have been compiled by adding its individual quarterly results for the respective periods. SynQuest’s historical fiscal year has been June 30.

K.	Certain historical operating and other expense items of both companies have been reclassified for conformity purposes in these pro forma statements of operations.

L.	Viewlocity issued warrants to purchase shares of its common stock at the time of entering into its credit agreements. Accordingly, Viewlocity’s long term debt is recorded net of discounts originally recorded equivalent to the fair value of the warrants issued. These debt discounts are being accreted through interest expense over the term of the loan agreement. In connection with the repayment of $5 million principal amount of Viewlocity’s debt with the proceeds of the private placement, $1,055 will be expensed as an acceleration of the accretion being recorded thereon.

M.	The Viewlocity historical statements of operations presented exclude the results of discontinued operations, as well as accretion on preferred stock, as such preferred stock will not be outstanding upon closing of the transactions.

N.	Represents cumulative preferred stock dividends at 7% per annum for the newly issued series A preferred stock.

COMPARATIVE PER SHARE DATA AND DIVIDEND INFORMATION

      The following table sets forth the historical per share information of us and Viewlocity and combined per share data on an unaudited pro forma basis after giving effect to the merger between the two companies, as well as the issuance of the series A preferred stock in the private placement. Also presented is Viewlocity’s equivalent pro forma per share data for one share of Viewlocity common stock, assuming conversion of all outstanding shares of Viewlocity series F preferred stock to common stock. You should read this information in conjunction with the selected historical financial data, audited consolidated financial statements for the years ended December 31, 2000 and 2001 and the unaudited interim financial statements of Viewlocity, including the notes thereto, which are included in this proxy statement and the selected historical financial data, audited consolidated financial statements or, with respect to us, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 which accompanies this proxy statement. You should also read this information in conjunction with the unaudited pro forma combined financial statements, including the notes thereto, which are included elsewhere in this proxy statement. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

      The unaudited pro forma combined per share information combines the financial information of us with the financial information of Viewlocity for the six month period ended June 30, 2002 and the year ended December 31, 2001, assuming the merger and the private placement had occurred on the first day of the respective periods.

      Historical book value per common share for both companies is computed by dividing stockholders’ equity (deficit) attributable to common stockholders by the number of shares of common stock outstanding at June 30, 2002. Historical book value per preferred share for Viewlocity is computed by dividing the recorded balance attributable to preferred stock by the number of shares of preferred stock outstanding at the end of the period. Our unaudited pro forma combined per share data is derived from the unaudited pro forma combined financial statements which are included elsewhere in this proxy statement. The Viewlocity equivalent pro forma per share data assumes that all Viewlocity series F preferred stock is converted into common stock, and is calculated by applying the exchange ratio of diluted Viewlocity common shares to our common shares received.

	Six Month Period Ended	Year Ended
	June 30, 2002	December 31, 2001

	(Unaudited)
SynQuest Historical Per Share Data:
Basic and diluted net loss per common share	$(1.25)	$(6.26)
Book value per common share	0.28	N/A
Viewlocity Historical Per Share Data:
Basic and diluted net loss per share	(2.47)	(9.12)
Book value (deficiency) per common share	(10.94)	N/A
SynQuest Pro Forma Combined:
Basic and diluted net loss per common share	(3.14)	(9.95)
Book value per share	4.64	N/A
Viewlocity Equivalent Pro Forma Combined:
Basic and diluted net loss per common share	(0.03)	(0.09)
Book value per share	0.04	N/A

      Our common stock is listed on The Nasdaq SmallCap Market, under the symbol “SYNQ.” For the periods indicated, the following table sets forth the high and low per share closing prices for our common stock as reported by The Nasdaq National Market through the close of business on June 20, 2002 and by The Nasdaq SmallCap Market subsequent to that date. Prices have been restated to reflect the one-for-ten reverse split of our common stock effected on July 29, 2002.

	High	Low

Fiscal 2002
First Quarter	$27.10	$2.22
(ended September 30, 2001)
Second Quarter	12.10	4.10
(ended December 31, 2001)
Third Quarter	8.40	4.00
(ended March 31, 2002)
Fourth Quarter	8.40	3.50
(ended June 30, 2002)
Fiscal 2001
First Quarter	$131.25	$70.00
(ended September 30, 2000)
Second Quarter	175.00	60.00
(ended December 31, 2000)
Third Quarter	100.63	40.00
(ended March 31, 2001)
Fourth Quarter	43.75	12.50
(ended June 30, 2001)

      The closing sale price for our common stock on The Nasdaq SmallCap Market on August 30, 2002, the last trading day prior to the public announcement of the merger, was $1.25, and on

[           ], 2002, [the most recent practicable date prior to the printing of this proxy statement] was [                      ]. Except for cash dividends payable in lieu of fractional shares of a preferred stock dividend in connection with our initial public offering, we have never declared or paid any cash dividends on our capital stock. We intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future.

      No active trading or public market exists for Viewlocity common stock. The shares of Viewlocity common stock are not listed on any exchange and are not traded in the over-the-counter market. As of September 24, 2002, the record date, there were 139 stockholders of record who held shares of Viewlocity common stock. Viewlocity has never paid any cash dividends on its common stock, and anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business.

DESCRIPTION OF VIEWLOCITY’S BUSINESS

Overview

      Viewlocity is a global provider of supply chain event management, or “SCEM,” software targeting the retail, high-tech, transportation, consumer packaged goods, automotive and life sciences industries. This SCEM software provides near real-time monitoring of complex supply chain operations among different companies, including companies that operate using differing types of information technology systems. When unanticipated events occur, or when anticipated events do not occur, Viewlocity’s software alerts parties impacted by the event so that it can be resolved while minimizing the impact to the business. By leveraging data integration and SCEM capabilities, Viewlocity’s products help its customers decrease buffer inventories, increase customer service levels, and more efficiently utilize manufacturing and distribution capacity across the supply chain.

      Viewlocity was incorporated in Delaware in February 1999. Prior to Viewlocity’s incorporation, Frontec AB, a public company in Sweden, operated an enterprise application integration or EAI software business as a division of its operations. Viewlocity was formed with the existing assets and operations of Frontec AB’s EAI software division. In early 2000, Viewlocity began to develop SCEM applications and began to derive revenue from this product line in the third quarter of 2000. As the SCEM product line began to mature, Viewlocity began to change its focus from the legacy EAI business to the evolving SCEM business. Ultimately, in the first half of 2002 Viewlocity divested the EAI business.

      Viewlocity’s software has broad applicability, but Viewlocity has initially targeted manufacturing companies in the following industries: automotive original equipment manufacturers (“OEM”) including their tier-one suppliers; high-technology manufacturers such as computer and electronics producers; third party logistics providers (“3PLs”) that handle distribution for major manufacturers; and retail, apparel, and consumer packaged goods companies.

      Viewlocity believes companies in these industries face considerable competitive pressures, which are intensified due to the high-cost of variations in supply chain performance, and the need to improve both bottom-line performance and customer service. Viewlocity’s solutions readily interface with a broad range of its customers’ existing enterprise applications, as well as the web-based platforms of their trading partners.

Viewlocity’s Strategy

      Viewlocity’s objective is to become the leading provider of SCEM solutions for companies with complex supply chains. Viewlocity’s solutions focus on improving supply chain execution processes, because Viewlocity believes that improved execution can lead to the greatest benefits in the shortest amount of time. Viewlocity intends to continue to focus on solving high-value supply chain problems for companies and their related logistics service providers in the automotive, high-tech, consumer packaged goods, retail/apparel, and third-party logistics providers.

      Viewlocity’s strategy includes the following key elements:

      Address specific business problems. Viewlocity focuses on solving specific, high-value business problems for companies with complex supply chains. These business problems manifest themselves in the form of low margins, weakening sales, high inventory levels, excessive expediting charges or poor on-time delivery. Viewlocity believes these problems are indicative of larger, more complex business issues that cut across the organizations within the supply chain.

      Initially target specific markets. Viewlocity targets its SCEM solutions for companies with complex supply chains, including markets such as automotive, high-tech manufacturers, retail/apparel, CPG, and third-party supply chain providers that offer outsourced logistics services to these types of companies. Viewlocity plans to continue its sales and marketing emphasis on these specific industries and their suppliers through focused efforts by its direct sales force.

      Focus on next generation adaptive supply chain solutions. Viewlocity intends to leverage its expertise in SCEM by building additional functionality into its current solutions that enable its clients to adapt to exceptions and changes in their supply chain in an automated fashion leveraging the latest in solver and optimizer capabilities.

      Expand brand awareness. Viewlocity plans to continue to increase the awareness of the company and its product in the industries it has targeted through focused marketing campaigns and activities with systems integrators and consultants.

Viewlocity’s SCEM Products

      Viewlocity’s SCEM products are designed to bridge the gap between planning and execution by noting when actual circumstances deviate from the plan, and giving a company the option to quickly adjust, before a single deviation becomes a missed customer expectation or an expensive recovery. The product does not replace a company’s existing systems — it enhances the existing systems by providing one single picture of the supply chain, across internal systems and across all trading partners within the supply chain.

      Viewlocity’s SCEM products were designed specifically to enable users to view the most up-to-date information about the state of their supply chain, to collaborate with other users about exceptions and issues, to rapidly and intelligently — respond to exceptions, and to report on key performance indicators and other supply chain measures. All of these user interactions are enabled by the core components of Viewlocity’s application working together to reach into the underlying systems of record — no matter where they might be located — and deliver the information that users need, with the context that they need, to whatever device the user might be on.

      Each component works to deliver a particular facet of the user interaction:

•	Integration Center: The biggest challenge in enabling SCEM is data acquisition. Viewlocity’s Integration Center product is a sophisticated integration broker that provides a comprehensive e- business and application integration platform complemented by a robust set of connectors. Viewlocity’s Integration Center enables customers to leverage this platform based upon their existing integration strategy and needs.

•	Community Manager: The next biggest challenge is security — particularly as more trading partners gain access to the customer’s supply chain information. Viewlocity’s Community Manager enables easy setup and administration of the trading community created when implementing SCEM solutions encompassed by the extended supply chain participants. This ensures that each trading partner has access only to the information to which the customer has a need — while also allowing them to administer their own users and roles and grant access to their own suppliers or other trading partners if they choose.

•	Monitoring Engine: Viewlocity’s Monitoring Engine has four components — inventory, order, shipment, and forecast. Each component captures events and exceptions that occur around inventory, orders, shipments, and forecasts as they occur in real time. The real-time discovery of impending problems, and the relationship between each component as it relates to the event or exception, provides the context needed to evaluate the severity of the exception, the impact, and the required response. By providing the monitoring capability in a component fashion, Viewlocity is able to add new components as clients are ready to deploy them, extend the features of each component individually, and extend the cross-component capabilities.

•	Escalation Manager: Viewlocity’s Escalation Manager is the first step in managing the user interaction in response to an event. The Monitoring Engine passes events to the Escalation Manager, which notifies the affected parties and, when appropriate, makes sure they respond. Notifications can be managed across multiple devices, including cell phones and handheld computers, and the Escalation Manager will manage notifications up a hierarchy if an individual is unable to respond.

•	Collaboration Management Engine: In the case where an immediate response is required, Viewlocity’s Collaboration Management Engine generates solution alternatives. In the instances where an automated response cannot be executed, it facilitates a coordinated response across multiple parties and organizations. The Collaboration Management Engine also delivers the selected alternative back into the systems of record, closing the loop on the exception by executing the solution, and capturing the actions of every participant for later analysis and improvement opportunities.

•	Collaboration Portal: Viewlocity’s Collaboration Portal provides an online workspace for users to collaborate and web forms that can be used to gather information from trading partners that do not have automated systems. It allows users to create personalized dashboards and alert subscriptions — creating an environment that users come back to again and again for the information they need.

•	Performance Analyzer: Viewlocity’s Performance Analyzer examines processes at the macro-level, providing its customers with the capability to learn from past events and exceptions in order to implement process improvements that will prevent their reoccurrence. With Performance Analyzer, users have the ability to identify and quantify exception trends and performance of trading partners across the supply chain.

Professional Services

      Viewlocity employs Method View, an innovative but highly structured approach to implementing SCEM solutions for its clients. Method View was created with the goal of building a repeatable process that captures and preserves knowledge, best practices and lessons-learned while implementing SCEM solutions. This repository of knowledge enables Viewlocity’s customers and its own project resources to benefit from the cumulative experiences of past projects. Method View consists of a detailed methodology reference guide that acts as the primary roadmap for the project team, a project work-plan template, project estimating guidelines, and a project deliverable library.

      The project is driven and monitored by a project management function jointly staffed by the client and the Viewlocity Project Manager. These individuals collaborate to manage the total set of project resources, those that belong to the client organization as well as those that belong to the Viewlocity/ partner organization. Project Management is different from the other seven modules in Method View in that it is a continuous function, spanning the entire project timeline, rather than a specific group of tasks and associated deliverables. This section of Viewlocity’s methodology, therefore, addresses the key philosophies, tools, and techniques that will assist the project management function throughout the implementation lifecycle.

      Viewlocity’s Method View approach guides the project team from the creation of a strategy-level vision for the implementation of SCEM principles, through iterative implementation phases. Viewlocity has designed feedback mechanisms into the methodology to allow it to best capture and preserve SCEM implementation expertise in repositories for the benefit of its future clients.

Customers

      Viewlocity provides solutions in multiple industries. Its current customer base is largely in the third-party logistics provider and high-tech industries. Viewlocity’s products focus largely on supply chain and logistics problems for companies that move materials from location to location, such as from suppliers to manufacturing facilities, or internally, from one facility to another. As of August 31, 2002, Viewlocity’s customers included: Exel plc, DHL Worldwide Express, Dell Products L.P., DSC Logistics Inc., K&S Corporation Limited, TDG Logistics Limited, Wallenius Wilhelmsen Lines AS.

Strategic Relationships

      Viewlocity is focused on building and maintaining strong relationships with systems integrators and consulting firms that work with its target markets on software selection and implementation projects. Viewlocity has engaged with several large consulting companies on joint sales and marketing activities and has trained numerous outside consultants on its products. As Viewlocity executes strategies to become a specialist in select industries, it will work with these consultants to enhance and share its knowledge.

      Viewlocity also has relationships with certain technology providers that allow it to embed their technology into the providers’ products or otherwise use their technology. These include Actuate Corporation, BEA Systems, Inc., and Oracle Corporation.

Competition

      SCEM is a component of the larger supply chain management solutions market. Viewlocity believes that it differentiates itself from other vendors by providing:

•	a solution with a broader and deeper set of SCEM functionality and capabilities;

•	EAI tools and deep domain experience in enabling different applications from different providers running on different operating systems to communicate with each other; and

•	a solution designed to address problems in the context of suppliers, customers and other parties that are physically outside the four walls of a traditional business.

      Vendors offering solutions that compete with Viewlocity’s come from the supply chain planning, supply chain execution, enterprise resource planning, and best-of-breed SCEM categories. Viewlocity often competes with solutions from i2 Technologies, Inc., Manugistics Group, Inc., Celarix Inc., Descartes Systems Group, Inc., Optum Inc., and SAP AG. Some of Viewlocity’s competitors are significantly larger and offer more complete supply chain enterprise solutions. In addition, there are other companies, such as third-party supply chain services providers that offer SCEM solutions and services that may compete with Viewlocity’s products. Viewlocity believes these providers may also be potential users of its products as they look to expand and/or outsource these capabilities.

Viewlocity Customer Support

      As a global solutions provider with an experienced engineering group of technical support consultants, Viewlocity offers its customers a choice of several levels of customer support, all of which provide dependable and timely resolution of technical inquiries. Customers have support for critical issues available seven days per week and twenty-four hours per day and can access Viewlocity’s global support organization by using the toll-free telephone service, e-mail or by submitting support requests over the Internet. Progress of support requests can be monitored over the Internet as well. The Viewlocity support web site provides customers with access to product bulletins, product patches, product manuals, documentation updates and a customer feedback option. Customers will have unlimited access to trained maintenance personnel.

      Viewlocity utilizes a job-rotation program between its support organization and the professional service organization, which provides an on-going learning experience for the support consultants. That translates to greater knowledge being available to customers.

Sales and Marketing

      As of August 31, 2002, Viewlocity’s sales and marketing organization consisted of 43 individuals, of whom 22 were based in North America, nine were based in Europe, and 12 were based in Asia-Pacific. The 19 sales persons in direct sales are supported by a team of 17 pre-sales consultants for business, product and technical expertise throughout the sales cycle. The majority of Viewlocity’s direct sales force is organized by geography and some are focused on verticals or large strategic accounts. Viewlocity may continue to assign some of its sales representatives to additional targeted industries.

      The majority of Viewlocity’s sales are through a direct sales force. Viewlocity has re-seller agreements with Unitopia Taiwan Corporation, a Taiwan R.O.C., and Paris-based Sopra Group for parts of north Asia. Viewlocity may choose to consider other channels, including additional re-seller agreements in the future.

      Viewlocity’s marketing function provides publicity and analyst relations for the company, as well as sales lead generation and any other activity needed to support corporate goals. Publicity is provided through interaction with industry analysts, press, and the media to ensure prospects are aware of the company and its capabilities prior to sales calls. Lead generation activities, including seminars, trade shows, and advertising are conducted to provide the sales force with leads in support of revenue goals for the year.

      The marketing function also provides or administers direct mail campaigns, telemarketing, tradeshow participation, web-casts, seminars, public relations advertising, website maintenance, product collateral, case studies, white papers and presentations, in support of sales and marketing programs.

Research and Development

      As of August 31, 2002, Viewlocity employed 32 individuals in its research and development group located in Dallas, Texas, and three individuals in Japan, including a core group of individuals focused on new and better technologies for solving supply chain problems. In addition, Viewlocity has used and may use in the future outside programming resources to supplement its base staff from time to time. Viewlocity spent $3.1 million on research and development expenses in the first half of fiscal 2002, $7.6 million in fiscal 2001 and $12.2 million in fiscal 2000.

      Through investments in internal development Viewlocity has significantly expanded the scope of its solutions over the past 24 months. Due to the evolving nature of the market, Viewlocity intends to continue to maintain a high level of investment in development of new solutions and enhancements, either internally or through external sources. Periodically, Viewlocity undertakes advanced development projects, which may be partially or wholly funded by customers that wish to deploy technology that sets them apart from their competition. These projects have led to breakthroughs that emerge as new standard products for the broader market.

      Viewlocity adheres to J2EE standards and other industry standard methods, whenever possible. Viewlocity uses industry standard languages such as Java. Viewlocity relies on component and object-oriented engineering methodologies to develop its products. Building an application that is standards based allows for faster integration with other standards based products and services.

      Viewlocity believes it is an innovative technology provider in several areas within the adaptive SCEM market, including product architecture and communications. The architecture and technology deployed in the application provides a robust, highly distributable middleware infrastructure that enables the system to scale to support desired capacity and message volume along with providing the flexibility needed to meet its customer needs. Viewlocity’s architecture separates data, business logic and presentation/communication services to make distribution of the systems across multiple entities easier. The use of a multi-tier design and implementation also ensures backup, high-availability, scalability, and load balancing. All external interfaces with other applications are conducted through applications programming interfaces (“APIs”). These interfaces allow them to easily connect to legacy applications and web-based business-to-business e-commerce solutions.

      Viewlocity’s products operate on a Windows 2000 Server, IBM AIX, HP-UX, or Sun Solaris environments. Users interact with Viewlocity’s products via web browsers. Viewlocity’s solutions leverage Oracle’s relational database technology as its underlying database.

Intellectual Property

      Viewlocity’s success and ability to compete are dependent upon continuous improvements of its existing product portfolio and the continued development of new solutions. To protect its technology, Viewlocity relies primarily on copyright, trade secret and trademark laws. In the ordinary course of business, Viewlocity enters into confidentiality or license agreements with its employees, consultants and corporate partners that control access to and distribution of its software, documentation and other proprietary information. In addition, Viewlocity licenses its products to end users in object code, machine-readable format and its license agreements generally allow the use of its products solely by the customer for internal purposes without the right to sublicense or transfer the products.

Employees

      As of August 31, 2002, Viewlocity had 130 full-time employees, of whom 35 were engaged in research and development, 43 in sales and marketing, 35 in services and support and 17 in finance, administration and operations. None of Viewlocity’s employees are represented by a labor union. As of August 31, 2002, Viewlocity had 86 employees located in North America, 11 employees located in Europe, and 33 located in Asia-Pacific. Viewlocity believe that its employee relations are satisfactory.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF VIEWLOCITY

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with Viewlocity’s consolidated financial statements for the years ended December 31, 2000 and 2001 and the related notes included in this proxy statement.

Overview of Business Operations

      Viewlocity specializes in providing SCEM software that allows companies to monitor their extended supply chains for events and exceptions that could impact their ability to fulfill customer orders, satisfy inventory needs, and manage shipping requirements. By implementing Viewlocity’s SCEM solutions, customers can increase supply chain efficiencies, balance inventory with demand, lower costs, and make better use of their assets.

      Viewlocity was incorporated in Delaware in February 1999. Prior to Viewlocity’s incorporation, Frontec AB, a public company in Sweden, operated an EAI software business as a division of its operations. Viewlocity was formed with the existing assets and operations of Frontec AB’s EAI software division. In early 2000, Viewlocity began to develop SCEM applications and began to derive revenue from this product line in the third quarter of 2000. As the SCEM product line began to mature, Viewlocity began to change its focus from the legacy EAI business to the evolving SCEM business. Ultimately, in the first half of 2002 Viewlocity divested the EAI business and, as a result, the results of operations from this EAI business have been reclassified to be presented as a discontinued operation as described below.

      Revenue. Viewlocity generates revenue by licensing its software systems and providing support and professional services for those systems. Generally, license agreements are entered into for a perpetual term by charging a one-time license fee that grants the customer the right to use the software system that is currently available at the time the agreement is reached. Viewlocity recognizes license revenue when there is persuasive evidence of an agreement, the software has been shipped, collectibility is probable, payment is due within one year and Viewlocity has no further significant obligations. When license payment terms are in excess of one year, the related revenue is recognized as the payments become due. When uncertainties exist relating to any of these criteria, the revenue is recognized upon resolution of the uncertainty or when payment is received.

      Viewlocity’s software license fees have principally resulted from direct sales to customers and it expects that direct sales will continue to represent its principal selling method in the future. However, Viewlocity has used, and expects to continue to use, independent resellers of its products in geographic areas where it does not believe it is cost-effective to establish a direct sales force. In addition to internally generated leads, Viewlocity relies on third parties such as business process improvement consultants, implementers of software systems and complementary software application providers to provide leads for potential new customers.

      The sales cycle for Viewlocity’s products is typically six to twelve months. Software license revenues for a particular period are substantially dependent on orders received in that period. Furthermore, Viewlocity has experienced, and expects to continue to experience, significant variation in the size of individual licensing transactions. Generally, Viewlocity ships its software products within a few days after receipt of an agreement therefore it typically does not have a material backlog of unfilled software orders and license revenue in any quarter is generally substantially dependent on orders received and shipped in that quarter. Consequently, substantially all of its license revenue in each quarter results from contracts entered into in that quarter. Accordingly, Viewlocity does not maintain a significant backlog, except for professional services and maintenance and support.

      Viewlocity provides professional services, including systems implementation and integration assistance, consulting and training, which are available under services agreements and contracted for separately from license agreements. These services are not essential to the functionality of the software. These services are generally performed on a time and materials basis, and in some circumstances, under fixed price arrangements. Professional services revenue is recognized as the services are performed. Revenue from time and materials arrangements is recognized as the services are performed and the customer has a contractual obligation to pay, provided the fee is non-refundable. Under fixed price arrangements, professional services revenue is recognized on the basis of the estimated percentage of completion of the services provided. Changes in estimates to complete and losses, if any, are recognized in the period they are determined.

      Additionally, Viewlocity provides telephone support and maintenance for its software systems under support agreements. These agreements provide unspecified software upgrades and technical support over a specified term, which is typically 12 months, and renewable on an annual basis. Support contracts typically are paid in advance, and revenues from these contracts are deferred and recognized ratably over the term of the agreement.

      Viewlocity’s revenue stream, particularly its license revenue stream, has been and continues to be strongly impacted by the current weak economic environment. In the current economic environment, many companies have severely reduced or postponed their capital spending activities. In addition, when companies are able to pursue the licensing of Viewlocity’s products, it is experiencing lengthened sales cycles due to companies taking additional time to assess and prioritize purchases, as well as requiring additional approvals for such purchases. Viewlocity believes that these companies still consider its solutions to be important; however, the reduced spending and delays have had the effect of slowing the market acceptance of Viewlocity’s relatively new products. Viewlocity believes that future software license fees, and the ability to predict future revenues, will be negatively impacted as long as companies continue to constrain their software licensing activities.

      Cost of License Revenue. Cost of license revenue consists of royalties paid to third parties for certain technology incorporated into Viewlocity’s products, commissions paid to third-party systems integrators and technology vendors, the costs of duplicating media and documentation and other direct costs of license revenue.

      Cost of Support and Services Revenue. Cost of support and services revenue consists of salaries and related costs for support and services personnel, stock-based compensation, allocation of office expenses, payments to third-party consultants and other direct costs incurred in providing customer support, implementation, consulting and training.

      Sales and Marketing. Sales and marketing expenses consist primarily of salaries, commissions and related costs for sales and marketing personnel, stock-based compensation, and an allocation of office expenses, travel, entertainment and promotional expenses.

      Research and Development. Research and development expenses include costs associated with the development of new products, enhancements to existing products and quality assurance activities. These expenses consist of salaries and related costs for research and development personnel, stock-based compensation, an allocation of office expenses, payments to third-party consultants and other direct costs of research and development. In accordance with Statement of Financial Accounting Standards No. 86, Viewlocity expenses software development expenses as incurred until technological feasibility of the software is determined and the recovery of the cost can reasonably be expected, after which any additional costs are capitalized. To date, Viewlocity has expensed substantially all software development costs as incurred because development costs incurred subsequent to the establishment of both technological feasibility have been minimal.

      General and Administrative. General and administrative expenses consist of salaries, stock based compensation and related costs for administrative, finance, human resources and information technology personnel, information systems costs, outside professional service fees and other general costs and expenses.

      Depreciation and Amortization. Depreciation and amortization includes the depreciation of property and equipment and the amortization of capitalized software, goodwill and other intangible assets.

      Other Expense (Income), net. Other expense (income), net consists of interest income, interest expense, foreign currency exchange transaction gains/losses and other miscellaneous income and expense items.

      Stock Based Compensation. In connection with the acquisition of SC21, Viewlocity was to issue shares of its common stock on December 31, 2000 and December 31, 2001. These issuances were contingent upon the continued employment and services of the former owners of SC21. As such, Viewlocity has recorded this contingent consideration as compensation expense over the employment and service period through the terminating of operations of SC21 during 2001. Viewlocity has recorded total compensation expense of approximately $4.8 million related to SC21. Additionally, Viewlocity recorded compensation expense associated with options that have been granted to employees because the estimated fair value of the underlying common stock was greater than the exercise price on the date of grant. Viewlocity’s board of directors determined the fair value of the underlying common stock on the grant date based on recent sales of Viewlocity’s preferred stock for cash to third-party investors. The total amount of compensation associated with these options was approximately $1.2 million and has been amortized over the respective vesting periods of these options. Additionally, Viewlocity has recorded stock based compensation expense of approximately $0.8 million related to restricted stock issued to employees of our Japanese subsidiary. Expense amounts have been recorded in the following categories:

			Six Months
	Year Ended		Ended
	December 31,		June 30,

	2000	2001	2002

Support & Services	—	136	45
Sales & Marketing	—	271	79
Research & Development	4,293	1,776	34
General & Administrative	—	68	23

Discontinued Operations

      On March 27, 2002, Viewlocity sold its European EAI business including its EAI intellectual property to Sopra Group for $14.5 million in cash. The European EAI business generated revenue of $14.6 million and operating losses of $8.2 million in 2001. The European EAI business had total assets of $9.4 million, total liabilities of $9.3 million, and stockholders equity of $0.1 million as of December 31, 2001.

      On June 5, 2002, Viewlocity entered into a definitive letter of intent to sell its Asian and U.S. EAI business to Sopra Group for $3.0 million in cash. The Asian and U.S. EAI business generated revenue of $13.1 million and operating losses of $11.8 million in 2001. The Asian and U.S. integration business had total assets of $3.8 million, total liabilities of $3.4 million and stockholders equity of $0.4 million as of December 31, 2001. Viewlocity completed the sale on July 31, 2002.

      Certain amounts in Viewlocity’s historical financial statements have been reclassified to conform with the effects of the sale of its EAI business effective as of June 30, 2002. The results of the operations for the EAI business have been reclassified to discontinued operations in the consolidated statement of operations for all periods presented.

Critical Accounting Policies And Use Of Estimates

      Management’s discussion and analysis of financial condition and results of operations of Viewlocity included in this proxy statement is based upon Viewlocity’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires Viewlocity’s management to make estimates and assumptions. Viewlocity bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates. Viewlocity believes the following critical accounting policies affect the most significant areas involving management’s judgments and estimates. In addition, please refer to Note 2 in Viewlocity’s Notes to Consolidated Financial Statements included elsewhere in this proxy statement for further discussion of Viewlocity’s accounting policies.

      Revenue recognition. Viewlocity generates revenue by licensing its software systems and providing support and professional services for those systems. Revenue is accounted for in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, issued by the American Institute of Certified Public Accounts, as amended by SOP 98-4 and 98-9, and SEC Staff Accounting Bulletin (“SAB”) 101, “Revenue Recognition in Financial Statements.” SOP 97-2 and SAB 101 provide guidance on applying generally accepted accounting principles in recognizing revenue.

      Viewlocity generally licenses its software for a perpetual term by charging a license fee that grants the customer the right to use the software system that is currently available at the time the agreement is reached. The license revenue is recognized when there is persuasive evidence of an agreement, the software has been shipped, collectibility is reasonably assured, payment is due within one year and Viewlocity has no further significant obligations. When license payment terms are in excess of one year, the related revenue is recognized as the payments become due. When uncertainties exist relating to any of these criteria, the revenue is recognized upon resolution of the uncertainty or when payment is received.

      Viewlocity also provides support and maintenance for its software systems under support agreements. These agreements provide unspecified software upgrades and technical support over a specified term, which is typically 12 months and renewable on an annual basis. Support contracts typically are paid in advance, and revenues from these contracts are deferred and recognized ratably over the term of the agreement.

      Viewlocity provides professional services, including systems implementation and integration assistance, consulting and training, which are available under services agreements and contracted for separately from license agreements. These services are not essential to the functionality of the software. These services are generally performed on a time and materials basis, and in some circumstances, under fixed price arrangements. Professional services revenue is recognized as the services are performed. Revenue from time and materials arrangements is recognized as the services are performed and the customer has a contractual obligation to pay, provided the fee is non-refundable. Under fixed price arrangements, professional services revenue is recognized on the basis of the estimated percentage of completion of the services provided. Changes in estimates to complete and losses, if any, are recognized in the period they are determined.

      When a customer purchases multiple software products, post-contract support and/or services in a single agreement, Viewlocity allocates the total fee among each element of the agreement. The fee is recognized by deferring the fair value of all undelivered elements, as determined based on the vendor-specific objective evidence of fair value of the elements, and recognizing as revenue the balance of the arrangement fee as attributable to the delivered elements.

      Allowance for doubtful accounts. Viewlocity continuously monitors collections and payments from its customers and maintains allowances for doubtful accounts based upon its historical experience of write-offs of uncollectible accounts and any specific customer collection issues that have been identified. While such credit losses have historically been within management’s estimates, there can be no assurance that Viewlocity will continue to experience the same level of credit losses that it has in the past. If the financial condition of Viewlocity’s customers was to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Changes in Viewlocity’s assumptions and estimates could result in significantly different results than those recorded in its financials statements and would have the effect of reducing or increasing future profits in the period in which the estimate is revised.

      Goodwill and other intangible assets. Viewlocity’s identifiable intangible assets are recorded and amortized using the straight-line method over their estimated economic lives or periods of future benefit. The lives established for these assets are based on many factors, and are subject to change because of the nature of Viewlocity’s operations. Goodwill is assessed annually for impairment by applying a fair value test. Viewlocity periodically evaluates the recoverability of identifiable intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

      Impairment of long-lived assets. Viewlocity periodically evaluates the recoverability of its long-lived assets, including intangible assets. This evaluation consists of a comparison of the estimated future cash flows from the related operations with the then corresponding carrying values of those assets. If the expected future cash flows exceed the carrying value of those assets, no impairment is recognized. If there is an impairment of value, it is recognized as an expense in the period it is determined. A rate considered to be commensurate with the risk involved is used to discount the cash flows for any recognized impairment.

      Software development costs. Viewlocity capitalizes certain costs incurred for the development of computer software that it intends to license to customers. In accordance with Statement of Financial Accounting Standards No. 86, Viewlocity expenses all research and development costs as they are incurred before a product becomes technologically feasible and after a product is generally available. Between the time a product is considered technologically feasible and when it is generally available, Viewlocity capitalizes the costs associated with the development. For substantially all of its products, Viewlocity has expensed the software development costs as incurred because the development costs between technological feasibility and general availability have been minimal.

      Viewlocity begins amortizing capitalized software development costs once a product is generally available. Amortization is provided at the greater of the amount computed using (1) the ratio that current revenues for a product bear to the total of the current and anticipated future revenues of that product or (2) on a straight-line basis over the estimated useful life of the related product, generally two to five years. As of each balance sheet date, Viewlocity performs a net realizable value analysis and the amount by which unamortized software development costs exceeds the net realizable value, if any, is recognized as expense in the period it is determined.

      Other Estimates. Viewlocity’s financial statements include accruals and reserves for other liabilities incurred as a result of its normal ongoing operations. These accruals may require the use of estimates and judgment in regards to the ultimate liability. These estimates are based upon historical experience and on various other assumptions that Viewlocity believes to be reasonable under the circumstances. Changes in Viewlocity’s assumptions and estimates could result in significantly different results than those recorded in the financials statements and would have the effect of reducing or increasing future profits in the period in which the estimate is revised.

      Income Taxes. Viewlocity recognizes deferred tax assets and liabilities for the estimated future tax consequences of temporary differences and income tax credits. Temporary differences are primarily the result of differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to future years in which deferred tax assets or liabilities are expected to be settled or realized. Viewlocity regularly reviews its deferred tax assets for recoverability and establishes a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As a result of this review, Viewlocity has established a full valuation allowance against its deferred tax assets.

Results of Operations

      The following table sets forth selected statements of operations data expressed as a percentage of Viewlocity’s total revenue for the respective periods. All periods prior to the year ended December 31, 2000 only contain the results of discontinued operations and therefore have not been presented. Viewlocity’s historical operating results and the period-to-period comparisons are not necessarily indicative of the results for any future period.

	Six Months Ended		Twelve Months Ended
	June 30,		December 31,

	2002	2001	2001	2000

Revenue:
License	60.2%	97.8%	83.1%	100.0%
Support	11.4	2.2	3.7	—
Services	28.4	—	13.2	—
Total revenue	100.0	100.0	100.0	100.0
Cost of revenue:
License	2.6	—	1.6	4.3
Support and services	37.1	29.2	38.1	22.1
Total cost of revenue	39.7	29.2	39.7	26.4
Gross Profit	60.3	70.8	60.3	73.6
Operating expenses:
Sales and marketing	251.0	477.3	378.9	1170.9
Research and development	107.6	295.1	204.7	1691.2
General and administrative	64.9	139.7	120.6	433.9
Purchased research and development				721.2
Restructuring expense	21.6	3.5	198.8	68.5
Depreciation and amortization	55.2	149.3	101.6	364.0

Total operating expenses	500.3	1064.9	1004.6	4449.7
Operating loss	(440.0)	(994.1)	(944.3)	(4376.1)
Other expense/(income)
Other, net	(8.3)	4.8	(4.5)	(23.9)
Interest, net	35.9	99.7	85.8	(18.0)
Other expense/ (income), net	27.6	104.5	81.3	(41.9)
Loss from continuing operations before income taxes	(467.6)	(1098.6)	(1025.6)	(4334.2)
(Provision) benefit for income taxes		41.5	26.9	50.3
Loss from continuing operations	(467.6)	(1057.1)	(998.7)	(4283.9)

	Six Months Ended		Twelve Months Ended
	June 30,		December 31,

	2002	2001	2001	2000

Discontinued operations
Loss from operations on integration business	(36.7)	(604.0)	(554.9)	(4172.4)
Gain on sale of discontinued operations	510.4	—	—	—
(Provision) benefit for income taxes	0.3	20.0	7.9	(2.4)
Loss on discontinued operations	474.0	(584.0)	(547.0)	(4174.8)
Net loss	6.4%	(1641.1)%	(1545.7)%	(8458.7)%

     Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

      License Revenue. Revenue from software license fees increased 19.5% to $1.7 million in the six months ended June 30, 2002 from $1.4 million in the same period in 2001. The increase in software license fees was primarily the result of a significant contract signed with a single customer for approximately $1.0 million. As a percentage of total revenue, revenue from software license fees decreased to 60.2% for the six months ended June 30, 2002 from 97.8% for the same period in 2001 primarily as a result of the increase in revenue from services.

      Services Revenue. Revenue from services increased to $1.1 million in the six months ended June 30, 2002 from $0.1 million in the same period in 2001. The increase in revenue from services resulted primarily from new customers has its customer base has grown since the initial introduction of its products in late 2000. As a percentage of total revenue, revenue from services increased to 39.8% for the six months ended June 30, 2002 from 2.2% for the same period in 2001 primarily as a result of the increase in revenue from services.

      Total Revenue. Total revenue increased 94.1% to $2.8 million in the six months ended June 30, 2002 from $1.5 million in the same period in fiscal 2001.

      Cost of License Fees. Cost of license fees was $0.1 million in the six months ended June 30, 2002. There was no cost of license fees in the same period in fiscal 2001. This increase resulted from royalties paid to a third party on technology utilized with its SCEM suite of products during the six months ended June 30, 2002. In the early releases of its products, there was no embedded third party technology, however, as the products have continued to be enhanced, third party technology has been utilized as the most efficient way to provide certain functionality. As a percentage of license revenue, cost of license fees was 4.4% for the six months ended June 30, 2002.

      Cost of Support and Services. Cost of support and services increased to $1.1 million in the six months ended June 30, 2002 from $0.4 million in the same period in 2001. Viewlocity began to hire services personnel and build its services organization in late 2000 after it made the initial release of its products. This build-up of the services organization was done in advance of having any significant customers so that Viewlocity would have properly trained services personnel as its products gained market acceptance and its customers required professional services. As a result, in the six months ended June 30, 2001, Viewlocity incurred more cost of services than services revenue. For the six months ended June 30, 2002, it continued to build its services organization to meet the growing demand for their professional services, thus increasing in the dollar amount of cost of services over the same period in 2001.

      Sales and Marketing. Sales and marketing expenses increased 2.1% to $7.1 million in the six months ended June 30, 2002 from $7.0 million in the same period in 2001. The increase was due mainly to increased commission as a result of higher license sales. As a percentage of total revenue, these costs decreased to 251.0% for the six months ended June 30, 2002 from 477.3% for the same period in fiscal 2001 as a result of the increase in total revenue.

      Research and Development. Research and development expenses decreased 29.2% to $3.1 million in the six months ended June 30, 2002 from $4.3 million in the same period in 2001. This decrease was primarily due to a decrease in the use of outside consulting personnel, a reduction in travel costs and a reduction in stock based compensation related mostly to the ceasing of operations of SC21. As its products have matured, Viewlocity has hired additional development personnel and utilized less outside consultants resulting in an overall cost reduction for the six months ended June 30, 2002 as compared to the same period in 2001. As a percentage of total revenue, research and development expenses decreased to 107.6% for the six months ended June 30, 2002 from 295.1% for the same period in fiscal 2001 as a result of the decrease in research and development expenses and an increase in total revenue.

      General and Administrative. General and administrative expenses decreased 9.7% to $1.8 million in the six months ended June 30, 2002 from $2.0 million in the same period in 2001. This decrease was primarily due to a reduction in personnel costs due to lower headcount. As a percentage of total revenue, these costs decreased to 64.9% for the six months ended June 30, 2002 from 139.7% for the same period in 2001 as a result of the decrease in general and administrative expenses and the increase in total revenue.

      Depreciation and Amortization. Depreciation and amortization decreased 28.2% to $1.6 million in the six months ended June 30, 2002 from $2.2 million in the same period in 2001. The decrease was primarily due to the reduction in amortization of intangible assets from the acquisition of SC21. In the third quarter of 2001, we ceased the operations of SC21 and as such incurred a write-off of capitalized software development costs, goodwill and other intangible assets. This decrease was partially offset by an increase in depreciation of fixed assets. As a percentage of total revenue, depreciation and amortization decreased to 55.2% for the six months ended June 30, 2002 from 149.4% for the same period in 2001 as a result of decreased expenses and an increase in total revenue.

      Asset impairment and restructuring. Asset impairment and restructuring costs increased 1103.9% to $0.6 million in the six months ended June 30, 2002 from $0.1 million in the same period in 2001. The restructuring costs for the six months ended June 30, 2002 primarily related to the closing of Viewlocity’s operations in France and downsizing its operations in the US and the UK.

      Operating Loss. As a result of the above factors, its operating loss decreased to $12.5 million in the six months ended June 30, 2002 from $14.6 million in the same period in 2001.

      Other Expense (Income). Other expense (income) is primarily the net of interest income and interest expense. Other expense (income) was $0.8 million of expense in the six months ended June 30, 2002 compared to $1.5 million of expense in the same period in fiscal 2001. This decrease in other (expense) was primarily due to a reduction in short-term borrowing between the two fiscal periods resulting in a reduction in interest expense.

      Income Taxes. During the six months ended June 30, 2002 and 2001, Viewlocity reported losses for both financial reporting and income tax purposes. As a result, it made no provision for income taxes in the period ended June 30, 2002 and a benefit of $0.6 million in the period ended June 30, 2001.

      Discontinued Operations. For the six months ended June 30, 2002, we reported net loss from discontinued operations of $1.0 million offset by the gain on sale of the discontinued operations of $14.5 million. This compared to a net loss from discontinued operations of $8.6 million for the same period in 2001. The discontinued operations are the results from its EAI business that was sold in 2002.

      Net Income/ Loss. As a result of the above factors, Viewlocity’s net income increased to $0.2 million in the six months ended June 30, 2002 compared to a net loss of $24.0 million in the same period in 2001.

Twelve Months Ended December 31, 2001 Compared to Twelve Months Ended December 31, 2000

      License Revenue. Revenue from software license fees increased 328.6% to $3.1 million in the twelve months ended December 31, 2001 from $0.7 million in the same period in 2000. In early 2000 Viewlocity began to develop its SCEM suite of products, and it began to derive revenue from this product line in the third quarter of 2000. The increase in software license fees from 2000 to 2001 is the result of having a generally available product for the entire year of 2001 as opposed to a partial year in 2000. As a percentage of total revenue, revenue from software license fees decreased to 83.1% for the twelve months ended December 31, 2001 from 100.0% for the same period in 2000 primarily as a result of the increase in services revenue in fiscal year 2001.

      Services Revenue. Revenue from services was $0.6 million in the twelve months ended December 31, 2001. There was no services revenue in the same period in 2000. Viewlocity began to derive license revenue from its products in the third quarter of 2000 and services engagements to implement those projects did not begin until early 2001. Services revenue was 16.9% of total revenue for the twelve months ended December 31, 2001.

      Total Revenue. Total revenue increased 416.1% to $3.7 million in the twelve months ended December 31, 2001 from $0.7 million in the same period in 2000.

      Cost of License Fees. Cost of license fees was $0.1 million in both periods. As a percentage of license revenue, cost of license fees decreased to 2.0% for the twelve months ended December 31, 2001 from 4.3% for the same period in 2000 as a result of the increase in total revenue.

      Cost of Support and Services. Cost of support and services increased 789.9% to $1.4 million in the twelve months ended December 31, 2001 from $0.2 million in the same period in fiscal 2000. Viewlocity began to hire services personnel and build its services organization in late 2000 after it made the initial release of its products. This build-up of the services organization was done in advance of having any significant customers so that Viewlocity would have properly trained services personnel as its products gained market acceptance and its customers required professional services. As a result, in 2000 Viewlocity incurred cost of services without having any services revenue and in 2001 it incurred more cost of services than services revenue.

      Sales and Marketing. Sales and marketing expenses increased 67.0% to $14.1 million in the twelve months ended December 31, 2001 from $8.4 million in the same period in fiscal 2000. The increase was due mainly to an increase in the number of sales and marketing personnel, increased commission as a result of higher license sales, and increased marketing spend relating to the launch of Viewlocity’s products. As a percentage of total revenue, these costs decreased to 378.9% for the twelve months ended December 31, 2001 from 1170.9% for the same period in 2000 as a result of the increase in total revenue.

      Research and Development. Research and development expenses decreased 37.5% to $7.6 million in the twelve months ended December 31, 2001 from $12.2 million in the same period in 2000. This decrease was primarily due to a decrease in the use of outside consulting personnel and a reduction in stock based compensation related mostly to SC21. Viewlocity utilized a significant amount of outside consulting personnel during 2000 as it prepared for the initial release of its products. Once the products were released and as they matured, Viewlocity hired additional development personnel and utilized less outside consultants resulting in an overall cost reduction for 2001 as compared to 2000. As a percentage of total revenue, research and development expenses decreased to 204.7% for the twelve months ended December 31, 2001 from 1691.2% for the same period in 2000 as a result of the decrease in research and development expenses and an increase in total revenue.

      General and Administrative. General and administrative expenses increased 43.4% to $4.5 million in the twelve months ended December 31, 2001 from $3.1 million in the same period in 2000. This increase was primarily due to an increase in personnel in fiscal year 2001. As a percentage of total revenue, these costs decreased to 120.6% for the twelve months ended December 31, 2001 from 433.9% for the same period in 2000 as a result of the increase in total revenue.

      Depreciation and Amortization. Depreciation and amortization increased 44.1% to $3.8 million in the twelve months ended December 31, 2001 from $2.6 million in the same period in 2000. The increase was mainly due to the increase in depreciation of fixed assets. As a percentage of total revenue, these costs decreased to 101.6% for the twelve months ended December 31, 2001 from 364.0% for the same period in 2000 as a result of an increase in total revenue.

      Asset impairment and restructuring. Asset impairment and restructuring costs increased to $7.4 million in the twelve months ended December 31, 2001 from $0.5 million in the same period in 2000. Viewlocity recorded asset impairment charges of $3.1 million related to the write-off of purchased software due to the abandonment of certain products, $4.2 million related to the write-off of goodwill and other intangible assets associated with ceasing operations of previously acquired businesses and $0.1 million related to the write-off of property and equipment of these businesses. As a percentage of total revenue, these costs increased to 198.8% for the twelve months ended December 31, 2001 from 68.5% for the same period in fiscal 2000 as a result of the increased expenses.

      Purchased Research and Development. In connection with Viewlocity’s purchase of Nexstep, it recorded a one-time charge to expense of $5.2 million during the first quarter of 2000 related to in-process research and development (“IPR&D”). When Viewlocity acquired Nexstep, it was in the process of developing software products for Internet retail organizations, primarily focused on its enterprise application architecture. The enterprise application architecture is a code framework for the operating environment upon which Nexstep intended to build a number of application components for supply chain management. While analysis, design, modeling and coding had been performed on many functions of the framework, Nexstep had not produced an operational system nor tested the prototypes in live network environments. The project was neither complete nor being marketed and had not achieved technological feasibility at the date of acquisition. Substantially all of the application components that Nexstep intended to build were in the very early stages of research and analysis. As a result, substantially all of the $5.2 million in IPR&D that was acquired related to the enterprise application architecture. Viewlocity determined the value of the IPR&D based on the income approach valuation method by estimating the present value of the projected net cash flows to be generated by the in-process technology.

      In order to determine the projected net cash flows, the revenue, expenses, and other cash flow items associated with the commercialization of the in-process technology were estimated for the period from 2000 though 2006. Strong revenue growth was projected through 2002; thereafter, revenue was expected to increase moderately through 2005 and then decline sharply in 2006 as other new products were expected to be introduced. The projected net cash flows were then discounted to present value at 30%, a rate of return that considers the relative risk of achieving the projected cash flows and the time value of money. Finally, a 45% stage-of-completion factor was applied to the discounted cash flows. Consistent with their policy for accounting for costs to develop their software, these products are not capitalizable under SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” and have no alternative future use other than in research and development.

      Operating Loss. As a result of the above factors, Viewlocity’s operating loss increased to $35.1 million in the twelve months ended December 31, 2001 from $31.6 million in the same period in 2000.

      Other Expense (Income). Other expense (income) increased to $3.0 million of expense in the twelve months ended December 31, 2001 compared to $0.3 million of income for the same period in 2000. Interest, the largest component of other expense (income), primarily consists of interest earned on cash and cash equivalents, offset by interest expense related to obligations under lines of credit, loans and capital leases. Net interest expense was $3.2 million for the twelve months ended December 31, 2001 compared to $0.1 million of income for the same period in 2000. The increase in net interest expense was due to $10.0 million in subordinated debt that was issued in December 2000.

      Income Taxes. At the time of the acquisition of SC21, a deferred tax liability was set up relating to the goodwill allocated to the software and workforce agreements. Because of the write-off of the SC21 intangibles during the twelve months ended December 31, 2001, Viewlocity recognized a $1.0 million benefit for the reversal of the deferred tax liability, compared to a benefit of $0.4 million in the same period in fiscal 2000.

      Discontinued Operations. For the twelve months ended December 31, 2001, Viewlocity reported net loss from discontinued operations of $20.4 million. This compared to a net loss from discontinued operations of $30.1 million for the same period in 2000. The discontinued operations are the results from its EAI business that was sold in 2002.

      Net Loss. As a result of the above factors, Viewlocity’s net loss decreased to $57.5 million in the twelve months ended December 31, 2001 compared to $61.0 million in the same period in fiscal 2000.

Liquidity and Capital Resources

      Historically, Viewlocity has financed its operations and capital expenditures primarily through the private placement of shares of convertible preferred stock. Viewlocity will continue to need additional financing to meet its cash needs under their current business plan. Viewlocity cannot be certain that it will be able to obtain additional financing or extend its current debt on favorable terms, if at all. Viewlocity has engaged a financial advisor to help it in evaluating strategic alternatives regarding sources of liquidity and is in various stages of discussions regarding these outcomes. If Viewlocity is not able to complete any of these strategic alternatives or obtain additional financing when needed, Viewlocity will be required to modify its current business plan, sell certain of assets, or downsize its workforce in order to raise capital and reduce costs and expenditures.

      Cash used in Viewlocity’s operating activities was $41.4 million for the twelve months ended December 31, 2001 compared to $44.1 million for the same period in 2000. The cash used in operating activities for the twelve months ended December 31, 2001 resulted primarily from Viewlocity’s net loss of $57.5 million, a $8.7 million decrease in payables and accrued expenses, a $1.5 million decrease in deferred taxes, and $0.5 million of minority interest, offset by a $4.3 million decrease in receivables and prepaid expenses, $5.7 million of depreciation and amortization expense, $13.6 million of non-cash restructuring charges, and $3.2 million of expenses related to equity issuances. The cash used in operating activities for the twelve months ended December 31, 2000 resulted primarily from its net loss of $61.0 million, and a $4.7 million increase in receivables and prepaid expenses, offset by a $5.3 million increase in payables and accrued expenses, $4.8 million in depreciation and amortization, a $5.2 million non-cash charge for purchased research and development, and $6.3 million in expenses related to equity issuances.

      Cash provided by Viewlocity’s investing activities was approximately $8.4 million in the twelve months ended December 31, 2001 compared to cash used in its investing activities of approximately $13.2 million in the same period in fiscal 2000. During the twelve months ended December 31, 2001, the cash provided by investing activities was primarily cash received from Viewlocity’s acquisition of Electron Economy. During fiscal 2000, Viewlocity’s investing activities consisted primarily of the cash used for the acquisitions of SC21 and EDT, as well as for capital expenditures.

      Cash provided in Viewlocity’s financing activities amounted to approximately $31.3 million during the twelve months ended December 31, 2001 compared to cash provided by financing activities of $55.5 million in the same period in fiscal 2000. During the twelve months ended December 31, 2001, approximately $29.1 million was provided from the issuance of preferred stock, $4.2 million form the sale of a minority interest in Viewlocity Japan, offset by $2.0 million debt repayment. During the same period in 2000, approximately $42.7 million was provided from the issuance of preferred stock, and $12.8 million from borrowings.

Recent Accounting Pronouncements

      In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires that the fair value of a liability for an asset retirement obligations be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The liability is accreted to its present value each period while the cost is depreciated over its useful life. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We have not yet determined the effects that SFAS No. 143 will have on our financial position, results of operations or cash flows but we do not anticipate any material adverse impact.

      On October 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long Lived Assets and Long-Lived Assets to be Disposed Of. SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The Company adopted this statement on January 1, 2002 and the impact was immaterial.

      In June of 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It nullifies the guidance of the Emerging Issues Task Force (EITF) in EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In FAS 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. FAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002.

      Assets and Long-Lived Assets to be Disposed Of. SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The Company adopted this statement on January 1, 2002 and the impact was immaterial.

      In June of 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It nullifies the guidance of the Emerging Issues Task Force (EITF) in EITF Issue No. 94-3, Liability Recognition for Certain

Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In FAS 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. FAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons, we believe that, during fiscal 2002, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Annual Report on Form 10-K

      Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this proxy statement. The annual report contains audited financial statements. The annual report does not form any part of the material for the solicitation of proxies. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for additional copies of our annual report on Form 10-K should be mailed to:

SynQuest, Inc.

3500 Parkway Lane
Suite 555
Norcross, Georgia 30092
Attention: Investor Relations Department

Shareholder Proposals

      Any shareholder proposals intended to be presented at our 2003 Annual Meeting of Shareholders and eligible for inclusion in the proxy statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to us in writing on or before June 21, 2003. Any shareholder proposals intended to be presented from the floor at our 2003 Annual Meeting of Shareholders must be submitted to us in writing on or before August 25, 2003 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the shareholder proposal.

Independent Public Accountants

      Ernst & Young LLP has audited the accounts of SynQuest and its subsidiaries for the fiscal year ended June 30, 2002. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. In light of the pending merger, we have not yet appointed our auditors for fiscal 2003.

Other Matters

      The board of directors knows of no other matters to be brought before the annual meeting. However, if any other matters arise, however, your signed proxy card gives authority to Joseph Trino and John Bartels to vote on those matters at their discretion. If you decide to attend the annual meeting, you may revoke your proxy at any time before it is voted.

Expenses of Solicitation

      The cost of solicitation of proxies will be borne by SynQuest. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

By Order of the Board of Directors,

-s- John Bartels

John Bartels
Secretary

Norcross, Georgia

                                 , 2002

VIEWLOCITY, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Viewlocity, Inc. and Subsidiaries:

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Viewlocity, Inc. and its subsidiaries (the “Company”) at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced recurring losses and negative cash flows since its inception and has an accumulated deficit. As discussed in Note 16, the Company entered into a definitive merger agreement with Synquest, Inc. There can be no assurance that the transactions will ultimately close. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PRICEWATERHOUSECOOPERS LLP

February 12, 2002, except as to Note 16,

which is as of September 3, 2002
Atlanta, Georgia

VIEWLOCITY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	UNAUDITED	December 31,
	June 30,
	2002	2001	2000

	(in thousands, except per share data)
ASSETS
Cash and cash equivalents	$2,406	$3,714	$7,209
Restricted cash and cash equivalents	2,770	3,631	480
Accounts receivable, net	1,860	5,884	9,555
Other receivables	2,110	415	1,013
Assets held for sale (See Note 2)	2,056	—	—
Prepaid expenses and other current assets	773	923	946

Total current assets	11,975	14,567	19,203
Property and equipment, net	2,998	4,144	7,203
Capitalized software development, net	2,687	3,780	5,395
Goodwill and other intangibles, net	3,111	3,112	10,773
Other non current assets	174	208	368

Total assets	$20,945	$25,811	$42,942

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable	$2,065	$3,465	$5,826
Short-term debt	—	2,250	85
Payables to associated companies	—	—	1,528
Current portion of capital lease obligations	795	717	557
Accrued expenses	7,298	11,701	15,342
Liabilities held for sale (See Note 2)	1,479	—	—
Deferred revenue	774	2,807	2,567

Total current liabilities	12,411	20,940	25,905
Capital lease obligations, less current portion	870	1,284	2,005
Deferred income taxes	—	—	1,531
Long-term debt, net	8,679	8,340	10,244
Other non-current liabilities	566	804	194

Total liabilities	22,526	31,368	39,879

Commitments and contingencies
Minority interest in consolidated subsidiary companies	178	329	—
Redeemable, convertible preferred stock: issuable in series, $.01 par value; 1,738,722 shares authorized; 377,267, 347,855, and 24,472 shares issued and outstanding at June 30, 2002 and December 31, 2001 and 2000, respectively	57,373	52,377	68,412
Stockholders’ equity (deficit)
Convertible preferred stock: $.01 par value; 2 shares authorized; 2 shares issued and outstanding at December 31, 2000; no shares outstanding at December 31, 2001 and June 30, 2002	—	—	—
Common stock: $.01 par value; 80,000 shares authorized; 5,406, 5,556, and 751 shares issued and outstanding at June 30, 2002 and December 31, 2001 and 2000, respectively	54	56	8
Additional paid in capital	115,318	115,391	57,796
Treasury stock: 151 and 78 shares held in treasury at December 31, 2001 and 2000, respectively	—	(75)	(39)
Notes receivable from stockholders	—	—	(5,893)
Deferred compensation	—	—	(652)
Accumulated deficit	(175,637)	(175,820)	(118,305)
Accumulated other comprehensive income	1,133	2,185	1,736

Total stockholders’ equity (deficit)	(59,132)	(58,263)	(65,349)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$20,945	$25,811	$42,942

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

				UNAUDITED

				Six Months Ended
	Year Ended December 31,
				June 30,	June 30,
	1999	2000	2001	2001	2002

	(in thousands)
Revenue
License	$—	$721	$3,090	$1,433	$1,713
Support	—	—	139	32	323
Services	—	—	492	—	808

Total revenue	—	721	3,721	1,465	2,844
Cost of revenue
License	—	31	61	—	75
Support and services	—	159	1,415	427	1,055

Total cost of revenue	—	190	1,476	427	1,130

Gross profit	—	531	2,245	1,038	1,714
Operating expenses
Sales and marketing	—	8,442	14,101	6,993	7,138
Research and development	—	12,194	7,617	4,323	3,059
General and administrative	—	3,128	4,486	2,046	1,847
Purchased research and development	—	5,200	—	—	—
Asset impairment and restructuring	—	494	7,397	51	614
Depreciation and amortization	—	2,625	3,782	2,188	1,570

Total operating expenses	—	32,083	37,383	15,601	14,228

Operating loss	—	(31,552)	(35,138)	(14,563)	(12,514)
Minority interest in net income of subsidiary	—	—	(549)		(233)
Other expense/(income)
Other, net	—	(172)	382	71	(3)
Interest income		(774)	(180)	(84)	(24)
Interest expense	—	644	3,371	1,545	1,044

Other expense/(income), net	—	(302)	3,573	1,532	1,017

Loss from continuing operations before income taxes	—	(31,250)	(38,162)	(16,095)	(13,298)
Income tax benefit	—	363	1,002	608	—

Loss from continuing operations	$—	$(30,887)	$(37,160)	$(15,487)	$(13,298)

Discontinued operations:
Loss from operations on integration business	(20,319)	(30,083)	(20,648)	(8,848)	(1,045)
(Provision) benefit for income taxes	(94)	(17)	293	293	9
Gain from sale of integration business	—	—	—	—	14,517

Income (loss) from discontinued operations	(20,413)	(30,100)	(20,355)	(8,555)	13,481

Net income (loss)	(20,413)	(60,987)	(57,515)	(24,042)	183
Accretion to preferred stock redemption value	(3,233)	(2,787)	4,757	4,757	(239)

Net loss attributable to common stockholders	$(23,646)	$(63,774)	$(52,758)	$(19,285)	$(56)

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE INCOME

	Common Stock		Preferred Stock
							Notes			Accumulated	Total
	Number		Number		Additional		Receivable			Other	Stockholders’
	of		of		Paid-In	Treasury	from	Deferred	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Stockholders	Compensation	Deficit	Income	(Deficit)

	(in thousands)
Balance Decem- ber 31, 1999	681	$7	2	$—	$41,165	$—	$(6,168)	$—	$(57,318)	$1,528	$(20,786)
Net loss									(60,987)		(60,987)
Change in translation adjustment										208	208

Total comprehensive income											(60,779)
Repurchase of common stock					(919)	(50)	924				(45)
Issuance of common stock for acquisitions	70	1			13,593						13,594
Issuance of common stock under stock incentive plan					1,477	11	(649)				839
Deferred compensation related to grant of stock options					1,762			(1,762)			—
Amortization of deferred compen- sation								1,110			1,110
Issuance of warrants					3,505						3,505
Accretion of preferred stock					(2,787)						(2,787)

Balance December 31, 2000	751	8	2	—	57,796	(39)	(5,893)	(652)	(118,305)	1,736	(65,349)
Net loss									(57,515)		(57,515)
Change in translation adjustment										449	449

Total compre- hensive income											(57,066)
Issuance of common stock for acquisitions	23	—			1,408						1,408
Repurchase of common stock under stock incentive plan, net of issuances					(3,207)	(36)	2,663	575			(5)
Issuance of warrants with preferred stock					1,263						1,263
Conversion of preferred stock to common stock	4,782	48	(2)		50,047						50,095
Accretion of preferred stock					4,757						4,757
Amortization of deferred compen- sation								77			77
Issuance of warrants					45						45
Reserve of notes receivable from stockholders							3,230				3,230
Sale of minority interest in subsidiary					3,282						3,282

Balance Decem- ber 31, 2001	5,556	$56	$—	$—	$115,391	$(75)	$—	$—	$(175,820)	$2,185	$(58,263)

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

				UNAUDITED

				Six Months Ended
	Year Ended December 31,
				June 30,	June 30,
	1999	2000	2001	2001	2002

	(in thousands)
Cash flow used by operating activities
Net loss	$(20,413)	$(60,987)	$(57,515)	$(24,042)	$183
Adjustments to reconcile net loss to cash flow used by operating activities
Minority interest	—	—	(549)	(61)	(233)
Depreciation and amortization	1,088	4,849	5,749	3,442	1,570
Gain on sale of the integration business	—	—	—	—	(14,517)
Purchased research and development	—	5,200	—	—	—
Non-cash impairment and restructuring	—	—	13,614	1,786	—
Expenses related to equity issuances	33	6,339	3,220	1,504	520
Allowance for doubtful accounts	67	918	(62)	78	(940)
Deferred income taxes	(27)	(223)	(1,531)	(998)	(19)
Changes in assets and liabilities
Accounts receivable	429	(4,763)	3,772	(1,888)	1,208
Other receivables	(49)	(499)	672	2	(2,631)
Prepaid expenses and other current assets	(433)	(227)	(95)	(876)	(475)
Accounts payable	3,784	683	(2,518)	(1,684)	122
Accrued expenses	2,577	3,922	(5,609)	(3,186)	2
Associated company payables, net	3,119	208	(1,528)	(526)	—
Deferred revenue	(470)	301	240	868	(89)
Other	(138)	153	769	551	732

Net cash used by operating activities	(10,433)	(44,126)	(41,371)	(25,030)	(14,567)
Cash flow provided (used) by investing activities
Capital expenditures	(1,825)	(6,512)	(739)	(428)	(116)
Capitalized software development costs	(422)	(760)	(55)	—	—
Cash received (paid) related to acquisitions	(180)	(5,886)	9,215	—	11,078

Net cash provided (used) by investing activities	(2,427)	(13,158)	8,421	(428)	10,962
Cash flow provided by financing activities
Borrowings (repayment) of debt, net	58	10,992	(1,440)	(81)	(2,250)
Borrowing (repayment) under capital leases, net	693	1,869	(561)	(251)	(301)
Issuance (repurchase) of common stock, net	(62)	795	(5)	6	—
Sale of minority interest in subsidiary	—	—	4,265	4,265	—
Issuance of preferred stock, net	20,518	41,874	29,079	29,003	4,995

Net cash provided by financing activities	21,207	55,530	31,338	32,942	2,444
Effect of exchange rate on cash flows	(628)	127	1,268	(8)	(1,008)

Net increase (decrease) in cash	7,719	(1,627)	(344)	7,476	(2,169)
Cash at beginning of year	1,597	9,316	7,689	7,689	7,345

Cash at end of year	$9,316	$7,689	$7,345	$15,165	$5,176

Supplemental cash flow information
Cash paid for interest	$180	$587	$911	$482	$163
Cash paid for taxes	46	101	21	13	11
Noncash financing activities
Conversion of associated company payables to Series C convertible preferred stock	15,363	—	—
Noncash capital contributions by parent	963	—	—
Issuances of options/warrants	128	5,267	45
Issuance of stock for acquisitions	—	13,594	12,404
Common stock issued (returned) for notes receivables	6,168	—	(2,663)
Interest on long-term debt converted to principal	—	—	1,000

The accompanying notes are an integral part of these consolidated financial statements.

VIEWLOCITY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Presentation

      Viewlocity, Inc. (referred to hereafter as “we”, “Viewlocity” or the “Company”) is a Delaware corporation, which was incorporated on February 22, 1999. We provide supply chain event management software and services, which allows companies to monitor their extended supply chains for events that could impact their ability to fulfill customer orders, satisfy inventory needs, and manage shipping requirements.

      Our financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have a history of recurring losses and negative cash flows from operations. We have financed our operations to date principally through the private placement of shares of our convertible preferred stock. We will continue to need additional financing to meet our cash needs under our current business plan. We cannot be certain that we will be able to obtain additional financing or extend our current debt on favorable terms, if at all. We have engaged financial advisors to help us evaluate strategic alternatives regarding sources of liquidity and are in various stages regarding these outcomes. If we are not able to complete any of these strategic alternatives or obtain additional financing when needed, we will be required to modify our current business plan, sell certain of our assets, or downsize our workforce in order to raise capital and reduce our costs and expenditures. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

      Reclassification

      The results of the operations for our integration business have been reclassified to discontinued operations in the consolidated statement of operations. (See Note 16).

      Principles of Consolidation

      The consolidated financial statements include the accounts of Viewlocity and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. The most significant estimates used in these financial statements include the valuation of capitalized software development costs, valuation of equity instruments, lives of intangible assets, taxes, and the allowance for doubtful accounts receivable. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Significant Risks and Uncertainties

      Our operations are subject to certain risks and uncertainties, including, among others, our limited operating history as an independent company, our history of unprofitability, our inability to fund our operations with cash generated from our business, dependence on the availability of financing when needed, operating results that are often volatile and difficult to predict, our ability to develop new products and the market’s acceptance of those new products, a highly competitive marketplace, our reliance on strategic relationships to market our products, our use of technology licensed from third parties, errors in our products, risks associated with significant international operations, lengthy sales cycles, the need to manage our growth, our acquisition strategy and the integration of our acquisitions, our ability to protect intellectual property and the need to retain key personnel. Any of these factors could impair our ability to expand our operations or to generate significant revenues from those markets in which we operate. As a result of the above and other factors, our earnings and financial condition can vary significantly from year-to-year.

      Revenue Recognition

      Our revenue is generated primarily by licensing our software systems and providing support and professional services for those systems. We account for our revenue in accordance with Statement of Position (SOP) 97-2 “Software Revenue Recognition”, issued by the American Institute of Certified Public Accounts as amended by SOP-98-4 and SOP 98-9 and SEC Staff Accounting Bulletin (SAB) 101 “Revenue Recognition in Financial Statements”. SOP 97-2 and SAB 101 provide guidance on applying generally accepted accounting principles in recognizing revenue.

      The Company allocates the total software arrangement fee among each element of the arrangement with a customer where the arrangement with a customer includes rights to multiple software products, post-contract support and/or services. The arrangement fee is recognized by deferring the fair value of all undelivered elements, as determined based on the vendor-specific objective evidence of fair value of the elements when they are sold separately, and recognizing as revenue the balance of the arrangement fee as attributable to the delivered elements.

      We generally license our software for a perpetual term by charging a license fee that grants the customer the right to use the software system that is currently available at the time the agreement is reached. We recognize license revenue when there is persuasive evidence of an agreement, the software has been shipped, collectibility is reasonably assured, payment is due within one year and we have no further significant obligations. When license payment terms are in excess of one year, we recognize the related revenue as the payments become due. When uncertainties exist relating to any of these criteria, we recognize revenue upon resolution of the uncertainty or when payment is received.

      We also provide support and maintenance for our software systems under support agreements. These agreements provide unspecified software upgrades and technical support over a specified term, which is typically twelve months and renewable on an annual basis. Support contracts

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

typically are paid in advance, and revenues from these contracts are deferred and recognized ratably over the term of the contract.

      Additionally, we also provide professional services, including systems implementation and integration assistance, consulting and training, which are available under services agreements and contracted for separately from our license fees. These services are not essential to the functionality of our software. Generally, we sell these services on a time and materials basis and, in some circumstances, under fixed price arrangements. We recognize professional services revenue when the services are performed and the customer has a contractual obligation to pay, provided the fee is non-refundable. Under fixed price arrangements, revenue is recognized on the basis of the estimated percentage of completion of the service provided. Changes in estimates to complete and losses, if any, are recognized in the period they are determined.

      Goodwill and Other Intangible Assets

      Identifiable intangible assets and goodwill are recorded and amortized using the straight-line method over their estimated economic lives or periods of future benefit. The lives established for these assets are based on many factors, and are subject to change because of the nature of our operations. The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

      Impairment of Long-Lived Assets

      We periodically evaluate the recoverability of our long-lived assets, including intangible assets. This evaluation consists of a comparison of the estimated future cash flows from the related operations with the then corresponding carrying values of those assets. If the expected future cash flows exceed the carrying value of those assets, no impairment is recognized. If there is an impairment of value, it is recognized as an expense in the period it is determined. A rate considered to be commensurate with the risk involved is used to discount the cash flows for any recognized impairment.

      Software Development Costs

      We capitalize certain costs incurred for the development of computer software that we intend to license to customers. In accordance with Statement of Financial Accounting Standards No. 86, we expense all research and development costs as they are incurred before a product becomes technologically feasible and after a product is generally available. Between the time a product is considered technologically feasible and when it is generally available, we capitalize the costs associated with the development. For substantially all of our products, we have expensed the software development costs because the development costs between technological feasibility and general availability have been minimal.

      We begin amortizing capitalized software development costs once a product is generally available. Amortization is provided at the greater of the amount computed using (i) the ratio that current revenues for a product bear to the total of the current and anticipated future revenues of that product or (ii) on a straight-line over the estimated useful life of the related product, generally

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

two to five years. As of each balance sheet date, we perform a net realizable value analysis and the amount by which unamortized software development costs exceeds the net realizable value, if any, is recognized as expense in the period it is determined.

      Cash and Cash Equivalents

      We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2001, we had $3.6 million in cash which was restricted as to its use. $1.9 million was restricted to only be used to fund working capital needs of our Japanese operations. $1.7 million was restricted to secure letters of credit in the U.S.

      Property and Equipment

      Property and equipment is stated at cost less accumulated depreciation. Leased property or equipment meeting certain criteria is capitalized and the related capital lease obligation is recorded as a liability. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets, except for leasehold improvements, which are depreciated over the life of the related lease. Gains and losses on dispositions of property and equipment are determined based on the difference between the cash plus the fair value of any assets received (in the case of a non-monetary transaction) less the net book value of the asset disposed of at the date of disposition.

      Foreign Currency Translation and Transactions

      The functional currency for each of our foreign subsidiaries is generally the local currency of the country in which they operate. The assets and liabilities of these foreign operations were translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Income statement items were translated into U.S. dollars at the average exchange rate that prevailed during the reporting period. The net gains and losses that result from this translation are reported as foreign currency translation adjustments as a component of comprehensive income and are not included in the results of operation. Transaction gains and losses are included in the results of operations in the period that they occur and are not significant in any of the periods presented.

      Fair Value of Financial Instruments

      The carrying value of our current assets and liabilities approximate fair value because of the short maturity of these instruments. The carrying amount of our short-term debt approximates fair value based on floating interest rates. The carrying amount of our long-term debt approximates fair value based on insignificant differences between the rates being charged and the market rates.

      Income Taxes

      Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences and income tax credits. Temporary differences are primarily the result of differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to future years in which deferred tax assets or liabilities are expected to be settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Recent Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. SFAS 142 will require goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually with fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 142 beginning with the first quarter of fiscal 2002 and has amended its consolidated financial statements as of and for the fiscal years ended December 31, 2001, 2000 and 1999 to incorporated the transitional disclosures required for SFAS No. 142. We have performed the transitional impairment test, which indicated there is no impairment to goodwill as of January 1, 2002. We have also reclassified the net book value of $0.1 million of our workforce intangible asset to goodwill. The impact of amortization of goodwill and our workforce intangible asset for three years ended December 31, 2001 is shown in the following table (in thousands):

	Year Ended December 31,

	2001	2000	1999

	(in thousands)
Reported net loss from continuing operations	$(37,204)	$(30,887)	$—
Add Back:
Goodwill and workforce amortization from continuing operations	1,310	1,354	—

Adjusted net loss from continuing operations	$(35,894)	$(29,533)	$—
Goodwill and workforce amortization from discontinued operations	170	238	—

Adjusted net loss	$(35,724)	$(29,295)	$—

      In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires that the fair value of a liability for an asset retirement obligations be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The liability is accreted to its present value each period while the cost is depreciated over its useful life. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We have not yet determined the effects that SFAS No. 143 will have on our financial position, results of operations or cash flows but we do not anticipate any material adverse impact.

      On October 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long Lived

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assets and Long-Lived Assets to be Disposed Of. SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The Company adopted this statement on January 1, 2002 and the impact was immaterial.

3. Accounts Receivable

      Accounts receivable consists of the following:

	December 31,

	2001	2000

	(in thousands)
Billed receivables	$6,159	$9,223
Unbilled receivable	804	1,473
Less: allowance for doubtful accounts	(1,079)	(1,141)

	$5,884	$9,555

4. Property and Equipment

      Property and equipment consists of the following:

	Estimated	December 31,
	Useful Life
	(Years)	2001	2000

		(in thousands)
Computer equipment and software	2 - 5	$6,856	$7,268
Furniture, fixtures and office equipment	4 - 7	1,982	2,056
Leasehold improvements and other	2 - 10	1,046	1,314

		9,884	10,638
Less: accumulated depreciation		(5,740)	(3,435)

		$4,144	$7,203

      Depreciation expense was $1.3 million and $0.4 million in 2001 and 2000, respectively.

5. Capitalized Software Development

      Capitalized software development consists of the following:

	December 31,

	2001	2000

	(in thousands)
Internally developed software	$1,427	$1,497
Purchased software	3,265	5,010
Less: accumulated amortization	(912)	(1,112)

	$3,780	$5,395

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During 2001, we purchased software in connection with the acquisition of Electron Economy in the amount of $3.3 million. In connection with our 2001 restructuring actions, we abandoned certain product lines related to purchased software from previous acquisitions and incurred asset impairment charges of $3.1 million (see Note 8). Amortization expense was $1.1 million and $0.8 million in 2001 and 2000, respectively.

6. Goodwill and Other Intangibles

      Goodwill and other intangibles consists of the following:

	Estimated	December 31,
	Useful Life
	(Years)	2001	2000

		(in thousands)
Goodwill	5 - 6	$4,462	$11,162
Workforce	2 - 4	410	1,213
Less: accumulated amortization		(1,760)	(1,602)

		$3,112	$10,773

      In connection with our 2001 restructuring actions, we abandoned the operation of certain previously acquired businesses and incurred restructuring charges of $4.2 million related to goodwill and other intangibles (See Note 8). Amortization charged to expense was $1.3 million in 2001 and $1.4 million in 2000.

7. Debt

      Debt consists of the following:

	December 31,

	2001	2000

	(in thousands)
Subordinated debt to TCW	$11,000	$10,000
Line of credit with Imperial Bank	—	3,690
Line of credit with Silicon Valley Bank	2,250	—
Unamortized discount	(2,660)	(3,446)
Other	—	85

	10,590	10,329
Less current portion	(2,250)	(85)

Long-term debt, less current portion	$8,340	$10,244

      In 2000, we borrowed $10.0 million through subordinated debt agreements with entities associated with Trust Company of the West (TCW). This debt matures in 2005 and carries an interest rate of 10%. The agreements contain customary covenants for subordinated debt including but not limited to limitation on additional indebtedness, limitation on restricted payments, limitation on asset dispositions, limitation on liens and restrictions associated with a change of control or merger. In December 2001, the first year of accrued interest totaling $1.0 million

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

converted into principal. This subordinated debt carries a liquidation preference of $5.0 million, which is pari passu with the $.34 liquation preference of our series F preferred stock.

      In connection with the loan agreement with TCW, we issued warrants to purchase 20,000 shares of our common stock at $0.25 per share (subject to adjustment for events of dilution). The warrants may be exercised in whole or in part at any time on or before December 7, 2005. The fair value of the warrants, as determined using the Black-Scholes valuation model, was $3.4 million. The unamortized amount of the warrants is recorded as a reduction to the debt and is being expensed over the five-year term of the debt, of which $0.7 million and $0.1 million were expensed in 2001 and 2000, respectively.

      In 2001, we refinanced our line of credit from Imperial Bank with a line of credit from Silicon Valley Bank. Under the terms of the line of credit from Silicon Valley Bank, we may borrow up to 80% of eligible receivables up to a maximum of $3.5 million. $2.2 million was outstanding under this arrangement as of December 31, 2001. Interest is payable monthly at the bank’s prime rate plus 2%, or 6.75% at December 31, 2001. The line of credit expires on May 5, 2002 and is collateralized by substantially all of our assets. The agreement contains customary covenants and financial restrictions that require a minimum tangible net worth. The line of credit was reduced to $1.5 million in May 2002 and extended through November 2002.

      In connection with the Silicon Valley Bank loan agreement, in 2001 we issued the bank warrants to purchase 1,250,000 shares of our series F-1 preferred stock at $0.04 per share (subject to adjustment for events of dilution). The warrants may be exercised in whole or in part at any time on or before December 4, 2011. The fair value of the warrants, as determined using the Black Scholes valuation method, was $0.1 million, which was recorded as expenses in 2001.

8. Asset impairment and restructuring charges

      During 2001, we implemented plans to realign our organization and reduce operating costs. In conjunction with this reorganization, we abandoned certain product lines and previously purchased businesses. These actions were designed to simplify product offerings, derive greater internal operating efficiencies, and reduce costs throughout the company.

      As a result of these activities, we incurred asset impairment charges of $7.4 million during 2001. Of the $7.4 million, $3.1 million relates to the write-off of purchased software due to the abandonment of certain product lines, $4.2 million relates to the write-off of goodwill and other intangibles from the abandonment of operations of previously acquired businesses, and $0.1 million relates to the write-off of property and equipment of these businesses.

      In December of 2000, we reduced our headcount by terminating 11 employees and closed our Raleigh, NC office. In conjunction with this reduction in force, we incurred $494 of severance and related costs, which were paid out during the first quarter of 2001.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9. Commitments and Contingencies

      We are subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these matters cannot be predicted with certainty, our management does not believe the outcome of any of these legal matters will have a material adverse effect on our results of operations or financial position.

10. Lease Commitments

      In November 1999, we entered into an equipment lease facility with a leasing company for the purchase of equipment and software. The interest rate under the lease is fixed at 12.55%. Principal and interest is payable under each draw in 48 monthly installments. At lease expiration, we can purchase the equipment at 5% of the original cost.

      We lease office space, automobiles, and certain other items under operating leases expiring through 2009. Rental expense for 2001 and 2000 was $2.0 million and $1.9 million, respectively. As of December 31, 2001, future minimum lease payments under our operating and capital leases are as follows:

	Operating	Capital

	(in thousands)
2002	$1,360	$926
2003	1,072	1,092
2004	952	542
2005	960
2006	948
Thereafter	2,362

	$7,654	2,560

Less: amounts representing interest		(559)

		2,001
Less current portion		(717)

Capital lease obligation, net of current portion		$1,284

11. Acquisitions and Dispositions

      Acquisition of Nexstep

      On February 3, 2000, we completed the acquisition of Nexstep, Inc., a software development enterprise based in Plano, Texas, which focused on the development of supply-chain visibility and logistics software products for Internet retail organizations. The purchase price for the acquisition of Nexstep was approximately $10.1 million, including $4.2 million in cash and 40,040 shares of our common stock valued at $5.9 million at the date of acquisition. The Nexstep acquisition has been accounted for as a purchase, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition. Nexstep’s results of operations have been included with ours beginning on January 1, 2000, the

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

effective date of the acquisition for accounting purposes. The excess consideration above the fair value of the net tangible assets acquired was approximately $10.0 million. We have allocated the intangible assets as follows (in thousands):

		Estimated
		Use Life
		(Years)

In-process research and development	$5,200	n/a
Workforce	410	3
Goodwill	4,462	6

	$10,072

      Management is responsible for estimating the fair value of in-process research and development, or IPR&D. We determined the value of the IPR&D based on the income approach valuation method by estimating the present value of the projected net cash flows to be generated by the in-process products. To determine the projected net cash flows, revenue, expense, and other cash flow items associated with the commercialization of the in-process products were estimated for the period from 2000 through 2006. Strong revenue growth was projected through 2002; thereafter, revenue was expected to increase moderately through 2005 and then decline sharply in 2006 as other new products are expected to be introduced. The projected net cash flows were then discounted to present value at 30%, a rate of return that considers the relative risk of achieving the projected cash flows and the time value of money. Finally, a stage-of-completion factor was applied to the discounted cash flows. Nexstep’s historical revenues were generated by providing professional services. At the date of acquisition, Nexstep’s products were neither complete nor being marketed. Consistent with our policy for accounting for costs to develop our software, these products are not capitalizable under SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” and have no alternative future use other than in research and development.

      Acquisition and Disposition of EDT

      On June 21, 2000, we completed the acquisition of Electronic Data Transfer, SA, or EDT, a reseller of our AMTrix product based in Grenoble, France. We acquired EDT to enhance our integration sales, marketing, services and support organization in Europe. The purchase price for the acquisition of EDT was $2.3 million, including $1.0 million in cash, $0.2 million of acquisition related expenses and a maximum of 3,655 shares of our common stock, valued at $1.1 million at the date of acquisition. We paid $0.5 million of the cash consideration at closing and the remaining $0.5 million was due to be paid on December 31, 2000. On December 31, 2000, we issued 1,827 shares of common stock.

      Also under the terms of the acquisition, we were required to issue up to 8,302 of additional shares of common stock to stockholders of EDT on each of December 31, 2000 and December 31, 2001. These issuances were contingent upon the continued employment and services of these stockholders and therefore, we excluded them from the purchase price and accounted for them as compensation expense over the employment and service period. We issued 8,302 shares of our

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

common stock on December 31, 2000 as employee compensation and recorded compensation expense totaling $2.0 million during 2000, which has now been classified as discontinued operations.

      Effective April 1, 2001, we sold EDT back to its original owners. We received consideration of 10,129 shares of our common stock and were released from all remaining payment obligations under the purchase agreement. This disposition resulted in a non-cash charge to earnings of $0.5 million in 2001, which has now been classified as discontinued operations.

      Acquisition of SC21

      On July 31, 2000, we completed the acquisition of SC21 Pte. Ltd., a software development enterprise based in Singapore. SC21 provided supply web visibility software and services. The purchase price for the acquisition of SC21 was $7.9 million, including $3.0 million in cash, related expenses of $0.3 million and 15,000 shares of our common stock, valued at $4.6 million at the date of acquisition. The payment terms were $1.0 million of the cash due at closing and the remaining $2.0 million due at December 31, 2001.

      Also under the terms of the acquisition agreement, we were required to pay an additional $1.0 million in cash and issue 4,500 shares of our common stock to stockholders of SC21, on each of December 31, 2000 and 2001. These payments and stock issuances were contingent upon the continued employment and services of these stockholders and therefore, we excluded them from the purchase price and accounted for them as compensation expense over the employment and service period. We recorded compensation expense totaling $1.6 million and $3.2 million in 2001 and 2000, respectively and we issued the first installment of 4,500 shares of our common stock to stockholders of SC21 on December 31, 2000.

      During 2001, we renegotiated the amount and payment terms due to the former shareholders of SC21. Under the terms of the acquisition agreement, a total of $4.0 million was due and payable as of December 31, 2001. We renegotiated the amount due down to $3.3 million, payable in quarterly installments during 2002 and 13,500 shares of common stock, which was issued as of December 31, 2001.

      During 2001 in connection with our restructuring actions, we abandoned this product line and ceased the operations of SC21. We incurred asset impairment charges of $3.1 million related to purchased software and $4.2 million relating to goodwill and other intangibles (See Note 8). In conjunction with the write-off of the intangibles, we recognized a $1.0 million income tax benefit for the reversal of the deferred tax liability recorded when we acquired SC21.

      Sale of Minority Interest

      During January 2001, we formed a subsidiary in Japan to expand our international market presence. Subsequent to the formation of the subsidiary, we sold 22.5% of the equity ownership to Softbank for approximately $4.3 million. As a result of this change in ownership interest, we recorded an increase in additional paid-in capital of approximately $3.3 million.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Acquisition of Electron Economy

      On September 26, 2001, we completed the acquisition of Electron Economy, Inc., a supply chain event management software and services company. The purchase price for the acquisition was $11.3 million, including $11.0 million of our preferred stock and related expenses of $0.3 million. We initially issued 175,035,534 shares of our Series F preferred stock, which will be adjusted in accordance to the acquisition agreement, options to purchase 3,159,121 shares of our Series F preferred stock and options to purchase 3,159,121 shares or our Series F-1 preferred stock. After the resolution of the pre-acquisition contingencies, we expect the final number of shares to be issued in connection with this acquisition will be approximately 60,000,000 shares of our Series F preferred stock, 60,000,000 shares of our Series F-1 preferred stock.

      We have accounted for the acquisition of Electron Economy as a purchase and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. Electron Economy’s results of operations have been included in ours beginning on September 26, 2001, the effective date of acquisition. The excess consideration above the fair value of the net assets acquired was $3.3 million, which has been allocated to the value of the acquired software and will be amortized over three years.

12. Income Taxes

      We had no Federal or state income tax expense during any of the periods presented. The significant components of foreign income tax expense (benefit) from continuing operations are as follows:

	Year Ended December 31,

	2001	2000	1999

	(in thousands)
Current	$—	$—	$—
Deferred	(1,002)	(363)	—

Total	$(1,002)	$(363)	$—

      A reconciliation of the provision (benefit) for income taxes to the amount compiled by applying the statutory federal income tax rate to loss before income taxes is as follows:

	Year Ended December 31,

	2001	2000	1999

	(in thousands)
Statutory federal income tax rate (34%)	$(12,975)	$(10,625)	$—
Increase or decrease in provision from:
Increase in tax asset valuation allowance	10,836	8,530	—
Goodwill and other intangible assets	1,841	3,030	—
State income taxes	(1,207)	(1,625)	—
Differences in foreign and U.S. tax	503	327	—

Total	$(1,002)	$(363)	$—

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred tax liability relate to the following:

	Year Ended December 31,

	2001	2000

	(in thousands)
Deferred tax assets
U.S. net operating loss carryforwards	$57,937	$20,240
Foreign net operating loss carryforwards	12,029	7,428
Capitalization of development expenses	969	—
Deferred tax asset valuation allowance	(71,089)	(28,891)
Other	1,669	1,386

Total deferred tax assets	1,515	163
Deferred tax liabilities
Capitalized software	(1,363)	(1,334)
Other	(152)	(360)

Total deferred tax liabilities	(1,515)	(1,694)

Net deferred tax liabilities	$—	$(1,531)

      As of December 31, 2001, we had net operating loss carryforwards in the U.S. that expire at various times from 2010 through 2022 totaling $152.5 million and net operating loss carryforwards from foreign operations totaling $38.4 million. As a result of the substantial changes in the Company’s stock ownership, an ownership change within the meaning of Internal Revenue Code Section 382 occurred in June, 2001 which resulted in a limitation on the amount of net operating loss carry forwards that can be used in future years. The U.S. losses incurred subsequent to the ownership change of approximately $15.0 million are not currently subject to a limitation.

      In addition, realization of the resulting deferred tax assets is dependent on future taxable income. We have recorded valuation allowances of $71.1 million as of December 31, 2001 and $29.0 million as of December 31, 2000 related to these deferred tax assets because we believe that it is more likely than not that such assets will not be realized.

13. Major Customers and Segment Information

      We sell our software and services to a variety of customers. For year ended December 31, 2001, five customers each accounted for 10% or more of our total revenue. For year ended

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2000, three customers each accounted for 10% or more of our total revenue. The percentage of sales to significant customers for the period reported were as follows:

	Year Ended
	December 31,

	2001	2000

Customer A	13%	34%
Customer B	*	24%
Customer C	*	35%
Customer D	11%	*
Customer E	11%	*
Customer F	17%	*
Customer G	26%	*

      * = Less than 10%

      The following table presents revenue by geographic region based on country of invoice origin and identifiable and long-lived assets by geographic region based on the location of the assets.

	US	Europe	Asia/Pacific	Elimination	Total

	(in thousands)
Year ended December 31, 2001
Revenue to external customers	$2,469	$491	$761	$—	$3,721
Total assets	70,367	10,029	5,642	(60,227)	25,811
Long-lived assets	9,659	830	547	—	11,036
Year ended December 31, 2000
Revenue to external customers	$475	$246	$—	$—	$721
Total assets	78,867	23,368	15,365	(74,658)	42,942
Long-lived assets	8,739	4,935	9,697	—	23,371
Year ended December 31, 1999
Revenue to external customers	$—	$—	$—	$—	$—
Total assets	39,152	28,391	3,758	(52,191)	19,110
Long-lived assets	1,034	2,079	314	—	3,427

14. Employee Benefit Plans

      Retirement Savings Plans

      We maintain a defined contribution 401(k) profit-sharing plan and trust (the “401(k) Plan”) in the U.S. Most full-time U.S. employees are eligible to participant in the 401(k) Plan. A participating employee, by electing to defer a portion of his or her compensation, may make pre-tax contributions to the 401(k) Plan of a percentage of his or her total compensation. Participant contributions and earnings are 100% vested at all times. We do not currently contribute to the 401(k) Plan; however, the 401(k) Plan provides us with the opportunity to contribute if we chose to in the future. We also maintain similar defined contributions plans for certain of our employees

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

outside the U.S. We pay all expenses associated with the 401(k) Plan and similar plans, which have been minimal to date.

      Equity Incentive Plans

      In June 1999, we established the Viewlocity, Inc. Stock Incentive Plan and in September 2000, we established the Viewlocity, Inc. 2000 Stock Incentive Plan (“the Plans”). The plans are intended to promote our interests by providing employees and key persons the opportunity to purchase shares of common stock and to receive incentives based upon appreciation in the value of those shares. As of December 31, 2001, we have reserved 4,510,085 shares of common stock for issuance under the Plans. These plans provide for the grant of four types of awards:

•	incentive stock options that qualify for tax benefits;

•	non-qualified stock options;

•	restricted stock awards; and

•	stock appreciation rights.

      The compensation committee of our board of directors administers both plans.

      In 1999, certain of our executive officers purchased restricted common stock pursuant to our stock incentive plans and individualized restricted stock agreements. The purchase price for the common stock was $2.00 per share, the fair market value of the date of purchase. The board of directors determined the fair market value of the underlying common stock on the purchase date based on recent sales of our convertible preferred stock for cash to third party investors. Each executive delivered to us a full recourse promissory note bearing a market rate of interest of 7.1% for the aggregate purchase price of the stock and entered into a restricted stock agreement that prohibits transfer of these shares prior to vesting and provides for forfeiture of any unvested shares upon termination of employment. During 2001, these executives were included in our restructuring and reorganization actions and the unvested shares were returned to the Company. Accordingly, a portion of the notes receivable were reduced and, in most cases, the due dates of the promissory notes were extended. We intend to pursue collection of the promissory notes as they become due, however the likelihood of collection of the promissory notes is remote. Therefore, we have reserved $3.3 million, or substantially all, of the notes receivable from stockholders.

      Options granted under our stock incentive plans generally have exercise prices equal to the fair value of the underlying common stock at the date of grant. Options granted to our employees in Sweden are generally exercisable immediately upon grant and expire four years from the date of grant. All other options generally vest over four years at the rate of 25% after six months of employment with the remaining vesting at a rate of 1/42 per month for the remaining 42 months and expire ten years from the date of grant unless otherwise specified in the option agreement. Our board of directors determined the fair values of the underlying common stock on the grant dates.

      On July 25, 2001, our Board of Directors authorized all outstanding options to be repriced to $0.625 per share, which represents the fair market value as determined by the Board of Directors on that date. In connection with this repricing, the expiration date of all repriced options was

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

changed to December 31, 2005. In accordance with FASB interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation,” reductions to the exercise price of a fixed option reward must be accounted for as variable from the date of the modification to the date the award is exercised, forfeited or expires unexercised. Under variable accounting, a compensation cost must be recorded based on the intrinsic value of the award, which is computed as the difference between the exercise price and the fair value of our common stock on the date of the repricing. Thereafter, an additional compensation cost must be recorded or reversed based on the difference between the value of the option at the beginning of and end of the accounting period. The reversal of compensation cost cannot be larger than accumulated compensation expense incurred. To date, no compensation expense has been recognized as the fair value of the Company’s common stock as determined by the Board of Directors has not increased above the exercise price of $.0625.

      The following table summarizes information about stock option transactions (in thousands, except per share data):

	Year Ended December 31,

	2001		2000

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Shares under option at beginning of period	144	$155.12	96	$50.61
Granted	2,082	$2.82	88	$199.62
Exercised	(6)	$1.89	(19)	$52.02
Forfeited	(277)	$103.92	(21)	$98.74

Shares under option at end of period	1,943	$0.63	144	$134.25

Shares under option exercisable at end of period	52	$0.63	70	$72.74

      The following table summarizes information about stock options outstanding at December 31, 2001 and 2000 (in thousands, except per share data):

	December 31, 2000

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Range of Exercise Prices	Shares	Life	Price	Shares	Price

$0.00 to $100.00	78	5.6 years	$48.04	56	$48.14
$101.00 to $155.00	29	7.5 years	$147.00	11	$147.00
$156.00 and over	36	7.6 years	$308.50	2	$308.50

	144	6.5 years	$134.25	70	$72.74

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2001

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Range of Exercise Prices	Shares	Life	Price	Shares	Price

$0.00 to $3.00	1,943	8.9 years	$0.63	52	$0.63

      Pro forma information regarding net loss has been determined as if we accounted for employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes valuation model with the following weighted average assumptions:

	Year Ended
	December 31,

	2001	2000

Risk free interest rate	4.1%	6.2%
Expected dividend yield	0.0%	0.0%
Expected lives (years)	3.0	5.5
Expected volatility	0.0%	0.0%
Weighted average fair value of options granted at fair market value during the year	$0.26	$92.50

      The total value of the options granted, as calculated using the Black-Scholes valuation model, is amortized over the vesting periods of the options. Pro forma information required under SFAS No. 123 is as follows for the years ended December 31, 2001 and 2000 (in thousands except per share data):

	Year Ended
	December 31,

	2001	2000

	(in thousands)
Net loss attributable to common stockholders
As reported	$(57,515)	$(63,774)
Pro forma	$(59,671)	$(67,782)

15. Equity Transactions

      Rights of Common Stock

      Our common stock has voting rights entitling the holders to one vote per share. The holders of our common stock are entitled to dividends when, as and if such dividends are declared by our board of directors; however, a majority of the preferred stockholders must consent to the payment of such dividends.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Issuance of Series F Convertible Preferred Stock

      On June 5, 2001 we completed a private placement of 172,818,544 shares of Series F Mandatorily Redeemable, Convertible preferred stock at $0.17 per share. The proceeds, net of expenses were $28.5 million. The investors in Series F also received warrants to purchase 78,661,636 shares of Series F-1 preferred stock at $0.01 per share.

      Issuance of Series F-1 Warrants

      During 2001, we issued warrants to purchase 15,580,268 shares of Series F-1 preferred stock at $.01 per share. These warrants were issued in connection with certain guarantees of indebtedness, which guarantees lapsed prior to December 31, 2001. The warrants may be exercised in whole or in part at any time on or before June 5, 2003. The fair value of these warrants, as determined using the Black-Scholes valuation model, was $0.6 million, which was charged to expense in 2001.

      Also during 2001, we issued warrants to purchase 11,128,763 shares of Series F-1 preferred stock at $.01 per share related to a commitment by certain of our investors to provide $5.0 million in additional equity financing. The warrants may be exercised in whole or in part at any time on or before June 5, 2003. In January 2002, we called the financing commitment from our investors (see Note 16).

      Issuance and Conversion of Convertible Preferred Stock

      In February 1999, our board of directors authorized the issuance of 2,000 shares of Series C convertible preferred stock to Frontec AB in exchange for the satisfaction and cancellation of substantially all debt owed to Frontec AB or any of its subsidiaries at that time, which debt was $15.4 million. The value of the 2,000 shares of Series C convertible preferred stock was $14.5 million at the date of the exchange.

      In February 1999, our board of directors authorized the issuance of 10,000,000 shares of Series A convertible preferred stock at $1.00 per share. These shares were issued in a series of two transactions that occurred on March 12, 1999 and April 9, 1999 resulting in net proceeds of $10.0 million. During 2001, we reversed $6.0 million of previously recorded accretion as the fair market value has decreased below the minimum redemption value.

      In connection with the issuance of the Series A convertible preferred stock, we issued the purchasers warrants to purchase 7,005,495 shares of Series B convertible preferred stock at $1.82 per share. These warrants may be exercised in whole or in part at any time on or before the earlier of March 8, 2004 or the date on which we consummate a qualifying initial public offering of our common stock.

      On December 31, 1999, we completed a private placement of 9,801,020 shares of Series D convertible preferred stock at $2.94 per share. The proceeds, net of the placement fee and other expenses, were $25.9 million. Net proceeds of $15.3 million were not received until January 2000.

      In connection with the issuance of the Series D convertible preferred stock, we issued one of the purchasers a warrant to purchase 7,875 shares of our common stock at $50.00 per share. This warrant may be exercised in whole or in part at any time on or before November 12, 2004. As of

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the date of these financial statements, the holder of the warrant has not exercised its right to purchase shares of our common stock.

      On March 29, 2000, we completed a private placement of an additional 662,653 shares of Series D convertible preferred stock at $2.94 per share to certain of our officers and key employees. The proceeds, net of expenses, were $1.9 million.

      On April 18, 2000 and June 22, 2000 we completed private placements of 2,520,261 shares and 1,487,805 shares, respectively, of Series E convertible preferred stock at $6.17 per shares. The proceeds, net of expenses, were $24.6 million.

      In connection with the Series F offering, all the outstanding shares of our Series A, Series B, Series D, and 50% of the Series E preferred stock immediately converted into 4,786,078 shares of common stock. All of the shares of Series C preferred stock were exchanged for warrants to purchase 368,053 shares of common stock at $0.01 per share. Also in connection with this offering, the company increased its number of authorized shares of common stock to 80,000,000 and preferred stock to 3,738,721,684.

      Rights of Convertible Preferred Stock

      The Series E and Series F convertible preferred stock have voting rights entitling the holders to the number of votes per share equal to the number of shares of common stock into which each share of preferred stock is then convertible and to vote as a single class. As of December 31, 2001 each share of Series E convertible preferred stock is convertible into 6.93 shares of our common stock (subject to adjustment for events of dilution) and each share of Series F convertible preferred stock is convertible into one share of our common stock. The holders of Series E and Series F convertible preferred stock are entitled to dividends when and if our board of directors declares such dividends. The Series E and Series F convertible preferred stock is convertible at any time at the option of the holder, or automatically upon the consummation of a qualifying initial public offering. The holders of the Series F preferred stock have a senior liquidation preference over the holders of Series E preferred stock whereby in a merger, sale or other liquidation event, the Series F preferred stockholders are entitled to be paid $0.34 per share (subject to adjustment for events of dilution) prior to the distribution of any funds to any other holders of preferred stock.

      At any time after February 25, 2005, the holders of a majority of the outstanding shares of Series E and Series F convertible preferred stock, acting together, may request the redemption of all of their preferred stock in two equal installments. The first installment must be within 120 days of providing notice to the Company with the second installment one year later. The redemption price would be the greater of the then fair market value per share or the respective purchase price per share plus accrued but unpaid dividends, if any. As a result of the mandatory redemption feature on these series of convertible preferred stock, they have been excluded from stockholders’ equity (deficit). We have recorded accretion in the amount of $1,263,000 for the excess of the redemption value over the carrying value during 2001.

VIEWLOCITY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes our mandatorily redeemable, convertible preferred stock transactions through December 31, 2001:

	Series A		Series B		Series D		Series E		Series F

	Number		Number		Number		Number		Number
	of		of		of		of		of
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Total

	(in thousands)
Balance at December 31, 1999	10,000	$13,183	—	$—	9,801	$10,568	—	$—			$23,751
Receipt of Series D convertible preferred stock subscription receivable						15,336					15,336
Issuance of Series D convertible preferred stock					663	1,942					1,942
Issuance of Series E convertible preferred stock							4,008	24,596			24,596
Accretion to redemption price		2,787									2,787

Balance at December 31, 2000	10,000	15,970	—	—	10,464	27,846	4,008	24,596	—	—	68,412
Conversion of preferred stock to common stock	(10,000)	(9,950)			(10,464)	(27,846)	(2,004)	(12,298)			(50,094)
Issuance of Series F convertible preferred stock									172,819	27,265	27,265
Issuance of Series F convertible preferred stock in connection with acquisition									175,036	11,551	11,551
Accretion to redemption price		(6,020)								1,263	(4,757)

Balance at December 31, 2001	—	$—	—	$—	—	$—	2,004	$12,298	347,855	$40,079	$52,377

VIEWLOCITY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16. Subsequent Events

      In January 2002, based on the commitment of the current investors from 2001, we completed a private placement of 29,411,764 shares of the Series F mandatorily, redeemable, convertible preferred stock at $0.17 per share. The investors also received warrants to purchase 14,705,882 shares of Series F preferred stock at $0.01 per share. The proceeds, net of expenses, were $5.0 million.

      On February 18, 2002, we affected a twenty-five-for-one stock split for our outstanding shares of common stock. All share and per share information included in these financial statements have been retroactively adjusted to reflect this reverse stock split.

      On March 27, 2002, we sold our European integration business including our integration intellectual property to Sopra Group for $14.5 million. The European integration business generated revenue of $14.6 million and operating losses of $8.2 million in 2001. Total assets were $9.4 million, total liabilities were $9.3 million, and shareholders equity was $0.1 million as of December 31, 2001.

      On June 5, 2002, we signed a definitive letter of intent to sell our Asian and US integration business including our integration intellectual property to Sopra Group for $3.0 million. The Asian and US integration business generated revenue of $13.1 million and operating losses of $11.8 million in 2001. Total assets were $1.6 million, total liabilities were $1.4 million and shareholders equity was $0.2 million as of December 31, 2001.

      In accordance with SFAS 144, the integration business will be accounted for as a discontinued operation as of the second quarter of 2002. As of June 30, 2002, the Asian and US integration assets and liabilities will be classified as held for sale.

      On August 30, 2002, we entered into a definitive merger agreement with Synquest, Inc. to merge the two companies. Under the terms of the agreement, the Company will, through a series of related transactions, merge with and into Synquest, with Synquest remaining as the surviving legal entity. The merger will be treated as a reverse acquisition for accounting purposes. Upon closing of the merger, Viewlocity will be treated as the continuing reporting entity and thus Viewlocity’s historical results will be those of the combined company. In addition to and as a condition of the merger, Synquest will also issue up to $30.5 million of Series A convertible preferred stock through a private placement. The private placement will be funded by certain of our existing shareholders, certain of Synquest’s existing shareholders, as well as new investors. As consideration for the merger, Synquest will issue a total of 2,946,867 shares of Synquest common stock to our Series F Preferred stockholders. All of our other shareholders will receive nominal cash consideration. The proposed transactions are subject to certain closing conditions as well as approval by our shareholders and the shareholders of Synquest. The transactions are expected to close before December 31, 2002; however, there can be no assurances that these transactions will ultimately close according to the terms above.

VIEWLOCITY, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1. Summary of Significant Accounting Policies

      Basis of Presentation

      The accompanying consolidated financial statements have been prepared without audit and reflect all adjustments that, in the opinion of management, are necessary to present fairly our financial position as of June 30, 2002, and our results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the notes to the financial statements included in the audited financial statements for the year ended December 31, 2001. The results of the operations for the periods ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the twelve months ending December 31, 2002 or any future period.

      Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have a history of recurring losses and negative cash flows from operations. We have financed our operations to date principally through the private placement of shares of our convertible preferred stock. We will continue to need additional financing to meet our cash needs under our current business plan. We cannot be certain that we will be able to obtain additional financing or extend our current debt on favorable terms, if at all. We have engaged financial advisors to help us evaluate strategic alternatives regarding sources of liquidity and are in various stages regarding these outcomes. If we are not able to complete any of these strategic alternatives or obtain additional financing when needed, we will be required to modify our current business plan, sell certain of our assets, or downsize our workforce in order to raise capital and reduce our costs and expenditures. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      Certain amounts in the prior year’s financial statements have been reclassified to conform with the current year’s presentation. The results of operations for the integration business have been reclassified to discontinued operations for the periods as presented in the consolidated statement of operations.

      Recent Accounting Pronouncements

      In June of 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It nullifies the guidance of the Emerging Issues Task Force (EITF) in EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In FAS 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands)

to other parties that meets the definition of a liability. FAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002.

2. Discontinued Operations

      On March 27, 2002, we sold our European integration business including our integration intellectual property to Sopra Group for $14.5 million. On June 5, 2002, we entered into a letter of intent with Sopra Group to sell our Asian and US integration business for approximately $3.0 million. In accordance with SFAS 144, the integration business has been accounted for as a discontinued operation.

      As of June 30, 2002, the European integration business has been disposed of and the results of operations for this period all prior periods are reported in discontinued operations. The sale of the European integration business resulted in a gain of $14.5 million. The Asian and US integration business has been accounted for as held for sale as of June 30, 2002, and the results of operations have been included in discontinued operations. We completed the sale on July 31, 2002 and will recognize a gain of approximately $3.2 million during the third quarter of 2002. The major classes of assets and liabilities, excluding intercompany amounts, of the Asian and US integration business included in the consolidated balance sheet are as follows:

June 30, 2002

(in thousands)
Cash	$931
Accounts Receivable	713
Prepaid expenses and other current assets	412

Total assets	$2,056

Accounts payable and accruals	$912
Deferred Revenue	567

Total liabilities	$1,479

3. Goodwill and Other Intangible Assets

      We adopted SFAS 142, Goodwill and Other Intangible Assets on January 1, 2002. Accordingly, we ceased periodic amortization of goodwill. In addition, we reclassified $0.1 million of our workforce intangible to goodwill. Goodwill will be assessed annually for impairment by applying a fair-value test. Additionally, the standard requires a transitional impairment test during the period of adoption. We have performed the transitional impairment test, which indicated there is no impairment to goodwill as of January 1, 2002.

VIEWLOCITY, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands)

      During the six months ended June 30, 2001, we recorded $0.7 million in amortization of goodwill. The impact of amortization of goodwill on net loss from continuing operations for the six months ended June 30, 2001 is shown on the following table:

Six Months Ended
June 30, 2001

(in thousands)
Reported net loss from continuing operations	$(16,095)
Add Back:
Goodwill amortization from continuing operations	732

Net loss from continuing operations excluding goodwill amortization	$(15,363)
Goodwill amortization from discontinued operations	170

Adjusted net loss excluding goodwill amortization	$(15,193)

ANNEX A

FORM OF

ARTICLES OF AMENDMENT OF
THE THIRD AMENDMENT AND RESTATED
ARTICLES OF INCORPORATION
OF
SYNQUEST, INC.

          Synquest, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”), hereby certifies as follows:

          1.      The name of the Corporation is SnyQuest, Inc.

          2.      The Corporation’s Third Amended and Restated Articles of Incorporation are amended by removing Article V. in its entirety, and replacing it with the following:

“ARTICLE V.

                   (a)    The aggregate number of shares which the Corporation shall have the authority to issue shall be as follows:

(i) 100,000,000 shares of common stock, $0.01 par value (the “Common Stock”, such shares to have such rights as are enumerated in Article VI of these Articles of Incorporation; and

(ii) 14,850,279 shares of preferred stock, $0.01 par value (the “Preferred Stock”), including 13,200,000 shares of Preferred Stock which shall be designated as Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock”), such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading “SERIES A CONVERTIBLE PREFERRED STOCK” in this Article V.

                   (b)    Subject to the limitations and in the manner provided by law, shares of Preferred Stock may be issued from time to time in series. In addition to the Series A Convertible Preferred Stock established and designated in these Articles of Incorporation, as amended, the Board of Directors of the Corporation is hereby empowered and authorized to establish and designate additional series, to fix the number of shares constituting each such additional series, and to fix the designations and the relative rights, preferences and limitations of the shares of each such additional series in accordance with Section 14-2-602 of the Georgia Business Corporation Code. In such regard, the Board of Directors of the Corporation is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a certificate of amendment which is effective without shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be authorized to change the right of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.

                   (c)    The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

          1.      Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, a seven percent (7%) cumulative dividend on the Original Issue Price (as defined below), prior to and in preference of any declaration or payment of any dividend to the holders of shares of Common Stock. “Original Issue Price” of the Series A Preferred Stock shall be $2.50 per share. The Corporation may elect to pay such dividend, to the extent assets are legally available, in cash or in shares of Common Stock. If the Corporation elects to declare and pay such dividend in shares of Common Stock, the value of each such share of Common Stock so issued shall be: (i) if such Common Stock is listed on a national securities exchange or national inter-dealer quotation system, then the market price of such share of Common Stock as of the close of trading on the date of declaration of such dividend; or (ii) if such Common Stock is not so listed on a national securities exchange or national inter-dealer quotation system, the fair market value of such share of Common Stock as determined by and in the good faith discretion of the Board of Directors on the date of declaration. Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor. The dividends on the Series A Preferred Stock shall be cumulative and shall accrue daily on and after the date of original issuance of each share of Series A Preferred Stock (the “Original Issue Date”). For a period of two years following the Original Issue Date, the Corporation shall not declare or pay any dividends; provided, however, that dividends shall accrue during this period as set forth above.

          2.      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                   (a)    Treatment of Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, distributions to the stockholders of the Corporation shall be made in the following manner:

(i) the holders of outstanding shares of the Series A Preferred Stock then outstanding shall be entitled to be paid, ratably, out of the assets of the Corporation available for distribution, whether such assets are capital, surplus or earnings, an amount in cash equal to the greater of:

                                     (A)    the amount of any liquidating distribution or distributions the holders of the outstanding shares of Series A Preferred Stock would be entitled to receive from the Corporation upon any such liquidation, dissolution or winding up if such shares had been converted into Common Stock immediately prior to such event in accordance with Section 4 hereof; and

                                     (B)    the lesser of (1) ninety two percent (92%) of any assets available for distribution to shareholders and (2) an amount equal to the Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A Preferred Stock), plus any accrued but unpaid dividends on the Series A Preferred Stock, plus any additional amount necessary to provide the holders of the outstanding shares of the Series A Preferred Stock with an overall internal rate of return, compounded annually, on the Original Issue Price per share of fifteen percent (15%) per annum, taking into account any dividends previously declared and paid on the Series A Preferred Stock, calculated from the Original Issue Date (the “Series A Liquidation Preference”);

(ii) the holders of shares of the Common Stock then outstanding shall be entitled to be paid, ratably, out of the assets of the Corporation available for distribution, whether such assets are capital, surplus or earnings, an amount in cash equal to:

                                     (A)    in the event the outstanding shares of Series A Preferred Stock receive a liquidating distribution or distributions pursuant to Section 2(a)(i)(A) above, then the holders of the Common Stock shall be entitled to share ratably with the holders of the outstanding shares of Series A Preferred Stock in any such distribution or distributions, as if such outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up in accordance with Section 4 hereof; or

                                     (B) in the event the outstanding shares of Series A Preferred Stock receive a liquidating distribution or distributions pursuant to

Section 2(a)(i)(B) above, the greater of (1) eight percent (8%) of any assets available for distribution to shareholders and (2) the entire amount of such assets available for distribution minus an amount equal to the Series A Liquidation Preference.

                   (b)    Treatment of Reorganizations, Consolidations, Mergers, Etc. In any merger or consolidation in which the Corporation is a constituent party (except any such merger or consolidation involving the Corporation in which the holders of capital stock of the corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least fifty percent (50%) by voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such resulting or surviving corporation), the sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets of the Corporation or any transaction or series of transactions requiring approval of the Board of Directors in which a majority of the voting capital of the Corporation is transferred (except for a Qualified Public Offering, as defined in Section 5(a) hereof):

(i) the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid an amount of consideration for their shares of Series A Preferred Stock, in cash, securities or other property to be delivered in such transaction, equal to the greater of:

                                     (A)    the amount of any consideration that the holders of the outstanding shares of Series A Preferred Stock would be entitled to receive from the Corporation in such transaction if such shares had been converted into Common Stock immediately prior to such event in accordance with Section 4 hereof; and

                                     (B)    the lesser of (1) ninety two percent (92%) of any such consideration and (2) an amount equal to the Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A Preferred Stock), plus any accrued but unpaid dividends on the Series A Preferred Stock, plus any additional amount necessary to provide the holders of the outstanding shares of the Series A Preferred Stock with an overall internal rate of return, compounded annually, on the Original Issue Price per share of fifteen percent (15%) per annum, taking into account any dividends previously declared and paid on the Series A Preferred Stock, calculated from the Original Issue Date (the “Series A Transaction Amount”), and

(ii) the holders of shares of the Common Stock then outstanding shall be entitled to be paid an amount of consideration for their shares, in cash, securities or other property to be delivered in such transaction, equal to:

                                     (A)    in the event the outstanding shares of Series A Preferred Stock receive consideration pursuant to Section 2(b)(i)(A) above, then the holders of the Common Stock shall be entitled to share ratably with the holders of the outstanding shares of Series A Preferred Stock in any such consideration, as if such outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such transaction in accordance with Section 4 hereof; or

                                     (B) in the event the outstanding shares of Series A Preferred Stock receive consideration pursuant to Section 2(b)(i)(B) above, the greater of (1) eight percent (8%) of such consideration and (2) the entire amount of such consideration minus an amount equal to the Series A Transaction Amount.

          3.      Voting.

                                     (a)    Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible, as adjusted from time to time pursuant to Section 4 hereof, at each meeting of shareholders of the Corporation, and written actions of shareholders in lieu of meetings, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, the holders of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on any actions to be taken by the shareholders of the Corporation.

                                     (b)    So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend, alter, repeal or eliminate, through amendment of these Articles of Incorporation or this Certificate of Designations or by merger or otherwise, the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock without the written consent or affirmative vote of the holders of not less than seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any shares of capital stock with preference or priority over or on parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

          4.      Optional Conversion. The holders of the Series A Preferred Stock shall have voluntary conversion rights (the “Conversion Rights”) as follows:

                   (a)    Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number (the “Conversion Rate”) of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Issue Price of such share of Series A Preferred Stock by (ii) the Conversion Price, as defined below, in effect at the time of conversion. In addition, upon the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 4(a) or into shares of such other securities or property as is contemplated by the provisions of this Section 4, the holder of each share of Series A Preferred Stock so converted shall be entitled, before any other distributions are made to any holders of the capital stock of the Corporation, to receive payment of any accrued but unpaid dividends as to such converted share. The form of such dividend payment shall be at the option of the Corporation and shall consist of either (i) a cash payment equal to all accrued and unpaid dividends up to the Conversion Date, as defined below or (ii) such number of shares of Common Stock as is equal to the quotient of (A) the amount of all accrued and unpaid dividends up to the Conversion Date divided by (B) the lesser of (y) the fair market value of the Common Stock as determined by and in the good faith discretion of the Board of Directors or (z) the Conversion Price in effect at the time of conversion. The “Conversion Price” shall initially be the Original Issue Price. The initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                   (b)    Fractional Shares. No fractional shares of Common Stock or other securities shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                   (c)    Mechanics of Conversion.

(i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock, or at the principal office of the Corporation if the Corporation serves as its own transfer agent, together with an irrevocable written notice that such holder elects to convert all or any number of the shares of Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent, or by the Corporation if the Corporation serves as its own transfer agent, shall be the conversion date (the “Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock or such other securities or property as is contemplated by the provisions of this Section 4 to which such holder shall be entitled, together with cash in lieu of any fraction of a share as set forth in Section 4(b) and payment of any accrued and unpaid dividends up to the Conversion Date with respect to each share of Series A Preferred Stock so converted as provided by Section 4(a) above.

(ii) The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, or of such other securities as is contemplated by the provisions of this Section 4, at such adjusted Conversion Price.

(iii) Upon any conversion, no adjustment to the Conversion Price shall be made for any accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock or such other securities or property delivered upon conversion.

(iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive (A) shares of Common Stock or such other securities or property as is contemplated by the provisions of this Section 4 in exchange therefor, (B) cash in lieu of any fraction of a share as set forth in Section 4(b) and (C) payment of any dividends accrued but unpaid thereon as set forth in Section 4(a). Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation, without the need for shareholder action, may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or such other securities in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                   (d)    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                   (e)    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock actually issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Common Stock actually issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution to the holders of

Common Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                   (f)     Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of such securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the Conversion Date or Mandatory Conversion Date, as applicable, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event.

                   (g)    Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise, other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below, then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                   (h)    Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, other than a consolidation, merger or sale in which consideration is distributed in accordance with Subsection 2(b), each share of Series A Preferred Stock shall thereafter be convertible, or shall be converted into a security which shall be convertible, into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series A Preferred Stock immediately prior to such event would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment, as determined in good faith by the Board of Directors, shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth in this Section 4, including provisions with respect to changes in and other adjustments of the Conversion Price, shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                   (i)     No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                   (j)     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which then would be received upon the conversion of Series A Preferred Stock and (iv) the amount of any accrued and unpaid dividends payable to holders of Series A Preferred Stock.

                   (k)    Notice of Record Date. In the event:

(i) that the Corporation declares a dividend, or any other distribution, on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation, other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon, or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation, or of the transfer of a majority of the voting capital of the Corporation, other than a Qualified Public Offering, as defined in Section 5(a); or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall use reasonable efforts to cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                                     (A)    the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                                     (B)    the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; provided, however, that the failure of the Corporation to provide any notice required under this Section 4(k) after using reasonable efforts shall not be deemed a default, breach or violation of this Section 4(k).

          5.      Mandatory Conversion.

                   (a)    Upon (i) the closing of the sale of shares of Common Stock, at a price to the public of at least $6.25 per share, subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares of Common Stock after the initial issuance of such shares of Series A Preferred Stock, in a firm underwritten public offering (a “Qualified Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of proceeds, after deducting underwriter discounts and commissions, to the Corporation, (ii) a vote of the holders of at least 66 2/3% of the Series A Preferred Stock to the effect that all such shares of Series A Preferred Stock shall be converted into shares of Common Stock, or (iii) the close of trading on the first date on which the Common Stock has traded at a price per share of at least $10.00, subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares of Common Stock, on at least 100 of the previous 120 consecutive trading days (each, a “Mandatory Conversion Date”), (x) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate, (y) except in the case of a Qualified Public Offering, all accrued and unpaid dividends on shares of Series A Preferred Stock shall be paid, at the option of the Corporation, in either cash or Common Stock as described below in Section 5(b), and (z) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock; provided, however, that no event or date described in (i), (ii) or (iii) herein shall constitute a Mandatory Conversion Date until the later of (A) a registration statement pursuant to which the holders of the Series A Preferred Stock may sell any and all shares of Common Stock issuable on conversion of the Series A Preferred Stock has been declared effective by the U.S. Securities and Exchange Commission, and (B) [                      ], 2003. [THIS WILL BE THE DATE OF THE EXPIRATION OF THE LOCK-UP PERIOD APPLICABLE TO THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK].

                   (b)    The holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Series A Preferred Stock, or the records of the Corporation, if it serves as its own transfer agent. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5, cash in lieu of any fraction of a share as described in Section 4(b), and, except in the case of a Qualified Public Offering, payment of any accrued but unpaid dividends up to the Mandatory Conversion Date. The form of any such dividend payment shall, at the option of the Corporation, consist of either (i) a cash payment equal to all accrued and unpaid dividends up to the Mandatory Conversion Date or (ii) such number of shares of Common Stock as is equal to the quotient of (A) the amount of all accrued and unpaid dividends up to the Mandatory Conversion Date divided by (B) the lesser of (y) the fair market value of the Common Stock as determined by and in the good faith discretion of the Board of Directors or (z) the Conversion Price in effect at the time of conversion. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, other than as a holder of Common Stock, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive (i) certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, (ii) cash in lieu of any fraction of a share, and (iii) payment of any accrued but unpaid dividends on the Series A Preferred Stock. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, (ii) cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) payment of any accrued but unpaid dividends thereon.

                   (c)    All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action, (without the need for stockholder action, as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

          6.      Redemption. The Series A Preferred Stock shall not be redeemable.

          7.      Waiver. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the shares of Series A Preferred Stock then outstanding.

          8.      Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation of the Corporation or as required by Georgia law after giving effect to any limitations included herein or in the Articles of Incorporation that are permitted by such law.”

          3.      These Articles of Amendment were adopted by the Corporation on August 30, 2002.

          4.      On [        ], 2002, the shareholders of the Corporation duly approved these Articles of Amendment in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

SynQuest, Inc.

By:

Name:

Title:

ANNEX B

Bear, Stearns & Co. Inc.

383 Madison Avenue
New York, NY 10179
Tel (212) 272-2000
www.bearstearns.com

August 30, 2002

The Board of Directors

SynQuest, Inc.
3500 Parkway Lane, Suite 555
Atlanta, GA 30092

Gentlemen:

      We understand that SynQuest, Inc., a Georgia corporation (“SynQuest”), and Viewlocity, Inc., a Delaware corporation (“Viewlocity”), have entered into an Agreement and Plan of Merger dated August 30, 2002 (the “Viewlocity Merger Agreement”), pursuant to which Viewlocity will be merged with and into SynQuest, with SynQuest being the surviving corporation (the “Viewlocity Merger”). Pursuant to the Viewlocity Merger, (i) the shares of Series F Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (the “Viewlocity Series F Preferred Stock”) will be converted into the right to receive an aggregate of 2,946,867 shares of common stock, par value $0.01 per share, of SynQuest (the “SynQuest Common Stock”), (ii) the shares of common stock, par value $0.01 per share, of Viewlocity (“Viewlocity Common Stock”), shall be converted into the right to receive an aggregate of $1,000 and thereafter shall be canceled, (iii) the shares of Series E Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (“Viewlocity Series E Preferred Stock”) shall be converted into the right to receive an aggregate of $1,000 and thereafter shall be canceled, and (iv) the shares of Series F-1 Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (“Viewlocity Series F-1 Preferred Stock”) shall be converted into the right to receive an aggregate of $1,000 and thereafter shall be canceled. Moreover, all outstanding options and warrants to purchase Viewlocity Capital Stock shall be terminated and have no further force and effect. An aggregate of 2,946,867 shares of SynQuest Common Stock shall be issued upon conversion of the Viewlocity Series F Preferred Stock and $3,000 in cash shall be paid to the holders of the Viewlocity Common Stock, Viewlocity Series E Preferred Stock and Viewlocity Series F-1 Preferred Stock (such amounts are collectively referred to herein as the “Viewlocity Consideration”) in connection with the Viewlocity Merger. The Viewlocity Merger is conditioned upon, among other things, all conditions precedent to the closing of the Tilion Merger and the Financing (as such terms are defined below), other than the closing of the Viewlocity Merger, having been satisfied or waived. The terms and conditions of the Viewlocity Merger are more fully set forth in the Viewlocity Merger Agreement, a copy of which has been furnished to us. All capitalized terms not otherwise defined herein, with reference to the Viewlocity Merger, shall have the same meaning as defined in the Viewlocity Merger Agreement.

      We also understand that SynQuest, Ticket Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SynQuest (“SynQuest Subsidiary”), and Tilion, Inc., a Delaware corporation (“Tilion”), have entered into an Agreement and Plan of Merger dated August 30, 2002 (the “Tilion Merger Agreement”), pursuant to which SynQuest Subsidiary will be merged with and into Tilion, with Tilion being the surviving corporation, and the subsequent merger of Tilion with and into SynQuest, with SynQuest being the surviving corporation (the “Tilion Merger”). Pursuant to the Tilion Merger, each share of Series A Convertible Preferred Stock, par value $0.01 per share, of Tilion and each share of Series B Convertible Preferred Stock, par value $0.01 per share, of Tilion (collectively, the “Tilion Preferred Stock”) shall be converted into the right to receive a number of shares of Series A Preferred Stock, par value $0.01 per share, of SynQuest (“SynQuest Series A Preferred Stock”) to be determined by dividing 5,200,000 by the total number of shares of Tilion Preferred Stock outstanding immediately prior to the Effective Time, subject to adjustment as provided in Section 2.5 of the Tilion Merger Agreement, and each share of common stock, par value $0.001 per share, of Tilion (“Tilion Common Stock”) shall be converted into the right to receive $0.001 per share. Moreover, all outstanding options and warrants to purchase Tilion Common Stock shall be terminated and have no further force and effect. An aggregate of 5,200,000 shares of SynQuest Series A Preferred Stock, subject to adjustment as provided in Section 2.5 of the Tilion Merger Agreement, shall be issued upon conversion of the Tilion Preferred Stock and a cash amount equal to $0.001 per common share shall be paid to the holders of Tilion Common Stock (such amounts are collectively referred to herein as the “Tilion Consideration”) in connection with the Tilion Merger. The Tilion Merger is conditioned upon all conditions precedent to the closing of the Viewlocity Merger and the Financing, other than the closing of the Tilion Merger, having been satisfied or waived. The terms and conditions of the Tilion Merger are more fully set forth in the Tilion Merger Agreement, a copy of which has been furnished to us. All capitalized terms not otherwise defined herein, with reference to the Tilion Merger, shall have the same meaning as defined in the Tilion Merger Agreement.

      Furthermore, we also understand that SynQuest and a combination of new and existing investors (the “Purchasers”) have entered into a Stock Purchase Agreement dated August 30, 2002 (the “Financing Agreement”), pursuant to which the Purchasers have agreed to purchase up to 6,800,000 shares of SynQuest Series A Preferred Stock for an aggregate purchase price of up to $17,000,000 (the “Financing Proceeds”) (the “Financing,” and together with the Viewlocity Merger and the Tilion Merger, the “Transactions”), for which subscriptions for 6,200,000 shares have been received to date. The Financing is conditioned upon all conditions precedent to the closing of the Viewlocity Merger and the Tilion Merger, other than the closing of the Financing, having been satisfied or waived. The terms and conditions of the Financing are more fully set forth in the Financing Agreement, a copy of which has been furnished to us.

      You have asked us to render our opinion as to whether the Viewlocity Consideration to be paid, the Tilion Consideration to be paid and the Financing Proceeds to be received, when taken together and not separately, are fair, from a financial point of view, to the public shareholders of SynQuest, excluding Warburg, Pincus Investors, L.P. and its affiliates (“Warburg Pincus”).

      In the course of performing our review and analyses for rendering this opinion, we have:

•	reviewed the Viewlocity Merger Agreement, the Tilion Merger Agreement and the Financing Agreement;

•	reviewed SynQuest’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 2000 and 2001, its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, December 31, 2001 and March 31, 2002 and its Registration Statement on Form S-1 dated August 11, 2000;

•	reviewed Viewlocity’s audited financial statements for the years ended December 31, 1999 and 2000 and unaudited financial statements for the year ended December 31, 2001 and the six month period ended June 30, 2002;

•	reviewed Tilion’s audited financial statements for the fiscal years ended October 31, 2000 and 2001 and unaudited financial statements for the ten month period ended July 31, 2002;

•	reviewed certain operating and financial information, including a near-term budget for the quarters ended September 30, 2002 and December 31, 2002, provided to us by management of SynQuest, relating to SynQuest’s business and prospects on a stand-alone basis;

•	reviewed certain operating and financial information, including projections for the years ended December 31, 2002 and 2003, provided to us by management of Viewlocity, relating to Viewlocity’s business and prospects on a stand-alone basis;

•	reviewed certain estimates of cost savings and other combination benefits expected to result from the Viewlocity Merger, prepared and provided to us by Viewlocity’s management;

•	met with certain members of SynQuest’s senior management to discuss SynQuest’s business, operations, historical and projected financial results, current financial performance and liquidity, expected capital requirements, previous fund raising, sale initiatives and future prospects;

•	met with certain members of Viewlocity’s senior management to discuss Viewlocity’s business, operations, historical and projected financial results, current financial performance and liquidity, expected capital requirements and future prospects;

•	discussed with a member of Tilion’s senior management Tilion’s business, operations, current liquidity and future prospects;

•	reviewed an analysis of the hypothetical liquidation value of SynQuest’s operations prepared for us by SynQuest’s management;

•	reviewed the historical prices, trading multiples and trading volume of the shares of SynQuest Common Stock;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to SynQuest and Viewlocity;

•	reviewed the pro forma financial results, financial condition and capitalization of SynQuest after giving effect to the Transactions; and

•	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

      We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the budget, projections and estimated cost savings and other combination benefits, provided to us by SynQuest and Viewlocity. With respect to SynQuest’s and Viewlocity’s projected financial results and the estimated cost savings and other combination benefits that could be achieved upon consummation of the Transactions, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of (i) SynQuest as to the expected future performance of SynQuest without giving effect to the Transactions and (ii) Viewlocity as to the expected future performance of SynQuest after giving effect to the Transactions. We have not assumed any responsibility for the independent verification of any such information or of the budget and projections and estimated cost savings and other combination benefits provided to us, and we have further relied upon the assurances of the senior management of SynQuest and Viewlocity that they are unaware of any facts that would make the information, budget and projections and estimated cost savings and other combination benefits provided to us incomplete or misleading.

      In rendering our opinion, we have considered the current condition of the capital markets, both generally and for technology companies in particular, and discussed with the senior management of SynQuest (i) its recent and budgeted financial performance, current capital structure and current rate at which cash is being used in operating and financing activities, (ii) the capital needs of SynQuest as reflected in the aforementioned budget provided to us and whether such needs can be met, absent a transaction or transactions, in light of SynQuest’s recent operating performance and financial condition and its access to capital given current market conditions, and (iii) the fact that no other potential equity investors or strategic acquirers have made a formal investment or acquisition proposal to SynQuest on a stand-alone basis . We have also considered the potential negative impact of the above factors on the prices of SynQuest Common Stock in the absence of the Transactions or another similar transaction. In addition, you have advised us that

SynQuest, based on its current capital structure and liquidity needs, would, absent a transaction or transactions, seek to cease operations no later than December 31, 2002.

      In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of SynQuest, Viewlocity or Tilion, nor have we been furnished with any such appraisals. During the course of our engagement within the last nine months, we were asked by the Board of Directors of SynQuest to solicit indications of interest from various third parties regarding either a business combination or a financing transaction with SynQuest, and we have considered the results of such solicitation in rendering our opinion. We have assumed that the Transactions will be consummated in a timely manner and in accordance with the respective terms of the Viewlocity Merger Agreement, the Tilion Merger Agreement and the Financing Agreement without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, that collectively would have a material effect on SynQuest or Viewlocity.

      We do not express any opinion as to the price or range of prices at which the shares of SynQuest Common Stock may trade subsequent to the announcement of the Transactions or as to the price or range of prices at which the shares of SynQuest Common Stock may trade subsequent to the consummation of the Transactions.

      We have acted as a financial advisor to SynQuest in connection with the Transactions and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transactions. Bear Stearns has been previously engaged by SynQuest and by Warburg Pincus and its affiliates (with respect to matters other than SynQuest) to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity securities of SynQuest for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Bear Stearns and its affiliates are investors in certain funds affiliated with Warburg Pincus other than Warburg, Pincus Investors, L.P.

      It is understood that this letter is intended for the benefit and use of the Board of Directors of SynQuest and does not constitute a recommendation to the Board of Directors of SynQuest with respect to the Transactions or to any holders of SynQuest Common Stock as to how to vote in connection with the Transactions. This opinion does not address SynQuest’s underlying business decision to pursue the Transactions, the relative merits of the Transactions as compared to any alternative business and/or financing strategies that might exist for SynQuest or the effects of any other transaction in which SynQuest might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of SynQuest Common Stock in connection with the Transactions. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

      Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Viewlocity Consideration to be paid, the Tilion Consideration to be paid and the Financing Proceeds to be received, when taken together and not separately, are fair, from a financial point of view, to the public shareholders of SynQuest, excluding Warburg Pincus.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ EDWARD M. RIMLAND

Edward M. Rimland
Senior Managing Director

Bear, Stearns & Co. Inc.

383 Madison Avenue
New York, NY 10179
Tel (212) 272-2000
www.bearstearns.com

September 19, 2002

The Board of Directors

SynQuest, Inc.
3500 Parkway Lane, Suite 555
Atlanta, GA 30092

Re:	Letter from Bear, Stearns & Co. Inc. to the Board of Directors of SynQuest, Inc., dated August 30, 2002 (the “Opinion Letter”)

Gentlemen:

      In our Opinion Letter to you dated August 30, 2002, a copy of which is attached to this letter, we addressed the fairness, from a financial point of view, to the public shareholders of SynQuest (excluding Warburg, Pincus) of the Viewlocity Consideration to be paid, the Tilion Consideration to be paid and the Financing Proceeds to be received, when taken together and not separately. Defined terms used in this letter and not otherwise defined have the meaning given them in the Opinion Letter.

      We now understand that SynQuest and Tilion have agreed to restructure the transaction provided for under the Tilion Merger Agreement as a direct purchase by Tilion of shares of SynQuest Series A Preferred Stock (followed by a liquidation of Tilion and distribution of the shares of SynQuest Series A Preferred Stock to the Tilion preferred stockholders), rather than as a merger between a subsidiary of SynQuest and Tilion in which shares of SynQuest Series A Preferred Stock are issued to the preferred stockholders of Tilion. In order to effect this restructuring (the “Restructuring”), the parties to the Tilion Merger Agreement will:

(1)	execute and deliver a Tilion Merger Termination Agreement, which will terminate the Tilion Merger Agreement (the “Tilion Merger Termination Agreement”);

(2)	execute and deliver an Amended and Restated Stock Purchase Agreement, which will amend and restate the Stock Purchase Agreement in order to make Tilion a Purchaser thereunder, and pursuant to which Tilion will agree to purchase 5,200,000 shares of SynQuest Series A Preferred Stock at a purchase price of $2.50 per share for gross proceeds of $13.0 million, on the same terms and conditions as the other Purchasers; and

(3)	execute and deliver, along with each additional party to the Registration Rights Agreement and the Shareholders Agreement, an Amended and Restated Registration Rights Agreement and an Amended and Restated Shareholders Agreement, which will amend and restate the Registration Rights Agreement and the Shareholders Agreement, respectively, to reflect certain changes caused by the amendments to, and the restatement of, the Stock Purchase Agreement.

      This will confirm that we have reviewed the Tilion Merger Termination Agreement, the Amended and Restated Stock Purchase Agreement, the Amended and Restated Registration Rights Agreement, and the Amended and Restated Shareholders Agreement, and that we have concluded that our opinion with respect to the fairness of the consideration that SynQuest will pay and receive in the transactions is not affected by the changes to the Transactions resulting from the Restructuring.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ EDWARD M. RIMLAND

Edward M. Rimland
Senior Managing Director

ANNEX C

AGREEMENT AND PLAN OF MERGER

DATED AUGUST 30, 2002

BETWEEN

SYNQUEST, INC.

AND

VIEWLOCITY, INC.

TABLE OF CONTENTS

ARTICLE I — THE MERGER		C-2
1.1	Merger	C-2
1.2	Closing	C-2
1.3	Effective Time	C-2
1.4	Effect of the Merger	C-2
1.5	Articles of Incorporation; Bylaws	C-2
1.6	Directors	C-2
1.7	Officers	C-3
ARTICLE II — CONVERSION OF CAPITAL STOCK		C-3
2.1	Conversion of Capital Stock	C-3
2.2	Viewlocity Options and Warrants	C-4
2.3	Exchange of Certificates	C-4
2.4	Appraisal Rights	C-7
ARTICLE III — REPRESENTATIONS AND WARRANTIES OF VIEWLOCITY		C-7
3.1	Corporate Organization	C-8
3.2	Capitalization	C-9
3.3	Authority; No Violation	C-10
3.4	Financial Statements	C-11
3.5	Information Supplied	C-12
3.6	Broker’s and Other Fees	C-12
3.7	Absence of Certain Changes or Events	C-12
3.8	Legal Proceedings	C-14
3.9	Taxes and Tax Returns	C-14
3.10	Benefit Plans	C-16
3.11	Compliance with Applicable Laws	C-19
3.12	Certain Contracts	C-20
3.13	Properties and Insurance	C-21
3.14	Environmental Matters	C-23
3.15	Intellectual Property Rights	C-23
3.16	Proprietary Information	C-25
3.17	Absence of Certain Agreements and Practices	C-26
3.18	Major Vendors and Customers	C-27
3.19	Accounts Receivable	C-27
3.20	Solvency	C-27
3.21	Combinations Involving Viewlocity	C-27

3.22	Labor Relations	C-27
3.23	No Prior Convictions	C-28
3.24	Board of Directors Action	C-28
3.25	Voting Requirements	C-28
3.26	Voting Agreement	C-28
3.27	Registration Rights Agreement	C-28
3.28	Stockholder Rights Agreement	C-28
3.29	Disclosure	C-29
3.30	Viewlocity Series F Preferred Stockholders	C-29
ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF SYNQUEST		C-29
4.1	Corporate Organization	C-29
4.2	Capitalization	C-30
4.3	Authority; No Violation	C-31
4.4	SEC Reports; Financial Statements	C-32
4.5	Information Supplied	C-33
4.6	Broker’s and Other Fees	C-33
4.7	Absence of Certain Changes or Events	C-33
4.8	Legal Proceedings	C-34
4.9	Taxes and Tax Returns	C-35
4.10	Benefit Plans	C-36
4.11	Compliance with Applicable Laws	C-39
4.12	Certain Contracts	C-40
4.13	Properties and Insurance	C-41
4.14	Environmental Matters	C-42
4.15	Intellectual Property Rights	C-43
4.16	Proprietary Information	C-45
4.17	Absence of Certain Agreements and Practices	C-45
4.18	Major Vendors and Customers	C-46
4.19	Accounts Receivable	C-46
4.20	Solvency	C-46
4.21	Combinations Involving SynQuest	C-47
4.22	Labor Relations	C-47
4.23	No Prior Convictions	C-47
4.24	Board of Directors Action	C-47
4.25	Voting Requirements	C-47
4.26	Voting Agreement	C-47
4.27	Registration Rights Agreement	C-48

-ii-

4.28	Stockholder Rights Agreement	C-48
4.29	Disclosure	C-48
4.30	Additional Investment	C-48
4.31	Line of Credit	C-48
4.32	Nasdaq Stock Market Listing	C-48
ARTICLE V — COVENANTS OF THE PARTIES		C-48
5.1	Access and Investigation	C-48
5.2	Conduct of Business by Viewlocity and SynQuest	C-49
5.3	Negative Covenants	C-51
5.4	Required Approvals	C-51
5.5	Advice of Changes	C-51
5.6	SynQuest Special Meeting; Proxy Statement	C-52
5.7	No Negotiation	C-52
5.8	Financial Information	C-52
5.9	Commercially Reasonable Efforts	C-53
5.10	Board of Directors	C-54
5.11	Officers of the Surviving Corporation	C-54
5.12	Nasdaq SmallCap Market Listing	C-54
5.13	Stock Options and Employee Benefits	C-54
5.14	Steering Committee	C-54
5.15	Public Announcements	C-54
5.16	Stockholder Litigation	C-55
5.17	Directors’ and Officers’ Insurance	C-55
5.18	Consent to Modifications and Enforcement of Stock Purchase Agreement and Tilion Merger Agreement	C-55
5.19	Amendments to Warburg Line of Credit	C-55
ARTICLE VI — CONDITIONS PRECEDENT TO EACH PARTY’S OBLIGATION TO CLOSE		C-56
6.1	Governmental Approvals	C-56
6.2	Required Third-Party Consents	C-56
6.3	No Litigation	C-56
6.4	Additional Investment	C-56
6.5	Merger of Tilion into SynQuest	C-56
ARTICLE VII — CONDITIONS PRECEDENT TO SYNQUEST’S OBLIGATION TO CLOSE		C-56
7.1	Accuracy of Representations	C-56
7.2	Viewlocity’s Performance	C-57

-iii-

7.3	Shareholder Approval	C-57
7.4	Consents	C-57
7.5	Additional Documents	C-57
7.6	Merger of Viewlocity into Subsidiary	C-57
ARTICLE VIII — CONDITIONS PRECEDENT TO VIEWLOCITY’S OBLIGATION TO CLOSE		C-58
8.1	Accuracy of Representations	C-58
8.2	SynQuest’s Performance	C-58
8.3	Stockholder Approval	C-58
8.4	Consents	C-58
8.5	Additional Documents	C-58
ARTICLE IX — TERMINATION		C-59
9.1	Termination Events	C-59
9.2	Effect of Termination	C-59
9.3	Extension; Waiver	C-59
9.4	Procedure for Termination, Amendment, Extension or Waiver	C-60
ARTICLE X — INDEMNIFICATION		C-60
10.1	Indemnification and Payment of Damages by the Shareholders	C-60
10.2	Time Limitations	C-60
10.3	Limitations on Amount	C-60
10.4	Procedure for Indemnification — Third Party Claims	C-61
ARTICLE XI — GENERAL PROVISIONS		C-62
11.1	Non-Survival of Representations and Warranties	C-62
11.2	Expenses	C-62
11.3	Confidentiality	C-62
11.4	Notices	C-62
11.5	Amendment	C-63
11.6	Waiver	C-63
11.7	Entire Agreement and Modification	C-64
11.8	Assignments, Successors and No Third-Party Rights	C-64
11.9	Severability	C-64
11.10	Section Headings; Construction	C-64
11.11	Time of Essence	C-64
11.12	Governing Law	C-64
11.13	Enforcement	C-64
11.14	Counterparts	C-65

-iv-

INDEX OF EXHIBITS

Exhibit A — Form of Escrow Agreement

Exhibit B — Form of Investor Questionnaire
Exhibit C — Form of Viewlocity Stockholder Voting Agreement
Exhibit D — Form of SynQuest Shareholder Voting Agreement
Exhibit E — Form of Registration Rights Agreement

-v-

INDEX OF DEFINED TERMS

“Additional Extension” is defined in Section 5.19.

“Additional Investment” is defined in Section 4.30.
“Advisors” is defined in Section 5.1.
“Affiliate” is defined in Section 3.7(b)(xiii).
“Applicable Laws” is defined in Section 3.3(a).
“Certificates of Merger” is defined in Section 1.3.
“Claims Period” is defined in Section 10.2.
“Closing” is defined in Section 1.2.
“Closing Date” is defined in Section 1.2.
“Code” is defined in Section 3.10(a).
“Damages” is defined in Section 10.1.
“Delaware Certificate of Merger” is defined in Section 1.3.
“DGCL” is defined in Section 1.1.
“Dissenting Shares” is defined in Section 2.4(a).
“DOL” is defined in Section 3.10(a).
“EEOC” is defined in Section 3.22.
“Effective Time” is defined in Section 1.3.
“Environmental Laws” is defined in Section 3.14(a).
“ERISA” is defined in Section 3.10(a).
“ERISA Affiliate” is defined in Section 3.10(a).
“Escrow Agreement” is defined in Section 2.3(b).
“Escrow Shares” is defined in Section 2.3(b).
“GAAP” is defined in Section 3.4(a).
“GBCC” is defined in Section 1.1.
“Georgia Certificate of Merger” is defined in Section 1.3.
“Governmental Authority” is defined in Section 3.3(a).
“Initial Consideration” is defined in Section 2.3(c).
“IRS” is defined in Section 3.9(b).
“Investors” is defined in the Recitals.

-vi-

“Knowledge” is defined in Section 3.8.
“Liabilities” is defined in Section 3.4(b).
“Licenses” is defined in Section 3.11.
“Liens” is defined in Section 3.2(a).
“Material Adverse Effect” is defined in Section 3.1(a).
“Merger” is defined in the Recitals.
“Merger Consideration” is defined in Section 2.3(c).
“Merger Documents” is defined in Section 3.3(a).
“NLRB” is defined in Section 3.22.
“PBGC” is defined in Section 3.10(a).
“Person” is defined in Section 2.3(e).
“Proceeding” is defined in Section 10.4(a).
“Recapitalization Event” is defined in Section 2.3(h).
“Registration Rights Agreement” is defined in Section 3.27.
“Restraints” is defined in Section 6.3.
“SEC” is defined in Section 3.5.
“SEC Reports” is defined in Section 4.4(a).
“Securities Act” is defined in Section 4.4(a).
“Stock Purchase Agreement” is defined in the Recitals.
“Subsidiary” is defined in Section 3.1(a).
“Surviving Corporation” is defined in Section 1.1.
“SynQuest Approvals” is defined in Section 4.3(a).
“SynQuest Balance Sheet Date” is defined in Section 4.4(b).
“SynQuest Benefit Plan” is defined in Section 4.10(b).
“SynQuest Benefit Plans” is defined in Section 4.10(b).
“SynQuest Common Stock” is defined in Section 2.1(c).
“SynQuest Disclosure Schedules” is defined in the introductory paragraph of Article IV.
“SynQuest ERISA Plan” is defined in Section 4.10(b).
“SynQuest Financial Statements” is defined in Section 4.4(a).
“SynQuest Form 10-K” is defined in Section 4.4(a).
“SynQuest Indemnified Parties” is defined in Section 10.1.

-vii-

“SynQuest Intellectual Property” is defined in Section 4.15(a).
“SynQuest Material Contracts” is defined in Section 4.12(a).
“SynQuest Returns” is defined in Section 4.9(a).
“SynQuest Shareholder Approval” is defined in Section 4.25.
“SynQuest Software Programs” is defined in Section 4.15(a).
“SynQuest Special Meeting” is defined in Section 5.6(a).
“SynQuest Subsidiary” is defined in Section 4.1(b).
“SynQuest Technical Documentation” is defined in Section 4.15(a).
“SynQuest Third-Party Software” is defined in Section 4.15(c).
“SynQuest Voting Agreement” is defined in Section 4.26.
“Tax” is defined in Section 3.9(a).
“Taxes” is defined in Section 3.9(a).
“Tilion” is defined in the Recitals.
“Tilion Merger” is defined in the Recitals.
“Tilion Merger Agreement” is defined in the Recitals.
“Viewlocity Approvals” is defined in Section 3.3(a).
“Viewlocity Balance Sheet Date” is defined in Section 3.4(b).
“Viewlocity Benefit Plan” is defined in Section 3.10(b).
“Viewlocity Benefit Plans” is defined in Section 3.10(b).
“Viewlocity Capital Stock” is defined in Section 3.2(a).
“Viewlocity Common Stock” is defined in Section 2.1(a).
“Viewlocity Disclosure Schedules” is defined in the introductory paragraph of Article III.
“Viewlocity ERISA Plan” is defined in Section 3.10(b).
“Viewlocity Financial Statements” is defined in Section 3.4(a).
“Viewlocity Indemnifying Stockholders” is defined in Section 10.1.
“Viewlocity Intellectual Property” is defined in Section 3.15(a).
“Viewlocity Japan” is defined in Section 5.2(e).
“Viewlocity Japan Transaction” is defined in Section 5.2(e).
“Viewlocity Material Contracts” is defined in Section 3.12(a).
“Viewlocity Preferred Stock” is defined in Section 3.2(a).
“Viewlocity Returns” is defined in Section 3.9(a).

-viii-

“Viewlocity Series E Preferred Stock” is defined in Section 2.1(b).
“Viewlocity Series F Initial Consideration” is defined in Section 2.3(c).
“Viewlocity Series F Preferred Stock” is defined in Section 2.1(c).
“Viewlocity Series F-1 Preferred Stock” is defined in Section 2.1(d).
“Viewlocity Software Programs” is defined in Section 3.15(a).
“Viewlocity Stockholder Approval” is defined in Section 3.25.
“Viewlocity Subsidiary” is defined in Section 3.1(b).
“Viewlocity Technical Documentation” is defined in Section 3.15(a).
“Viewlocity Third-Party Software” is defined in Section 3.15(c).
“Viewlocity Voting Agreement” is defined in Section 3.26.
“Warburg Line of Credit” is defined in Section 4.31.

-ix-

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of August 30, 2002, by and among SynQuest, Inc., a Georgia corporation (“SynQuest”), and Viewlocity, Inc., a Delaware corporation (“Viewlocity”).

RECITALS:

      WHEREAS, the respective Boards of Directors of SynQuest and Viewlocity have determined that a business combination between SynQuest and Viewlocity on the terms described in this Agreement is in the best interests of their respective companies and presents an opportunity to achieve long-term strategic and financial benefits;

      WHEREAS, the combination will be accomplished by a merger of Viewlocity with and into SynQuest, with SynQuest being the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the parties to this Agreement intend that the Merger will occur simultaneously with, and will be conditioned upon, the closing of the proposed merger of Ticket Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SynQuest (“Merger Sub”), with and into Tilion, Inc., a Delaware corporation (“Tilion”), and the subsequent merger of Tilion with and into SynQuest, with SynQuest being the surviving company to be accomplished on the terms and conditions set forth in that certain Agreement and Plan of Merger, dated August 30, 2002 (the “Tilion Merger Agreement”), by and among SynQuest, Tilion, and Merger Sub (the “Tilion Merger”);

      WHEREAS, the parties to this Agreement intend that, contemporaneously with, and conditioned upon the closing of, the Merger and the Tilion Merger, certain of the existing stockholders of SynQuest and Viewlocity, and certain other investors, will make an additional investment in SynQuest on the terms and conditions set forth in that certain Stock Purchase Agreement dated August 30, 2002 (the “Stock Purchase Agreement”) by and among SynQuest and the individuals and entities party thereto (the “Investors”);

      WHEREAS, the respective Boards of Directors of SynQuest and Viewlocity have duly approved and adopted this Agreement and resolved to recommend this Agreement to the SynQuest shareholders and the Viewlocity stockholders, respectively, for their approval and adoption; and

      WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger contemplated by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

          1.1     Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Viewlocity shall be merged with and into SynQuest in accordance with the provisions of this Agreement, the Georgia Business Corporation Code (the “GBCC”), and the Delaware General Corporation Law (the “DGCL”). Following the Effective Time, SynQuest shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Georgia, and the separate existence of Viewlocity shall cease.

          1.2     Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, as soon as practicable and simultaneously with the Tilion Merger and contemporaneously with the closing of the Additional Investment (as defined below), or at such other place and time as SynQuest and Viewlocity may agree (the “Closing Date”).

          1.3     Effective Time. Contemporaneous with the Closing, SynQuest and Viewlocity shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL and shall cause a certificate of merger to be filed with the Secretary of State of the State of Georgia (the “Georgia Certificate of Merger,” and together with the Delaware Certificate of Merger, the “Certificates of Merger”) executed in accordance with the relevant provisions of the GBCC and shall make all other filings or recordings required under the GBCC. The Merger shall become effective at such time as the Certificates of Merger have been accepted by the respective Secretaries of State, or at such later time as SynQuest and Viewlocity shall agree and specify in the Certificates of Merger (the “Effective Time”). The parties shall use reasonable efforts to cause the Certificates of Merger to be filed on the Closing Date.

          1.4     Effect of the Merger. The Surviving Corporation shall possess all the rights, powers, franchises and authority, both public and private, and be subject to all the disabilities and duties, of Viewlocity; shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to Viewlocity; and shall be liable for all the obligations and liabilities of Viewlocity.

          1.5     Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of SynQuest in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided in the GBCC.

          1.6     Directors. The directors of the Surviving Corporation immediately following the Effective Time shall be the directors set forth in Section 5.10 herein, which directors shall serve until the earlier of the election or appointment of their successors or until their resignation or removal.

          1.7     Officers. The officers of the Surviving Corporation immediately following the Effective Time shall be the officers set forth in Section 5.11 herein, which officers shall serve until the earlier of the election or appointment of their successors or until their resignation or removal.

ARTICLE II

CONVERSION OF CAPITAL STOCK

          2.1     Conversion of Capital Stock. At the Effective Time, in consideration and fulfillment of the obligations, covenants, terms and conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of any holder thereof, each share of Viewlocity Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than shares held by stockholders who perfect their appraisal rights as provided in Section 2.4) shall be affected as follows:

                   (a)    The shares of Common Stock, par value $0.01 per share, of Viewlocity (the “Viewlocity Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of $1,000, and thereafter shall be canceled.

                   (b)    The shares of Series E Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (the “Viewlocity Series E Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of $1,000, and thereafter shall be canceled.

                   (c)    The shares of Series F Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (the “Viewlocity Series F Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of 2,946,867 shares of Common Stock, par value $0.01 per share, of SynQuest (“SynQuest Common Stock”); each share of Viewlocity Series F Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of SynQuest Common Stock to be determined by dividing 2,946,867 shares by the total number of shares of Viewlocity Series F Preferred Stock outstanding immediately prior to the Effective Time.

                   (d)    The shares of Series F-1 Convertible Preferred Stock, par value $0.01 per share, of Viewlocity (the “Viewlocity Series F-1 Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of $1,000, and thereafter shall be canceled.

                   (e)    The shares of Viewlocity Capital Stock held in treasury by Viewlocity, if any, shall be automatically cancelled and extinguished immediately and shall cease to exist without any consideration payable with respect thereto.

          An aggregate of 2,946,867 shares of SynQuest Common Stock shall be issued upon conversion of Viewlocity Capital Stock in connection with the Merger in accordance with this Section 2.1.

          2.2     Viewlocity Options and Warrants. All warrants and options to purchase Viewlocity Capital Stock outstanding as of the Effective Time shall be terminated and have no further force and effect. At the Effective Time, all Viewlocity employee stock option plans shall terminate and be of no further force and effect.

          2.3     Exchange of Certificates.

                   (a)    Delivery of SynQuest Common Stock Certificates and Cash. At the Closing, SynQuest shall supply for exchange in accordance with this Article II, certificates evidencing the SynQuest Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Viewlocity Series F Preferred Stock, and cash in an amount sufficient for payment of amounts provided for in Sections 2.1(a), (b) and (d) and payment in lieu of fractional shares pursuant to Section 2.3(g).

                   (b)    Escrow Shares. At the Closing, and subject to the terms and conditions set forth in the Escrow Agreement in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”), SynQuest will deliver to the Escrow Agent (as defined in the Escrow Agreement), in the aggregate 147,343 shares of SynQuest Common Stock (the “Escrow Shares”), in the names of the Viewlocity Series F Stockholders as set forth in Schedule 2.3, to be held in the manner described in the Escrow Agreement.

                   (c)    Surrender of Certificates. Promptly after the Effective Time, SynQuest or its agent shall send or cause to be sent to each former stockholder of record of Viewlocity at the Effective Time transmittal materials for use in exchanging certificates of Viewlocity Capital Stock (“Certificates”) for certificates of SynQuest Common Stock or for cash, as appropriate in accordance with Section 2.1. After the Effective Time, the holder of such Certificate, upon surrender thereof to SynQuest or an agent designated by SynQuest, together with duly executed transmittal materials or upon compliance by the holder or holders thereof with SynQuest’s procedures with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor (i) any payment due in lieu of fractional shares and certificates evidencing that number of whole shares of SynQuest Common Stock which such holder has the right to receive in accordance with Section 2.1 in respect of the shares of Viewlocity Series F Preferred Stock formerly evidenced by such Certificate, less such holder’s pro-rata portion of the Escrow Shares as set forth on Schedule 2.3 (the “Viewlocity Series F Initial Consideration”) or (ii) cash consideration which such holder has the right to receive in accordance with Section 2.1 in respect of the shares of Viewlocity Common Stock, Viewlocity Series E Preferred Stock, or Viewlocity Series F-1 Preferred Stock (together with the Viewlocity Series F Initial Consideration, the “Initial Consideration”) (the aggregate Initial Consideration and the Escrow Shares being, collectively, the “Merger Consideration”), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Viewlocity Capital Stock, which is not registered in the transfer records of Viewlocity as of the Effective Time, SynQuest Common Stock and/or cash may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares is presented to SynQuest, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.3 and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each Certificate that, prior to the Effective Time, represented shares of Viewlocity Capital Stock will be deemed from and after the Effective Time, for all corporate purposes to represent the right to receive upon such surrender the number of full shares of SynQuest Common Stock or cash to be issued in consideration therefor upon surrender of the Certificate in accordance with this Section 2.3 and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.3(g). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to any provision of this Article II. Notwithstanding the foregoing, the right of any holder of one or more Certificates evidencing outstanding shares of Viewlocity Series F Preferred Stock to receive from SynQuest one or more certificates evidencing shares of SynQuest Common Stock will be conditioned on such holder’s delivery to SynQuest, together with such holder’s one or more Certificates, of an executed Investor Questionnaire, substantially in the form of Exhibit B hereto.

                   (d)    Issuance of Shares to Persons other than the Record Holder. If any certificate for shares of SynQuest Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to SynQuest or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of SynQuest Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of SynQuest or any agent designated by it that such tax has been paid or is not payable.

                   (e)    No Liability. Notwithstanding anything to the contrary in this Section 2.3, neither SynQuest nor Viewlocity shall be liable to any Person for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. “Person” means any individual, trust, estate, partnership, association, company, corporation, sole proprietorship, professional corporation or professional association.

                   (f)     Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, SynQuest shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, such shares of SynQuest Common Stock or such cash as may be required pursuant to Article II; provided, however, that SynQuest may, in its sole discretion and as a condition precedent to the issuance thereof, require the Person claiming such Certificate to be lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SynQuest with respect to the Certificates alleged to have been lost, stolen or destroyed.

                   (g)    Fractional Shares. Each record holder of shares of Viewlocity Series F Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive, upon a delivery of SynQuest Common Stock, a fraction of a share of SynQuest Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SynQuest Common Stock multiplied by the market value of one (1) share of SynQuest Common Stock at the Effective Time. The market value of one (1) share of SynQuest Common Stock at the Effective Time shall be the closing price of the SynQuest Common Stock, as reported by the Nasdaq National Market, the Nasdaq SmallCap Market, or other inter-dealer quotation or bulletin board system on which the SynQuest Common Stock is then listed, on the trading day immediately prior to such date. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.

                   (h)    Adjustments to Conversion. In the event SynQuest changes the number of shares of SynQuest Common Stock issued and outstanding as a result of a stock split, stock dividend, reverse stock split or similar recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction (“Recapitalization Event”) and the record date therefor (in the case of a stock dividend or other such recapitalization for which a record date is established) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the number of shares of SynQuest Common Stock to be delivered in the Merger shall be adjusted appropriately to reflect the Recapitalization Event.

                   (i)     No Further Ownership Rights in Viewlocity Common Stock; No Interest. The Merger Consideration delivered upon the exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Viewlocity Capital Stock previously represented by such Certificates. Until surrendered and exchanged in accordance with this Section 2.3, each Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the shares of Viewlocity Capital Stock evidenced by such Certificate and shall have no other rights.

                   (j)     Closing of Viewlocity Transfer Books. At the Effective Time, the stock transfer books of Viewlocity shall be closed, and no transfer of Viewlocity Capital Stock shall thereafter be made. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

                   (k)    Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to SynQuest Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SynQuest Common Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Certificate representing whole shares of SynQuest Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SynQuest Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of SynQuest Common Stock.

                   (l)     Taking of Necessary Action; Further Action. Each of the parties hereto will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Viewlocity, the officers and directors of Viewlocity immediately prior to the Effective Time are fully authorized in the name of Viewlocity or otherwise to take, and will take, all such lawful and necessary reasonable action.

          2.4     Appraisal Rights.

                   (a)    Notwithstanding any provision of this Agreement to the contrary, any shares of Viewlocity Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (the “Dissenting Shares”) shall not be converted into or represent any right to receive SynQuest Common Stock or cash as provided in Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

                   (b)    Notwithstanding the provisions of subsection (a), if any holder of shares of Viewlocity Capital Stock demands appraisal of such shares under the DGCL and shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only a right to receive SynQuest Common Stock or cash as provided in Section 2.1, without interest thereon.

                   (c)    Viewlocity shall give SynQuest (i) prompt notice of any written demands for appraisal of any shares of Viewlocity Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Viewlocity; and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Viewlocity shall not, except with the prior written consent of SynQuest, voluntarily make any payment with respect to any demands for appraisal of Viewlocity Capital Stock or offer to settle or settle any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VIEWLOCITY

          Viewlocity hereby represents and warrants to SynQuest (except as set forth on the disclosure schedule delivered by Viewlocity to SynQuest prior to or at the execution of this Agreement (“Viewlocity Disclosure Schedules”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken) that the following statements are true and correct as of the date of this Agreement.

          3.1     Corporate Organization.

                   (a)    Viewlocity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Viewlocity has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Viewlocity. “Material Adverse Effect” means, with respect to Viewlocity or SynQuest, any circumstance, change in, or effect on the assets, liabilities, results of operation, business or affairs of such entity or of any corporation, partnership, joint venture or other legal entity in which the entity directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner (“Subsidiary”) that would, individually or in the aggregate with any other circumstances, (i) materially impair its ability to conduct its business as presently being conducted or (ii) would prevent or materially delay such party from consummating the Merger and fulfilling its other obligations under this Agreement; it being specifically understood and agreed, however, that the following will not (individually or in the aggregate) be deemed a Material Adverse Effect with respect to Viewlocity or SynQuest: (1) changes or effects caused by the announcement of the transactions contemplated hereby, (2) changes or effects resulting from actions or omissions of Viewlocity or SynQuest, as the case may be, taken with the prior written consent of the other party or consistent with the provisions of the Stock Purchase Agreement, the Registration Rights Agreement or the Shareholders Agreement, and (3) changes or effects resulting from compliance with the provisions of the Stock Purchase Agreement, the Registration Rights Agreement or the Shareholders Agreement; provided further, however, that a Viewlocity Japan Transaction (as defined below) shall not be deemed a Material Adverse Effect.

                   (b)    Viewlocity Disclosure Schedule 3.1(b) sets forth the full name and jurisdiction of organization of each Subsidiary of Viewlocity (“Viewlocity Subsidiary”), as well as all trade names currently used, or used at any time during the past five years, by Viewlocity or any Viewlocity Subsidiary. Each Viewlocity Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization. Each Viewlocity Subsidiary has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Viewlocity. Other than as set forth on Viewlocity Disclosure Schedule 3.1(b), since inception of such Subsidiaries, none of the Viewlocity Subsidiaries has issued any securities.

                   (c)    Viewlocity has delivered to SynQuest true and correct copies of the Certificate of Incorporation and bylaws of Viewlocity and the organizational documents of each Viewlocity Subsidiary. Viewlocity’s and each Viewlocity Subsidiary’s bylaws or equivalent corporate governance documents, stock book and minute books are complete and correct in all material respects and contain all amendments thereto to date, a record of all corporate proceedings of Viewlocity and each such Viewlocity Subsidiary, and a record of all stock issuances and transfers of Viewlocity and each such Viewlocity Subsidiary.

                   (d)    Except as set forth in Viewlocity Disclosure Schedule 3.1(d), neither Viewlocity nor any Viewlocity Subsidiary owns or controls, directly or indirectly, any interest in, or has any right, obligation, commitment, understanding or arrangement with respect to any interest in, or the funding of, any corporation, company, association, partnership, joint venture, organization or other entity.

          3.2     Capitalization.

                   (a)    As of the date of this Agreement, the authorized capital stock of Viewlocity consists of 100,000,000 shares of Viewlocity Common Stock and 1,738,721,684 shares of preferred stock, $0.01 par value per share (“Viewlocity Preferred Stock”), including 2,004,035 shares of Viewlocity Series E Preferred Stock, 464,705,883 shares of Viewlocity Series F Preferred Stock, 342,600,000 shares of Viewlocity Series F-1 Preferred Stock and 464,705,883 shares of Viewlocity Series F-2 Preferred Stock (the Viewlocity Common Stock, Viewlocity Series E Preferred Stock, Viewlocity Series F Preferred Stock, Viewlocity Series F-1 Preferred Stock and Viewlocity Series F-2 Preferred Stock are collectively referred to as the “Viewlocity Capital Stock”). As of the date of this Agreement, there are (i) 5,406,620 shares of Viewlocity Common Stock issued and outstanding; (ii) 2,004,035 shares of Viewlocity Series E Preferred Stock issued and outstanding, which are convertible into 555,732 shares of Viewlocity Common Stock; (ii) 257,021,477 shares of Viewlocity Series F Preferred Stock issued and outstanding, which are convertible into 10,280,869 shares of Viewlocity Common Stock; (iii) 54,791,169 shares of Viewlocity Series F-1 Preferred Stock issued and outstanding, which are convertible into 2,191,651 shares of Viewlocity Common Stock and (iv) no shares of Viewlocity Series F-2 Preferred Stock issued and outstanding. Viewlocity Disclosure Schedule 3.2(a) sets forth the name and address of each holder of Viewlocity Common Stock, securities or instruments convertible into or exchangeable for Viewlocity Common Stock, warrants, options, calls or other rights to acquire Viewlocity Common Stock together with a statement of the number and type of securities, instruments convertible into or exchangeable for Viewlocity Common Stock, warrants, options, calls or other rights to acquire Viewlocity Common Stock held by such stockholders. All issued and outstanding shares of Viewlocity Common Stock, Viewlocity Preferred Stock, and capital stock of the Viewlocity Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Viewlocity Disclosure Schedule 3.2, all of the outstanding shares of capital stock of each Viewlocity Subsidiary are owned by Viewlocity or a Viewlocity Subsidiary and are free and clear of any liens, mortgages, security interests, pledges, charges, other rights of third parties or other encumbrances (“Liens”).

                   (b)    Except as set forth on Viewlocity Disclosure Schedule 3.2, neither Viewlocity nor any Viewlocity Subsidiary has granted and is bound by (i) any outstanding subscriptions, securities, options, warrants, puts, calls, rights, commitments, agreements, arrangements or understandings of any character (except for this Agreement) calling for the sale, transfer, purchase, subscription, issuance, redemption, or creation of any shares of capital stock of Viewlocity or any Viewlocity Subsidiary, (ii) stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital of Viewlocity or any Viewlocity Subsidiary or (iii) the terms of any securities representing the right to purchase, subscribe or otherwise receive any shares of capital stock of Viewlocity or any Viewlocity Subsidiary or any securities convertible into, or exercisable or exchangeable for, any such shares, and there are no agreements or understandings with respect to voting of any such shares. Except as set forth on Viewlocity Disclosure Schedule 3.2, there are no outstanding bonds, debentures, notes or other indebtedness of Viewlocity or any Viewlocity Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders of Viewlocity may vote. Viewlocity has delivered to SynQuest copies of the plans and agreements pursuant to which Viewlocity and the Viewlocity Subsidiaries have granted any of the foregoing securities and a list of each such outstanding security, together with a schedule of the persons entitled to any of the foregoing.

                   (c)    Each offer and/or sale by Viewlocity of shares of capital stock or other securities of Viewlocity has been in compliance with federal and applicable state securities laws.

          3.3     Authority; No Violation.

                   (a)    Except for the filing of the Certificate of Merger in accordance with the DGCL, and except as set forth on Viewlocity Disclosure Schedule 3.3(a) (collectively, the “Viewlocity Approvals”), no Authorization of any third party or of any United States federal, state or local, or any foreign governmental or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authority”) is required by or with respect to Viewlocity in connection with the execution and delivery of this Agreement and the other Merger Documents or the consummation by Viewlocity of the Merger and the other transactions contemplated by this Agreement and the other documents, certificates and agreements executed pursuant to or in connection with this Agreement (collectively, the “Merger Documents”). Subject to receipt of the Viewlocity Approvals, Viewlocity has the full corporate power and authority to enter into this Agreement and the other Merger Documents and to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents in accordance with the terms of this Agreement and the other Merger Documents. The execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents have been duly and validly approved by the board of directors of Viewlocity in accordance with the Certificate of Incorporation and bylaws of Viewlocity and with Applicable Laws subject to receipt of Viewlocity Stockholder approval. Subject to the terms and conditions set forth herein, this Agreement and each other Merger Document has been duly executed and delivered by Viewlocity and, assuming the due authorization, execution and delivery by SynQuest, constitutes the legal, valid and binding obligation of Viewlocity, enforceable against Viewlocity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. “Applicable Laws” means all applicable (i) statutes, ordinances or other legislative enactments of the United States or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator.

                   (b)    Neither the execution and delivery of this Agreement by Viewlocity, nor the consummation by Viewlocity of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Merger Documents, will: (i) assuming that the Viewlocity Approvals are duly obtained, violate any provision of Viewlocity’s Certificate of Incorporation or bylaws or any Applicable Laws; or (ii) except as set forth in Viewlocity Disclosure Schedule 3.3(b), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under (with or without notice or lapse of time, or both), or to accelerate the maturity or performance of, or to cancel, terminate or modify, or result in the creation of any Lien upon any of the properties or Assets of Viewlocity under, (i) any Viewlocity Material Contract or, (ii) subject to the governmental filings and other matters referred to in Section 3.3(a), any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Viewlocity or its properties or assets, other than, in the case of clauses (i) and (ii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Viewlocity.

          3.4     Financial Statements.

                   (a)    Viewlocity Disclosure Schedule 3.4(a) sets forth copies of the following (collectively, together with the related notes and any additional financial statements set forth on such Schedule, the “Viewlocity Financial Statements”): (i) the audited consolidated balance sheet of Viewlocity as of December 31, 2000 and the audited consolidated statements of operations, shareholders’ equity and cash flows for the fiscal years ended December 31, 2000 and 1999, together with the audit reports thereon of PricewaterhouseCoopers LLP, Viewlocity’s independent certified public accountants, (ii) the unaudited consolidated balance sheet of Viewlocity as of December 31, 2001 and the unaudited consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended December 31, 2001 and (iii) the unaudited consolidated financial statements of Viewlocity (balance sheet and income statement) as of June 30, 2002 and for the six month period ended June 30, 2002. The Viewlocity Financial Statements (i) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto, taken as a whole, (ii) have been prepared in accordance with generally accepted accounting principles and practices as in force in the United States from time to time (“GAAP”) and (iii) present fairly, in all material respects, the consolidated financial position of Viewlocity as of the respective dates set forth in the Viewlocity Financial Statements, and the consolidated results of Viewlocity’s operations and its cash flows for the respective periods set forth in the Viewlocity Financial Statements, except (x) that the unaudited Viewlocity Financial Statements were or are subject to normal and recurring year-end adjustments and lack footnote disclosures, all of which adjustments and footnote disclosures will not, in the aggregate, cause the information presented in the unaudited Viewlocity

Financial Statements to be revised or supplemented in a manner that is material and adverse to the business or operations of Viewlocity taken as a whole and (y) for adjustments which may be made to the Viewlocity Financial Statements to reflect discontinued operations.

                   (b)    Except as and to the extent reflected, disclosed or reserved against in the Viewlocity Financial Statements, or as disclosed in Viewlocity Disclosure Schedule 3.4(b), as of June 30, 2002 (the “Viewlocity Balance Sheet Date”), Viewlocity and the Viewlocity Subsidiaries, taken as a whole, do not have any liabilities or obligations of any nature, whether absolute, accrued, direct, indirect, contingent, determined, determinable or otherwise (“Liabilities”) required by GAAP to be disclosed in the Viewlocity Financial Statements. Except as set forth on Viewlocity Disclosure Schedule 3.4(b), since the Viewlocity Balance Sheet Date, Viewlocity has not incurred, created, assumed or guaranteed any Liabilities which, in the aggregate exceed $10,000, other than (i) trade payables, capitalized leases for equipment and other Liabilities, in each case, incurred in the ordinary course of business consistent with past practice, and (ii) Liabilities incurred in connection with this Agreement, the Tilion Merger Agreement or the Stock Purchase Agreement.

          3.5     Information Supplied. The information supplied or to be supplied in writing by Viewlocity specifically for inclusion or incorporation by reference by SynQuest in any document to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the transactions contemplated hereby will, at the time such documents are filed not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.6     Broker’s and Other Fees. Except as set forth on Viewlocity Disclosure Schedule 3.6, Viewlocity has not employed any broker or finder or incurred any Liability for any broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

          3.7     Absence of Certain Changes or Events.

                   (a)    Reserved.

                   (b)    Except as set forth in Viewlocity Disclosure Schedule 3.7(b), and except for the execution of this Agreement, since the Viewlocity Balance Sheet Date, Viewlocity has conducted its business only in the ordinary course, consistent with past practice, and has not:

(i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which, individually or in the aggregate, adversely affects the properties, business or prospects of Viewlocity, or suffered any deterioration in the operating condition of any physical assets of Viewlocity, normal wear and tear excepted;

(ii) increased, or made any material change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

(iii) made any material change in the method of valuing assets included in the Viewlocity Financial Statements;

(iv) made any change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

(v) paid, discharged or satisfied any Liability, other than by payment, discharge or satisfaction in the ordinary course of business;

(vi) permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

(vii) written down the value of any inventory or written off as uncollectable any notes or accounts receivable in excess of, in the aggregate, the greater of (i) the allowance for uncollectable accounts less charges against allowances, in both cases, as shown in the Viewlocity Financial Statements and (ii) $10,000;

(viii) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

(ix) declared or paid any dividend or distribution on or in respect of any of Viewlocity’s capital stock or directly or indirectly redeemed, purchased, or otherwise acquired any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any options, warrants or other rights to purchase any of the foregoing, or authorized the issuance of, or issued, sold or committed to sell (or granted any options or rights to purchase) any additional shares of its capital stock, or sold, issued or incurred any indebtedness for borrowed money;

(x) issued any capital stock or rights to acquire capital stock;

(xi) experienced any strike, walkout, similar labor trouble or other similar event;

(xii) increased the salaries or other remuneration, including severance or termination pay, payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business, consistent with past practice), or established, made any increase in, or any addition to, other benefits (including, without limitation, any Viewlocity Benefit Plan, as hereinafter defined) to which any of them may be entitled, or made any payments to any Viewlocity Benefit Plan, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction with any such person not in the ordinary course of business, or failed to make any required payment under any Viewlocity Benefit Plan;

(xiii) entered into, terminated, modified or amended any agreement with any director, officer or other “affiliate” of such director or officer, as the term is defined in Section 14A of the Securities and Exchange Act of 1934, as amended (an “Affiliate”); or

(xiv) made any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of Viewlocity or any settlement or compromise of any material tax liability.

          3.8     Legal Proceedings. Except as disclosed in Viewlocity Disclosure Schedule 3.8, Viewlocity is not a party to any, and there is no pending or, to Viewlocity’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Viewlocity or any Viewlocity Subsidiary, that, individually or in the aggregate, if determined adversely to Viewlocity or any Viewlocity Subsidiary could reasonably be expected to have a Material Adverse Effect on Viewlocity. Except as disclosed in Viewlocity Disclosure Schedule 3.8, neither Viewlocity nor any Viewlocity Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on Viewlocity. Without limiting the foregoing, except as disclosed in Viewlocity Disclosure Schedule 3.8, no actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on Viewlocity are pending or, to Viewlocity’s Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Viewlocity (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of Viewlocity or that otherwise relate, directly or indirectly, to Viewlocity or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to Viewlocity’s Knowledge, are there any circumstances which could reasonably be expected to lead to such actions, suits, demands, notices, claims, investigations or proceedings. “Knowledge” means actual knowledge and, as used with respect to SynQuest and Viewlocity, means the actual knowledge of each of their respective officers, and the information which, after reasonable consideration and inquiry by such officers of SynQuest or Viewlocity, as the case may be, would be recognized by reasonable persons of similar experience in such positions as relevant to the matter(s) qualified by the words “to the knowledge of” or “known to” such person.

          3.9     Taxes and Tax Returns. Except as disclosed in Viewlocity Disclosure Schedule 3.8:

                   (a)    Viewlocity and Viewlocity Subsidiaries have duly filed (and until the Closing will so file) all material returns, estimates, declarations of estimated tax, reports, information returns and statements, including information returns or reports with respect to backup withholding and other payments to third parties (“Viewlocity Returns”) required to be filed by them in respect of any United States federal, state or local Taxes and have duly paid (and until the Closing will so pay) all such Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed on Viewlocity Disclosure Schedule 3.8). All Viewlocity Returns are complete and correct in all material respects and accurately disclose in all material respects all Taxes required to be paid for the periods covered thereby, and no other Taxes are payable by Viewlocity or any Viewlocity Subsidiary with respect to items or periods covered by such

Viewlocity Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except for Taxes for which an adequate reserve (determined in accordance with GAAP) has been established. Viewlocity and the Viewlocity Subsidiaries have paid or caused to be paid all Taxes for which no Viewlocity Return is required to be filed. Each of Viewlocity and Viewlocity Subsidiaries has established (and until the Closing will establish) on their books and records reserves that are adequate (determined in accordance with GAAP) for the payment of all Taxes not yet due and payable, but that are incurred in respect of Viewlocity and Viewlocity Subsidiaries prior to the Closing. “Tax” or “Taxes” means and includes (i) any and all taxes, fees, levies, assessments, duties, tariffs, imposts and similar charges (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including all income and property taxes (including but not limited to federal and state income taxes, real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes and sales and use taxes), foreign, domestic, local, state or other jurisdictional taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, franchise, gross receipts, occupation, personal property, environmental, workers compensation, PBGC premiums, value added, or gains taxes; license, registration and documentation fees, and customs duties, tariffs and similar charges, (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in (i) or (ii).

                   (b)    Viewlocity and Viewlocity Subsidiaries have not received any notice that any of the Viewlocity Returns has been examined by the United Stated Internal Revenue Service (“IRS”), or any other United States federal or state Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings, investigations or inquiries with respect to Taxes currently pending or, to Viewlocity’s Knowledge, contemplated, nor any other disputes pending with respect to, nor, to Viewlocity’s Knowledge claims asserted for, Taxes upon Viewlocity or any Viewlocity Subsidiary, nor has Viewlocity or any Viewlocity Subsidiary given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Viewlocity Returns. There are no Liens for Taxes upon the assets of Viewlocity or any Viewlocity Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes which are being contested in good faith and for which appropriate reserves have been established. Any Taxes being contested are disclosed on Viewlocity Disclosure Schedule 3.9. Viewlocity and Viewlocity Subsidiaries have complied (and until the Closing will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                   (c)    Neither Viewlocity nor any Viewlocity Subsidiary (i) has requested any extension of time within which to file any Viewlocity Return which Viewlocity Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any material adjustment by reason of a voluntary change in accounting method initiated by Viewlocity or any Viewlocity Subsidiary (nor does Viewlocity or any Viewlocity Subsidiary have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which Viewlocity or any Viewlocity Subsidiary has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which Viewlocity or any Viewlocity Subsidiary was the common parent.

                   (d)    The amount of the liability of Viewlocity for unpaid Taxes for all periods ending on or before the most recent financial statements does not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such financial statements. The amount of the liability for Taxes of Viewlocity for unpaid Taxes for all periods ending on or before the Effective Time shall not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent financial statements, as adjusted for operations and transactions in the ordinary course of business of Viewlocity since the date of such financial statements in accordance with past custom and practice.

          3.10    Benefit Plans.

                   (a)    Certain definitions used in this Section 3.10 and in Section 4.10 hereof are as follows:

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

“DOL” shall mean the United States Department of Labor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to a Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

                   (b)    Viewlocity Disclosure Schedule 3.10(b) lists (i) each pension, retirement, profit-sharing, cash or deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees’ beneficiary association, fringe benefit plan, and other similar plan, program or other arrangement, agreement or understanding, including, without limitation, each “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, required to be contributed by, or contributed to by Viewlocity or any ERISA Affiliate of Viewlocity, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant or other beneficiary of Viewlocity or any ERISA Affiliate of Viewlocity or under (or in connection with) which Viewlocity or an ERISA Affiliate of Viewlocity has any contingent or noncontingent liability of any kind, whether or not probable of assertion (all of the items set forth in clauses (i) through (iv) above, collectively, the “Viewlocity Benefit Plans,” and each a “Viewlocity Benefit Plan”). Any of the Viewlocity Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or an “employee welfare benefit plan,” as that term is defined in Section 3(1) of ERISA, is referred to herein as an “Viewlocity ERISA Plan.”

                   (c)    With respect to all Viewlocity Benefit Plans, Viewlocity has made available to SynQuest: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all communications or other correspondence issued within the last six (6) years by any Governmental Authority, including without limitation, the IRS, DOL and the PBGC with respect to such Viewlocity Benefit Plan, (iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Viewlocity Benefit Plans. Prior to or contemporaneous with the delivery of Viewlocity Disclosure Schedule 3.10(b), Viewlocity has delivered or otherwise made available to SynQuest a true and complete copy of all such Viewlocity Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 3.10.

                   (d)    Except as set forth on Viewlocity Disclosure Schedule 3.10(d), all the Viewlocity Benefit Plans and any related trusts subject to ERISA comply in all material respects with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and Viewlocity has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. All required material governmental approvals for the Viewlocity Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the Viewlocity ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Viewlocity Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                   (e)    Neither Viewlocity nor to the Knowledge of Viewlocity any administrator or fiduciary of any such Viewlocity Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject Viewlocity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No legally binding oral or written representation or communication with respect to any aspect of the Viewlocity Benefit Plans has been or will be made to employees of Viewlocity that is not in accordance with the written or otherwise preexisting terms and provisions of such Viewlocity Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Viewlocity Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

                   (f)     All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued, and all records and data maintained by Viewlocity with respect to the Viewlocity Benefit Plans are materially correct, complete and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                   (g)    Neither Viewlocity nor any other “party in interest” (as defined in Section 3(14) of ERISA) or “disqualified person” (as defined in Section 4975(e)(2) of the Code) of any Viewlocity Benefit Plan has engaged in any “prohibited transaction” (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Viewlocity Benefit Plan, for which there is no statutory, Governmental or individual or class exemption. There has been no (a) “reportable event” (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the Viewlocity ERISA Plans that Viewlocity or any ERISA Affiliate of Viewlocity maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Viewlocity or any ERISA Affiliate of Viewlocity now or formerly in existence.

                   (h)    For any Viewlocity ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Viewlocity Benefit Plan’s assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Viewlocity Benefit Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term “benefits” shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Viewlocity Benefit Plan. As of the Closing, full payment will have been made of all amounts which Viewlocity is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Viewlocity Benefit Plan or to any benefit plan of an ERISA Affiliate of Viewlocity, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Viewlocity Benefit Plan.

                   (i)     Except as described on Viewlocity Disclosure Schedule 3.10(i), as of the Closing, Viewlocity will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Viewlocity Benefit Plan (A) that was not reflected in Viewlocity Financial Statements or (B) that represents contributions required to be made under written terms of such Viewlocity Benefit Plan as of the Closing.

                   (j)     Viewlocity does not maintain any Viewlocity Benefit Plan providing deferred or stock based compensation which is not reflected in Viewlocity Financial Statements.

                   (k)    Except as disclosed on Viewlocity Disclosure Schedule 3.10(k), neither Viewlocity nor any ERISA Affiliate of Viewlocity has maintained, and neither now maintains, a Viewlocity Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

                   (l)     Except as set forth on Viewlocity Disclosure Schedule 3.10(l), the execution of this Agreement, the Viewlocity Stockholder Approval or the consummation of the Merger and the other transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of Viewlocity or any ERISA Affiliate of Viewlocity to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Viewlocity, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

                   (m)   All Viewlocity Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                   (n)    No liability to the PBGC has been incurred as of the Closing by Viewlocity or any ERISA Affiliate of Viewlocity, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

                   (o) Neither Viewlocity nor any ERISA Affiliate of Viewlocity maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from Viewlocity on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

                   (p) All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Viewlocity Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

          3.11    Compliance with Applicable Laws. Except as set forth in Viewlocity Disclosure Schedule 3.11, Viewlocity and the Viewlocity Subsidiaries, and to the Knowledge of Viewlocity, its

employees and the employees of the Viewlocity Subsidiaries, hold all licenses, franchises, grants, charges, easements, variances, exceptions, certificates, permits, consents, orders and authorizations (“Licenses”) necessary for the lawful conduct of its or their business for Viewlocity, except where the failure to hold any License would not, individually or in the aggregate, have a Material Adverse Effect on Viewlocity. No proceeding is pending or, to Viewlocity’s Knowledge, threatened seeking the revocation or suspension of any License. Viewlocity and each of the Viewlocity Subsidiaries are and have been in compliance in all respects with all Applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on Viewlocity. No action, demand, requirement or investigation by any Governmental Authority and no outstanding order, writ, injunction, or decree of any Governmental Authority is pending or, to Viewlocity’s Knowledge, threatened, against Viewlocity or any Viewlocity Subsidiary affecting, involving, or relating to their business or assets. The Merger, in and of itself, would not cause the revocation or cancellation of any License that individually or in the aggregate would have a Material Adverse Effect on Viewlocity.

          3.12    Certain Contracts.

                   (a)    Viewlocity Disclosure Schedule 3.12 lists the following written agreements (collectively, the “Viewlocity Material Contracts”) to which Viewlocity or any Viewlocity Subsidiary is a party or by which Viewlocity or any Viewlocity Subsidiary or any of its or their respective properties or assets is bound:

(i) all written agreements that involve an actual or potential obligation or commitment whether liquidated or contingent of more than $25,000 individually or $50,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

(ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

(iii) all leases relating to real property or to other material assets used in Viewlocity’s business;

(iv) all notes, bonds, mortgages, security agreements, and other agreements and instruments for or relating to any lending or borrowing by Viewlocity or any Viewlocity Subsidiary in any amount (exclusive of advances to employees for expenses and trade payables incurred in the ordinary course of business);

(v) all non-competition or similar agreements or obligations which materially limit or which could materially limit Viewlocity or any Viewlocity Subsidiary from engaging in any business in any location or from competing with any other Person;

(vi) all powers of attorney, guarantees, suretyships or similar agreements; and

(vii) all other written agreements the breach of or default under which could have a Material Adverse Effect on Viewlocity.

                   (b)    Each of the Viewlocity Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (c)    Except as disclosed in Viewlocity Disclosure Schedule 3.12(c), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Viewlocity to any officer, employee, director, consultant or other person. Viewlocity Disclosure Schedule 3.12(c) sets forth true and correct copies of all written severance or employment agreements with officers, employees, directors, agents, consultants and other persons to which Viewlocity is a party. Except as set forth on Viewlocity Disclosure Schedule 3.12(c), Viewlocity is not a party to any oral agreements of the kind referred to in the preceding sentence.

                   (d)    Except as disclosed in Viewlocity Disclosure Schedule 3.12(d), no agreement or understanding exists to which Viewlocity is a party or by which Viewlocity or any of the Viewlocity Subsidiaries is bound which purports to limit the manner in which, or the localities in which, any portion of the business of Viewlocity is or may be conducted.

                   (e)    Except as disclosed in Viewlocity Disclosure Schedule 3.12(e), neither Viewlocity nor any Viewlocity Subsidiary nor, to Viewlocity’s Knowledge, any other party thereto, is in breach or default under any of the Viewlocity Material Contracts to which Viewlocity or any Viewlocity Subsidiary is a party or to which Viewlocity, any Viewlocity Subsidiary or its or their properties is bound; no event has occurred (and, to Viewlocity’s Knowledge, no event is imminent) which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default thereunder entitling any party to terminate a Viewlocity Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Viewlocity Material Contracts and agreements under the current terms thereof and the current rights and obligations of Viewlocity or any Viewlocity Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement.

          3.13      Properties and Insurance.

                   (a)    Except as disclosed in the Viewlocity Financial Statements or in Viewlocity Disclosure Schedule 3.13(a), Viewlocity and the Viewlocity Subsidiaries have all necessary right, title and interest in and to and, as to owned real property, marketable title to, all assets and properties, whether real or personal, tangible or intangible, reflected in the Viewlocity Financial Statements as of the Viewlocity Balance Sheet Date or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith; (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on Viewlocity; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers’ compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Except as set forth in Viewlocity Disclosure Schedule 3.13(a), all of the personal property of Viewlocity is in the possession and under the control of Viewlocity. Viewlocity and the Viewlocity Subsidiaries, as lessee, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Viewlocity and the Viewlocity Subsidiaries as currently occupied, used, possessed and controlled by Viewlocity and the Viewlocity Subsidiaries or necessary in the operation of its or their business as currently conducted. Viewlocity Disclosure Schedule 3.13(a) lists all real property owned by Viewlocity and all real property leased or occupied by Viewlocity in connection with which Viewlocity pays $5,000 or more per month for its leasehold or license interest.

                   (b)    The business operations and all insurable properties and assets of Viewlocity and the Viewlocity Subsidiaries are insured for its or their benefit against all risks which, consistent with industry practice, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are consistent with industry practice. Certificates of insurance and bonds and self-insurance arrangements with respect to all such insurable properties and assets are attached hereto as Viewlocity Disclosure Schedule 3.13(b). Neither Viewlocity nor any of the Viewlocity Subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and Viewlocity and the Viewlocity Subsidiaries are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                   (c)    No Person other than Viewlocity and the Viewlocity Subsidiaries are currently entitled to possession of or other right to any of the properties of Viewlocity and the Viewlocity Subsidiaries, whether owned or leased by Viewlocity or any of the Viewlocity Subsidiaries. The real property, buildings, structures and improvements owned or leased by Viewlocity and the Viewlocity Subsidiaries conform in all material respects to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by Viewlocity and the Viewlocity Subsidiaries are adequate for the conduct of its and their business as currently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by Viewlocity and the Viewlocity Subsidiaries constitute all of the property and assets that Viewlocity and the Viewlocity Subsidiaries use or may reasonably need in connection with the operation of its or their business as currently conducted.

          3.14    Environmental Matters.

                   (a)    The operations of Viewlocity and the Viewlocity Subsidiaries comply, and have complied, in all respects with all applicable Environmental Laws. The term “Environmental Laws” shall mean all Applicable Laws relating to the health or safety of any Person, natural resources, conservation, wildlife, waste management, Hazardous Substances, and pollution (including, without limitation, regulation of releases and disposals to air, soil, land water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 6901 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sec. 6901 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; Federal Water Pollution Control Act of 1976, 15 U.S.C. Sec. 2601 et seq.; Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 651 et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 4321 et seq.; Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sec. 300(f) et seq.; and any similar or implementing state, local and foreign law, and all successor statutes, amendments, rules, regulations, guidance documents and publications promulgated thereunder. For purposes of this provision, “Hazardous Substances” means any chemicals, wastes, compounds, byproducts, pollutants, contaminants, flammable materials, petroleum, polychlorinated biphenyls, explosives, radioactive materials, hazardous wastes, toxic substances, asbestos containing materials or any other substances or materials now or hereafter defined as hazardous or toxic pursuant to Environmental Laws, and any other materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed, generated, manufactured, transported or otherwise handled.

                   (b)    Viewlocity and the Viewlocity Subsidiaries have obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of its and their business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Viewlocity and the Viewlocity Subsidiaries are in compliance in all respects with all terms and conditions thereof.

                   (c)    Viewlocity has not received any written notice of any pending or threatened investigation, proceeding or claim to the effect that Viewlocity is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Viewlocity to any person or entity or for any such cleanup costs.

          3.15      Intellectual Property Rights.

                   (a)    Viewlocity Intellectual Property. All patents, patent rights, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, mask works, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source and object code form) and other proprietary, intellectual property rights and computer programs (“Viewlocity Software Programs”), technical documentation of the Viewlocity Software Programs (“Viewlocity Technical Documentation”), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Viewlocity’s products, technology or Viewlocity Software Programs (i) currently being manufactured, published or marketed by Viewlocity, or (ii) currently under development for possible future manufacturing, publication, marketing or other use by Viewlocity are hereinafter referred to as the “Viewlocity Intellectual Property.”

                   (b)    Applications and Registrations. Viewlocity Disclosure Schedule 3.15(b) contains a true and complete list of all of Viewlocity’s patents, patent rights, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, unregistered copyrights and copyright registrations and applications made or taken pursuant to federal, state, local and foreign laws by Viewlocity to protect its interests in the Viewlocity Intellectual Property.

                   (c)    Rights to Viewlocity Intellectual Property. The Viewlocity Intellectual Property consists solely of items and rights which are (i) owned by Viewlocity or (ii) rightfully used by Viewlocity and its successors pursuant to valid licenses. Viewlocity has all rights in the Viewlocity Intellectual Property necessary to carry out Viewlocity’s current, former and anticipated activities (except that in order to conduct its business as reasonably foreseeable in the future, Viewlocity may be required to license from third parties additional software for distribution directly or indirectly to customers or for development purposes); provided that, with respect to third-party software applications licensed by Viewlocity (“Viewlocity Third-Party Software”), the foregoing shall apply only to Viewlocity’s Knowledge. Subsequent to the Merger, the Surviving Corporation’s use of any Viewlocity Intellectual Property which is material to the conduct of the business of Viewlocity, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the intellectual property rights of any other Person.

                   (d)    Third-Party Claims. Viewlocity has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Viewlocity. Except as set forth on Viewlocity Disclosure Schedule 3.15(d), no claims (i) challenging the validity, effectiveness or ownership by Viewlocity of any of the Viewlocity Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights by Viewlocity in any product, work, technology or process as now used or offered or proposed for use (as set forth in Viewlocity’s current, written business plan), licensing, sublicensing or sale by Viewlocity, infringes on any intellectual property or other proprietary right of any Person have been asserted or, to the Knowledge of Viewlocity, are threatened by any Person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the Viewlocity Third-Party Software, the foregoing shall apply only to Viewlocity’s Knowledge. All registered, granted or issued patents, trademarks, Internet domain names and copyrights (registered and unregistered) held by

Viewlocity are valid, enforceable and subsisting. To Viewlocity’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the Viewlocity Intellectual Property by any third party, employee or former employee.

                   (e)    Royalties. Except as set forth on Viewlocity Disclosure Schedule 3.15(e), there are no royalties, fees or other payments payable by Viewlocity to any Person by reason of the ownership, development, use, license, sale or disposition of the Viewlocity Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                   (f)     Personnel. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Viewlocity Intellectual Property on behalf of Viewlocity either (i) have been a party to a “work-for-hire” arrangement or agreements with Viewlocity in accordance with applicable national and state law that has accorded Viewlocity full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Viewlocity as assignee that have conveyed to Viewlocity effective and exclusive ownership of all tangible and intangible property thereby arising.

                   (g)    Viewlocity Software Programs. Viewlocity Disclosure Schedule 3.15(g) contains a true and complete list of all of the Viewlocity Software Programs, including Viewlocity Third-Party Software. Except as set forth in Viewlocity Disclosure Schedule 3.15(g), Viewlocity owns full and unencumbered right and good, valid and marketable title to the Viewlocity Software Programs, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                   (h)    Protection. Except as set forth on Viewlocity Disclosure Schedule 3.15(h), the source code and source code documentation relating to the Viewlocity Software Programs (i) have at all times been maintained in confidence reasonably consistent with its nature and appropriate business use, (ii) have been disclosed by Viewlocity only to employees who have had a “need to know” the contents thereof in connection with the performance of their duties to Viewlocity and who have executed appropriate nondisclosure agreements, and (iii) except as set forth in Viewlocity Disclosure Schedule 3.15(h), have not been disclosed to any third party.

                   (i)     Integrity. Except with respect to demonstration or trial copies, no portion of any Viewlocity Software Program as of the date of this Agreement contains, nor will Viewlocity introduce, any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software earlier than the end of any applicable license term, hardware, or data; or to perform any other such actions.

          3.16    Proprietary Information.

                   (a)    Viewlocity has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of the Viewlocity

Intellectual Property, including, but not limited to, its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                   (b)    Except as set forth on Viewlocity Disclosure Schedule 3.16(b), each Key Employee of Viewlocity has executed an appropriate non-disclosure and confidentiality agreement, sufficient to provide recourse in the event of unauthorized disclosure and sufficient to transfer and assign any rights of such persons in the Viewlocity Software Programs to Viewlocity. Except as set forth on Viewlocity Disclosure Schedule 3.16(b), each consultant to and each employee of Viewlocity, if any, who has authored any Viewlocity Intellectual Property has executed a confidentiality agreement restricting the disclosure of proprietary information of Viewlocity, and has executed an appropriate developments agreement sufficient to transfer and assign any rights of such persons in the Viewlocity Intellectual Property to Viewlocity. Viewlocity, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof of any item that would have a Material Adverse Effect on Viewlocity, and Viewlocity will use its best efforts to prevent any such violation.

          3.17    Absence of Certain Agreements and Practices.

                   (a)    Except as set forth in Viewlocity Disclosure Schedule 3.17 or in connection with customary transactions in the ordinary course of business, no present or former Affiliate or stockholder of Viewlocity or any of the Viewlocity Subsidiaries:

(i) owes money to Viewlocity or any of the Viewlocity Subsidiaries;

(ii) has any claim (as defined in Section 101 of the U.S. Bankruptcy Code) or other right or cause of action against Viewlocity or any of the Viewlocity Subsidiaries;

(iii) has any interest in any property or assets used by Viewlocity or any of the Viewlocity Subsidiaries in their business;

(iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

(v) has any agreement with Viewlocity or any of the Viewlocity Subsidiaries that is not terminable by Viewlocity or any of the Viewlocity Subsidiaries without penalty or notice;

(vi) has any agreement providing severance benefits or other benefits, which are conditioned upon termination of employment after a change of control regardless of the reason for such termination of employment; or

(vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                   (b)    Neither Viewlocity, nor any of the Viewlocity Subsidiaries, nor to Viewlocity’s Knowledge, their directors, officers, agents, affiliates or employees, nor any other Person acting on behalf of Viewlocity or the Viewlocity Subsidiaries, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Viewlocity or the Viewlocity Subsidiaries, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Viewlocity or the Viewlocity Subsidiaries.

          3.18      Major Vendors and Customers. Viewlocity Disclosure Schedule 3.18 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Viewlocity and the Viewlocity Subsidiaries, to whom Viewlocity or the Viewlocity Subsidiaries paid or billed in the aggregate in excess of $25,000 from January 1, 2002 through the Viewlocity Balance Sheet Date.

          3.19    Accounts Receivable. Viewlocity Disclosure Schedule 3.19 sets forth the accounts receivable of Viewlocity and the Viewlocity Subsidiaries as of the Viewlocity Balance Sheet Date, as reflected in the Viewlocity Financial Statements as of that date, together with an aging of these accounts. These accounts receivables arose from, and all accounts receivable of Viewlocity and the Viewlocity Subsidiaries created after that date arose from, valid transactions in the ordinary course of business. Except as disclosed on Viewlocity Disclosure Schedule 3.19, these accounts receivable will be good and collectible at the recorded amounts thereof, net of the respective reserves shown in the Viewlocity Financial Statements (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract, with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

          3.20    Solvency. Neither Viewlocity nor any of the Viewlocity Subsidiaries has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and no receiver, trustee or other similar party has been appointed with respect to Viewlocity or any of the Viewlocity Subsidiaries or any of their assets.

          3.21    Combinations Involving Viewlocity. All mergers, consolidations or other business combinations involving Viewlocity and the present or former Viewlocity Subsidiaries, and all liquidations, purchases or other transactions by which Viewlocity and the Viewlocity Subsidiaries acquired any of their business and property were conducted in all material respects in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

          3.22    Labor Relations. Except as disclosed on Viewlocity Disclosure Schedule 3.22, Viewlocity and the Viewlocity Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission (“EEOC”) or any EEOC recognized state “referral agency.” There is no unfair labor practice charge or complaint against Viewlocity or any of the Viewlocity Subsidiaries pending before the National Labor Relations Board (“NLRB”). There is no labor strike, dispute, slowdown or stoppage actually pending or, to Viewlocity’s Knowledge, threatened against or involving or affecting Viewlocity or the Viewlocity Subsidiaries and no NLRB representation question exists respecting any of its employees. No grievance, complaint, citation, investigation or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement or other labor union contract that is binding on Viewlocity or any of the Viewlocity Subsidiaries. Except as disclosed on Viewlocity Disclosure Schedule 3.22, there are no contracts or agreements of Viewlocity which provide for or guaranty any employee of Viewlocity a specific term of employment.

          3.23    No Prior Convictions. No executive officer or director of Viewlocity or any Viewlocity Subsidiary has been convicted of, or has any action pending pertaining to, a crime involving fraud, embezzlement or theft or any similar crime.

          3.24    Board of Directors Action. The Board of Directors of Viewlocity has (a) determined that this Agreement and the Merger are advisable as contemplated under Section 251 of the DGCL and in the best interests of Viewlocity and its stockholders, (b) resolved to recommend the approval of this Agreement and the Merger by the Viewlocity stockholders and directed that the Merger be submitted for consideration by the holders of Viewlocity Capital Stock.

          3.25    Voting Requirements. The affirmative vote of the holders of a majority of the voting power of (i) all outstanding shares of the Viewlocity Preferred Stock, voting as a single class and (ii) all outstanding shares of Viewlocity Capital Stock, including Viewlocity Common Stock and Viewlocity Preferred Stock, voting as a single class on an as-converted basis, voting at a Viewlocity stockholders’ meeting or pursuant to a written consent as provided for by the DGCL, to approve this Agreement and the transactions contemplated hereby (the “Viewlocity Stockholder Approval”) is the only vote or corporate approval (other than as set forth in Section 3.3 of this Agreement) necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          3.26    Voting Agreement. Concurrently with the execution of this Agreement, the persons listed on Viewlocity Disclosure Schedule 3.26 have executed legal, valid, binding and enforceable Voting Agreement substantially in the form attached hereto as Exhibit C (the “Viewlocity Voting Agreement”).

          3.27    Registration Rights Agreement. Concurrently with the execution of this Agreement, the persons listed on Viewlocity Disclosure Schedule 3.27 have executed the Registration Rights Agreement substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”).

          3.28    Stockholder Rights Agreement. Neither Viewlocity nor any Viewlocity Subsidiary has entered into a shareholder rights agreement, “poison pill,” “shark repellent” or similar agreement that would have the effect of materially altering the capitalization of Viewlocity or any

Viewlocity Subsidiary in connection with Viewlocity’s execution of this Agreement or Viewlocity’s consummation of the transactions contemplated hereby.

          3.29    Disclosure. No representation or warranty by Viewlocity contained in this Agreement, nor any certificate furnished or to be furnished by Viewlocity to SynQuest or their representatives pursuant to the terms of this Agreement, taken together and not individually, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          3.30    Viewlocity Series F Preferred Stockholders. Except as set forth on Viewlocity Disclosure Schedule 3.30, each holder of Viewlocity Series F Preferred Stock or holder of options or warrants for Viewlocity Series F Preferred Stock represented to Viewlocity at the time of the purchase of the shares or issuance of warrants or options that such holder was an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Viewlocity is not aware of any facts or circumstances as to a specific holder who has previously represented to Viewlocity as to “accredited investor” status that has caused such holder not to be an “accredited investor” as of the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SYNQUEST

          SynQuest hereby represents and warrants to Viewlocity (except as set forth on the disclosure schedule delivered by SynQuest to Viewlocity prior to or at the execution of this Agreement (“SynQuest Disclosure Schedules”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken) that the following statements are true and correct as of the date of this Agreement.

          4.1     Corporate Organization.

                   (a)    SynQuest is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. SynQuest has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on SynQuest or prevent or materially delay the consummation of the Merger.

                   (b)    SynQuest Disclosure Schedule 4.1(b) sets forth the full name and jurisdiction of organization of each Subsidiary of SynQuest (a “SynQuest Subsidiary”) as well as all trade names currently used, or used at any time during the past five years, by SynQuest or any SynQuest Subsidiary. Each SynQuest Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization. Each SynQuest Subsidiary has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on SynQuest. Other than as set forth on SynQuest Disclosure Schedule 4.1(b), since inception of such Subsidiaries, none of the SynQuest Subsidiaries has issued any securities.

                   (c)    SynQuest has delivered to Viewlocity true and correct copies of the Certificate of Incorporation and bylaws of SynQuest and the organizational documents of each SynQuest Subsidiary. SynQuest’s and each SynQuest Subsidiary’s bylaws or equivalent corporate governance documents, stock book and minute books are complete and correct in all material respects and contain all amendments thereto to date, a record of all corporate proceedings of SynQuest and each such SynQuest Subsidiary, and a record of all stock issuances and transfers of SynQuest and each such SynQuest Subsidiary.

                   (d)    Except as set forth in SynQuest Disclosure Schedule 4.1(d), neither SynQuest nor any SynQuest Subsidiary owns or controls, directly or indirectly, any interest in, or has any right, obligation, commitment, understanding or arrangement with respect to any interest in, or the funding of, any corporation, company, association, partnership, joint venture, organization or other entity.

          4.2     Capitalization.

                   (a)    As of the date of this Agreement, the authorized capital stock of SynQuest consists of 100,000,000 shares of SynQuest Common Stock and 1,650,279 shares of SynQuest Preferred Stock. As of the date of this Agreement, there are (i) 2,946,867 shares of SynQuest Common Stock issued and outstanding, (ii) no shares of SynQuest Preferred Stock issued and outstanding, (iii) issued and outstanding warrants exercisable for 40,000 shares of SynQuest Common Stock at an exercise price of $80.00 per share and (iv) granted and outstanding options to purchase 437,923 shares of SynQuest Common Stock. All issued and outstanding shares of SynQuest Common Stock, SynQuest Preferred Stock, and capital stock of the SynQuest Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of capital stock of each SynQuest Subsidiary are owned by SynQuest or a SynQuest Subsidiary and are free and clear of any Liens. None of the shares of SynQuest Common Stock, when and if delivered pursuant to this Agreement, will (i) be in breach or violation of any applicable statutory or contractual preemptive right or other contractual rights of any kind (including any rights of first offer or refusal) of any Person or any federal or state securities laws or the rules and regulations thereunder or (ii) be subject to any shareholders, voting, transfer or other agreement with any Person.

                   (b)    Except as set forth on SynQuest Disclosure Schedule 4.2, neither SynQuest nor any SynQuest Subsidiary has granted and is bound by (i) any outstanding subscriptions, securities, options, warrants, puts, calls, rights, commitments, agreements, arrangements or understandings of any character (except for this Agreement) calling for the sale, transfer, purchase, subscription, issuance, redemption, or creation of any shares of capital stock of SynQuest or any

SynQuest Subsidiary, (ii) stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital of SynQuest or any SynQuest Subsidiary or (iii) the terms of any securities representing the right to purchase, subscribe or otherwise receive any shares of capital stock of SynQuest or any SynQuest Subsidiary or any securities convertible into, or exercisable or exchangeable for, any such shares, and there are no agreements or understandings with respect to voting of any such shares. Except as set forth on SynQuest Disclosure Schedule 4.2, there are no outstanding bonds, debentures, notes or other indebtedness of SynQuest or any SynQuest Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders of SynQuest may vote. SynQuest has delivered to Viewlocity copies of the plans and agreements pursuant to which SynQuest and the SynQuest Subsidiaries have granted any of the foregoing securities and a list of each such outstanding security, together with a schedule of the persons entitled to any of the foregoing.

                   (c)    Each offer and/or sale by SynQuest of shares of capital stock or other securities of SynQuest has been in compliance with federal and applicable state securities laws.

          4.3     Authority; No Violation.

                   (a)    Except for the filing of the Certificate of Merger in accordance with the GBCC, and except as set forth on SynQuest Disclosure Schedule 4.3 (collectively, the “SynQuest Approvals”), no Authorization of any third party or any Governmental Authority is required by or with respect to SynQuest in connection with the execution and delivery of this Agreement and the other Merger Documents or the consummation by SynQuest of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents. Subject to receipt of the SynQuest Approvals, SynQuest has the full corporate power and authority to enter into this Agreement and the other Merger Documents and to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents in accordance with the terms of this Agreement and the other Merger Documents. The execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents have been duly and validly approved by the board of directors of SynQuest in accordance with the Certificate of Incorporation and bylaws of SynQuest and with Applicable Laws subject to receipt of SynQuest Shareholder approval. Subject to the terms and conditions set forth herein, this Agreement and each other Merger Document has been duly executed and delivered by Viewlocity and, assuming the due authorization, execution and delivery by Viewlocity, constitutes the legal, valid and binding obligation of SynQuest, enforceable against SynQuest in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (b)    Neither the execution and delivery of this Agreement by SynQuest, nor the consummation by SynQuest of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Merger Documents, will:

(i) assuming that the SynQuest Approvals are duly obtained, violate any provision of SynQuest’s Certificate of Incorporation or bylaws or any Applicable Laws; or (ii) except as set forth in SynQuest Disclosure Schedule 4.3(b), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under (with or without notice or lapse of time, or both), or to accelerate the maturity or performance of, or to cancel, terminate or modify, or result in the creation of any Lien upon any of the properties or Assets of SynQuest under, (i) any SynQuest Material Contract or, (ii) subject to the governmental filings and other matters referred to in Section 4.3(a), any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Authority applicable to SynQuest or its properties or assets, other than, in the case of clauses (i)and (ii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SynQuest.

          4.4     SEC Reports; Financial Statements.

                   (a)    SynQuest’s Annual Report on Form 10-K for the year ended June 30, 2001 (the “SynQuest Form 10-K”) and all statements and other documents filed by SynQuest with the SEC since the date of filing the SynQuest Form 10-K (all such documents collectively, the “SEC Reports”) complied in all material respects with the requirements of the Securities Act of 1933, as amended, and regulations and rules issued pursuant to that act (the “Securities Act”) and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, and did not as of the date when filed contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in such SEC Reports has been revised or superseded by a later filed SEC Report. Each of the SynQuest financial statements (including, in each case, any related notes) included in the SEC Reports (the “SynQuest Financial Statements”) (i) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto, taken as a whole, (ii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of SynQuest and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                   (b)    Except as and to the extent reflected, disclosed or reserved against in the SynQuest Financial Statements, or as disclosed in SynQuest Disclosure Schedule 4.4(b), as of June 30, 2002 (the “SynQuest Balance Sheet Date”), SynQuest and the SynQuest Subsidiaries, taken as a whole, do not have any Liabilities required by GAAP to be disclosed in the SynQuest Financial Statements. Except as set forth on SynQuest Disclosure Schedule 4.4(b), since the SynQuest Balance Sheet Date, SynQuest has not incurred, created, assumed or guaranteed any Liabilities which, in the aggregate, exceed $10,000, other than (i) trade payables, capitalized leases for equipment and other Liabilities, in each case, incurred in the ordinary course of business consistent with past practice, and (ii) Liabilities incurred in connection with this Agreement, the Tilion Merger Agreement or the Stock Purchase Agreement.

          4.5     Information Supplied. The information supplied or to be supplied in writing by SynQuest specifically for inclusion or incorporation by reference by SynQuest in any document to be filed with the SEC in connection with the transactions contemplated hereby will, at the time such documents are filed not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.6     Broker’s and Other Fees. Except as set forth on SynQuest Disclosure Schedule 4.6, SynQuest has not employed any broker or finder or incurred any Liability for any broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

          4.7     Absence of Certain Changes or Events.

                   (a)    Reserved.

                   (b)    Except as set forth in SynQuest Disclosure Schedule 4.7(b), and except for the execution of this Agreement, since the SynQuest Balance Sheet Date, SynQuest has conducted its business only in the ordinary course, consistent with past practice, and has not:

(i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which, individually or in the aggregate, adversely affects the properties, business or prospects of SynQuest, or suffered any deterioration in the operating condition of any physical assets of SynQuest, normal wear and tear excepted;

(ii) increased, or made any material change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

(iii) made any material change in the method of valuing assets included in the SynQuest Financial Statements;

(iv) made any change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

(v) paid, discharged or satisfied any Liability, other than by payment, discharge or satisfaction in the ordinary course of business;

(vi) permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

(vii) written down the value of any inventory or written off as uncollectible any notes or accounts receivable in excess of, in the aggregate, the greater of

(i) the allowance for uncollectable accounts less charges against allowances, in both cases, as shown in the SynQuest Financial Statements and (ii) $10,000;

(viii) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

(ix) declared or paid any dividend or distribution on or in respect of any of SynQuest’s capital stock, or directly or indirectly redeemed, purchased, or otherwise acquired any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any options, warrants or other rights to purchase any of the foregoing, or authorized the issuance of, or issued, sold or committed to sell (or granted any options or rights to purchase) any additional shares of its capital stock, or sold, issued or incurred any indebtedness for borrowed money;

(x) issued any capital stock or rights to acquire capital stock;

(xi) experienced any strike, walkout, similar labor trouble or other similar event;

(xii) increased the salaries or other remuneration, including severance or termination pay, payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business, consistent with past practice), or established, made any increase in, or any addition to, other benefits (including, without limitation, any SynQuest Benefit Plan, as hereinafter defined) to which any of them may be entitled, or made any payments to any SynQuest Benefit Plan, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction, including any new employment agreement or amendment to an existing employment agreement, with any such person not in the ordinary course of business, or failed to make any required payment under any SynQuest Benefit Plan;

(xiii) entered into, terminated, modified or amended any agreement with any Affiliate.

(xiv) made any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of SynQuest or any settlement or compromise of any material tax liability.

          4.8     Legal Proceedings. Except as disclosed in SynQuest Disclosure Schedule 4.8, SynQuest is not a party to any, and there is no pending or, to SynQuest’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against SynQuest or any SynQuest Subsidiary, that, individually or in the aggregate, if determined adversely to SynQuest or any SynQuest Subsidiary could reasonably be expected to have a Material Adverse Effect on SynQuest. Except as disclosed in SynQuest Disclosure

Schedule 4.8, neither SynQuest nor any SynQuest Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on SynQuest. Without limiting the foregoing, except as disclosed in SynQuest Disclosure Schedule 4.8, no actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on SynQuest are pending or, to SynQuest’s Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of SynQuest (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of SynQuest or that otherwise relate, directly or indirectly, to SynQuest or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to SynQuest’s Knowledge, are there any circumstances which could reasonably be expected to lead to such actions, suits, demands, notices, claims, investigations or proceedings.

          4.9     Taxes and Tax Returns. Except as disclosed in SynQuest Disclosure Schedule 4.9:

                   (a)    SynQuest and SynQuest Subsidiaries have duly filed (and until the Closing will so file) all material returns, estimates, declarations of estimated tax, reports, information returns and statements, including information returns or reports with respect to backup withholding and other payments to third parties (“SynQuest Returns”) required to be filed by them in respect of any United States federal, state or local Taxes (as hereinafter defined) and have duly paid (and until the Closing will so pay) all such Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed on SynQuest Disclosure Schedule 4.8). All Synquest Returns are complete and correct in all material respects and accurately disclose in all material respects all Taxes required to be paid for the periods covered thereby, and no other Taxes are payable by SynQuest or any SynQuest Subsidiary with respect to items or periods covered by such SynQuest Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except for Taxes for which an adequate reserve (determined in accordance with GAAP) has been established. SynQuest and the SynQuest Subsidiaries have paid or caused to be paid all Taxes for which no SynQuest Return is required to be filed. Each of SynQuest and SynQuest Subsidiaries has established (and until the Closing will establish) on their books and records reserves that are adequate (determined in accordance with GAAP) for the payment of all Taxes not yet due and payable, but that are incurred in respect of SynQuest and SynQuest Subsidiaries prior to the Closing.

                   (b)    SynQuest and SynQuest Subsidiaries have not received any notice that any of the SynQuest Returns has been examined by the IRS, or any other United States federal or state Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings, investigations or inquiries with respect to Taxes currently pending or, to SynQuest’s Knowledge, contemplated, nor any other disputes pending with respect to, nor, to SynQuest’s Knowledge claims asserted for, Taxes upon SynQuest or any SynQuest Subsidiary, nor has SynQuest or any SynQuest Subsidiary given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or SynQuest Returns. There are no Liens for Taxes upon the assets of SynQuest or any SynQuest Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes which are being contested in good faith and for which appropriate reserves have been established. Any Taxes being contested are disclosed on SynQuest Disclosure Schedule 4.9. SynQuest and SynQuest Subsidiaries have complied (and until the Closing will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                   (c)    Neither SynQuest nor any SynQuest Subsidiary (i) has requested any extension of time within which to file any SynQuest Return which SynQuest Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any material adjustment by reason of a voluntary change in accounting method initiated by SynQuest or any SynQuest Subsidiary (nor does SynQuest or any SynQuest Subsidiary have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which SynQuest or any SynQuest Subsidiary has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which SynQuest or any SynQuest Subsidiary was the common parent.

                   (d)    The amount of the liability of SynQuest for unpaid Taxes for all periods ending on or before the most recent financial statements does not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such financial statements. The amount of the liability for Taxes of SynQuest for unpaid Taxes for all periods ending on or before the Effective Time shall not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent financial statements, as adjusted for operations and transactions in the ordinary course of business of SynQuest since the date of such financial statements in accordance with past custom and practice.

          4.10    Benefit Plans.

                   (a)    Reserved.

                   (b)    SynQuest Disclosure Schedule 4.10(b) lists (i) each pension, retirement, profit-sharing, cash or deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees’ beneficiary association, fringe benefit plan, and other similar plan, program or other arrangement, agreement or understanding, including, without limitation, each “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, required to be contributed by, or contributed to by SynQuest or any ERISA Affiliate of SynQuest, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant or other beneficiary of SynQuest or any ERISA Affiliate of SynQuest or under (or in connection with) which SynQuest or an ERISA Affiliate of SynQuest has any contingent or noncontingent liability of any kind, whether or not probable of assertion (all of the items set forth in clauses (i) through (iv) above, collectively, the “SynQuest Benefit Plans,” and each a “SynQuest Benefit Plan”). Any of the SynQuest Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or an “employee welfare benefit plan,” as that term is defined in Section 3(1) of ERISA, is referred to herein as an “SynQuest ERISA Plan.”

                   (c)    With respect to all SynQuest Benefit Plans, SynQuest has made available to Viewlocity: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all communications or other correspondence issued within the last six (6) years by any Governmental Authority, including without limitation, the IRS, DOL and the PBGC with respect to such SynQuest Benefit Plan, (iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such SynQuest Benefit Plans. Prior to or contemporaneous with the delivery of SynQuest Disclosure Schedule 4.10(b), SynQuest has delivered or otherwise made available to Viewlocity a true and complete copy of all such SynQuest Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 4.10.

                   (d)    Except as set forth on SynQuest Disclosure Schedule 4.10(d), all the SynQuest Benefit Plans and any related trusts subject to ERISA comply in all material respects with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and SynQuest has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. All required material governmental approvals for the SynQuest Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the SynQuest ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such SynQuest Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                   (e)    Neither SynQuest nor to the Knowledge of SynQuest any administrator or fiduciary of any such SynQuest Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject SynQuest to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-

fiduciary or other duty under ERISA. No legally binding oral or written representation or communication with respect to any aspect of the SynQuest Benefit Plans has been or will be made to employees of SynQuest that is not in accordance with the written or otherwise preexisting terms and provisions of such SynQuest Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the SynQuest Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

                   (f)     All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued, and all records and data maintained by SynQuest with respect to the SynQuest Benefit Plans are correct, complete and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                   (g)    Neither SynQuest nor any other “party in interest” (as defined in Section 3(14) of ERISA) or “disqualified person” (as defined in Section 4975(e)(2) of the Code) of any SynQuest Benefit Plan has engaged in any “prohibited transaction” (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such SynQuest Benefit Plan, for which there is no statutory, Governmental or individual or class exemption. There has been no (a) “reportable event” (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the SynQuest ERISA Plans that SynQuest or any ERISA Affiliate of SynQuest maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of SynQuest or any ERISA Affiliate of SynQuest now or formerly in existence.

                   (h)    For any SynQuest ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such SynQuest Benefit Plan’s assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such SynQuest Benefit Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term “benefits” shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any SynQuest Benefit Plan. As of the Closing, full payment will have been made of all amounts which SynQuest is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any SynQuest Benefit Plan or to any benefit plan of an ERISA Affiliate of SynQuest, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any SynQuest Benefit Plan.

                   (i)     Except as described on SynQuest Disclosure Schedule 4.10(i), as of the Closing, SynQuest will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any SynQuest Benefit Plan (A) that was not reflected in SynQuest Financial Statements or (B) that represents contributions required to be made under written terms of such SynQuest Benefit Plan as of the Closing.

                   (j)     SynQuest does not maintain any SynQuest Benefit Plan providing deferred or stock based compensation which is not reflected in SynQuest Financial Statements.

                   (k)    Except as disclosed on SynQuest Disclosure Schedule 4.10(k), neither SynQuest nor any ERISA Affiliate of SynQuest has maintained, and neither now maintains, a SynQuest Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

                   (l)     Except as set forth on SynQuest Disclosure Schedule 4.10(l), the execution of this Agreement, the SynQuest Shareholder Approval or the consummation of the Merger and the other transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of SynQuest or any ERISA Affiliate of SynQuest to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of SynQuest, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

                   (m)   All SynQuest Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                   (n)    No liability to the PBGC has been incurred as of the Closing by SynQuest or any ERISA Affiliate of SynQuest, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

                   (o)    Neither SynQuest nor any ERISA Affiliate of SynQuest maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from SynQuest on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

                   (p)    All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the SynQuest Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

          4.11    Compliance with Applicable Laws. Except as set forth in SynQuest Disclosure Schedule 4.11, SynQuest and the SynQuest Subsidiaries, and to the Knowledge of SynQuest, its employees and the employees of the SynQuest Subsidiaries, hold all Licenses necessary for the lawful conduct of its or their business for SynQuest, except where the failure to hold any License would not, individually or in the aggregate, have a Material Adverse Effect on SynQuest. No proceeding is pending or, to SynQuest’s Knowledge, threatened seeking the revocation or suspension of any License. SynQuest and each of the SynQuest Subsidiaries are and have been in compliance in all respects with all Applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on SynQuest. No action, demand, requirement or investigation by any Governmental Authority and no outstanding order, writ, injunction, or decree of any Governmental Authority is pending or, to SynQuest’s Knowledge, threatened, against SynQuest or any SynQuest Subsidiary affecting, involving, or relating to their business or assets. The Merger, in and of itself, would not cause the revocation or cancellation of any License that individually or in the aggregate would have a Material Adverse Effect on SynQuest.

          4.12    Certain Contracts.

                   (a)    SynQuest Disclosure Schedule 4.12 lists the following written agreements (collectively, the “SynQuest Material Contracts”) to which SynQuest or any SynQuest Subsidiary is a party or by which SynQuest or any SynQuest Subsidiary or any of its or their respective properties or assets is bound:

(i) all written agreements that involve an actual or potential obligation or commitment whether liquidated or contingent of more than $25,000 individually or $50,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

(ii) all active joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

(iii) all leases relating to real property or to other material assets used in SynQuest’s business;

(iv) all notes, bonds, mortgages, security agreements, and other agreements and instruments for or relating to any lending or borrowing by SynQuest or any SynQuest Subsidiary in any amount (exclusive of advances to employees for expenses and trade payables incurred in the ordinary course of business);

(v) all non-competition or similar agreements or obligations which materially limit or which could materially limit SynQuest or any SynQuest Subsidiary from engaging in any business in any location or from competing with any other Person;

(vi) all powers of attorney, guarantees, suretyships or similar agreements; and

(vii) all other written agreements the breach of or default under which could have a Material Adverse Effect on SynQuest.

                   (b)    Each of the SynQuest Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (c)    Except as disclosed in SynQuest Disclosure Schedule 4.12(c), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from SynQuest to any officer, employee, director, consultant or other person. SynQuest Disclosure Schedule 4.12(c) sets forth true and correct copies of all written severance or employment agreements with officers, employees, directors, agents, consultants and other persons to which SynQuest is a party. Except as set forth on SynQuest Disclosure Schedule 4.12(c), SynQuest is not a party to any oral agreements of the kind referred to in the preceding sentence.

                   (d)    Except as disclosed in SynQuest Disclosure Schedule 4.12(d), no agreement or understanding exists to which SynQuest is a party or by which SynQuest or any of the SynQuest Subsidiaries is bound which purports to limit the manner in which, or the localities in which, any portion of the business of SynQuest is or may be conducted.

                   (e)    Except as disclosed in SynQuest Disclosure Schedule 4.12(e), neither SynQuest nor any SynQuest Subsidiary nor, to SynQuest’s Knowledge, any other party thereto, is in breach or default under any of the SynQuest Material Contracts to which SynQuest or any SynQuest Subsidiary is a party or to which SynQuest, any SynQuest Subsidiary or its or their properties is bound; no event has occurred (and, to SynQuest’s Knowledge, no event is imminent) which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default thereunder entitling any party to terminate a SynQuest Material Contract or other such agreement; and the continuation, validity and effectiveness of all such SynQuest Material Contracts and agreements under the current terms thereof and the current rights and obligations of SynQuest or any SynQuest Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement.

          4.13    Properties and Insurance.

                   (a)    Except as disclosed in the SynQuest Financial Statements or in SynQuest Disclosure Schedule 4.13(a), SynQuest and the SynQuest Subsidiaries have all necessary right, title and interest in and to and, as to owned real property, marketable title to, all assets and properties, whether real or personal, tangible or intangible, reflected in the SynQuest Financial Statements as of the SynQuest Balance Sheet Date or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith; (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on SynQuest; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers’ compensation, unemployment insurance, social security and like laws;

and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Except as set forth in SynQuest Disclosure Schedule 4.13(a), all of the personal property of SynQuest is in the possession and under the control of SynQuest. SynQuest and the SynQuest Subsidiaries, as lessee, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by SynQuest and the SynQuest Subsidiaries as currently occupied, used, possessed and controlled by SynQuest and the SynQuest Subsidiaries or necessary in the operation of its or their business as currently conducted. SynQuest Disclosure Schedule 4.13(a) lists all real property owned by SynQuest and all real property leased or occupied by SynQuest in connection with which SynQuest pays $5,000 or more per month for its leasehold or license interest.

                   (b)    The business operations and all insurable properties and assets of SynQuest and the SynQuest Subsidiaries are insured for its or their benefit against all risks which, consistent with industry practice, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are consistent with industry practice. Certificates of insurance and bonds and self-insurance arrangements with respect to all such insurable properties and assets are attached hereto as SynQuest Disclosure Schedule 4.13(b). Neither SynQuest nor any of the SynQuest Subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and SynQuest and the SynQuest Subsidiaries are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                   (c)    No person other than SynQuest and the SynQuest Subsidiaries are currently entitled to possession of or other right to any of the properties of SynQuest and the SynQuest Subsidiaries, whether owned or leased by SynQuest or any of the SynQuest Subsidiaries. The real property, buildings, structures and improvements owned or leased by SynQuest and the SynQuest Subsidiaries conform in all material respects to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by SynQuest and the SynQuest Subsidiaries are adequate for the conduct of its and their business as currently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by SynQuest and the SynQuest Subsidiaries constitute all of the property and assets that SynQuest and the SynQuest Subsidiaries use or may reasonably need in connection with the operation of its or their business as currently conducted.

          4.14    Environmental Matters.

                   (a)    The operations of SynQuest and the SynQuest Subsidiaries comply, and have complied, in all respects with all applicable Environmental Laws.

                   (b)    SynQuest and the SynQuest Subsidiaries have obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of its and their business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and SynQuest and the SynQuest Subsidiaries are in compliance in all respects with all terms and conditions thereof.

                   (c)    SynQuest has not received any written notice of any pending or threatened investigation, proceeding or claim to the effect that SynQuest is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of SynQuest to any person or entity or for any such cleanup costs.

          4.15         Intellectual Property Rights.

                   (a)    SynQuest Intellectual Property. All patents, patent rights, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, mask works, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source and object code form) and other proprietary, intellectual property rights and computer programs (“SynQuest Software Programs”), technical documentation of the SynQuest Software Programs (“SynQuest Technical Documentation”), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) SynQuest’s products, technology or SynQuest Software Programs (i) currently being manufactured, published or marketed by SynQuest, or (ii) currently under development for possible future manufacturing, publication, marketing or other use by SynQuest are hereinafter referred to as the “SynQuest Intellectual Property.”

                   (b)    Applications and Registrations. SynQuest Disclosure Schedule 4.15(b) contains a true and complete list of all of SynQuest’s patents, patent rights, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, unregistered copyrights and copyright registrations and applications made or taken pursuant to federal, state, local and foreign laws by SynQuest to protect its interests in the SynQuest Intellectual Property.

                   (c)    Rights to SynQuest Intellectual Property. The SynQuest Intellectual Property consists solely of items and rights which are (i) owned by SynQuest or (ii) rightfully used by SynQuest and its successors pursuant to valid licenses. SynQuest has all rights in the SynQuest Intellectual Property necessary to carry out SynQuest’s current, former and anticipated activities (except that in order to conduct its business as reasonably foreseeable in the future, SynQuest may be required to license from third parties additional software for distribution directly or indirectly to customers or for development purposes); provided that, with respect to third-party software applications licensed by SynQuest (“SynQuest Third-Party Software”), the foregoing shall apply only to SynQuest’s Knowledge. Subsequent to the Merger, the Surviving Corporation’s use of any SynQuest Intellectual Property which is material to the conduct of the business of SynQuest, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the intellectual property rights of any other Person.

                   (d)    Third-Party Claims. SynQuest has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on SynQuest. Except as set forth on SynQuest Disclosure Schedule 4.15(d), no claims (i) challenging the validity, effectiveness or ownership by SynQuest of any of the SynQuest Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights by SynQuest in any product, work, technology or process as now used or offered or proposed for use (as set forth in SynQuest’s current, written business plan), licensing, sublicensing or sale by SynQuest, infringes on any intellectual property or other proprietary right of any person have been asserted or, to the Knowledge of SynQuest, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the SynQuest Third-Party Software, the foregoing shall apply only to SynQuest’s Knowledge. All registered, granted or issued patents, trademarks, Internet domain names and copyrights (registered and unregistered) held by SynQuest are valid, enforceable and subsisting. To SynQuest’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the SynQuest Intellectual Property by any third party, employee or former employee.

                   (e)    Royalties. Except as set forth on SynQuest Disclosure Schedule 4.15(e), there are no royalties, fees or other payments payable by SynQuest to any Person by reason of the ownership, development, use, license, sale or disposition of the SynQuest Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                   (f)     Personnel. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the SynQuest Intellectual Property on behalf of SynQuest either (i) have been a party to a “work-for-hire” arrangement or agreements with SynQuest in accordance with applicable national and state law that has accorded SynQuest full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of SynQuest as assignee that have conveyed to SynQuest effective and exclusive ownership of all tangible and intangible property thereby arising.

                   (g)    SynQuest Software Programs. SynQuest Disclosure Schedule 4.15(g) contains a true and complete list of all of the SynQuest Software Programs, including SynQuest Third-Party Software. Except as disclosed on SynQuest Disclosure Schedule 4.15(g), SynQuest owns full and unencumbered right and good, valid and marketable title to the SynQuest Software Programs, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                   (h)    Protection. Except as set forth on SynQuest Disclosure Schedule 4.15(h), the source code and source code documentation relating to the SynQuest Software Programs (i) have at all times been maintained in confidence reasonably consistent with its nature and appropriate business use, (ii) have been disclosed by SynQuest only to employees who have had a “need to know” the contents thereof in connection with the performance of their duties to

SynQuest and who have executed appropriate nondisclosure agreements, and (iii) except as set forth on SynQuest Disclosure Schedule 4.15(h), have not been disclosed to any third party.

                   (i)     Integrity. Except as set forth on SynQuest Disclosure Schedule 4.15(i) and except with respect to demonstration or trial copies, no portion of any SynQuest Software Program as of the date of this Agreement contains, nor will SynQuest introduce, any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software earlier than the end of any applicable license term, hardware, or data; or to perform any other such actions.

          4.16      Proprietary Information.

                   (a)    SynQuest has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of the SynQuest Intellectual Property, including, but not limited to, its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                   (b)    Except as set forth on SynQuest Disclosure Schedule 4.16(b), each Key Employee of SynQuest has executed an appropriate non-disclosure and confidentiality agreement, sufficient to provide recourse in the event of unauthorized disclosure and sufficient to transfer and assign any rights of such persons in the SynQuest Software Programs to SynQuest. Except as set forth on SynQuest Disclosure Schedule 4.16(b), each consultant to and each employee of SynQuest, if any, who has authored any SynQuest Intellectual Property has executed a confidentiality agreement restricting the disclosure of proprietary information of SynQuest, and has executed an appropriate developments agreement sufficient to transfer and assign any rights of such persons in the SynQuest Intellectual Property to SynQuest. SynQuest, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof of any item that would have a Material Adverse Effect on SynQuest, and SynQuest will use its best efforts to prevent any such violation.

          4.17    Absence of Certain Agreements and Practices.

                   (a)    Except as set forth in SynQuest Disclosure Schedule 4.17 or in connection with customary transactions in the ordinary course of business, no present or former Affiliate or stockholder of SynQuest or any of the SynQuest Subsidiaries:

(i) owes money to SynQuest or any of the SynQuest Subsidiaries;

(ii) has any claim (as defined in Section 101 of the U.S. Bankruptcy Code) or other right or cause of action against SynQuest or any of the SynQuest Subsidiaries;

(iii) has any interest in any property or assets used by SynQuest or any of the SynQuest Subsidiaries in their business;

(iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

(v) has any agreement with SynQuest or any of the SynQuest Subsidiaries that is not terminable by SynQuest or any of the SynQuest Subsidiaries without penalty or notice;

(vi) has any agreement providing severance benefits or other benefits, which are conditioned upon termination of employment after a change of control regardless of the reason for such termination of employment; or

(vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                   (b)    Neither SynQuest, nor any of the SynQuest Subsidiaries, nor to SynQuest’s Knowledge, their directors, officers, agents, affiliates or employees, nor any other Person acting on behalf of SynQuest or the SynQuest Subsidiaries, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of SynQuest or the SynQuest Subsidiaries, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of SynQuest or the SynQuest Subsidiaries.

          4.18    Major Vendors and Customers. SynQuest Disclosure Schedule 4.18 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, SynQuest and the SynQuest Subsidiaries, to whom SynQuest or the SynQuest Subsidiaries paid or billed in the aggregate in excess of $25,000 from January 1, 2002 through the SynQuest Balance Sheet Date.

          4.19    Accounts Receivable. SynQuest Disclosure Schedule 4.19 sets forth the accounts receivable of SynQuest and the SynQuest Subsidiaries as of the SynQuest Balance Sheet Date, as reflected in the SynQuest Financial Statements as of that date, together with an aging of these accounts. These accounts receivables arose from, and all accounts receivable of SynQuest and the SynQuest Subsidiaries created after that date arose from, valid transactions in the ordinary course of business. Except as disclosed on SynQuest Disclosure Schedule 4.19, these accounts receivable will be good and collectible at the recorded amounts thereof, net of the respective reserves shown in the SynQuest Financial Statements (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract, with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

          4.20    Solvency. Neither SynQuest nor any of the SynQuest Subsidiaries has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and no receiver, trustee or other similar party has been appointed with respect to SynQuest or any of the SynQuest Subsidiaries or any of their assets.

          4.21    Combinations Involving SynQuest. All mergers, consolidations or other business combinations involving SynQuest and the present or former SynQuest Subsidiaries, and all liquidations, purchases or other transactions by which SynQuest and the SynQuest Subsidiaries acquired any of their business and property were conducted in all material respects in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

          4.22    Labor Relations. Except as disclosed on SynQuest Disclosure Schedule 4.22, SynQuest and the SynQuest Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the EEOC or any EEOC recognized state “referral agency.” There is no unfair labor practice charge or complaint against SynQuest or any of the SynQuest Subsidiaries pending before the NLRB. There is no labor strike, dispute, slowdown or stoppage actually pending or, to SynQuest’s Knowledge, threatened against or involving or affecting SynQuest or the SynQuest Subsidiaries and no NLRB representation question exists respecting any of its employees. No grievance, complaint, citation, investigation or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement or other labor union contract that is binding on SynQuest or any of the SynQuest Subsidiaries. Except as disclosed on SynQuest Disclosure Schedule 4.23, there are no contracts or agreements of Viewlocity which provide for or guaranty any employee of Viewlocity a specific term of employment.

          4.23    No Prior Convictions. No executive officer or director of SynQuest or any SynQuest Subsidiary has been convicted of, or has any action pending pertaining to, a crime involving fraud, embezzlement or theft or any similar crime.

          4.24    Board of Directors Action. The Board of Directors of SynQuest has (a) determined that this Agreement and the Merger are advisable as contemplated under Section 14-2-1103 of the GBCC and in the best interests of SynQuest and its shareholders, (b) resolved to recommend the approval of this Agreement and the Merger by the SynQuest shareholders and directed that the Merger be submitted for consideration by the holders of SynQuest capital stock.

          4.25    Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of SynQuest capital stock voting as a single class, voting at a SynQuest shareholders’ meeting to approve this Agreement and the transactions contemplated hereby (the “SynQuest Shareholder Approval”) is the only vote or corporate approval (other than as set forth in Section 4.3 of this Agreement) necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          4.26    Voting Agreement. Concurrently with the execution of this Agreement, the persons listed on SynQuest Disclosure Schedule 4.26 have executed legal, valid, binding and enforceable Voting Agreement substantially in the form attached hereto as Exhibit D (the “SynQuest Voting Agreement”).

          4.27    Registration Rights Agreement. Concurrently with the execution of this Agreement, SynQuest and Warburg Pincus, LLC have executed the Registration Rights Agreement.

          4.28    Stockholder Rights Agreement. Neither SynQuest nor any SynQuest Subsidiary has entered into a shareholder rights agreement, “poison pill,” “shark repellent” or similar agreement that would have the effect of materially altering the capitalization of SynQuest or any SynQuest Subsidiary in connection with SynQuest’s execution of this Agreement or SynQuest’s consummation of the transactions contemplated hereby.

          4.29    Disclosure. No representation or warranty by SynQuest contained in this Agreement, nor any certificate furnished or to be furnished by SynQuest to Viewlocity or their representatives pursuant to the terms of this Agreement, taken together and not individually, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          4.30    Additional Investment. Concurrently with the execution of this Agreement, SynQuest has entered into a Stock Purchase Agreement with the investors listed on Schedule I thereto, pursuant to which such investors have agreed to acquire shares of SynQuest Preferred Stock in an aggregate amount of up to $17 million contemporaneously with the Closing (the “Additional Investment”).

          4.31    Line of Credit. SynQuest has in place a line of credit of up to $3,000,000 with Warburg Pincus which expires December 31, 2002 (the “Warburg Line of Credit”). SynQuest is in compliance with all representations, warranties, covenants and conditions to the Warburg Line of Credit. SynQuest has not amended or modified the Warburg Line of Credit in any respect since June 30, 2002.

          4.32    Nasdaq Stock Market Listing. SynQuest Common Stock is listed on the Nasdaq SmallCap Market under the symbol “SYNQ.” On August 14, 2002, SynQuest received notification from Nasdaq that it was no longer in compliance with Nasdaq listing requirements and that Nasdaq was commencing the delisting process. SynQuest is appealing such Nasdaq determination pursuant to the appeal process provided in the NASD Marketplace Rules.

ARTICLE V

COVENANTS OF THE PARTIES

          5.1     Access and Investigation.

          Subject to the Confidentiality Agreement, for the sole purpose of the Merger, between the date of this Agreement and the Closing Date, each of SynQuest and Viewlocity will, and will cause their respective directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (collectively, “Advisors”) to, (a) afford the other party and its Advisors reasonable access to personnel, properties, customers, contracts, books and records, and other documents and data, (b) furnish such party and its Advisors with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request, and (c) furnish such party and its Advisors with such additional financial, operating, and other data and information as they may reasonably request; provided, however, that no investigation pursuant to this Section 5.1 shall limit or otherwise affect any representation or warranty given by SynQuest or Viewlocity hereunder.

          5.2     Conduct of Business by Viewlocity and SynQuest. Except as otherwise expressly contemplated by this Agreement or as consented to in writing by an authorized representative of Viewlocity or SynQuest, as the case may be, during the period from the date of this Agreement to the Effective Time, each of SynQuest and Viewlocity shall carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by an authorized representative of Viewlocity or SynQuest, as the case may be, or as set forth in Disclosure Schedule 5.2, each of SynQuest and Viewlocity shall not:

                   (a)    (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock; (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (z) purchase, redeem or otherwise acquire any shares of capital stock of Viewlocity or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (b)    issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Viewlocity Capital Stock or SynQuest Capital Stock upon the exercise of Viewlocity stock options or warrants outstanding as of the date hereof or SynQuest stock options or warrants outstanding as of the date hereof, as the case may be, in accordance with their respective terms on the date hereof); provided, however; that nothing in this Agreement shall prevent Viewlocity from issuing warrants for Viewlocity Series F Preferred Stock in connection bridge financing arrangements with one or more of the investors in the Additional Investment;

                   (c)    amend or otherwise modify Viewlocity’s Certificate of Incorporation or SynQuest’s Articles of Incorporation, Viewlocity’s or SynQuest’s Bylaws, or other comparable organizational documents;

                   (d)    except for the Tilion Merger and the Viewlocity Subsidiary Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person, in a single transaction or series of transactions in which the aggregate consideration is $5,000 or greater;

                   (e)    except for any transaction by Viewlocity involving its Viewlocity Japan Co. Ltd. subsidiary (“Viewlocity Japan”) consistent in all material respects with the terms set forth on Disclosure Schedule 5.2 hereto (a “Viewlocity Japan Transaction”), sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations) in a single transaction or series of transactions in which the aggregate consideration is $5,000 or greater, other than in the ordinary course of business consistent with past practice;

                   (f)     incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Viewlocity or SynQuest, guarantee any debt securities of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any other Person; provided, however, that nothing in this Agreement shall prevent Viewlocity or SynQuest from entering into bridge financing arrangements with one or more of the investors in the Additional Investment whereby such bridge financing converts into shares of Series A Preferred Stock of SynQuest upon the closing of the Additional Investment (other than with respect to certain advances made to SynQuest by Warburg Pincus LLC); provided further, that the Warburg Line of Credit may be amended as provided in Section 5.19;

                   (g)    pay, loan or advance (other than payment of compensation, directors’ fees or reimbursement of expenses in the ordinary course of business and other than as may be required by any agreement in effect as of the date hereof) an amount in excess of $5,000 to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or enter into any material contract with, any of its officers or directors or any Affiliate or “associate” of its officers and directors (as such terms are defined in Rule 405 promulgated under the Securities Act);

                   (h)    make or agree to make any new capital expenditure or expenditures in excess of $75,000;

                   (i)     make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of Viewlocity or settle or compromise any material tax liability;

                   (j)     pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Viewlocity Financial Statements or SynQuest Financial Statements, as the case may be, or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which Viewlocity is a party;

                   (k)    adopt or amend any Viewlocity Benefit Plan or Viewlocity Stock Option Plan, or adopt or amend any SynQuest Benefit Plan or SynQuest Stock Option Plan, as the case may be, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice;

                   (l)     make any significant change in the accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or U.S. GAAP;

                   (m)   take any action or fail to take any action that would cause the representations and warranties set forth in Sections 3.1 or 4.1, as the case may be, to no longer be true and correct; or

                   (n)    authorize, commit or agree to take, any of the foregoing actions.

          5.3     Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, SynQuest will not, without the prior consent of Viewlocity, which consent will not be unreasonably withheld, and Viewlocity will not, without the prior consent of SynQuest, which consent will not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within its control, as a result of which, to such party’s Knowledge, any of the changes or events listed in Section 3.7 or Section 4.7, respectively, is likely to occur.

          5.4     Required Approvals. As promptly as practicable after the date of this Agreement, Viewlocity will make all filings required by Applicable Law to be made by it in order to consummate the Merger. Between the date of this Agreement and the Closing Date, Viewlocity will (a) reasonably cooperate with SynQuest with respect to all filings that SynQuest elects to make or is required by Applicable Law to make in connection with the Merger, including the Proxy Statement, and (b) reasonably cooperate with SynQuest in obtaining all consents to be obtained by SynQuest.

          5.5     Advice of Changes. SynQuest and Viewlocity shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect; or (ii) the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the covenants set forth in this Article V to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          5.6     SynQuest Special Meeting; Proxy Statement.

          As soon as reasonably practicable following the execution of this Agreement, SynQuest shall:

                   (a)    duly call, give notice of, convene and hold a Special Meeting of Shareholders (the “SynQuest Special Meeting”) for the purpose of considering and taking action upon this Agreement, the Merger, the Tilion Merger Agreement, the Tilion Merger, the Stock Purchase Agreement and the Additional Investment and the transactions and other matters contemplated hereby and thereby; and

                   (b)    prepare and file with the SEC, with the assistance of Viewlocity, the Proxy Statement in accordance with the Exchange Act, with respect to the Merger, the SynQuest Special Meeting and the Additional Investment. If at any time prior to the Effective Time any information relating to Viewlocity or SynQuest, or any of their respective affiliates, officers or directors, should be discovered by Viewlocity or SynQuest which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Viewlocity and SynQuest. SynQuest shall use its best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date after approval by the SEC.

          5.7     No Negotiation. Except with respect to the Tilion Merger and the Additional Investment, each party agrees that during the term of this Agreement, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving such party, or acquisition or sale of any capital stock (other than upon exercise of outstanding options) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of such party, or any combination of the foregoing, or negotiate, explore or otherwise engage in discussions with any Person other than the other party to this Agreement or its directors, officers, employees, agents and representatives, with respect to any such transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger. This Section 5.7 shall not prohibit accurate disclosure by SynQuest that is required in any SEC Report (including the Proxy Statement) or otherwise under applicable law.

          5.8     Financial Information. Between the date of this Agreement and the Closing Date, each party will furnish to the other party as soon as practicable at the end of each fiscal month, but in no event later than fifteen (15) days after the end of each fiscal month, unaudited consolidated balance sheets of such party and its subsidiaries as of the end of such month, and unaudited consolidated statements of income and cash flow of such party and its subsidiaries for each such month, with such statements accompanied by a brief narrative description of such party’s business activities and financial results during said month prepared by its Chief Financial Officer.

          5.9     Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied (including commercially reasonable efforts to satisfy all conditions to closing and perform or comply with all covenants and obligations of each of the Stock Purchase Agreement and the Tilion Merger Agreement in accordance with their terms); (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the respective Board of Directors of SynQuest and Viewlocity each shall (1) use commercially reasonable efforts to take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement; and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, use commercially reasonable efforts to take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, neither SynQuest nor any of its Affiliates, nor Viewlocity nor any of its Affiliates, shall be required to make proposals, execute or carry out agreements or submit to orders (i) providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets, categories of assets or lines of business of SynQuest, any of its Affiliates, or Viewlocity, or any of its Affiliates, or the holding separate of the shares of Viewlocity Capital Stock or (ii) imposing or seeking to impose any limitation on the ability of the Surviving Corporation or its Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the assets of Viewlocity.

          5.10    Board of Directors. Effective at or immediately prior to the Effective Time, the Board of Directors of SynQuest shall take all requisite corporate action necessary (including any necessary amendments of the Bylaws of SynQuest) to implement the provisions of this Section 5.10 and to cause the full Board of Directors of SynQuest, at and immediately after the Effective Time, to consist of the directors set forth on Schedule 5.10. If any of the individuals named on Schedule 5.10 is unable or unwilling to serve as a director of SynQuest at the Effective Time, such individual or individuals shall be replaced by an individual or individuals designated by the Board of Directors of SynQuest. Notwithstanding the foregoing, if the Nasdaq SmallCap Market listing requirements, including provisions enacted subsequent to the date of this Agreement, require that the Board of Directors of SynQuest consist of a majority of independent directors, the parties hereto will comply with such requirement in accordance with the terms of the Shareholders Agreement.

          5.11    Officers of the Surviving Corporation. Effective at or immediately prior to the Effective Time, the Board of Directors of SynQuest shall take all action necessary (including any necessary amendments of the Bylaws of SynQuest and the obtaining of any necessary resignations by officers of SynQuest) to implement the provisions of this Section 5.11 and to cause the officers of the Surviving Corporation, immediately after the Effective Time, to consist of the persons and positions set forth on Schedule 5.11. Following the Effective Time, any vacancy in one of these officer positions arising as a result of the death, resignation or removal of the officer shall be filled by the SynQuest Board of Directors in accordance with the Bylaws of SynQuest.

          5.12    Nasdaq SmallCap Market Listing. SynQuest shall use its best efforts, including a reverse stock split of the SynQuest Common Stock if necessary, to continue to be listed on the Nasdaq SmallCap Market at all times up to and on the Closing Date.

          5.13    Stock Options and Employee Benefits. Viewlocity shall take all actions necessary to cancel all outstanding Viewlocity stock options and terminate all Viewlocity employee benefit plans as of the Effective Time.

          5.14    Steering Committee. Upon the execution and delivery of this Agreement, SynQuest and Viewlocity shall establish a committee (the “Steering Committee”) for the purpose of, to the extent permitted by applicable laws, facilitating the full exchange of information concerning the business, operations, capital spending, budgets and financial results of SynQuest and Viewlocity between the date of this Agreement and the Closing Date and otherwise facilitating the efficient transition and combination of the respective businesses of SynQuest and Viewlocity as promptly as practicable following the Closing. The Steering Committee at all times shall consist of two individuals to be designated from time to time by the Chairman of the Board of Directors of SynQuest and two individuals to be designated from time to time by the Chairman of the Board of Directors of Viewlocity. All material decisions of the Steering Committee, which shall be dissolved as of the Closing, shall be mutually agreed upon by SynQuest and Viewlocity.

          5.15    Public Announcements. SynQuest and Viewlocity will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this

Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as SynQuest may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or trading system or as either party may determine is required by court order.

          5.16    Stockholder Litigation. Viewlocity shall give SynQuest the opportunity to participate in the defense or settlement of any stockholder litigation against Viewlocity and its directors relating to the transactions contemplated by this Agreement.

          5.17    Directors’ and Officers’ Insurance. For not less than six (6) years from the Effective Time, SynQuest shall cause to be maintained in effect (i) in respect of the current and former directors, officers, employees and agents of Viewlocity or any Viewlocity Subsidiary, directors’ and officers’ liability insurance policies of at least the same coverage, and containing terms and conditions which are no less advantageous to the directors, officers, employees and agents covered thereby, as those policies in effect on the date hereof with respect to the directors, officers, employees and agents of Viewlocity and (ii) in respect of the current and former directors, officers, employees and agents of SynQuest or any SynQuest Subsidiary, directors’ and officers’ liability insurance policies of at least the same coverage, and containing terms and conditions which are no less advantageous to the directors, officers, employees and agents who are covered thereby, as those policies in effect on the date hereof with respect to the directors, officers, employees and agents of SynQuest.

          5.18    Consent to Modifications and Enforcement of Stock Purchase Agreement and Tilion Merger Agreement. SynQuest will (i) obtain the consent of Viewlocity, which shall not be unreasonably withheld, prior to consenting to or otherwise permitting any amendment, modification or waiver of any provision of, or termination of, either the Stock Purchase Agreement or the Tilion Merger Agreement and (ii) use commercially reasonable efforts to enforce each of the Stock Purchase Agreement and the Tilion Merger Agreement in accordance with their terms.

          5.19    Amendments to Warburg Line of Credit. SynQuest will not amend the Warburg Line of Credit in any material respect without the prior written consent of Viewlocity, provided, SynQuest and Warburg may amend the Warburg Line of Credit, without the prior consent of Viewlocity, or may enter into other bridge financing arrangements with another investor acceptable to Viewlocity, so that, on or after November 1, 2002, Warburg or such other investor may extend up to an additional $2,000,000 to SynQuest on substantially the same terms as the Warburg Line of Credit (the “Additional Extension”). SynQuest will not repay any portion of the Additional Extension prior to the first anniversary of the Closing. Following the first anniversary of the Closing, SynQuest may repay up to $1,000,000 of the Additional Extension to Warburg or such other investor (if required), and following the second anniversary of the Closing, SynQuest may repay any remaining indebtedness under the Additional Extension. Warburg or such other investor may elect, in its sole discretion, to convert any portion of the Additional Extension into one share of Series A Preferred Stock for each $2.50 of such Additional Extension. Such conversion shall be governed by the provisions of the Stock Purchase Agreement applicable to the Warburg Line of Credit. SynQuest may, prior to Closing, repay to Warburg draws made under the Warburg Line of Credit, provided that, such repayment would not impair the ability of SynQuest to continue to operate its business in the ordinary course and would not otherwise result in a breach of the covenants in this Article V (other than covenants that would restrict the repayment of debt to an affiliate).

ARTICLE VI

CONDITIONS PRECEDENT TO EACH PARTY’S OBLIGATION TO CLOSE

          The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          6.1     Governmental Approvals. All consents, approvals or orders of authorization of, or actions by any Governmental Authorities shall have been obtained, and all registrations, declarations or filings with any Governmental Authorities shall have been made, except in each case for those the failure of which to obtain or make, individually or in the aggregate, are not reasonable likely to have a Material Adverse Effect on Viewlocity or SynQuest, as applicable.

          6.2     Required Third-Party Consents. All necessary consents, approvals or waivers from third parties to the Merger or the transactions contemplated hereby shall have been obtained, except for those the failure of which to obtain, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          6.3     No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger or which otherwise is reasonably likely to have a Material Adverse Effect on Viewlocity or SynQuest.

          6.4     Additional Investment. All conditions precedent to the closing of the Additional Investment, with the exception of the Closing of the Merger, must have been satisfied or waived, and the Additional Investment shall close contemporaneously with the Closing of the Merger.

          6.5     Merger of Tilion into SynQuest. All conditions precedent to the closing of the Tilion Merger, with the exception of the Closing of the Merger, must have been satisfied or waived, and the Tilion Merger shall close simultaneously with the Closing of the Merger.

ARTICLE VII

CONDITIONS PRECEDENT TO SYNQUEST’S OBLIGATION TO CLOSE

          SynQuest’s obligation to effect the Merger and to take the other actions required to be taken by SynQuest at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by SynQuest, in whole or in part).

          7.1     Accuracy of Representations. Viewlocity’s representations and warranties qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a Material Adverse Effect on Viewlocity, in each case as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          7.2     Viewlocity’s Performance. The covenants and obligations that Viewlocity is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed or complied with (as applicable) in all material respects or waived in writing by SynQuest.

          7.3     Shareholder Approval. The Agreement and the Merger shall have been approved by the shareholders of SynQuest in accordance with SynQuest’s Articles of Incorporation and the GBCC.

          7.4     Consents. Each of the Viewlocity Approvals must have been obtained and must be in full force and effect.

          7.5     Additional Documents. Each of the following documents shall have been delivered to SynQuest:

                   (a)    The Certificate of Merger duly executed by an officer of Viewlocity;

                   (b)    An opinion from Bear Stearns that the Merger, the Additional Investment and the Tilion Merger are fair to SynQuest and its shareholders from a financial point of view, in a form reasonably satisfactory to SynQuest (and such opinion shall remain in effect as of the Effective Time);

                   (c)    A certificate executed by an executive officer of Viewlocity to the effect that each of the conditions specified in Sections 7.1, 7.2, and 7.4 have been satisfied in all material respects; and

                   (d)    A certificate executed by each of the Chief Executive Officer and the Chief Financial Officer of Viewlocity, to the effect that the Viewlocity Financial Statements fairly represent in all material respects the consolidated financial position of Viewlocity and its Subsidiaries and the consolidated results of operations and cash flows as of and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          7.6     Merger of Viewlocity into Subsidiary. Viewlocity shall have completed a merger with a Viewlocity Subsidiary, pursuant to which Viewlocity shall be the surviving corporation (the “Viewlocity Subsidiary Merger”). Pursuant to such merger, the Certificate of Incorporation of the surviving corporation shall reflect the allocation of the Merger Consideration among the holders of Viewlocity Capital Stock pursuant to Section 2.1 of this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT TO VIEWLOCITY’S OBLIGATION TO CLOSE

          Viewlocity’s obligation to effect the Merger and to take the other actions required to be taken by Viewlocity at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Viewlocity, in whole or in part).

          8.1     Accuracy of Representations. SynQuest’s representations and warranties qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a Material Adverse Effect on SynQuest, in each case as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          8.2     SynQuest’s Performance. The covenants and obligations that SynQuest is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed or complied with (as applicable) in all material respects or waived in writing by Viewlocity.

          8.3     Stockholder Approval. The Agreement and the Merger shall have been approved by the Stockholders of Viewlocity in accordance with Viewlocity’s Certificate of Incorporation and the DGCL.

          8.4     Consents. Each of the SynQuest Approvals must have been obtained and must be in full force and effect.

          8.5     Additional Documents. Each of the following documents shall have been delivered to SynQuest:

                   (a)    The Certificate of Merger duly executed by an officer of SynQuest;

                   (b)    A certificate executed by an executive officer of SynQuest to the effect that each of the conditions specified in Sections 8.1, 8.2, and 8.4 have been satisfied in all material respects;

                   (c)    Evidence that SynQuest has complied with the applicable provisions of Section 906 of the Sarbanes-Oxley Act of 2002 through the Closing Date; and

                   (d)    A copy of the certificate of Tilion’s Chief Executive Officer and Chief Financial Officer required to be delivered by Tilion to SynQuest pursuant to Section 7.6(d) of the Tilion Merger Agreement.

ARTICLE IX

TERMINATION

          9.1     Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                   (a)    By SynQuest on the one hand, or Viewlocity, on the other hand, if a breach of any provision of this Agreement has been committed by the other party that would have a Material Adverse Effect on the breaching party, which breach could not reasonably be expected to be cured prior to January 31, 2003;

                   (b)    (i) By either party if any of the conditions in Article VI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible; (ii) by SynQuest if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of SynQuest to comply with its obligations under this Agreement) and SynQuest has not waived such condition on or before the Closing Date or (iii) by Viewlocity, if any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Viewlocity to comply with its obligations under this Agreement) and Viewlocity has not waived such condition on or before the Closing Date;

                   (c)    By mutual consent of SynQuest and Viewlocity;

                   (d)    By either SynQuest or Viewlocity if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement pursuant to this subparagraph (d) to comply fully with its obligations under this Agreement) on or before January 31, 2003, or such later date as the parties may agree upon.

          9.2     Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.2 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party other than pursuant to Section 9.1(c) or (d), the terminating party’s right to pursue all legal remedies will survive such termination unimpaired

          9.3     Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) subject to the proviso of Section 11.6, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          9.4     Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, or an extension or waiver pursuant to Section 9.3 shall, in order to be effective, require, in the case of SynQuest or Viewlocity, action by its Board of Directors.

ARTICLE X

INDEMNIFICATION

          10.1   Indemnification and Payment of Damages by the Shareholders. Subject to the limitations set forth in this Article X, the holders of Series F Preferred Stock of Viewlocity (jointly and severally in accordance with the Escrow Agreement) (the “Viewlocity Indemnifying Stockholders”) will indemnify, defend and hold harmless SynQuest and its respective successors, assigns and affiliates, and the directors, officers, agents and employees of any of them (collectively, the “SynQuest Indemnified Parties”) for, and will pay to the SynQuest Indemnified Parties the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, in each case net of insurance recoveries, whether or not involving a third-party claim imposed on, incurred or suffered by or asserted against any SynQuest Indemnified Party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to any breach of Section 3.2 of this Agreement (collectively, “Damages”).

          10.2    Time Limitations. The Viewlocity Indemnifying Stockholders will not have any liability for indemnification under this Article X unless on or before the date that is one hundred eighty (180) days after the Closing Date, the SynQuest Indemnified Parties shall notify in writing the Stockholder Representative (as defined in the Escrow Agreement) of a claim specifying the factual basis of the claim in reasonable detail to the extent then known (the “Claims Period”). Notwithstanding the foregoing, if, prior to the close of business on the last day of the Claims Period, the Stockholder Representative shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

          10.3    Limitations on Amount. Absent fraud or willful misrepresentation, (i) the sole remedy of the SynQuest Indemnified Parties in respect of any claim for indemnification or reimbursement under this Agreement shall be a claim against and with respect to the Escrow Shares, and shall be limited to return of the Escrow Shares to SynQuest, and (ii) each Viewlocity Indemnifying Stockholder shall be liable to SynQuest for Damages only to the extent of such Viewlocity Indemnifying Stockholder’s pro rata share of the Escrow Shares, as set forth in Schedule 2.3; provided further, that no Viewlocity Indemnifying Stockholder shall be liable to the SynQuest Indemnified Parties for Damages resulting from, arising out of or incurred with respect to the fraud or willful misrepresentation of another Viewlocity Indemnifying Stockholder.

          10.4    Procedure for Indemnification — Third Party Claims.

                   (a)    Promptly after receipt by the SynQuest Indemnified Parties of notice of the commencement of any action, arbitration, litigation or suit (a “Proceeding”) with respect to which such SynQuest Indemnified Parties may be entitled to receive indemnification from the Viewlocity Indemnifying Stockholders for any Damages, the SynQuest Indemnified Parties will, if a claim is to be made against the Viewlocity Indemnifying Stockholders, give notice to the Stockholder Representative of the commencement of such claim. The failure of the SynQuest Indemnified Parties to provide notice as specified in the preceding sentence will not relieve the Viewlocity Indemnifying Stockholders of any liability that they may have to the SynQuest Indemnified Parties, except to the extent that a Viewlocity Indemnifying Stockholder demonstrates that the defense of such action is prejudiced by the SynQuest Indemnified Parties’ failure to give such notice.

                   (b)    If any Proceeding referred to in Section 10.4(a) is brought against the SynQuest Indemnified Parties and they give notice as provided therein of the commencement of such Proceeding, the Viewlocity Indemnifying Stockholders will be entitled, upon written notice delivered to the SynQuest Indemnified Parties within ten (10) days thereafter, to participate (using one representative for all Viewlocity Indemnifying Stockholders) in such Proceeding and, to the extent that each of them wishes (unless (i) such Viewlocity Indemnifying Stockholders also are party to such Proceeding and the SynQuest Indemnified Parties determine in good faith that joint representation would be inappropriate; or (ii) the Viewlocity Indemnifying Stockholders fail to provide reasonable assurance to the SynQuest Indemnified Parties of their financial capacity to defend such Proceeding and to provide full indemnification to the SynQuest Indemnified Parties with respect to such Proceeding through the payment of Escrow Shares), to assume the defense of such Proceeding with counsel reasonably satisfactory to the SynQuest Indemnified Parties and, upon written notice from the Viewlocity Indemnifying Stockholders delivered to the SynQuest Indemnified Parties within ten (10) days thereafter, of their election to assume the defense of such Proceeding, will not, as long as they diligently conduct such defense, be liable to the SynQuest Indemnified Parties under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by SynQuest in connection with the defense of such Proceeding. In any Proceeding with respect to which indemnification is being sought hereunder, the SynQuest Indemnified Parties or the Viewlocity Indemnifying Stockholders, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party’s own expense. The Viewlocity Indemnifying Stockholders or the SynQuest Indemnified Parties, as the case may be, will at all times use reasonable efforts to keep the SynQuest Indemnified Parties or the Viewlocity Indemnifying Stockholders, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter. If the Viewlocity Indemnifying Stockholders assume the defense of a Proceeding, (A) no compromise or settlement of such claims may be effected by the Viewlocity Indemnifying Stockholders without the SynQuest Indemnified Parties’ consent unless (1) there is no finding or admission of any violation of the rights of any Person and no effect on any other claims that may be made against the SynQuest Indemnified Parties; and (2) the sole relief provided is monetary damages that are paid in full by the Viewlocity Indemnifying Stockholders; and (B) the SynQuest Indemnified Parties will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Viewlocity Indemnifying Stockholders of the commencement of any Proceeding and the Viewlocity Indemnifying Stockholders do not, within ten (10) days after such notice is given, give notice to the SynQuest Indemnified Parties of their election to assume the defense of such Proceeding, the Viewlocity Indemnifying Stockholders will be bound by any determination made in such Proceeding, or with the consent of the Viewlocity Indemnifying Stockholders (which will not be unreasonably withheld), any compromise or settlement effected by the SynQuest Indemnified Parties.

                   (c)    Notwithstanding the foregoing, if the SynQuest Indemnified Parties determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the SynQuest Indemnified Parties may, by notice to the Viewlocity Indemnifying Stockholders, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Viewlocity Indemnifying Stockholders will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

ARTICLE XI

GENERAL PROVISIONS

          11.1    Non-Survival of Representations and Warranties. No representations, warranties or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, other than the representation and warranty contained in Section 3.2, which shall survive the Merger until the termination of the Claims Period, and after the Effective Time of the Merger neither SynQuest nor Viewlocity, nor their respective officers or directors, shall have any further obligations with respect thereto, except for the covenants and agreements contained in Articles II, X and XI and in Sections 1.5, 1.6, 1.7 and 5.10, all of which shall survive the Merger.

          11.2    Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will pay its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Merger, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          11.3    Confidentiality. SynQuest and Viewlocity each acknowledges and confirms that (a) it has entered into a Confidentiality Agreement dated April 5, 2002 (the “Confidentiality Agreement”), (b) information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms and conditions of the Confidentiality Agreement, and (c) the Confidentiality Agreement is and shall remain in full force and effect in accordance with its terms.

          11.4    Notices. All notices, requests, claims, demands, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation of receipt); provided that a copy is mailed by registered mail, return receipt requested or nationally recognized overnight delivery service; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to SynQuest:	SynQuest, Inc.
3500 Parkway Lane, Suite 555
Norcross, Georgia 30092
Attn: Chief Executive Officer

With a copy to:	King & Spalding
191 Peachtree Street
Atlanta, Georgia 30303
Attn: William G. Roche
Telephone No.: (404) 572-4936
Facsimile No.: (404) 572-5146

If to Viewlocity:	Viewlocity, Inc.
3475 Piedmont Road, Suite 1700
Atlanta, Georgia 30305
Attn: Chief Executive Officer

With a copy to:	Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: David M. Calhoun, Esq.
Telephone No.: (404) 233-7000
Facsimile No.: (404) 365-9532

          11.5    Amendment. This Agreement may be amended by the parties hereto by action taken by or their respective Board of Directors at any time prior to the Effective Time; provided, however, that after the approval of the SynQuest shareholders or the Viewlocity stockholders, no amendment may be made, except such amendments that have received the requisite shareholder approval or such amendments as are permitted to be made without shareholder approval under the GBCC and/or the DGCL, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          11.6    Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          11.7    Entire Agreement and Modification. Except for the Confidentiality Agreement, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the Merger Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

          11.8    Assignments, Successors and No Third-Party Rights. Neither party may assign any of its rights or obligations under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement, except for Section 5.17 hereof, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          11.9    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          11.10  Section Headings; Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

          11.11  Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          11.12  Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to conflicts of laws principles.

          11.13  Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Georgia or in Georgia state court in the event that (i) Viewlocity or its stockholders initiates such action or (ii) in the event SynQuest or its shareholders initiates such action, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Georgia or any Georgia state court in the event that (i) Viewlocity or its stockholders initiates such action or (ii) SynQuest or its shareholders initiates such action in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Georgia or a Georgia state court in the event that (i) Viewlocity or its stockholders initiates such action or (ii) SynQuest or its shareholders initiates such action.

          11.14  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures on following page]

          IN WITNESS WHEREOF, SynQuest and Viewlocity have caused this Agreement to be signed and delivered by their respective officers as of the date first above written.

SYNQUEST, INC.

By:	/s/ Timothy M. Harvey

President

VIEWLOCITY, INC.

By:	/s/ L. Allen Plunk

Chief Financial Officer

CONSENT AND WAIVER

September 20, 2002

          1.      Viewlocity hereby acknowledges that SynQuest and Tilion have agreed that the transaction provided for under the Tilion Merger Agreement should be restructured as a direct purchase by Tilion of shares of SynQuest Series A Preferred Stock, rather than as a merger between a subsidiary of SynQuest and Tilion in which shares of SynQuest Series A Preferred Stock are issued to the Series A and Series B preferred stockholders of Tilion. In order to effect this restructuring, the parties to the Tilion Merger Agreement will:

                   (a)    enter into a Tilion Merger Termination Agreement, in the form attached to this Consent and Waiver, which will terminate the Tilion Merger Agreement (the “Tilion Merger Termination Agreement”);

                   (b)    execute and deliver an Amended and Restated Stock Purchase Agreement, in the form attached to this Consent and Waiver, which will amend and restate the Stock Purchase Agreement in order to make Tilion a Purchaser thereunder, and pursuant to which Tilion will agree to purchase 5,200,000 shares of SynQuest Series A Preferred Stock for a purchase price of $2.50 per share, on the same terms and conditions as the other Purchasers thereunder; and

                   (c)    execute and deliver, along with each additional party to the Registration Rights Agreement and the Shareholders Agreement, an Amended and Restated Registration Rights Agreement and an Amended and Restated Shareholders Agreement, each in the form attached to this Consent and Waiver, which will amend and restate the Registration Rights Agreement and the Shareholders Agreement, respectively, to reflect certain changes caused by the amendments to, and the restatement of, the Stock Purchase Agreement.

          2.      Viewlocity hereby consents to the Tilion Merger Termination Agreement, the Amended and Restated Stock Purchase Agreement, the Amended and Restated Registration Rights Agreement and the Amended and Restated Shareholders Agreement. In addition, pursuant to Section 11.6 of the Agreement, Viewlocity hereby (i) waives compliance by SynQuest with the covenants of SynQuest set forth in Sections 5.2(b), (d), (m) and (n), 5.3, 5.6, 5.7, 5.9, 5.18 of the Agreement, to the extent, and only to the extent that, in each case, such covenant relates to, or depends upon, the consummation of the Tilion Merger or limits or impairs the issuance of shares of SynQuest Series A Preferred Stock by SynQuest to Tilion, (ii) waives the conditions of Viewlocity to close the Merger set forth in Sections 6.5 and 8.5(d) of the Agreement in their entirety, (iii) waives the condition of Viewlocity to close the Merger set forth in Section 8.4 of the Agreement to the extent that, and only to the extent that, such condition relates to, or depends upon, the consummation of the Tilion Merger or limits or impairs the issuance of shares of SynQuest Series A Preferred Stock by SynQuest to Tilion and (iv) agrees and consents to any other action by SynQuest that is necessary to enter into, and permit SynQuest to perform its obligation under, the Tilion Merger Termination Agreement, the Amended and Restated Stock

Purchase Agreement, the Amended and Restated Registration Rights Agreement and the Amended and Restated Shareholders Agreement.

          3.      Pursuant to Section 11.6 of the Agreement, SynQuest hereby waives the condition of SynQuest to close the Merger set forth in Section 6.5 of the Agreement in its entirety.

          4.      SynQuest and Viewlocity each hereby acknowledge and agree that the amount of the Additional Investment referenced in Section 4.30 of the Agreement will be deemed to equal the “Aggregate Investment Amount,” as defined in the Amended and Restated Stock Purchase Agreement.

          5.      Capitalized terms used in and not defined herein have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated August 30, 2002, by and between SynQuest, Inc., a Georgia corporation, and Viewlocity, Inc., a Delaware corporation.

Acknowledged and Agreed:

VIEWLOCITY, INC.

By:	/s/ C.J. Simpson

Name: C.J. Simpson
Title: Chairman and Chief Executive Officer

Acknowledged and Agreed:

SYNQUEST, INC.

By:	/s/ Timothy M. Harvey

Name: Timothy M. Harvey
Title: President

[SIGNATURE PAGE TO LETTER AGREEMENT]

ANNEX D

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

AMONG

SYNQUEST, INC.

AND

THE PURCHASERS LISTED ON SCHEDULE I HERETO

SEPTEMBER 20, 2002

EXHIBITS

A – Certificate of Designations

B – Registration Rights Agreement
C – Shareholders Agreement
D – Term Sheet for Viewlocity Bridge
E – Investor Questionnaire
F – Opinion of Company Counsel
G – Lock-up Agreement
H – Voting Agreement

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

          THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated September 20, 2002, is entered into by and among SynQuest, Inc., a Georgia corporation (the “Company”), and the purchasers listed on SCHEDULE I attached hereto and made a part hereof (the “Purchasers”).

WITNESSETH THAT:

          WHEREAS, certain of the Purchasers and the Company entered into that certain Stock Purchase Agreement, dated August 30, 2002 (the “Original Stock Purchase Agreement”);

          WHEREAS, such Purchasers and the Company desire to amend and restate the Original Stock Purchase Agreement in its entirety to reflect the addition of certain Purchasers and to make certain other changes;

          WHEREAS, the Company wishes to issue and sell to the Purchasers and the Purchasers, severally and not jointly, wish to purchase from the Company, shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”); and

          WHEREAS, the shares of Series A Preferred Stock are convertible (subject to adjustment) into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

          NOW, THEREFORE, in consideration of the agreements and obligations contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

          1.1     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          “Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          “Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          “Applicable Laws” means all applicable (i) statutes, ordinances or other legislative enactments of the United States or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator.

          “Articles of Incorporation” means the amended and restated articles of incorporation of the Company in effect on the Closing Date, as the same may be amended and/or restated from time to time.

          “Board of Directors” means the Board of Directors of the Company.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          “Bylaws” means the bylaws of the Company in effect on the Closing Date, as the same may be amended from time to time.

          “Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Georgia on or before the Closing Date substantially in the form attached hereto as Exhibit A.

          “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          “Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          “Company Bridge” means a line of credit extended by Warburg Pincus Investors, L.P. and/or by one or more of its Affiliates (“Warburg”) to the Company.

          “Environmental Laws” means all Applicable Laws relating to the health or safety of any Person, natural resources, conservation, wildlife, waste management, Hazardous Substances, and pollution (including regulation of releases and disposals to air, soil, land water and groundwater), and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 6901 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sec. 6901 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; Federal Water Pollution Control Act of 1976, 15 U.S.C. Sec. 2601 et seq.; Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 651 et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 4321 et seq.; Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sec. 300(f) et seq.; and any similar or implementing state, local and foreign law, and all successor statutes, amendments, rules, regulations, guidance documents and publications promulgated thereunder.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” means, with respect to a Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          “GAAP” means United States generally accepted accounting principles in effect from time to time.

          “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          “Governmental Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

          “Knowledge” means actual knowledge and, as used with respect to Company, means the actual knowledge of each of its respective officers, and the information which, after reasonable consideration and inquiry by such officers of the Company, as the case may be, would be recognized by reasonable persons of similar experience in such positions as relevant to the matter(s) qualified by the words “to the knowledge of” or “known to” such person.

          “Liabilities” mean any liabilities or obligations of any nature, whether absolute, accrued, direct, indirect, contingent, determined, determinable or otherwise.

          “Licenses” mean all licenses, franchises, grants, charges, easements, variances, exceptions, certificates, permits, consents, orders and authorizations of any kind.

          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

          “Material Adverse Effect” means, with respect to the Company and each Purchaser, any circumstance, change in, or effect on the assets, liabilities, results of operation, business or affairs of the party or of its Subsidiaries that would, individually or in the aggregate with any other circumstances, (i) materially impair its ability to conduct its business as presently being conducted or (ii) would prevent or materially delay such party from consummating the transactions contemplated by this Agreement and the other Transaction Documents; it being specifically understood and agreed, however, that the following will not (individually or in the aggregate) be deemed a Material Adverse Effect with respect to the Company: (1) changes or effects caused by the announcement of the transactions contemplated hereby, (2) changes or effects resulting from actions or omissions of the Company taken with the prior written consents of the Purchasers or consistent with the provisions of the Transaction Documents, and (3) changes or effects resulting from compliance with the provisions of the Transaction Documents.

          “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          “Shareholders Agreement” means the Amended and Restated Shareholders Agreement substantially in the form attached hereto as EXHIBIT C.

          “Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          “Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

          “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Shareholders Agreement.

          “Viewlocity Bridge” means a line of credit in favor of Viewlocity, Inc., a Delaware corporation (“Viewlocity”), extended by one or more Purchasers after the date of this Agreement, on terms not less favorable to Viewlocity than those terms set forth in EXHIBIT D.

ARTICLE II

SALE AND PURCHASE

          2.1     Purchase and Sale of Series A Preferred Stock.

                   (a)    At the closing of the transactions contemplated by Section 2.2 of this Agreement (the “Closing”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, at a purchase price of $2.50 per share of Series A Preferred Stock, the number of shares of Series A Preferred Stock (the “Preferred Shares”) set forth below such Purchaser’s name on SCHEDULE I (the number of Preferred Shares set forth below each Purchaser’s name on SCHEDULE I, multiplied by $2.50, being referred to as such Purchaser’s “Investment Amount”), for an aggregate investment of up to $30,000,000 (the “Aggregate Investment Amount”), subject to increases in the Investment Amount as set forth in Section 2.1(b).

                   (b)    If one or more of the Purchasers advances financing to the Company or to Viewlocity, or both, prior to the Closing, pursuant to the Company Bridge, the Viewlocity Bridge or if any Purchaser is required to pay on behalf of Viewlocity amounts to Silicon Valley Bank under any pre-existing arrangements with Silicon Valley Bank in favor of Viewlocity, respectively, then (i) such advance financings (including accrued interest thereon) shall automatically convert into one share of Series A Preferred Stock for each $2.50 in such advance financing, and (ii) the number of Preferred Shares to be purchased and the Investment Amount to be paid by such Purchaser or Purchasers pursuant to this Agreement shall be satisfied to the extent of any such Preferred Shares and dollar amounts, respectively, set forth in clause (i) with respect to such Purchaser. Each Purchaser’s Investment Amount shall increase by the amount, if any, by which such Purchaser’s advance financings, prior to the Closing, exceed such Purchaser’s Investment Amount as reflected on SCHEDULE I, except that, with respect to any amounts advanced to the Company by Warburg in excess of $1,500,000 under the Company Bridge, the first $500,000 of such excess amount shall be repaid to Warburg at the Closing and any remaining excess amount (other than the Additional Extension) shall increase the Aggregate Investment Amount and Warburg’s Investment Amount on a dollar-for-dollar basis. With respect to the Additional Extension, Warburg shall have the right, but not the obligation, to convert all or any part of such Additional Extension as set forth in Section 5.4. The Company shall provide prompt notice to each Purchaser upon its receipt of any financing by any Purchaser.

                   (c)    The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Preferred Shares to each of the Purchasers is a separate sale.

                   (d)    At the Closing (i) the Company shall deliver to each Purchaser a certificate or certificates representing the Preferred Shares being purchased by such Purchaser, and (ii) each Purchaser will deliver to the Company the purchase price to be delivered by it therefor by wire transfer of immediately available funds, cancellation of indebtedness or other method acceptable to the Company.

                   (e)    Each Purchaser agrees, so long as required by law, that the certificates representing the Preferred Shares and shares of Common Stock issuable upon conversion of the Purchasers’ Preferred Shares shall bear a legend in substantially the following form:

“The shares represented by this certificate are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated except in a transaction registered under the Securities Act or in a transaction exempt from such registration.”

          The foregoing legend shall be removed from the certificates representing any Preferred Shares, at the request of the holder thereof, at such time as such shares become eligible for resale pursuant to Rule 144(k) under the Securities Act, subject to the right (but not the obligation) of the Company to condition such removal upon receipt of an opinion of the Company’s legal counsel, at the Company’s expense, to the effect that such Preferred Shares are eligible for sale by the holder thereof in reliance on Rule 144(k) under the Securities Act. Notwithstanding the forgoing, no registration or opinion of counsel shall be required for a transfer to a partner, member, subsidiary, shareholder, affiliate or spouse (other than a competitor to the Company) of such Purchaser, or a trust for the benefit of such Purchaser, including any partner of such Purchaser and any venture capital fund now or hereafter existing which is controlled by or is under common control with one or more general partners of such Purchaser; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 2(e) to the same extent as if it were the original Purchaser hereunder.

                   (f)     If the Company changes the number of shares of Common Stock issued and outstanding as a result of a stock split, stock dividend, reverse stock split or similar recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction (a “Recapitalization Event”) and the record date therefor (in the case of a stock dividend or other such recapitalization for which a record date is established) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is prior to the Closing Date, the Certificate of Designations, the number of Preferred Shares to be purchased by each Purchaser and the purchase price per Preferred Share shall each be adjusted appropriately to reflect such Recapitalization Event.

                   (g)    Each of the parties hereto acknowledges that (i) Tilion, Inc., a Delaware corporation and one of the Purchasers hereunder (“Tilion”), will, promptly following receipt of its Preferred Shares at the Closing, be liquidated and dissolved (the “Tilion Liquidation”) and (ii) as part of the Tilion Liquidation, Tilion will distribute the shares of Series A Preferred Stock received by it to the holders of its series A and B convertible preferred stock (the “Tilion Stockholders”) who are accredited investors at the time of the Tilion Liquidation in accordance with Tilion’s charter. Tilion will obtain from each Tilion Stockholder receiving shares of Series A Preferred Stock in the Tilion Liquidation, and furnish to the Company, an original executed copy of an

Investor Questionnaire, substantially in the form of Exhibit E hereto, prior to distributing shares of Series A Preferred Stock to the Tilion Stockholders in the Tilion Liquidation.

          2.2     Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Closing shall take place at the offices of King & Spalding contemporaneously with the closing of the Viewlocity Acquisition or at such other time, place and date that the Company and each Purchaser may agree in writing (the “Closing Date”).

          2.3     Certificate of Designations. On or prior to the Closing Date, the Company shall duly file the Certificate of Designations with the Secretary of State of the State of Georgia in accordance with the Georgia Business Corporate Code. The Preferred Shares shall have the preferences and rights set forth in the Certificate of Designations.

          2.4     Defaulting Purchaser. If any Purchaser is unable or unwilling to pay such Purchaser’s Investment Amount for such Purchaser’s Preferred Shares hereunder at the Closing (such Purchaser, a “Defaulting Purchaser”), the Defaulting Purchaser shall notify the Company and each other Purchaser within ten (10) days prior to the Closing. If any Purchaser defaults, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of the Preferred Shares that were to be purchased by the Defaulting Purchaser by any of the non-defaulting Purchasers or by any other Person reasonably acceptable to the Company and a majority-in-interest of the non-defaulting Purchasers.

          2.5     Additional Purchasers. In addition to the 11,000,000 Preferred Shares being subscribed for on the date of this Agreement, at any time and from time to time prior to the thirtieth (30th) day following the Closing, the Company may issue and sell up to an additional 1,000,000 Preferred Shares pursuant to the terms of this Agreement to any of the Purchasers or any other Person acceptable in the sole discretion of both (i) the Company and (ii) a majority-in-interest of the Purchasers (such Person, an “Additional Purchaser”). If such subscription occurs prior to the Closing, SCHEDULE I hereto will be amended to reflect such additional subscription and such purchase and sale shall take place at the Closing. If such subscription occurs subsequent to the Closing, the date of such purchase shall be an additional closing date hereunder. For purposes hereof, each reference to the term “Closing” shall be deemed to include any additional closing date referenced in the preceding sentence. The Company and each Additional Purchaser purchasing Preferred Shares will execute counterpart signature pages to this Agreement, the Shareholders Agreement and the Registration Rights Agreement and such Additional Purchaser will, upon delivery to the Company of such signature pages, become a Purchaser for all purposes of, and be bound by, this Agreement, the Shareholders Agreement and the Registration Rights Agreement each to the same extent as if such Additional Purchaser had executed such Agreement as of the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each Purchaser (except as set forth on the disclosure schedule delivered by the Company to each Purchaser prior to or at the execution of this Agreement (the “Company Disclosure Schedules”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken) that the following statements are true and correct as of the date of the execution of the Original Stock Purchase Agreement.

          3.1     Corporate Organization.

                   (a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company.

                   (b)    Company Disclosure Schedule 3.1(b) sets forth the full name and jurisdiction of organization of each Subsidiary as well as all trade names currently used, or used at any time during the past five years, by the Company or any Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization. Each Subsidiary has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. Other than as set forth on Company Disclosure Schedule 3.1(b), since inception of such Subsidiaries, none of the Subsidiaries has issued any securities.

                   (c)    The Company has delivered to each Purchaser true and correct copies of the Articles of Incorporation and Bylaws and the organizational documents of each Subsidiary. The Company’s and each Subsidiary’s bylaws or equivalent corporate governance documents, stock book and minute books are complete and correct in all material respects and contain all amendments thereto to date, a record of all corporate proceedings of the Company and each such Subsidiary, and a record of all stock issuances and transfers of the Company and each such Subsidiary.

                   (d)    Except as set forth in Company Disclosure Schedule 3.1(d), neither the Company nor any Subsidiary owns or controls, directly or indirectly, any interest in, or has any right, obligation, commitment, understanding or arrangement with respect to any interest in, or the funding of, any corporation, company, association, partnership, joint venture, organization or other entity.

          3.2     Capitalization.

                   (a)    On the date of this Agreement, the capitalization of the Company is as set forth on Company Disclosure Schedule 3.2(a), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company Stock Option Plans (as defined below) and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible or exchangeable for any shares of capital stock. All issued and outstanding shares of the Company’s capital stock and the capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of capital stock of each Subsidiary are owned by the Company or a Subsidiary and are free and clear of any Liens. None of the shares of Preferred Stock, when and if delivered pursuant to this Agreement, will (i) be in breach or violation of any applicable statutory or contractual preemptive right or other contractual rights of any kind (including any rights of first offer or refusal) of any Person or any federal or state securities laws or the rules and regulations thereunder or (ii) be subject to any shareholders, voting, transfer or other agreement with any Person.

                   (b)    Except as set forth on Company Disclosure Schedule 3.2(b), neither the Company nor any Subsidiary has granted and is bound by (i) any outstanding subscriptions, securities, options, warrants, puts, calls, rights, commitments, agreements, arrangements or understandings of any character (except for this Agreement) calling for the sale, transfer, purchase, subscription, issuance, redemption, or creation of any shares of capital stock of the Company or any Subsidiary, (ii) stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital of the Company or any Subsidiary or (iii) the terms of any securities representing the right to purchase, subscribe or otherwise receive any shares of capital stock of the Company or any Subsidiary or any securities convertible into, or exercisable or exchangeable for, any such shares, and there are no agreements or understandings with respect to voting of any such shares. Except as set forth on Company Disclosure Schedule 3.2(b), there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders of the Company may vote. The Company has delivered to each Purchaser copies of the plans and agreements pursuant to which the Company and the Subsidiaries have granted any of the foregoing securities and a list of each such outstanding security, together with a schedule of the persons entitled to any of the foregoing.

                   (c)    Each offer and/or sale by the Company of shares of capital stock or other securities of the Company has been in compliance with federal and applicable state securities laws.

                   (d)    Following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Viewlocity Merger Agreement”), by and between the Company and Viewlocity (the “Viewlocity Acquisition”), the capitalization of the Company shall be as set forth on Company Disclosure Schedule 3.2(d), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company Stock Option Plans (as defined below) and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible or exchangeable for any shares of capital stock.

                   (e)    The issuance, sale and delivery of the Preferred Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Preferred Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Preferred Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Preferred Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

          3.3      Authority, No Violation.

                   (a)    Except for the filing of the Certificate of Designations with the Secretary of State of the State of Georgia, and except as set forth on Company Disclosure Schedule 3.3 (collectively, the “Company Approvals”), no authorization of any third party or any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents. Subject to receipt of the Company Approvals, the Company has the full corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been duly and validly approved by the Board of Directors in accordance with the Articles of Incorporation and Bylaws and with Applicable Laws subject to receipt of approval of the shareholders of the Company. Subject to the terms and conditions set forth herein, this Agreement and each other Transaction Document has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (b)    Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Transaction Documents, in accordance with their terms, will: (i) assuming that the Company Approvals are duly obtained, violate any provision of the Articles of Incorporation or Bylaws or any Applicable Laws; or (ii) except as set forth in Company Disclosure Schedule 3.3(b), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under (with or without notice or lapse of time, or both), or to accelerate the maturity or performance of, or to cancel, terminate or modify, or result in the creation of any Lien upon any of the properties or assets of the Company under, (A) any Company Material Contract (as defined below) or, (B) subject to the governmental filings and other matters referred to in Section 3.3(a), any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or its properties or assets, other than, in the case of clauses (A) and (B), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company.

          3.4      SEC Reports; Financial Statements.

                   (a)    The Company’s Annual Report on Form 10-K for the year ended June 30, 2001 (the “Company Form 10-K”) and all statements and other documents filed by the Company with the Commission since the date of filing of the Company Form 10-K (all such documents, including any financial statements or schedules included or incorporated by reference therein, collectively, the “SEC Reports”) complied in all material respects with the requirements of the Securities Act, and regulations and rules issued pursuant to that act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Reports, and did not as of the date when filed contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in such SEC Reports has been revised or superseded by a later filed SEC Report. The Company has heretofore made available to the Purchasers a complete and correct copy of any amendments or modifications which are required to be filed with the Commission but have not yet been filed, to agreements, documents or other instruments which had previously been filed with the Commission pursuant to the Exchange Act. Each of the Company financial statements (including, in each case, any related notes) included in the SEC Reports (the “Company Financial Statements”) (i) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto, taken as a whole, (ii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                   (b)    Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company Disclosure Schedule 3.4(b), as of June 30, 2002 (the “Company Balance Sheet Date”), the Company and the Subsidiaries, taken as a whole, do not have any Liabilities required by GAAP to be disclosed in the Company Financial Statements. Except as set forth on Company Disclosure Schedule 3.4(b), since the Company Balance Sheet Date, the Company has not incurred, created, assumed or guaranteed any Liabilities which, in the aggregate, exceed $100,000, other than (i) trade payables, capitalized leases for equipment and other Liabilities, in each case, incurred in the ordinary course of business consistent with past practice, and (ii) Liabilities incurred in connection with this Agreement and the Viewlocity Acquisition.

          3.5      Information Supplied. The information supplied or to be supplied in writing by the Company specifically for inclusion or incorporation by reference by the Company in any document to be filed with the Commission in connection with the transactions contemplated hereby will, at the time such documents are filed, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.6      Broker’s and Other Fees. Except as set forth on Company Disclosure Schedule 3.6, the Company has not employed any broker or finder or incurred any Liability for any broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

          3.7      Absence of Certain Changes or Events. Except as set forth in Company Disclosure Schedule 3.7, and except for the execution of this Agreement and the Viewlocity Acquisition, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and has not:

(i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which, individually or in the aggregate, adversely affects the properties, business or prospects of the Company, or suffered any deterioration in the operating condition of any physical assets of the Company, normal wear and tear excepted;

(ii) increased, or made any material change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

(iii) made any material change in the method of valuing assets included in the Company Financial Statements;

(iv) made any change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

(v) paid, discharged or satisfied any Liability, other than by payment, discharge or satisfaction in the ordinary course of business;

(vi) permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

(vii) written down the value of any inventory or written off as uncollectable any notes or accounts receivable in excess of, in the aggregate, the greater of

(i) the allowance for uncollectable accounts less charges against allowances, in both cases, as shown in the Company Financial Statements and (ii) $10,000;

(viii) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

(ix) declared or paid any dividend or distribution on or in respect of any of Company’s capital stock, or directly or indirectly redeemed, purchased, or otherwise acquired any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any options, warrants or other rights to purchase any of the foregoing, or authorized the issuance of, or issued, sold or committed to sell (or granted any options or rights to purchase) any additional shares of its capital stock, or sold, issued or incurred any indebtedness for borrowed money;

(x) issued any capital stock or rights to acquire capital stock;

(xi) experienced any strike, walkout, similar labor trouble or other similar event;

(xii) increased the salaries or other remuneration, including severance or termination pay, payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business, consistent with past practice), or established, made any increase in, or any addition to, other benefits (including any Company Benefit Plan, as hereinafter defined) to which any of them may be entitled, or made any payments to any Company Benefit Plan, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction, including any new employment agreement or amendment to an existing employment agreement, with any such person not in the ordinary course of business, or failed to make any required payment under any Company Benefit Plan;

(xiii) entered into, terminated, modified or amended any agreement with any Affiliate.

(xiv) made any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or any settlement or compromise of any material tax liability.

          3.8     Legal Proceedings. Except as disclosed in Company Disclosure Schedule 3.8, the Company is not a party to any, and there is no pending or, to the Company’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against the Company or any Subsidiary, that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary could reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Company Disclosure

Schedule 3.8, neither the Company nor any Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on the Company. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule 3.8, no actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on the Company are pending or, to the Company’s Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of the Company or that otherwise relate, directly or indirectly, to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Company’s Knowledge, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

          3.9     Taxes and Tax Returns. Except as disclosed in Company Disclosure Schedule 3.9:

                   (a)    The Company and each Subsidiary have duly filed (and until the Closing will so file) all material returns, estimates, declarations of estimated tax, reports, information returns and statements, including information returns or reports with respect to backup withholding and other payments to third parties (the “Company Returns”) required to be filed by them in respect of any United States federal, state or local Taxes and have duly paid (and until the Closing will so pay) all Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed on Company Disclosure Schedule 3.9). No other Taxes are payable by the Company or any Subsidiary with respect to items or periods covered by such Company Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except for Taxes for which an adequate reserve (determined in accordance with GAAP) has been established. The Company and each Subsidiary have paid or caused to be paid all Taxes due and payable for which no Company Return is required to be filed. Each of the Company and the Subsidiaries has established (and until the Closing will establish) on their books and records reserves that are adequate (determined in accordance with GAAP) for the payment of all Taxes not yet due and payable, but that are incurred in respect of the Company and the Subsidiaries prior to the Closing.

                   (b)    The Company and the Subsidiaries have not received any written notice that any of the Company Returns has been examined by the U.S. Internal Revenue Service (the “IRS”), or any other United States federal or state Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings, investigations or inquiries with respect to Taxes currently pending or, to Company’s Knowledge, contemplated, nor any other disputes pending with respect to, nor, to the Company’s Knowledge claims asserted for, Taxes upon the Company or any Subsidiary, nor has the Company or any Subsidiary given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Company Returns. There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes which are being contested in good faith and for which appropriate reserves have been established. Any Taxes being contested are disclosed on Company Disclosure Schedule 3.9. The Company and

the Subsidiaries have complied (and until the Closing will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                   (c)    Neither the Company nor any Subsidiary (i) has requested any extension of time within which to file any Company Return which Company Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any material adjustment by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary (nor does the Company or any Subsidiary have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which the Company or any Subsidiary has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which the Company or any Subsidiary was the common parent.

                   (d)    The amount of the liability of the Company for unpaid Taxes for all periods ending on or before the most recent financial statements does not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such financial statements. The amount of the liability for Taxes of the Company for unpaid Taxes for all periods ending on or before the Closing shall not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent financial statements, as adjusted for operations and transactions in the ordinary course of business of the Company since the date of such financial statements in accordance with past custom and practice.

          3.10    Benefit Plans.

                   (a)    Company Disclosure Schedule 3.10(a) lists (i) each pension, retirement, profit-sharing, cash or deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees’ beneficiary association, fringe benefit plan, and other similar plan, program or other arrangement, agreement or understanding, including each “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, required to be contributed by, or contributed to by the Company or any ERISA Affiliate of the Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant or other beneficiary of the Company or any ERISA Affiliate of the Company or under (or in connection with) which the Company or an ERISA Affiliate of the Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (all of the items set forth in clauses (i) through

(iv) above, collectively, the “Company Benefit Plans,” and each a “Company Benefit Plan”). Any of the Company Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or an “employee welfare benefit plan,” as that term is defined in Section 3(1) of ERISA, is referred to herein as a “Company ERISA Plan.”

                   (b)    With respect to all Company Benefit Plans, the Company has made available to each Purchaser: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all communications or other correspondence issued within the last six (6) years by any Governmental Authority, including the IRS, U.S. Department of Labor, and the Pension Benefit Guaranty Corporation established under Title IV of ERISA (“PBGC”) with respect to such Company Benefit Plan, (iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Company Benefit Plans. Prior to or contemporaneous with the delivery of Company Disclosure Schedule 3.10(b), the Company has delivered or otherwise made available to each Purchaser a true and complete copy of all such Company Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 3.10.

                   (c)    Except as set forth on Company Disclosure Schedule 3.10(c), all the Company Benefit Plans and any related trusts subject to ERISA comply in all material respects with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and the Company has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. All required material governmental approvals for the Company Benefit Plans have been obtained, including timely determination letters on the qualification of the Company ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Company Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                   (d)    Neither the Company nor, to the Knowledge of the Company, any administrator or fiduciary of any such Company Benefit Plan (or any agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No legally binding oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been or will be made to employees of the Company that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Company Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

                   (e)    All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued, and all records and data maintained by the Company with respect to the Company Benefit Plans are correct, complete and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                   (f)     Neither the Company nor any other “party in interest” (as defined in Section 3(14) of ERISA) or “disqualified person” (as defined in Section 4975(e)(2) of the Code) of any Company Benefit Plan has engaged in any “prohibited transaction” (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Company Benefit Plan, for which there is no statutory, governmental or individual or class exemption. There has been no (a) “reportable event” (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the Company ERISA Plans that the Company or any ERISA Affiliate of the Company maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of the Company or any ERISA Affiliate of the Company now or formerly in existence.

                   (g)    For any Company ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Company Benefit Plan’s assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Company Benefit Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term “benefits” shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Company Benefit Plan. As of the Closing, full payment will have been made of all amounts which the Company is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Company Benefit Plan or to any benefit plan of an ERISA Affiliate of the Company, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Company Benefit Plan.

                   (h)    Except as described on Company Disclosure Schedule 3.10(h), as of the Closing, the Company will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Company Benefit Plan (A) that was not reflected in the Company Financial Statements or (B) that represents contributions required to be made under written terms of such Company Benefit Plan as of the Closing.

                   (i)     The Company does not maintain any Company Benefit Plan providing deferred or stock based compensation which is not reflected in the Company Financial Statements.

                   (j)     Except as disclosed on Company Disclosure Schedule 3.10(j), neither the Company nor any ERISA Affiliate of the Company has maintained, and neither now maintains, a Company Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

                   (k)    Except as set forth on Company Disclosure Schedule 3.10(k), neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

                   (l)     All Company Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                   (m)   No liability to the PBGC has been incurred as of the Closing by the Company or any ERISA Affiliate of the Company, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

                   (n)    Neither the Company nor any ERISA Affiliate of the Company maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

                   (o)    All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Company Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

          3.11    Compliance with Applicable Laws. Except as set forth in Company Disclosure Schedule 3.11, the Company and each Subsidiary, and to the Knowledge of the Company, its employees and the Subsidiary employees, hold all Licenses necessary for the lawful conduct of its or their business, except where the failure to hold any License would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No proceeding is pending or, to the Company’s Knowledge, threatened seeking the revocation or suspension of any License. The Company and each of the Subsidiaries are and have been in compliance in all respects with all

Applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No action, demand, requirement or investigation by any Governmental Authority and no outstanding order, writ, injunction, or decree of any Governmental Authority is pending or, to the Company’s Knowledge, threatened, against the Company or any Subsidiary affecting, involving, or relating to their business or assets. The transactions contemplated by this Agreement, in and of itself, would not cause the revocation or cancellation of any License that individually or in the aggregate would have a Material Adverse Effect on the Company.

          3.12    Certain Contracts.

                   (a)    Company Disclosure Schedule 3.12 lists the following written agreements (collectively, the “Company Material Contracts”) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their respective properties or assets is bound:

(i) all written agreements that involve an actual or potential obligation or commitment whether liquidated or contingent of more than $10,000 individually or $25,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

(ii) all active joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

(iii) all leases relating to real property or to other material assets used in the Company’s business;

(iv) all notes, bonds, mortgages, security agreements, and other agreements and instruments for or relating to any lending or borrowing by the Company or any Subsidiary in any amount (exclusive of advances to employees for expenses and trade payables incurred in the ordinary course of business);

(v) all non-competition or similar agreements or obligations which materially limit or which could materially limit the Company or any Subsidiary from engaging in any business in any location or from competing with any other Person;

(vi) all powers of attorney, guarantees, suretyships or similar agreements; and

(vii) all other written agreements the breach of or default under which could have a Material Adverse Effect on the Company.

                   (b)    Each of the Company Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (c)    Except as disclosed in Company Disclosure Schedule 3.12(c), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, director, consultant or other person. Company Disclosure Schedule 3.12(c) sets forth true and correct copies of all written severance or employment agreements with officers, employees, directors, agents, consultants and other persons to which the Company is a party. Except as set forth on Company Disclosure Schedule 3.12(c), the Company is not a party to any oral agreements of the kind referred to in the preceding sentence.

                   (d)    Except as disclosed in Company Disclosure Schedule 3.12(d), no agreement or understanding exists to which the Company is a party or by which the Company or any of the Subsidiaries is bound which purports to limit the manner in which, or the localities in which, any portion of the business of the Company is or may be conducted.

                   (e)    Except as disclosed in Company Disclosure Schedule 3.12(e), neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any other party thereto, is in breach or default under any of the Company Material Contracts to which the Company or any such Subsidiary (as applicable) is a party or to which the Company, any Subsidiary or its or their properties is bound; no event has occurred (and, to the Company’s Knowledge, no event is imminent) which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default thereunder entitling any party to terminate a Company Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Company Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company or any Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement.

          3.13    Properties and Insurance.

                   (a)    Except as disclosed in the Company Financial Statements or in Company Disclosure Schedule 3.13(a), the Company or the Subsidiaries (as applicable) have all necessary right, title and interest in and to and, as to owned real property, marketable title to, all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements as of the Company Balance Sheet Date or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith; (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers’ compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Except as set forth in Company Disclosure Schedule 3.13(a), all of the tangible personal property of the Company is in the possession and under the control of the Company. The Company and the Subsidiaries, as lessee, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company and the Subsidiaries as currently occupied, used, possessed and controlled by the Company and the Subsidiaries or necessary in the operation of its or their business as currently conducted. Company Disclosure Schedule 3.13(a) lists all real property owned by the Company and all real property leased or occupied by the Company or the Subsidiaries in connection with which the Company pays $1,000 or more per month for its leasehold or license interest.

                   (b)    The business operations and all insurable properties and assets of the Company and the Subsidiaries are insured for its or their benefit against all risks which, consistent with industry practice, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are consistent with industry practice. Certificates of insurance and bonds and self-insurance arrangements with respect to all such insurable properties and assets are attached hereto as Company Disclosure Schedule 3.13(b). Neither the Company nor any of the Subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and the Company and the Subsidiaries are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                   (c)    No person other than the Company and the Subsidiaries are currently entitled to possession of or other right to any of the properties of the Company and the Subsidiaries, whether owned or leased by the Company or any of the Subsidiaries. The real property, buildings, structures and improvements owned or leased by the Company and the Subsidiaries conform in all material respects to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by the Company and the Subsidiaries are adequate for the conduct of its and their business as currently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by the Company and the Subsidiaries constitute all of the property and assets that the Company and the Subsidiaries use or may reasonably need in connection with the operation of its or their business as currently conducted.

          3.14    Environmental Matters.

                   (a)    The operations of the Company and the Subsidiaries comply, and have complied, in all respects with all applicable Environmental Laws.

                   (b)    The Company and the Subsidiaries have obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of its and their business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Company and the Subsidiaries are in compliance in all respects with all terms and conditions of such Licenses.

                   (c)    The Company has not received any written notice of any pending or threatened investigation, proceeding or claim to the effect that the Company is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person or entity or for any such cleanup costs.

          3.15    Intellectual Property Rights.

                   (a)    Company Intellectual Property. All patents, patent rights, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, mask works, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source and object code form) and other proprietary, intellectual property rights and computer programs (“Company Software Programs”), technical documentation of the Company Software Programs (“Company Technical Documentation”), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including in the development of) the Company’s products, technology or Company Software Programs (i) currently being manufactured, published or marketed by the Company, or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company are hereinafter referred to as the “Company Intellectual Property.”

                   (b)    Applications and Registrations. Company Disclosure Schedule 3.15(b) contains a true and complete list of all of the Company’s patents, patent rights, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, unregistered copyrights and copyright registrations and applications made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property.

                   (c)    Rights to Company Intellectual Property. The Company Intellectual Property consists solely of items and rights which are (i) owned by the Company or (ii) rightfully used by the Company and its successors pursuant to valid licenses. The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s current, former and anticipated activities (except that in order to conduct its business as reasonably foreseeable in the future, the Company may be required to license from third parties additional software for distribution directly or indirectly to customers or for development purposes); provided that, with respect to third-party software applications licensed by the Company (“Company Third-Party Software”), the foregoing shall apply only to Company’s Knowledge.

                   (d)    Third-Party Claims. The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as set forth on Company Disclosure Schedule 3.15(d), no claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company in any product, work, technology or process as now used or offered or proposed for use (as set forth in the Company’s current, written business plan), licensing, sublicensing or sale by the Company, infringes on any intellectual property or other proprietary right of any person have been asserted or, to the Knowledge of the Company, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the Company Third-Party Software, the foregoing shall apply only to the Company’s Knowledge. All registered, granted or issued patents, trademarks, Internet domain names and copyrights (registered and unregistered) held by the Company are valid, enforceable and subsisting. To the Company’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                   (e)    Royalties. Except as set forth on Company Disclosure Schedule 3.15(e), there are no royalties, fees or other payments payable by the Company to any Person by reason of the ownership, development, use, license, sale or disposition of the Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                   (f)     Personnel. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company either (i) have been a party to a “work-for-hire” arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                   (g)    Company Software Programs. Company Disclosure Schedule 3.15(g) contains a true and complete list of all of the Company Software Programs, including Company Third-Party Software. Except as disclosed on Company Disclosure Schedule 3.15(g), the Company owns full and unencumbered right and good, valid and marketable title to the Company Software Programs, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                   (h)    Protection. Except as set forth on Company Disclosure Schedule 3.15(h), the source code and source code documentation relating to the Company Software Programs (i) have at all times been maintained in confidence reasonably consistent with its nature and appropriate business use, (ii) have been disclosed by the Company only to employees who have had a “need to know” the contents thereof in connection with the performance of their duties to the Company and who have executed appropriate nondisclosure agreements, and (iii) except as set forth on Company Disclosure Schedule 3.15(h), have not been disclosed to any third party.

                   (i)     Integrity. Except with respect to demonstration or trial copies, no portion of any Company Software Program as of the date of this Agreement contains, nor will the Company introduce, any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software earlier than the end of any applicable license term, hardware, or data; or to perform any other such actions.

          3.16    Proprietary Information.

                   (a)    The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property, including its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                   (b)    Except as set forth on Company Disclosure Schedule 3.16(b), each key employee (as set forth on Company Disclosure Schedule 3.16(b)) of the Company has executed an appropriate non-disclosure and confidentiality agreement, sufficient to provide recourse in the event of unauthorized disclosure and sufficient to transfer and assign any rights of such persons in the Company Software Programs to the Company. Except as set forth on Company Disclosure Schedule 3.16(b), each consultant to and each employee of the Company, if any, who has authored any Company Intellectual Property has executed a confidentiality agreement restricting the disclosure of proprietary information of the Company, and has executed an appropriate developments agreement sufficient to transfer and assign any rights of such persons in the Company Intellectual Property to the Company. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof of any item that would have a Material Adverse Effect on the Company, and the Company will use its best efforts to prevent any such violation.

          3.17    Absence of Certain Agreements and Practices.

                   (a)    Except as set forth in Company Disclosure Schedule 3.17 or in connection with customary transactions in the ordinary course of business, no present or former Affiliate or shareholder of the Company or any Subsidiaries:

(i) owes money to the Company or any Subsidiary;

(ii) has any claim (as defined in Section 101 of the U.S. Bankruptcy Code) or other right or cause of action against the Company or any Subsidiary;

(iii) has any interest in any property or assets used by the Company or any Subsidiary in their business;

(iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

(v) has any agreement with the Company or any Subsidiary that is not terminable by the Company or any Subsidiary without penalty or notice;

(vi) has any agreement providing severance benefits or other benefits, which are conditioned upon the termination of employment after a change of control regardless of the reason for such termination of employment; or

(vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                   (b)    Neither the Company, nor any of the Subsidiaries, nor to the Company’s Knowledge, their directors, officers, agents, affiliates or employees, nor any other Person acting on behalf of the Company or the Subsidiaries, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company or the Subsidiaries, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company or the Subsidiaries.

          3.18    Major Vendors and Customers. Company Disclosure Schedule 3.18 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company and the Subsidiaries, to whom the Company or the Subsidiaries paid or billed in the aggregate in excess of $10,000 from January 1, 2002 through the Company Balance Sheet Date.

          3.19    Accounts Receivable. Company Disclosure Schedule 3.19 sets forth the accounts receivable of the Company and the Subsidiaries as of the Company Balance Sheet Date, as reflected in the Company Financial Statements as of that date, together with an aging of these accounts. These accounts receivables arose from, and all accounts receivable of the Company and the Subsidiaries created after that date arose from, valid transactions in the ordinary course of business. Except as disclosed on Company Disclosure Schedule 3.19, these accounts receivable will be good and collectible at the recorded amounts thereof, net of the respective reserves shown in the Company Financial Statements (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract, with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

          3.20    Solvency. Neither the Company nor any of the Subsidiaries has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and no receiver, trustee or other similar party has been appointed with respect to the Company or any of the Subsidiaries or any of their assets.

          3.21    Combinations Involving the Company. All mergers, consolidations or other business combinations involving the Company and the present or former Subsidiaries, and all liquidations, purchases or other transactions by which the Company and the Subsidiaries acquired any of their business and property were conducted in all material respects in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

          3.22    Labor Relations. Except as disclosed on Company Disclosure Schedule 3.22, the Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Counsel (“EEOC”) or any EEOC recognized state “referral agency.” There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Labor Board (the “NLRB”). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company’s Knowledge, threatened against or involving or affecting the Company or the Subsidiaries and no NLRB representation question exists respecting any of its employees. No grievance, complaint, citation, investigation or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement or other labor union contract that is binding on the Company or any of the Subsidiaries. Except as disclosed on Company Disclosure Schedule 3.22, there are no contracts or agreements of the Company which provide for or guaranty any employee of the Company a specific term of employment.

          3.23    No Convictions. No executive officer or director of the Company or any Subsidiary has been convicted of, or has any action pending pertaining to, a crime involving fraud, embezzlement or theft or any similar crime.

          3.24    Registration Rights Agreement. Concurrently with the execution of this Agreement, the Company has executed the Registration Rights Agreement.

          3.25    Shareholders Agreement. Concurrently with the execution of this Agreement, the Company has executed the Shareholders Agreement.

          3.26    Shareholders Rights Agreement. Neither the Company nor any Subsidiary has entered into a shareholder rights agreement, “poison pill,” “shark repellent” or similar agreement that would have the effect of materially altering the capitalization of the Company or any Subsidiary in connection with the Company’s execution of this Agreement or the Company’s consummation of the transactions contemplated hereby.

          3.27    Company Bridge. The Company has in place the Company Bridge, which expires December 31, 2002, and is in compliance with all representations, warranties, covenants and conditions to the Company Bridge. Other than as permitted in Section 5.4, the Company has not amended or modified the Company Bridge in any respect since June 30, 2002.

          3.28    Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of

Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.29    Disclosure. No representation or warranty by the Company contained in this Agreement, nor any certificate furnished or to be furnished by the Company to the Purchaser or their representatives pursuant to the terms of this Agreement, taken together and not individually, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          3.30    Voting Agreement. Concurrently with the execution of this Agreement, Warburg Pincus and Tim Harvey have executed a legal, valid, binding and enforceable Amended and Restated Voting Agreement in the form attached hereto as Exhibit H.

          3.31    Nasdaq Stock Market Listing. The Company’s Common Stock is listed on the Nasdaq SmallCap Market under the symbol “SYNQ.” On August 14, 2002, the Company received notification from Nasdaq that it was no longer in compliance with Nasdaq listing requirements and that Nasdaq was commencing the delisting process. Synquest is appealing such Nasdaq determination pursuant to the appeal process provided in the NASD Marketplace Rules.

          3.32    Compliance with Advice of Changes Covenant. From the date of the Original Stock Purchase Agreement to the date of this Agreement, the Company has fully complied with its obligations in Section 5.5 of the Agreement and Plan of Merger, by and among the Company, Tilion and Ticket Acquisition Corp, a Delaware corporation, dated August 30, 2002 (the “Tilion Merger Agreement”), notwithstanding the termination of the Tilion Merger Agreement on the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Except for the Representation and Warranty contained in Section 4.5 hereof, which is made by Tilion only, each Purchaser severally and not jointly represents and warrants to the Company that:

          4.1     Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and that the execution, delivery and performance by such Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership or trust action. This Agreement and the Transaction Documents to be executed by such Purchaser have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          4.2     No Conflict; Required Filings and Consents.

                   (a)    The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with, breach or violate the terms of the Purchaser’s organizational documents, (ii) conflict with or violate any laws in effect as of the date of this Agreement applicable to the Purchaser or any of its subsidiaries or by which any of their respective properties or assets is bound or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its respective properties or assets is bound.

                   (b)    No material approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a requirement of law, is necessary or required to be obtained or made in connection with the execution, delivery or performance by, or enforceability against, the Purchaser of the Transaction Documents or the transactions contemplated hereby and thereby.

          4.3     Acquisition of Preferred Shares for Investment. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Preferred Shares hereunder. The representations of such Purchaser in this Section 4.3 shall not affect the ability of the Purchasers to rely on the representations and warranties made by the Company in Section 3 of this Agreement. The Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser is acquiring the Preferred Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with the present intention of distributing or selling such Preferred Shares in violation of any federal or state securities or “blue sky” law. The Purchaser understands and agrees that the Preferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom. The Purchaser understands and agrees that the Preferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without compliance with state, local and foreign securities laws (in each case to the extent applicable). The Purchaser understands and agrees that the Preferred Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that, except as set forth in the Registration Rights Agreement, the Company has no obligation or intention to register any of the Preferred Shares.

          4.4      No Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the purchase of Preferred Shares by the Purchaser provided for in this Agreement based upon arrangements made by or on behalf of the Purchaser.

          4.5      Tilion Stockholders.

                   (a)    Each of the Tilion Stockholders represented to Tilion at the time of their purchase of shares of Series A or Series B preferred stock, as the case may be, that such holder was an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Tilion is not aware of any facts or circumstances as to a specific Tilion Stockholder who has previously represented to Tilion as to his or its accredited investor status that has caused such holder not to be an accredited investor as of the date of this Agreement.

                   (b)    The holders of more than two-thirds of the outstanding shares of the Series A preferred stock and Series B preferred stock of Tilion, voting as a single class, in accordance with the requirements of Tilion’s charter, and also representing a majority of the outstanding capital stock of Tilion, in accordance with Section 228 and 271 of the General Corporation Law of the State of Delaware, have consented to the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

          The Company hereby covenants and agrees with each Purchaser as follows:

          5.1      Notification of Certain Matters. The Company shall promptly notify each Purchaser orally and in writing of (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate in any material respect; (ii) the failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on the Company or on the truth of the Company’s respective representations and warranties or the ability of the covenants set forth in this Article V to be satisfied, (iv) any representation or warranty made by Viewlocity contained in the Viewlocity Merger Agreement becoming untrue or inaccurate in any material respect; (v) the failure of Viewlocity to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Viewlocity Merger Agreement and (vi) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on Viewlocity (assuming for purposes of this subsection (vi) that the definition of “Material Adverse Effect” applies to Viewlocity as it applies to the Company); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company shall promptly provide each Purchaser with copies of all filings made by the Company with the Commission, any other governmental authority or stock exchange in connection with the Transaction Documents and the transactions contemplated hereby.

          5.2      Access to Information. Subject to any applicable confidentiality restrictions, between the date hereof and the Closing Date, the Company will give each Purchaser and its authorized representatives reasonable access to all senior employees, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each Purchaser and its authorized representatives to make such inspections as each Purchaser may reasonably request and will cause the Company’s and its Subsidiaries’ officers to furnish each Purchaser or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as each Purchaser may from time to time reasonably request, provided that each Purchaser or any of its authorized representatives (as applicable) agrees to keep confidential the Company’s non-public information it receives hereunder.

          5.3      Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          5.4      Amendments to Company Bridge. The Company will not amend the Company Bridge in any material respect without the prior written consent of the Purchasers, provided, the Company and Warburg may amend the Company Bridge, without the prior consent of any Purchaser, so that, on or after November 1, 2002, Warburg or another Person acceptable to a majority-in-interest of the Purchasers may extend up to an additional $2,000,000 to the Company (the “Additional Extension”) on substantially the same terms as the Company Bridge. The Company will not repay any portion of the Additional Extension prior to the first anniversary of the Closing. Following the first anniversary of the Closing, the Company may repay up to $1,000,000 of the Additional Extension to Warburg (if required by Warburg), and following the second anniversary of the Closing, the Company may repay any remaining indebtedness to Warburg under the Additional Extension. Warburg may elect, in its sole discretion, to convert any portion of the

Additional Extension into one share of Series A Preferred Stock for each $2.50 of such Additional Extension. In such event, the number of Preferred Shares to be purchased and the Investment Amount to be paid by Warburg pursuant to this Agreement shall be satisfied to the extent of any such Preferred Shares and dollar amounts, respectively, set forth in the preceding sentence with respect to Warburg. Warburg’s Investment Amount shall increase by the amount, if any, by which the amount of the Additional Extension Warburg elects to convert, prior to the Closing, exceeds Warburg’s Investment Amount, as adjusted. Notwithstanding the foregoing, as of the date of this Agreement, Warburg is not obligated to make, and has not indicated any willingness to make, the Additional Extension. The Company may, prior to Closing, repay to Warburg draws made under the Company Bridge, provided that, such repayment would not impair the ability of the Company to continue to operate its business in the ordinary course and would not otherwise result in a breach of the covenants in this Article V (other than covenants that would restrict the repayment of debt to an Affiliate).

          5.5      Public Announcements.

                   (a)    The Company will consult with Liberty Mutual Insurance Company (“Liberty”) before issuing, and provide Liberty with the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement that specifically identify Liberty by name, and shall not issue any such press release or make any such public statement prior to such consultation without Liberty’s approval, except as the Company may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or trading system or either party may determine is required by court order.

                   (b)    The Company and each Purchaser, through Scott Tobin and Bill Geary, as the representatives of the Purchasers, will consult with each other before issuing, and provide both the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as the Company may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or trading system or either party may determine is required by court order.

          5.6      Conduct of Business by the Company. During the period from the date of this Agreement to the Closing, the Company shall carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except (i) as expressly contemplated by this Agreement; (ii) as consented to in writing by the Company or a majority-in-

interest of the Purchasers, as the case may be, (iii) as set forth in Schedule 5.6 or (iii) as contemplated by the Viewlocity Merger, the Company shall not:

                   (a)    declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock; (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (b)    issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company capital stock upon the exercise of Company stock options or warrants outstanding as of the date hereof, in accordance with their terms on the date hereof);

                   (c)    amend or otherwise modify the Articles of Incorporation or Bylaws, or other comparable organizational documents;

                   (d)    except as otherwise agreed to in writing by the parties and except with respect to the Viewlocity Acquisition, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person, in a single transaction or series of transactions in which the aggregate consideration is $25,000 or greater;

                   (e)    sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations) in a single transaction or series of transactions in which the aggregate consideration is $10,000 or greater, other than in the ordinary course of business consistent with past practice;

                   (f)     incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any other Person; provided, however, that the Company Bridge may be amended as provided in Section 5.4;

                   (g)    pay, loan or advance (other than payment of compensation, directors’ fees or reimbursement of expenses in the ordinary course of business and other than as may be required by any agreement in effect as of the date hereof) an amount in excess of $1,000 to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or enter into any material contract with, any of its officers or directors or any Affiliate or “associate” of its officers and directors (as such terms are defined in Rule 405 promulgated under the Securities Act);

                   (h)    make or agree to make any new capital expenditure or expenditures in excess of $5,000;

                   (i)     make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or settle or compromise any material tax liability;

                   (j)     pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Company Financial Statements or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which the Company is a party;

                   (k)    adopt or amend any benefit plan or stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice;

                   (l)     make any significant change in the accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or U.S. GAAP;

                   (m)   take any action or fail to take any action that would cause the representations and warranties set forth in Section 3.1, to no longer be true and correct; or

                   (n)    authorize, commit or agree to take, any of the foregoing actions.

          5.7     Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, the Company will not, without the prior consent of a majority-in-interest of the Purchasers, which consent will not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within its control, as a result of which, to such Knowledge of the Company, any of the changes or events listed in Section 3.7 is likely to occur.

          5.8     Company Special Meeting; Proxy Statement. As soon as reasonably practicable following the execution of this Agreement, the Company shall:

                   (a)    duly call, give notice of, convene and hold a Special Meeting of Shareholders (the “Company Special Meeting”) for the purpose of considering and taking action required in connection with this Agreement, the Additional Investment, the Viewlocity Merger Agreement and the Viewlocity Merger and the transactions and other matters contemplated hereby and thereby; and

                   (b)    prepare and file with the SEC, with the assistance of each Purchaser, as applicable, the Proxy Statement in accordance with the Exchange Act, with respect to the Company Special Meeting. If at any time prior to the Closing any information relating to the Company, or any of its respective affiliates, officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. The Company shall use its best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date after approval by the SEC.

          5.9     No Negotiation. Except with respect to the Viewlocity Acquisition, the Company agrees that during the term of this Agreement, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition or sale of any capital stock (other than upon exercise of outstanding options) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of the Company, or any combination of the foregoing, or negotiate, explore or otherwise engage in discussions with any Person other than the other parties to this Agreement or their directors, officers, employees, agents and representatives, with respect to any such transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Additional

Investment. This Section 5.9 shall not prohibit accurate disclosure by the Company that is required in any SEC Report (including the Proxy Statement) or otherwise under applicable law.

          5.10    Board of Directors. Effective at or immediately prior to the Closing, the Board of Directors of the Company shall take all requisite corporate action necessary (including any necessary amendments of the Bylaws) to implement the provisions of this Section 5.10 and to cause the full Board of Directors, at and immediately after the Closing, to consist of the directors set forth on Schedule 5.10 (the “Company Initial Directors”). If any of the individuals named on Schedule 5.10 is unable or unwilling to serve, such individual or individuals shall be replaced by an individual or individuals designated by the Board of Directors. Notwithstanding the foregoing, if the Nasdaq SmallCap Market listing requirements, including provisions enacted subsequent to the date of this Agreement, require that the Board of Directors consist of a majority of independent directors, the parties hereto will comply with such requirement in accordance with the terms of the Shareholders Agreement.

          5.11    Management of the Surviving Corporation. Effective at or immediately prior to the Closing, the Board of Directors shall take all action necessary (including any necessary amendments of the Bylaws and the obtaining of any necessary resignations by officers of the Company) to implement the provisions of this Section 5.11 and to cause the persons set forth on Schedule 5.11 to be appointed to the offices of the Company indicated immediately following the Closing. Following the Closing, any vacancy among the officers of the Company shall be filled in accordance with the Bylaws. Joseph Trino will facilitate the transition of the management of the Company following the Closing.

          5.12    Nasdaq SmallCap Market Listing.

                   (a)    The Company shall use its best efforts to continue to be listed on the Nasdaq SmallCap Market at all times.

                   (b)    As promptly as practicable following the date hereof, the Company will apply to the Nasdaq SmallCap Market to list the shares of Common Stock into which the Preferred Shares may be converted, and the Company will use its best efforts to cause such shares to be listed on the Nasdaq SmallCap Market as promptly thereafter as practicable.

          5.13    Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon the conversion of all the Preferred Shares.

          5.14    Directors’ and Officers’ Insurance. For not less than six (6) years from the Closing, the Company shall cause to be maintained in effect in respect of the current and former directors, officers, employees and agents of the Company or any of its Subsidiaries, directors’ and officers’ liability insurance policies of at least the same coverage, and containing terms and conditions which are no less advantageous to the directors, officers, employees and agents who are covered thereby, as those policies in effect on the date hereof with respect to the directors, officers, employees and agents of the Company.

          5.15    Financial Information. Between the date of the Original Stock Purchase Agreement and the Closing Date, the Company will furnish to all of the Purchasers that have entered into or enter into Non—Disclosure Agreements with the Company subsequent to the date hereof, as soon as practicable at the end of each fiscal month, but in no event later than fifteen (15) days after the end of each fiscal month, unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such month, and unaudited consolidated statements of income and cash flow of the Company and its subsidiaries for each such month, with such statements accompanied by a brief narrative description of the Company’s business activities and financial results during said month prepared by its Chief Financial Officer; provided, however, that such statements and narrative for the month ended August 31, 2002 will be furnished as promptly as practicable following the date of this Agreement.

          5.16    Lock-Up Agreement.

                   (a)    The Company shall use its commercially reasonable efforts to deliver to the Purchasers, within five (5) business days from the date of this Agreement, Lock-Up Agreements substantially in the form of Exhibit G hereto from (i) each of the stockholders of Viewlocity receiving shares of Common Stock of the Company pursuant to the Viewlocity Merger and each person beneficially holding five percent (5%) or more of the Common Stock of the Company immediately prior to the Closing and the consummation of the Viewlocity Merger, including Warburg Pincus, providing for a lock-up period of twelve (12) months from the Closing; and (ii) each pre-transaction and post-transaction director and executive officer of the Company holding shares Common Stock of Synquest on the Closing Date, providing for a lock-up period of ninety (90) days from the Closing; provided, however, that to the extent the Company is unable to deliver any of such Lock-up Agreements within five (5) business days from the date of this Agreement, the Company shall continue to use its commercially reasonable efforts to deliver the remaining Lock-up Agreements to the Purchasers prior to Closing.

                   (b)    Each Purchaser shall deliver to the Company, within five (5) business days from the date of this Agreement, a Lock-up Agreement, substantially in the form of Exhibit G hereto, providing for a lock-up period of twelve (12) months from the Closing.

ARTICLE VI

CONDITIONS OF EACH PURCHASER TO CLOSING

          The obligation of each Purchaser to purchase the Preferred Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each Purchaser of the following conditions on or before the Closing Date.

          6.1     Representations and Warranties. The representations and warranties of the Company qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a Material Adverse Effect on the Company, in each case as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          6.2     Covenants. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants required by it to be performed at or prior to the Closing.

          6.3     Officer’s Certificate. Each Purchaser shall have received a certificate from the Company, in form and substance satisfactory to it, dated the Closing Date, and signed by an executive officer of the Company, certifying as to the matters set forth in Sections 6.1 and 6.2.

          6.4     Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Georgia in accordance with the Georgia Business Corporation Code, and each Purchaser shall have received satisfactory evidence of such filing.

          6.5     Secretary’s Certificate. Each Purchaser shall have received a certificate from the Company, in form and substance satisfactory to it, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Georgia, (b) that the attached copies of the Articles of Incorporation, the Bylaws, and resolutions of the Board of Directors and the minutes of the meetings of the shareholders of the Company approving the Transaction Documents and the transactions contemplated thereby and the Viewlocity Acquisition, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

          6.6     Opinion of Counsel. Each Purchaser shall have received an opinion from King & Spalding, counsel for the Company, dated the Closing Date, addressed to the Purchasers, in the form attached hereto as Exhibit F.

          6.7     Registration Rights Agreement. The Company and Warburg shall have duly executed and delivered the Registration Rights Agreement.

          6.8     Shareholders Agreement. The Company and Warburg shall have duly executed and delivered the Shareholders Agreement. All such actions shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Shareholders Agreement.

          6.9     No Injunction. No law or Governmental Order (whether temporary, preliminary or permanent) shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in the Transaction Documents or that, individually or in the aggregate with all other such laws or Governmental Order, could reasonably be expected to result in a Material Adverse Effect and no Governmental Authority or other person shall have instituted any proceeding seeking any such law or Governmental Order.

          6.10    Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons which are necessary or required in connection with the execution, delivery or performance by, or enforceability against, the Company of the Transaction Documents shall have been obtained and be in full force and effect, and each Purchaser shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a Company Material Adverse Effect.

          6.11    Purchased Preferred Shares. The Company shall be prepared to deliver to each Purchaser certificates in definitive form representing the number of Preferred Shares set forth on Schedule I hereto, registered in the name of each Purchaser.

          6.12    Viewlocity Acquisition. All conditions precedent to the closing of the Viewlocity Acquisition, with the exception of the Closing of the transactions contemplated by the Transaction Documents, must have been satisfied.

          6.13    Copies of Certificates. Each Purchaser shall have received from the Company

                   (a)    evidence that the Company has complied with applicable provisions of Section 906 of the Sarbanes-Oxley Act of 2002 through the Closing Date.

                   (b)    a copy of the certificate of Viewlocity’s Chief Executive Officer and Chief Financial Officer required to be delivered by Viewlocity to the Company pursuant to Section 7.6(d) of the Viewlocity Merger Agreement.

          6.14    Liabilities. The Liabilities of the Company, as of September 30, 2002, must not exceed $9,000,000. Solely for purposes of this Section 6.14, “Liabilities” means (i) the current and long-term liabilities of the Company, as reflected on the balance sheet of the Company as of September 30, 2002, prepared in accordance with GAAP (the “September 30 Balance Sheet”), plus (ii) the amount of any remaining lease payments on any non-capitalized leases of the Company as of September 30, 2002, minus (iii) the amount of any borrowings of the Company under the Company Bridge (including accrued interest) reflected on the September 30 Balance Sheet, minus (iv) the amount of any deferred revenue reflected as a liability on the September 30 Balance Sheet. On or before October 15, 2002, the Company will deliver to each of the Purchasers, a certificate of the Chief Financial Officer of the Company, confirming that the Company has (or has not) satisfied the conditions set forth in this Section 6.14, together with a copy of the September 30 Balance Sheet.

          6.15    Revenue. The Company and Viewlocity must satisfy at least one of the following two conditions specified in this Section 6.15:

                   (a)    the total Revenue of the Company and Viewlocity, on a combined basis, must equal or exceed $5,000,000 for the three-month period ending September 30, 2002, or

                   (b)    (i) the total Revenue of the Company and Viewlocity, on a combined basis, for the three-month period ending September 30, 2002, must equal or exceed $3,800,000, and

(ii) as of September 30, 2002, the Company and Viewlocity must either have signed license agreements with, or still be in active negotiations with, “Qualifying Pipeline Customers.” “Qualifying Pipeline Customers” means pipeline customers identified in Schedule 6.15 (the Company/ Viewlocity Pipeline) with aggregate transaction amounts (as reflected on Schedule 6.15 next to the names of those customers) of at least $8,636,000.

          Solely for purposes of this Section 6.15, “Revenue” means (i) the combined revenue of the Company and Viewlocity, as set forth on the respective income statements of the Company and Viewlocity, for the three month period ending September 30, 2002, in each case, prepared in accordance with GAAP (collectively, the “September 30 Income Statements”), plus (ii) revenue from discontinued operations for the three month period ending September 30, 2002, plus (iii) deferred license fees and deferred implementation services fees (but excluding any deferred maintenance fees) for the quarter ended September 30, 2002.

                   (c)    On or before October 15, 2002, the Company will deliver to each of the Purchasers, a certificate of the Chief Financial Officer of the Company, confirming that the Company has (or has not) satisfied the conditions set forth in this 6.15, together with a copy of the September 30 Income Statements.

          6.16    Minimum Amount Funded. The Purchasers shall have funded at least $10,000,000 of the Aggregate Investment Amount (excluding any amounts to be invested by Tilion but including any advances treated as a part of any Purchaser’s Investment Amount pursuant to Section 2.1(b)). This condition is solely for the benefit of, and may only be exercised by, Tilion.

ARTICLE VII

CONDITIONS OF THE COMPANY TO CLOSING

          The obligation of the Company to issue and sell the Preferred Shares to a Purchaser and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

          7.1     Representations and Warranties. The representations and warranties of the applicable Purchaser contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

          7.2     Covenants. The applicable Purchaser shall have performed in all material respects all obligations and complied with all agreements and covenants required by it to be performed at or prior to the Closing.

          7.3     No Injunction. No law or Governmental Order (whether temporary, preliminary or permanent) shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in the Transaction Documents or that, individually or in the aggregate with all other such laws or Governmental Order, could reasonably be expected to result in a Material Adverse Effect and no Governmental Authority or other person shall have instituted any proceeding seeking any such law or Governmental Orders.

          7.4     Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons and all corporate actions which are necessary or required in connection with the execution, delivery or performance by, or enforceability against, the applicable Purchaser of the Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a Material Adverse Effect.

          7.5     Payment of Purchase Price. The applicable Purchaser shall be prepared to pay the aggregate purchase price for the Preferred Shares to be purchased by such Purchaser.

ARTICLE VIII

INDEMNIFICATION

          8.1     Indemnification. Except as otherwise provided in this Article VIII, the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each Purchaser and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in the Transaction Documents, including as a result of any claim by the Indemnified Party or a third party with respect to any such breach.

          8.2     Notification. Each Indemnified Party under this Article VIII shall, promptly after the receipt of notice of the commencement of any claim by a third party against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VIII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VIII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

          8.3     Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein (other than by reason of a breach of, or default under, the provisions of Section 8.2 hereof by such Indemnified Party), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE IX

POST CLOSING COVENANT

          9.1     Financial Statements. The Company hereby covenants and agrees with each Purchaser, until the first anniversary of the Closing, the Company shall deliver to each Purchaser who so requests in writing to the Company, as soon as they are available, commencing with the monthly period ending on the last day of the month in which the Closing occurs, unaudited monthly financial statements of the Company, conditioned on the continuing effectiveness (without waiver) of the Lock-up Agreement with respect to all shares of Preferred Shares held by such Purchasers.

ARTICLE X

TERMINATION OF AGREEMENT

          10.1    Termination. This Agreement may be terminated prior to the Closing as follows:

                   (a)    at any time on or prior to the Closing Date, by written consent of the Company and each Purchaser, as to such Purchaser;

                   (b)    at the election of the Company or the Purchaser, by written notice to the other parties hereto after 5:00 p.m., New York time, on January 31, 2003 if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and each Purchaser; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the proximate cause of the failure of the Closing to occur on or before such date.

                   (c)    at the election of each Purchaser as to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement that would have a Material Adverse Effect on the Company, which breach could not reasonably be expected to be cured prior to January 31, 2003.

                   (d)    at the election of each Purchaser as to such Purchaser, if the Company has not satisfied the condition specified in either Section 6.14 or Section 6.15, by providing written notice of its exercise of such termination rights to the Company within five days following receipt of the certificates provided for in Section 6.14 and Section 6.15, respectively. If the Company has not received written notice of the exercise of such termination rights within the time period specified in the preceding sentence, then the conditions set forth in Sections 6.14 and 6.15 will be deemed satisfied.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

          10.2    Survival. Notwithstanding Section 10.1, if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I and this Section 10.2; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 10.1(c); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

          11.1    Survival of Representations and Warranties. All of the representations, warranties and indemnities made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the Closing Date.

          11.2    Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the holders of at least seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares or, prior to the Closing, by Purchasers who have agreed to purchase seventy-five percent (75%) of the Preferred Shares. Any amendment, termination or waiver effected in accordance with this Section 11.2 shall be binding upon (a) each Purchaser, even if they do not execute such consent, (b) each future holder of Preferred Shares (including shares of Common Stock into which any Preferred Shares have been converted) and (c) the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.3    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

          If to the Company:

SynQuest, Inc.
3500 Parkway Lane, Suite 555
Norcross, Georgia 30092
Telephone No.: (770) 325-2000
Facsimile No.: (770) 325-2949
Attention: Chief Financial Officer

          With a copy to:

King & Spalding
191 Peachtree Street
Atlanta, Georgia 30303
Telephone No.: (404) 572-4600
Facsimile No.: (404) 572-5100
Attention: William G. Roche

          If to a Purchaser, to the address set forth beneath the Purchaser’s name on Schedule I hereto, with a copy to:

Ropes & Gray
One International Place
Boston, MA 02110-2624
Telephone No.: (617) 951-7000
Facsimile No.: (617) 951-7050
Attention: Christopher J. Austin

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

          11.4    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns of each party; provided, however that neither the Company, on the one hand, nor any Purchaser on behalf of such Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party; provided further that, any Purchaser may assign any of its rights under this Agreement, but not any of its obligations hereunder, to any Affiliate of such Purchaser without the Company’s consent.

          11.5    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever or by reason of this Agreement.

          11.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

          11.7    Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

          11.8    Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          11.9    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflict of law principles).

          11.10  Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          11.11  Entire Agreement. The Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the other Transaction Documents. The Transaction Documents supersede all prior agreements and understandings between the parties to this Agreement with respect to such subject matter.

          11.12  Fees. Upon the Closing, the Company shall reimburse each Purchaser for all of its reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement.

          11.13  Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          11.14  No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to each Purchaser in this Agreement.

          11.15  Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its, his or her legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and each Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stock Purchase Agreement as of the date first above written.

COMPANY:

SYNQUEST, INC.

By:	/s/ Timothy M. Harvey

Name: Timothy M. Harvey
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

PURCHASERS:

BATTERY VENTURES IV, L.P.
By: Battery Partners IV, LLC

By:	/s/ Oliver D. Curme

Name: Oliver D. Curme
Title: Member Manager

BATTERY INVESTMENT PARTNERS IV LLC
By: Battery Partners IV, LLC

By:	/s/ Oliver D. Curme

Name: Oliver D. Curme
Title: Member Manager

[SIGNATURES CONTINUE ON NEXT PAGE]

LIBERTY MUTUAL INSURANCE COMPANY

By:	/s/ Ronald D. Ulich

Name: Ronald D. Ulich
Title: Vice President

WARBURG, PINCUS INVESTORS, L.P.
By: Warburg, Pincus & Co.,
General Partner

By:	/s/ Joseph P. Landy

Name: Joseph P. Landy
Title: Managing Director

TICONDEROGA E-SERVICES FUND II, L.P.
By: Ticonderoga e-Services Associates II, LLC,
its General Partner

By:	/s/ Tyler S. Wick

Name: Tyler S. Wick
Title: Member

/s/ Jeffrey Simpson

Jeffrey Simpson

TILION, INC.

By:	/s/ Peter R. Shields

Name: Peter R. Shields
Title: President and Chief Executive Officer

SCHEDULE I

PURCHASERS:

Battery Ventures IV LLC

Battery Ventures IV, L.P.
20 William Street, Suite 200
Wellesley, MA 02481
Investment Amount: $6,000,000
Purchased Shares: 2,400,000

Liberty Mutual Insurance Company

175 Berkeley Street, 9A
Boston, MA 02117
Investment Amount: $3,500,000
Purchased Shares: 1,400,000

Warburg, Pincus Investors, L.P.

c/o Warburg Pincus
466 Lexington Avenue
New York, New York 10017-3147
Investment Amount: $1,500,000
Purchased Shares: 600,000

Ticonderoga E-Services Fund II, L.P.

20 William Street, Suite G40
Wellesley, MA 02481
Investment Amount: $3,250,000
Purchased Shares: 1,300,000

C.J. Simpson

3475 Piedmont Road, Suite 1700
Atlanta, GA 30305
Investment Amount: $250,000
Purchased Shares: 100,000

Tilion, Inc.

5 Clock Tower Place, Suite 110
Maynard, MA 01754
Investment Amount: $13,000,000
Purchased Shares: 5,200,000

Up to 1,000,000 additional Preferred Shares are reserved for later issuance, on terms consistent with Section 2.5 hereof, at a price equal to $2.50 per Preferred Share.

SCHEDULE 5.10

William Geary (North Bridge)

Scott Tobin (Battery)
Jim Wilson (Independent)
Jeff Simpson (CEO)
Three independent members to be determined in accordance with the Shareholders’ Agreement.

SCHEDULE 5.11

Jeffrey Simpson (chief executive officer)

Allen Plunk (chief financial officer)

ANNEX E

VOTING AGREEMENT

          This Voting Agreement (this “Agreement”) dated as of August 30, 2002 among each of the shareholders listed on the signature page hereto (each, a “Shareholder”) and Viewlocity, a Delaware corporation (“Viewlocity”).

          WHEREAS, simultaneously with the execution of this Agreement, Viewlocity and SynQuest, Inc., a Georgia corporation (“SynQuest”) are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”) providing for the merger of Viewlocity with and into SynQuest (the “Merger”);

          WHEREAS, as a condition to the willingness of Viewlocity to enter into the Merger Agreement, Viewlocity has requested that each Shareholder agree, and, in order to induce Viewlocity to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement;

          WHEREAS, each Shareholder desires to induce Viewlocity and each other Shareholder to enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.      Definitions. This Agreement is one of the SynQuest Voting Agreements referred to in Section 4.26 of the Merger Agreement. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement.

          2.      Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants, severally and not jointly, to Viewlocity, solely with respect to itself, as of the date hereof, as follows:

                   2.1     Title to Shares. On the date hereof, Shareholder holds of record and owns beneficially the number of shares of SynQuest capital stock set forth opposite such Shareholder’s name on Schedule I (the “SynQuest Shares”), free and clear of any liens or other encumbrances, restrictions on the right to vote, restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), options, warrants, rights, calls, commitments, proxies or other contract rights. Except for this Agreement, and except as described on Schedule I, Shareholder is not a party to any option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of any capital stock or any options exercisable for SynQuest’s capital stock. Except as described on Schedule I, Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of SynQuest’s capital stock.

                   2.2     Right to Vote. Shareholder has, with respect to all of Shareholder’s SynQuest Shares and Additional Shares (as defined herein), and will have at the special meeting of SynQuest shareholders called for the purpose of considering and taking action upon the Merger Agreement, the Merger, the Additional Investment and the transactions and other matters contemplated thereby, and any adjournments or postponements thereof (the “SynQuest Shareholder Meeting”), with respect to all of Shareholder’s SynQuest Shares and any Additional Shares acquired prior to or on the record date for the SynQuest Shareholder Meeting, sole voting power, sole power of disposition or sole power to issue instructions with respect to the matters set forth in Section 3 hereof and to fulfill its obligations under such Section and shall not grant any proxy, revocable or irrevocable, or power of attorney, other than under this Agreement, with respect to any SynQuest Shares or any Additional Shares and, if given, shall not be effective. Shareholder hereby revokes any and all other proxies with respect to such Shareholder’s SynQuest Shares and any Additional Shares.

                   2.3     Authority. Shareholder has full legal capacity to enter into this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding agreement of Shareholder, enforceable in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

                   2.4     Conflicting Instruments. Neither the execution and delivery of this Agreement, nor the performance by Shareholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law or regulation to which Shareholder is a party or by which Shareholder (or any of its assets) is bound.

                   2.5     Viewlocity’s Reliance. Shareholder understands and acknowledges that Viewlocity is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

                   2.6     Investment Representation. Shareholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and has had full access to such other information concerning SynQuest and Viewlocity and the Merger as Shareholder has requested. Shareholder has consulted with independent legal counsel regarding his, her or its rights and obligations under this Agreement, the Merger Agreement and the other agreements contemplated hereby and thereby and that he, she or it fully understands the terms and conditions contained herein and therein.

          3.      Voting Agreement and Restrictions on Transfer.

                   3.1.     Agreement to Vote. Each Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted, or provide a consent with respect to, all SynQuest Shares and Additional Shares that it has the power to vote as of the record date for the SynQuest Shareholder Meeting at the SynQuest Shareholder Meeting, including any adjournment or postponement thereof, and at any other annual or special meeting of shareholders of SynQuest or action by written consent where such matters arise (a) in favor of the Merger and the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated thereby and (b) against any Acquisition Proposal (as defined herein). Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

                   3.2.     Grant of Proxy; Appointment of Proxies.

                   (a)    Each Shareholder hereby grants to, and appoints, [                                 ] and [                                 ], or either of them, in their respective capacities as officers of SynQuest, and any individual who shall hereafter succeed to any such office of SynQuest, and each of them individually, such Shareholder’s proxy and attorney-in-fact (with full power and substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or give written consent with respect to all of such Shareholder’s SynQuest Shares and Additional Shares (i) in favor of the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement and the taking of any actions necessary or appropriate in furtherance thereof, and (ii) against any Acquisition Proposal. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SHAREHOLDER MAY TRANSFER ANY OF HIS, HER OR ITS SYNQUEST SHARES AND ANY ADDITIONAL SHARES IN BREACH OF THIS AGREEMENT.

                   (b)    Each Shareholder understands and acknowledges that Viewlocity is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the proxy set forth in this Section 3.2 is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby ratifies and confirms that each such proxy may lawfully do or cause to be done by virtue hereof.

                   3.3.     Additional Shares and Additional Rights. If, after the date hereof, a Shareholder acquires record ownership or beneficial ownership of any additional shares of capital stock of SynQuest (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of SynQuest through the conversion of the SynQuest capital stock or through any stock dividend or stock split, the provisions of this Agreement applicable to the SynQuest Shares shall be applicable to such Additional Shares from and after the date of acquisition thereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person immediately upon the acquisition by any Shareholder of record ownership or beneficial ownership of such Additional Shares.

                   3.4     Restrictions on Transfer. Each Shareholder severally agrees that such Shareholder will not sell, pledge, transfer or otherwise dispose of or consent to any transfer or disposition of any of its SynQuest Shares or, if acquired, Additional Shares (a “Transfer”) or any interest therein or enter into any contract, option or other arrangement, understanding or undertaking to Transfer any of its SynQuest Shares or Additional Shares or take any other action that would in any way restrict, limit, or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, except Transfers (i) in accordance with the Securities Act and any applicable state securities laws and (ii) to transferees who are “accredited investors,” as that term is defined in Regulation D promulgated under the Securities Act and who agree in writing to be bound by the terms of this

Agreement or which occur by operation of law if the transferee remains, or agrees in writing to remain, bound by the terms of this Agreement, including entering into a voting agreement or arrangement.

                   3.5     Waiver of Appraisal Rights. Each Shareholder hereby irrevocably waives any rights of appraisal or rights to dissent, and notice regarding such rights of appraisal or dissent, from the Merger contemplated by the Merger Agreement that such Shareholder may have.

                   3.6     No Solicitation. Each Shareholder will not solicit, initiate, or encourage any Acquisition Proposal or furnish any information to, or cooperate with, any Person with respect to an Acquisition Proposal, other than as provided in the Merger Agreement. For purposes hereof, the term “Acquisition Proposal” shall mean any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving SynQuest or Viewlocity or (ii) the acquisition, directly or indirectly, of (A) an interest representing greater than 50% of the voting securities of SynQuest or Viewlocity or (B) assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated assets or earning power of SynQuest or Viewlocity, other than the transactions contemplated by the Merger Agreement.

                   3.7     Legend. Until termination of this Agreement, each certificate representing SynQuest Shares or Additional Shares (the “Certificates”) shall include a legend (the “Legend”) in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, DATED AS OF AUGUST 30, 2002, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. NO VOTE OR TRANSFER OF ANY SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID UNLESS MADE IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

          Within 10 days of the execution of this Agreement, each Shareholder shall deliver the Certificates to SynQuest for purposes of affixing the Legend. The Legend shall be removed upon termination of this Agreement pursuant to Section 4.6 of this Agreement.

          4.      Miscellaneous.

                   4.1     Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transfer or voting of SynQuest Shares or Additional Shares. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                   4.2     Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                   4.3     Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

                   4.4     Execution in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument. The obligations of the Shareholders hereunder are several and not joint and the covenants and agreements of the Shareholders herein are made only in their capacity as shareholders of SynQuest and not in any other capacity (including as directors or officers of SynQuest).

                   4.5     Specific Performance. Each Shareholder agrees with Viewlocity as to itself that if for any reason a Shareholder fails to perform any of its agreements or obligations under this Agreement, immediate and irreparable harm or injury to Viewlocity would be caused as to which money damages would not be an adequate remedy. Accordingly, each Shareholder agrees that, in seeking to enforce this Agreement against such Shareholder, Viewlocity shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief restraining any violation or threatened violation of the provisions of this Agreement without the necessity of Viewlocity posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, such Shareholder will not allege, and hereby waives the defense, that there is an adequate remedy at law. The provisions of this Section 4.5 are without prejudice to any other rights or remedies, whether at law or in equity, that Viewlocity may have against such Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

                   4.6     Amendments; Termination.

(a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(b) The obligations of the parties under this Agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger and (iii) the termination of the Merger Agreement.

                   4.7     Governing Law; Submission and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to principles of conflicts of laws.

                   4.8     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

                   4.9     Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a) if to a Shareholder, at such Shareholder’s address appearing on Schedule I hereto or at any other address that such Shareholder may have provided in writing to Viewlocity and the other Shareholders.

(b) if to Viewlocity:

Viewlocity, Inc.
3475 Piedmont Road, Suite 1700
Atlanta, Georgia 30305
Attn: Chief Executive Officer

with a copy to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attn: David M. Calhoun, Esq.
Telephone No.: (404) 504-7613
Facsimile No.: (404) 365-9532

(the remainder of this page is intentionally left blank)

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 30th day of August, 2002.

VIEWLOCITY

By:
Name: L. Allen Plunk
Title: Chief Financial Officer

SHAREHOLDERS:

By: Name: Title:	By: Name: Title:

By: Name: Title:	By: Name: Title:

By: Name: Title:	By: Name: Title:

SCHEDULE I

ANNEX F

AMENDED AND RESTATED VOTING AGREEMENT

          This Amended and Restated Voting Agreement (this “Agreement”) dated as of September 20, 2002 among each of the stockholders listed on the signature page hereto (each, a “Stockholder”) and Tilion, Inc. a Delaware corporation (“Tilion”).

          WHEREAS, simultaneously with the execution of this Agreement, Tilion and Synquest, Inc., a Georgia corporation (“Synquest”), are entering into an Amended and Restated Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Synquest has agreed to, upon the terms and subject to the conditions contained therein, to issue and sell to Tilion and the other Preferred Investors shares of Synquest’s Series A Convertible Preferred Stock, $.01 par value per share, convertible into shares of Synquest’s common stock, $0.01 par value per share;

          WHEREAS, as a condition to the willingness of Tilion to enter into the Purchase Agreement, Tilion has requested that each Stockholder agree, and, in order to induce Tilion to enter into the Purchase Agreement, each Stockholder has agreed, to enter into this Agreement;

          WHEREAS, each Stockholder desires to induce Tilion and each other Stockholder to enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.      Definitions. This Agreement is the Voting Agreement referred to in Section 3.30 of the Purchase Agreement. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Purchase Agreement.

          2.      Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants, severally and not jointly, to Tilion, solely with respect to itself, as of the date hereof, as follows:

                   2.1     Title to Shares. On the date hereof, Stockholder holds of record and owns beneficially the number of shares of Synquest capital stock set forth opposite such Stockholder’s name on Schedule I (the “Synquest Shares”), free and clear of any liens or other encumbrances, restrictions on the right to vote, restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), options, warrants, rights, calls, commitments, proxies or other contract rights. Except for this Agreement, and except as described on Schedule I, Stockholder is not a party to any option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of any capital stock or any options exercisable for Synquest’s capital stock. Except as described on Schedule I, Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of Synquest’s capital stock.

F-1

                   2.2     Right to Vote. Stockholder has, with respect to all of Stockholder’s Synquest Shares and Additional Shares (as defined herein), and will have at the special meeting of Synquest stockholders called for the purpose of considering and taking action upon the Purchase Agreement and the transactions and other matters contemplated thereby, and any adjournments or postponements thereof (the “Synquest Stockholder Meeting”), with respect to all of Stockholder’s Synquest Shares and any Additional Shares acquired prior to or on the record date for the Synquest Stockholder Meeting, sole voting power, sole power of disposition or sole power to issue instructions with respect to the matters set forth in Section 3 hereof and to fulfill its obligations under such Section and shall not grant any proxy, revocable or irrevocable, or power of attorney, other than under this Agreement, with respect to any Synquest Shares or any Additional Shares and, if given, shall not be effective. Stockholder hereby revokes any and all other proxies and powers of attorney that may heretofore have been granted with respect to such Stockholder’s Synquest Shares and any Additional Shares.

                   2.3     Authority. Stockholder has full legal capacity to enter into this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

                   2.4     Conflicting Instruments. Neither the execution and delivery of this Agreement, nor the performance by Stockholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law or regulation to which Stockholder is a party or by which Stockholder (or any of its assets) is bound.

                   2.5     Tilion’s Reliance. Stockholder understands and acknowledges that Tilion is entering into the Purchase Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

                   2.6     Investment Representation. Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Purchase Agreement and has had full access to such other information concerning Synquest and Tilion and the Purchase Agreement as Stockholder has requested. Stockholder has consulted with independent legal counsel regarding his, her or its rights and obligations under this Agreement, the Purchase Agreement and the other agreements contemplated hereby and thereby and that he, she or it fully understands the terms and conditions contained herein and therein.

          3.      Voting Agreement and Restrictions on Transfer.

                   3.1.     Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted, or provide a written consent with respect to, all Synquest Shares and Additional Shares that it has the power to vote as of the record date for the Synquest Stockholder Meeting at the Synquest Stockholder Meeting, including any adjournment or postponement thereof, and at any other annual or special meeting of stockholders of Synquest or

F-2

action by written consent where such matters arise (a) in favor of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated thereby and (b) against any Acquisition Proposal (as defined herein). Each Shareholder acknowledges receipt and review of a copy of the Purchase Agreement.

                   3.2.     Grant of Proxy; Appointment of Proxies.

(a) Each Stockholder hereby grants to, and appoints, Peter Shields and Ken DiPoto, or either of them, in their respective capacities as chief executive officer and chief financial officer of Tilion, and any individual who shall hereafter succeed to any such office of Tilion, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power and substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or give written consent with respect to all of such Stockholder’s Synquest Shares and Additional Shares (i) in favor of the Purchase Agreement and the transactions contemplated by the Purchase Agreement and the taking of any actions necessary or appropriate in furtherance thereof and (ii) against any Acquisition Proposal. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM STOCKHOLDER MAY TRANSFER ANY OF HIS, HER OR ITS SYNQUEST SHARES AND ANY ADDITIONAL SHARES IN BREACH OF THIS AGREEMENT.

(b) Each Stockholder understands and acknowledges that Tilion is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the proxy set forth in this Section 3.2 is given in connection with the execution of the Purchase Agreement and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby ratifies and confirms that each such proxy may lawfully do or cause to be done by virtue hereof.

                   3.3.     Additional Shares and Additional Rights. If, after the date hereof, a Stockholder acquires record ownership or beneficial ownership of any additional shares of capital stock of Synquest (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of Synquest through the conversion of the Synquest capital stock or through any stock dividend or stock split, the provisions of this Agreement applicable to the Synquest Shares shall be applicable to such Additional Shares from and after the date of acquisition thereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person immediately upon the acquisition by any Stockholder of record ownership or beneficial ownership of such Additional Shares.

                   3.4     Restrictions on Transfer. Each Stockholder severally agrees that such Stockholder will not sell, pledge, transfer or otherwise dispose of or consent to any transfer or disposition of any of its Synquest Shares or, if acquired, Additional Shares (a “Transfer”) or any

F-3

interest therein or enter into any contract, option or other arrangement, understanding or undertaking to Transfer any of its Synquest Shares or Additional Shares or take any other action that would in any way restrict, limit, or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement, including entering into a voting agreement or arrangement.

                   3.5     No Solicitation. Each Stockholder will not solicit, initiate, or encourage any Acquisition Proposal or furnish any information to, or cooperate with, any Person with respect to an Acquisition Proposal, other than as provided in the Purchase Agreement. For purposes hereof, the term “Acquisition Proposal” shall mean any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving Synquest or Tilion or (ii) an acquisition, directly or indirectly, of (A) an interest representing greater than 50% of the voting securities of Synquest or Tilion or (B) assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated assets or earning power of Synquest or Tilion, other than the transactions contemplated by the Purchase Agreement.

                   3.6     Legend. Until termination of this Agreement, each certificate representing Synquest Shares or Additional Shares (the “Certificates”) shall include a legend (the “Legend”) in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, DATED AS OF SEPTEMBER 20, 2002, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. NO VOTE OR TRANSFER OF ANY SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID UNLESS MADE IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

          Within 10 days of the execution of this Agreement, each Stockholder shall deliver the Certificates to Synquest for purposes of affixing the Legend. The Legend shall be removed upon termination of this Agreement pursuant to Section 4.6 of this Agreement.

          4.      Miscellaneous.

                   4.1     Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transfer or voting of Synquest Shares or Additional Shares. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                   4.2     Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

F-4

                   4.3     Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

                   4.4      Execution in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument. The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of Synquest and not in any other capacity (including as directors or officers of Synquest).

                   4.5      Specific Performance. Each Stockholder agrees with Tilion as to itself that if for any reason a Stockholder fails to perform any of its agreements or obligations under this Agreement, immediate and irreparable harm or injury to Tilion would be caused as to which money damages would not be an adequate remedy. Accordingly, each Stockholder agrees that, in seeking to enforce this Agreement against such Stockholder, Tilion shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief restraining any violation or threatened violation of the provisions of this Agreement without the necessity of Tilion posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, such Stockholder will not allege, and hereby waives the defense, that there is an adequate remedy at law. The provisions of this Section 4.5 are without prejudice to any other rights or remedies, whether at law or in equity, that Tilion may have against such Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

                   4.6      Amendments; Termination.

(a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(b) The obligations of the parties under this Agreement shall terminate upon the earlier to occur of (i) the closing of the transactions contemplated by the Purchase Agreement and (iii) the termination of the Purchase Agreement.

                   4.7      Governing Law; Submission and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to principles of conflicts of laws.

                   4.8      Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Stockholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Stockholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

F-5

                   4.9      Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a) if to a Stockholder, at such Stockholder’s address appearing on Schedule I hereto or at any other address that such Stockholder may have provided in writing to Tilion and the other Stockholders.

(b) if to Tilion:

Tilion, Inc.
5 Clock Tower Place, Suite 110
Maynard, MA 01754
Attn: Chief Executive Officer

With a copy to:

Ropes & Gray
One International Place
Boston, MA 02110-2624
Attention: Christopher J. Austin, Esq.
Telephone No.: (617) 951-7000
Facsimile No.: (617) 951-7050

[the remainder of this page is intentionally left blank]

F-6

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 20th day of September, 2002.

TILION, INC.

By:

Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

F-7

SHAREHOLDERS:
WARBURG, PINCUS INVESTORS, L.P.
By: Warburg, Pincus & Co.,
General Partner

By:

Name:
Title:

Tim Harvey

F-8

ANNEX G

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

          This Amended and Restated Shareholders Agreement, dated as of September 20, 2002, is entered into by and among SynQuest, Inc., a Georgia corporation (the “Company”), the persons and entities listed on Exhibit A hereto (individually, an “Investor” and collectively, the “Investors”). The Investors are sometimes referred to in this Agreement individually as a “Shareholder” and, collectively, as the “Shareholders.”

          WHEREAS, the Investors (i) currently own outstanding shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) are executing, concurrently herewith, an Amended and Restated Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which certain Investors will purchase shares of the Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company, (iii) will become holders of Common Stock of the Company pursuant to the Agreement and Plan of Merger (the “Viewlocity Merger Agreement”) by and among the Company and Viewlocity, Inc., a Delaware corporation, dated August 30, 2002 (the “Viewlocity Merger”) or (iv) will become holders of Series A Preferred Stock upon the consummation of the Tilion Liquidation (as defined in the Purchase Agreement);

          WHEREAS, certain of the Investors wish to provide for their continuing representation on the Board of Directors of the Company on and immediately following the Closing, as defined in the Purchase Agreement, in the manner and upon the terms and conditions set forth below; and

          WHEREAS, the Company and certain of the Investors desire to provide for certain arrangements with respect to the right of first refusal on behalf of the Investors with respect to certain issuances of securities of the Company on and following the Closing.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and the consummation of the sale and purchase of shares of Series A Preferred Stock of the Company pursuant to the Purchase Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.      Voting of Shares.

                   (a)    In any and all elections of directors of the Company, whether at a meeting or by written consent in lieu of a meeting, each Shareholder shall vote or cause to be voted all Shares, as defined in Section 1(j) below, owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at seven (7) and to elect to such board of directors:

(i) one (1) member designated by North Bridge, as defined in Section 8(j) hereof (the “North Bridge Designee”), who shall initially be William Geary, provided, however, that if North Bridge should at any time hold less than twenty-five percent (25%) of the number of shares of Series A Preferred Stock that it held at the Closing, as defined in the Purchase Agreement, then such member shall be designated by a majority-in-interest of the holders of Series A Preferred Stock;

(ii) one (1) member designated by Battery, as defined in Section 8(j) hereof (the “Battery Designee”), who shall initially be Scott Tobin provided, however, that if Battery should at any time hold less than twenty-five percent (25%) of the number of shares of Series A Preferred Stock that it held at the Closing, then such member shall be designated by a majority-in-interest of the holders of Series A Preferred Stock (together with such member designated by holders of Series A Preferred Stock pursuant to clause (i) above, each a “Series A Designee”);

(iii) the Chief Executive Officer of the Company, who immediately following the Closing will be Jeff Simpson; and

(iv) four (4) members to be designated annually by a majority of the full board of directors then in office (each, a “Non-Investor Board Designee,” and, collectively, the “Non-Investor Board Designees”), each for a term of one year, and at least three (3) of whom shall be independent directors, as defined by applicable federal law and by the rules issued by any national securities exchange or automated quotation system on which securities issued by the Company are then listed. One Non-Investor Board Designee shall initially be Jim Wilson. None of the Non-Investor Board Designees shall be affiliated with any of the Investors.

                   (b)    Subject to Section 1(f) below, the Shareholders shall vote all of their Shares to cause the North Bridge Designee to be removed during his term in office when, and only when, they are so directed in writing by North Bridge, except to the extent that such designee becomes a Series A Designee.

                   (c)    Subject to Section 1(f) below, the Shareholders shall vote all of their Shares to cause the Battery Designee to be removed during his term in office when, and only when, they are so directed in writing by Battery, except to the extent that such designee becomes a Series A Designee.

                   (d)    Subject to Section 1(f) below, the Shareholders shall vote all of their Shares to cause any Series A Designee to be removed during his term in office when, and only when, they are so directed in writing by a majority-in-interest of the holders of Series A Preferred Stock.

                   (e)    Subject to Section 1(f) below, the Shareholders shall vote all of their Shares to cause any Non-Investor Board Designee to be removed during his term in office when, and only when, they are so directed in writing by a majority of the members of the board of directors, which majority shall include the North Bridge Designee, the Battery Designee and, if applicable, each Series A Designee.

                   (f)     Except as provided in subsections 1(b) through 1(e) hereof, no Shareholder shall vote his, her or its Shares for the removal of a director designated by another Shareholder, except for bad faith or willful misconduct.

                   (g)    To the extent permitted by applicable federal law and by the rules issued by any national securities exchange or automated quotation system on which securities issued by the Company are then listed, if so requested, the Company and the Shareholders will use their best efforts to cause the directors of the Company referenced above in Section 1(a) to cause and maintain the appointment of the North Bridge Designee and the Battery Designee to any audit committee and any compensation and/or option plan administration committee of the board of directors of the Company.

                   (h)    The Company shall cause the nomination for election to the board of directors of the designated representatives and shall call such meetings of shareholders as may be necessary to effect any such election.

                   (i)     For so long as securities issued by the Company are listed on the Nasdaq SmallCap Market, or on any other national securities exchange or automated quotation system, each party to this Agreement agrees to amend this Section 1 as may be necessary to add additional directors in order to conform the composition of the board of directors to the then effective rules issued by the Nasdaq SmallCap Market or other applicable national securities exchange or automated quotation system.

                   (j)     “Shares” shall mean and include any and all shares of Common Stock, Series A Preferred Stock and any other shares of capital stock of the Company, by whatever name called, which carry voting rights, including voting rights which arise by reason of default, and shall include any such shares of any of the foregoing now owned or subsequently acquired by a Shareholder, however acquired, including without limitation stock splits and stock dividends.

          2.      Self-Tenders. For a period of two years following the date of this Agreement, each Investor hereby agrees that if, upon the recommendation of the board of directors, the Company makes a tender offer for its outstanding shares of Common Stock using then existing funds of the Company or additional funds invested by the Investors in other equity securities of the Company, such Investor shall not tender any shares of Common Stock, including any shares of Common Stock issuable upon conversion of any Series A Preferred Stock, held by such Investor.

          3.      Right of First Refusal. Only Investors holding shares of Series A Preferred Stock or shares of Common Stock received pursuant to the Viewlocity Merger are entitled to the rights set forth in this Section 3 and any reference to Investors in this Section 3 shall be deemed to include only such Investors.

                   (a)    The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (A) any shares of its Common Stock, (B) any other equity securities of the Company, including, without limitation, shares of preferred stock, (C) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (D) any debt securities convertible into equity securities of the Company (collectively, the “Offered Securities”), unless in each such case the Company shall have first complied with this Section 3. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any securities of any direct or indirect subsidiary.

(i) The Company shall deliver to each Investor entitled to rights under this Section 3 a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities, if known, to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investor (A) such portion of the Offered Securities as is equal to (1) the total number or amount of the Offered Securities multiplied by (2) a fraction, the numerator of which is the aggregate number of shares of Common Stock held by such Investor and/or issuable upon conversion of the Series A Preferred Stock held by such Investor and the denominator of which is the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Series A Preferred Stock, each as adjusted for stock dividends, splits, reclassifications, recapitalizations or similar events (the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amount of other Investors as such Investor shall indicate it will purchase or acquire should any other Investors subscribe for less than its Basic Amount (the “Undersubscription Amount”).

(ii) If more than one Investor indicates that it wishes to purchase the Undersubscription Amount, or a portion thereof, and the Undersubscription Amount is not sufficient to allow all such Investors to purchase the amounts indicated, the Undersubscription Amount shall be allocated among the Investors who indicated an interest therein, pro rata based on such Investors’ relative Basic Amounts.

          Each Investor shall have the right, for a period of fifteen (15) days following the delivery of the Offer, to purchase or acquire, at the price and upon the other terms specified in the Offer, the number and amount of Offered Securities described above. For the purpose of determining both the numbers of shares each such Investor owns and the number of shares each Investor is entitled to purchase, each Investor shall be treated as one holder together with its affiliates, regardless of whether such affiliates currently own securities of the Company.

                   (b)    To accept an Offer, in whole or in part, an Investor must deliver a written notice to the Company prior to the end of the 15-day period of the Offer, setting forth the portion of the Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts available for purchase, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amount it subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amount subscribed for by the Investors exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount equal to its pro rata share as calculated in Section 3(a)(ii) above, subject to rounding by the board of directors to the extent it deems reasonably necessary.

                   (c)    The Company shall have ninety (90) days from the expiration of the period set forth in Section 3(b) above, except for any issuance, sale or exchange of such Offered Securities which would require the approval of the shareholders of the Company, in which case the Company shall have one hundred-twenty (120) days, to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only to the offerees or Investors described in the Offer and only upon terms and conditions, including, without limitation, unit prices and dividend rates, which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                   (d)    In the event the Company shall propose to sell less than all the Refused Securities, any such sale to be in the manner and on the terms specified in Section 3(c) above, then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 3(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange, including Offered Securities to be issued or sold to Investors pursuant to Section 3(b) above prior to such reduction and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 3(a) above.

                   (e)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3(d) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and the Company.

                   (f)     Any Offered Securities not acquired by the Investors or other persons in accordance with Section 3(c) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

                   (g)    The rights of the Investors under this Section 3 shall not apply to:

(i) Common Stock issued as a stock dividend to holders of Common Stock or Series A Preferred Stock or upon any subdivision or combination of shares of Common Stock or Series A Preferred Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of Series A Preferred Stock or upon conversion, exercise or exchange of any other securities of the Company issued in compliance with this Section 3;

(iii) (A) the issuance of shares of Common Stock or other equity securities issuable upon exercise of warrants or options issued by the Company or conversion of securities of the Company, in each case which warrants, options or securities are outstanding as of the date of this Agreement, (B) the issuance of Common Stock or the grant of options therefor to officers, directors, consultants or employees of the Company or any subsidiary pursuant to (1) any stock option, stock purchase, employee benefit or retirement or other plan approved by a vote of at least a majority of the board of directors of the Company or (2) any stock option, stock purchase, employee benefit or retirement or other plan existing as of the date of this Agreement, and (C) the issuance of shares of Common Stock pursuant to any dividend reinvestment plan approved by a vote of at least a majority of the board of directors of the Company;

(iv) securities issued solely in consideration for the acquisition, whether by merger or otherwise, by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other business;

(v) securities sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended;

(vi) securities issued or issuable to financial institutions or lessors in connection with commercial credit agreements, equipment financings or similar transactions; provided, however, that such transaction, and the issuance of shares in connection therewith, has been approved by a majority of the board of directors; or

(vii) securities issued or issuable in connection with strategic transactions involving the Company and other entities, including (a) joint ventures, and manufacturing, marketing or distribution arrangements or (b) technology transfer or development arrangements; provided, however, that such strategic transactions, and the issuance of shares in connection therewith, has been approved by a majority of the board of directors.

          4.      Termination. This Agreement shall terminate in its entirety on the earliest of (a) the date on which no shares of Series A Preferred Stock remain outstanding or (b) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise.

          5.      No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 8(f) hereof. Nothing in this Section 5 shall be construed as limiting the provisions of Section 4 or 8(f) hereof.

          6.      Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Shareholders or any transferee of the Shareholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, pledged, or otherwise transferred except in accordance with the registration requirements of the Act or an exemption therefrom and, in each case, in compliance with applicable state securities laws.

The shares of stock represented by this certificate are subject to certain voting agreements and transfer restrictions as set forth in a Shareholders’ Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other shareholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company.”

          7.      Transfers.

                   (a)    General. Any transferee to whom Shares are transferred by a Shareholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Shareholder hereunder, and no Shareholder shall transfer any Shares unless the transferee agrees in writing to be bound by such voting obligations under this Agreement, provided, however, that the foregoing shall not apply to any sale or transfer pursuant to a registered public offering or in any open market transactions.

                   (b)    Investors. This Agreement, and the rights and obligations of each Investor, may be assigned by such Investor to

(i) any person or entity to which at least twenty-five (25%) of such Investor’s Shares are transferred by such Investor or

(ii) to any affiliate, partner or stockholder of such Investor;

and such transferee shall be deemed an “Investor” for purposes of this Agreement; provided, however, that no transfer shall be made to any entity that is a competitor of the Company as determined in good faith by the board of directors of the Company; provided, further, that the transferor must provide written notice to the Company of such assignment and the transferee must agree in writing to be bound hereby.

                   (c) Institutional Investors. Each Institutional Investor, as defined in Section 8(j), may assign this Agreement and its rights and obligations hereunder to any entity that may be considered an affiliate, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of

1934, as amended, of such Institutional Investor and such affiliate of such Institutional Investor shall be deemed an “Investor” for purposes of this Agreement, and all such affiliates of such Institutional Investor may from time to time reassign their rights to other affiliates of such Institutional Investor; provided, however, that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein.

          8.      General.

                   (a)    Effectiveness. This Agreement shall be binding upon all parties as of the date hereof, provided, however, this agreement shall be of no force and effect upon termination of the Purchase Agreement or the Viewlocity Merger Agreement.

                   (b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                   (c)    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Shareholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                   (d)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia without reference to the conflicts of law provisions thereof.

                   (e)    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at Synquest, Inc., 3500 Parkway Lane, Suite 555, Norcross, GA 30092, Attention: General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the other parties hereto, with a copy to William G. Roche, Esq., c/o King & Spalding, 191 Peachtree Street, Atlanta, GA 30303; or

      If to an Investor, at his or its address set forth in Exhibit A hereto, or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Investor, with a copy to Christopher J. Austin, Esq., c/o Ropes & Gray, One International Place, Boston, Massachusetts 02110.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means, including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail, but no such notice, request, consent or other communication shall be deemed to have been duly delivered unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                   (f)     Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, and (ii) Investors holding seventy-five percent (75%) of the voting power of the Shares then held by all of the Investors, giving effect to the conversion into Common Stock of all securities convertible thereunto, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided, however, that the consent of the Company or any Investor shall not be required for any amendment, modification or termination of, or waiver under, any provision of this Agreement if such party is not adversely affected thereby.

                   After the date of this Agreement, the parties acknowledge that person(s) or entities may become parties hereto as Investors through execution of a Joinder Agreement in the form attached hereto as Exhibit B; provided, however, that notice of the addition of any such party shall be promptly given to all other parties hereto. Upon execution of a Joinder Agreement, the Company may amend Exhibit A hereto to reflect such additional parties without the consent of the other parties hereto.

                   (g)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                   (h)    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                   (i)     Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                   (j)     One Holder. For purposes of determining the number of Shares held by each Shareholder under this Agreement, (i) North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P., and all affiliates thereof (collectively, “North Bridge”) shall be deemed to be one holder, (ii) Battery Ventures IV, L.P. and Battery Investment Partners IV LLC, and all affiliates thereof (collectively, “Battery”) shall be deemed to be one holder, (iii) Liberty Mutual Insurance Co., and all affiliates thereof (collectively, “Liberty Mutual”) shall be deemed to be one holder, (iv) Warburg, Pincus Investors, L.P., and all affiliates thereof (collectively, “Warburg Pincus”) shall be deemed to be one holder, (v) Venrock Associates, Venrock Associates II, L.P., Venrock Associates III, L.P. and Venrock Entrepreneurs Fund, L.P. and all affiliates thereof (collectively, “Venrock”) shall be deemed to be one holder, (vi) Ticonderoga E-Services Fund II, L.P. and all affiliates thereof (collectively, “Ticonderoga Capital”) shall be deemed to be one holder, and (vii) Lucent Venture Partners I LLC, and all affiliates thereof (collectively, “Lucent Venture Partners”) shall be deemed to be one holder.

Battery, Liberty Mutual, Warburg Pincus, Ticonderoga Capital, Venrock, Lucent Venture Partners, North Bridge and any other Investor designated as such in its Joinder Agreement are sometimes referred to herein as the “Institutional Investors” and each as an “Institutional Investor”.

                   (k)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement as of the date first written above.

COMPANY:

SYNQUEST, INC.

By:	/s/ TIMOTHY M. HARVEY

President

[SIGNATURES CONTINUE ON NEXT PAGE]

INVESTORS:

VENROCK ASSOCIATES,
by a General Partner

VENROCK ASSOCIATES II, L.P.,
by a General Partner

VENROCK ASSOCIATES III, L.P.,

by its General Partner, Venrock Management III LLC

VENROCK ENTREPRENEURS FUND, L.P.,

by its General Partner, Venrock Management LLC

By:	/s/ DAVID R. HATHAWAY

David R. Hathaway
As a General Partner or Member

[SIGNATURES CONTINUE ON NEXT PAGE]

NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.
NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.

By:	North Bridge Venture Management IV, L.P.,

as General Partner for each of the foregoing entities

By:	/s/ WILLIAM J. GEARY

Name: William J. Geary
Title: General Partner

BATTERY VENTURES IV, L.P.
By: Battery Partners IV, LLC

By:	/s/ OLIVER D. CURME

Name: Oliver D. Curme
Title: Member Manager

BATTERY INVESTMENT PARTNERS IV, LLC
By: Battery Partners IV, LLC

By:	/s/ OLIVER D. CURME

Name: Oliver D. Curme
Title: Member Manager

LIBERTY MUTUAL INSURANCE COMPANY

By:	/s/ RONALD D. ULICH

Name: Ronald D. Ulich
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

WARBURG, PINCUS INVESTORS, L.P.

By: Warburg, Pincus & Co.,
Its: General Partner

By:	/s/ JOSEPH LANDY

Name: Joseph Landy
Title:

TICONDEROGA E-SERVICES FUND II, L.P.

By: Ticonderoga e-Services Associates II, LLC,
Its: General Partner

By:	/s/ TYLER S. WICK

Name: Tyler S. Wick
Title: Member

/s/ C.J. SIMPSON

C.J. Simpson

TILIEN, INC.

By:	/s/ PETER R. SHIELDS

Name: Peter R. Shields
Title: President and Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Exhibit A

Venrock Associates,
Venrock Associates II, L.P.,
Venrock Associates III, L.P.,
Venrock Entrepreneurs Fund, L.P.
c/o Venrock Associates
30 Rockefeller Plaza, Room 5508
New York, NY 10112

North Bridge Venture Partners IV-A, L.P.,

North Bridge Venture Partners IV-B, L.P.
c/o North Bridge Venture Partners
950 Winter Street, Suite 4600
Waltham, MA 02451

Battery Ventures IV, L.P.,

Battery Investment Partners IV LLC
c/o Battery Ventures
20 William Street, Suite 200
Wellesley, MA 02481

Liberty Mutual Insurance Company

175 Berkeley Street, 9A
Boston, MA 02117

Warburg, Pincus Investors, L.P.

c/o Warburg Pincus
466 Lexington Avenue
New York, NY 10017-3147

Ticonderoga E-Services Fund II, L.P.

c/o Ticonderoga Capital
20 William Street
Suite G40
Wellesley, MA 02481

C.J. Simpson

3475 Piedmont Road
Suite 1700

Atlanta, GA 30305

Lucent Venture Partners I LLC
3180 Porter Drive, Suite D
Palo Alto, CA 94304

Tilion, Inc.

5 Clock Tower Place
Suite 110
Maynard, MA 01754

Exhibit B

Form of Joinder Agreement

          The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Shareholders Agreement (the “Agreement”) dated as of September      , 2002 by and among SynQuest, Inc., a Georgia corporation, (the “Company”) and the other parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Shareholder” and, if applicable, the term “Investor”, each as defined in the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address:

Fax:

By:

Name:

SYNQUEST, INC.
PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON                , 2002

    The undersigned hereby appoints Joseph Trino and John Bartels and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of SynQuest, Inc. (“SynQuest”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on                   ,                   , 2002, at 9:00 a.m., local time, at 3500 Parkway Lane, Suite 555, Norcross, Georgia, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

1.	To approve a merger agreement between SynQuest and Viewlocity, Inc. (“Viewlocity”), the merger of Viewlocity with and into SynQuest and the issuance of shares of SynQuest’s common stock to Viewlocity’s series F preferred stockholders in the merger:

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

2.	To approve a stock purchase agreement and the issuance of up to 13.2 million shares of series A preferred stock in a private placement:

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	To approve an amendment to SynQuest’s articles of incorporation to increase SynQuest’s authorized shares of preferred stock from 1,650,279 shares to 14,850,279 million shares, of which 13.2 million shares shall be designated as “Series A Convertible Preferred Stock”:

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

4.	To approve an amendment to SynQuest’s Third Amended and Restated Articles of Incorporation to effect a reverse stock split of our common stock, falling within a range between of 1-for-2 and 1-for-4 depending upon a determination by SynQuest’s board of directors of a multiple within that range, and authorizing SynQuest’s board of directors to file the amendment:

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

5.	To elect six (6) directors to serve until the 2003 Annual Meeting of Shareholders:

☐ FOR all nominees listed (except as marked below to the contrary)

Joseph Trino Henry Kressel	Joseph P. Landy Thomas R. Madison, Jr.	Peter J. Tarrant James J. Tietjen

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

6.	To approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares eligible for grant under the plan by 2.43 million shares, from 620,000 to 3.05 million:

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

Date:	, 2002

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON               , 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.